                                               Filed Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-57473

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until a final prospectus supplement has been delivered to you. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 The information in this prospectus will be amended or completed; dated October
                                   26, 1998.

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED OCTOBER 26, 1998)

                          $1,399,564,622 (APPROXIMATE)
                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

                          MIDLAND LOAN SERVICES, INC.
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-2

     NationsLink Funding Corporation is offering certain classes of the Series 1998-2 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets consist primarily of mortgage loans secured by multifamily and commercial properties, and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

     The Series 1998-2 Certificates will not represent interests in or obligations of NationsLink Funding Corporation or any of its affiliates. Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW THE "RISK FACTORS" BEGINNING ON PAGE S-18 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 15 OF THE PROSPECTUS.
--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

     Certain characteristics of the offered certificates include:

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                          INITIAL CERTIFICATE                             ASSUMED FINAL
                               BALANCE OR            PASS-THROUGH          DISTRIBUTION             RATINGS
         CLASS             NOTIONAL AMOUNT(1)            RATE                DATE(3)           (MOODY'S/S&P)(4)
-------------------------------------------------------------------------------------------------------------------
Class A-1...............    $   429,503,407                    %        November 20, 2007           Aaa/AAA
Class A-2...............    $   676,635,062                    %          July 20, 2008             Aaa/AAA
Class X.................    $ 1,581,964,668(6)                 % (7)       May 20, 2023            Aaa/AAAr
Class B.................    $    79,304,366                    % (2)      July 20, 2008             Aa2/AA
Class C.................    $    95,165,239                    % (2)     August 20, 2008             A2/A
Class D.................    $    83,269,584                    % (2)     August 20, 2008           Baa2/BBB
Class E.................    $    35,686,964                    % (2)    November 20, 2008           NR/BBB-
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

------------------------  --------------------
------------------------  --------------------
                              RATED FINAL
                              DISTRIBUTION
         CLASS                  DATE(5)
------------------------  --------------------
Class A-1...............    August 20, 2030
Class A-2...............    August 20, 2030
Class X.................    August 20, 2030
Class B.................    August 20, 2030
Class C.................    August 20, 2030
Class D.................    August 20, 2030
Class E.................    August 20, 2030
----------------------------------------------
----------------------------------------------

                                                   (Footnotes table on page S-4)

--------------------------------------------------------------------------------

     The underwriter, NationsBanc Montgomery Securities LLC, will purchase the offered certificates from NationsLink Funding Corporation and will offer them to the public at negotiated prices determined at the time of sale. NationsBanc Montgomery Securities LLC expects to deliver the offered certificates to purchasers on or about November 30, 1998. NationsLink Funding Corporation
expects to receive from this offering approximately      % of the initial
principal amount of the offered certificates, plus accrued interest from November 1, 1998, before deducting expenses payable by NationsLink Funding Corporation.

--------------------------------------------------------------------------------

                     NATIONSBANC MONTGOMERY SECURITIES LLC

                                          , 1998

                        NationsLink Funding Corporation
-------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 1998-2
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]

                                     [MAP]

                                                             % OF
                         NUMBER OF         AGGREGATE        INITIAL
                         MORTGAGED        CUT-OFF DATE       POOL
  PROPERTY LOCATION      PROPERTIES         BALANCE         BALANCE
  -----------------      ----------      --------------     -------
CA...................       127          $  435,659,576       27.5%
NC...................        10             153,240,124        9.7%
MD...................        10             119,168,943        7.5%
FL...................        29             114,366,151        7.2%
NJ...................         5              84,038,635        5.3%
TX...................        32              81,155,037        5.1%
WA...................        16              73,674,781        4.6%
AZ...................        17              57,755,509        3.6%
VA...................         9              57,232,752        3.6%
LA...................         6              43,788,163        2.8%
NV...................         7              43,424,822        2.7%
MN...................        21              31,935,027        2.0%
NY...................        10              27,436,257        1.7%
IL...................        14              26,875,421        1.7%
GA...................         6              24,598,347        1.6%
SC...................        10              23,932,615        1.5%
DC...................         1              23,684,547        1.5%
CO...................         5              22,329,538        1.4%
NM...................         9              22,153,374        1.4%
MO...................         4              18,269,647        1.2%
IN...................         4              15,778,018        1.0%
PA...................         3              14,547,051        0.9%
UT...................         4              11,934,394        0.8%
TN...................         4              11,425,847        0.7%
MA...................         2              11,063,674        0.7%
OR...................         4               7,741,259        0.5%
OH...................         1               6,942,865        0.4%
AL...................         2               6,251,463        0.4%
CT...................         2               3,249,229        0.2%
KS...................         1               2,991,795        0.2%
OK...................         2               2,876,067        0.2%
MS...................         1               2,317,597        0.1%
MI...................         1               1,641,705        0.1%
AR...................         1               1,514,738        0.1%
NE...................         1               1,092,357        0.1%

MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]

Multifamily...........   32.9%
Retail................   29.7%
Hotel.................    4.6%
Industrial............   12.0%
Office................   14.2%
Mobile Home...........    2.4%
Health Care...........    2.2%
Mini Storage..........    0.9%
Franchise.............    0.8%
Parking...............    0.3%

                               TABLE OF CONTENTS

EXECUTIVE SUMMARY...........................................   S-6
SUMMARY OF PROSPECTUS SUPPLEMENT............................   S-8
RISK FACTORS................................................  S-18
  Risks Related to the Certificates.........................  S-18
     Lack of Control Over Trust Fund........................  S-18
     Potential Conflicts of Interest........................  S-18
     Yield Considerations...................................  S-18
     Prepayments and Repurchases............................  S-19
     Borrower Default.......................................  S-20
     Bankruptcy Proceedings.................................  S-21
     Advance Interest and Other Payments....................  S-21
     Limited Liquidity and Market Value.....................  S-21
     Different Timing of Mortgage Loan Amortization.........  S-21
     Subordination of Subordinate Offered Certificates......  S-22
     Year 2000 Disruptions..................................  S-22
  Risks Related to the Mortgage Loans.......................  S-22
     Nature of Mortgaged Properties.........................  S-22
     Management.............................................  S-23
     Balloon Payments.......................................  S-23
     Risks Particular to Multifamily Properties.............  S-24
     Risks Particular to Retail Properties..................  S-24
     Risks Particular to Restaurant Franchises..............  S-25
     Risks Particular to Senior Housing/Health Care
      Properties............................................  S-25
     Risks Particular to Office Properties..................  S-26
     Risks Particular to Hotels.............................  S-26
     Risks Particular to Mobile Home Park Properties........  S-26
     Risks Particular to Mini-Storage Facilities............  S-27
     Risks of Subordinate Financing.........................  S-27
     Limited Recourse.......................................  S-27
     Environmental Considerations...........................  S-27
     Limitations on Enforceability of
      Cross-Collateralization...............................  S-28
     Related Parties........................................  S-28
     Geographic Concentration...............................  S-29
     Other Concentrations...................................  S-29
     Risk of Changes in Concentrations......................  S-29
     Prepayment Premiums....................................  S-30
     Limited Information....................................  S-31
     Litigation.............................................  S-31
  Other Risks...............................................  S-31
DESCRIPTION OF THE MORTGAGE POOL............................  S-31
  General...................................................  S-31
  Certain Terms and Conditions of the Mortgage Loans........  S-33
     Due Dates..............................................  S-33
     Mortgage Rates; Calculations of Interest...............  S-33
     Amortization of Principal..............................  S-33
     Prepayment Provisions..................................  S-33
     Defeasance.............................................  S-34
     "Due-on-Sale" and "Due-on-Encumbrance" Provisions......  S-34
  Significant Mortgage Loans................................  S-35
     International Home Furnishing Center Loan..............  S-35
     The Gateway Center I and Gateway Center II Loans.......  S-37

     The Journal Square Plaza II Loan.......................  S-38
     The Research Tri-Center North A and Research Tri-Center
      South B Loans.........................................  S-39
  Additional Mortgage Loan Information......................  S-41
     General................................................  S-41
     Delinquencies..........................................  S-41
     Tenant Matters.........................................  S-41
     Ground Leases..........................................  S-42
     Subordinate Financing..................................  S-42
     Health Care Properties.................................  S-42
     Lender/Borrower Relationships..........................  S-42
  Certain Underwriting Matters..............................  S-42
     Environmental Assessments..............................  S-42
     Property Condition Assessments.........................  S-44
     Appraisals and Market Studies..........................  S-44
     Zoning and Building Code Compliance....................  S-45
     Hazard, Liability and Other Insurance..................  S-45
  The Mortgage Loan Seller and Bank of America..............  S-46
  Assignment of Mortgage Loans; Repurchases.................  S-46
  Representations and Warranties; Repurchases...............  S-48
  Changes in Mortgage Pool Characteristics..................  S-50
SERVICING OF THE MORTGAGE LOANS.............................  S-51
  General...................................................  S-51
  The Master Servicer.......................................  S-53
  The Special Servicer......................................  S-54
  Sub-Servicers.............................................  S-54
  Servicing and Other Compensation and Payment of
     Expenses...............................................  S-55
  Evidence as to Compliance.................................  S-58
  Modifications, Waivers, Amendments and Consents...........  S-58
  Sale of Defaulted Mortgage Loans..........................  S-59
  REO Properties............................................  S-60
  Inspections; Collection of Operating Information..........  S-61
  Termination of the Special Servicer.......................  S-61
DESCRIPTION OF THE CERTIFICATES.............................  S-62
  General...................................................  S-62
  Registration and Denominations............................  S-62
  Certificate Balances and Notional Amount..................  S-63
  Pass-Through Rates........................................  S-63
  Distributions.............................................  S-65
     General................................................  S-65
     The Available Distribution Amount......................  S-65
     Distributable Certificate Interest.....................  S-68
     Principal Distribution Amount..........................  S-69
     Distributions of Prepayment Premiums...................  S-70
     Treatment of REO Properties............................  S-71
  Subordination; Allocation of Losses and Certain
     Expenses...............................................  S-71
  P&I Advances..............................................  S-72
  Appraisal Reductions......................................  S-73
  Reports to Certificateholders; Certain Available
     Information............................................  S-75
     Trustee Reports........................................  S-75
     Servicer Reports.......................................  S-76
     Other Information......................................  S-77
  Voting Rights.............................................  S-78

  Termination...............................................  S-78
  The Trustee...............................................  S-78
YIELD AND MATURITY CONSIDERATIONS...........................  S-79
  Yield Considerations......................................  S-79
     General................................................  S-79
     Class X Certificate Pass-Through Rate..................  S-80
     Rate and Timing of Principal Payments..................  S-80
     Losses and Shortfalls..................................  S-81
     Certain Relevant Factors...............................  S-81
  Weighted Average Life.....................................  S-82
  Yield Sensitivity of the Class X Certificates.............  S-87
USE OF PROCEEDS.............................................  S-89
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................  S-89
  General...................................................  S-89
  Discount and Premium; Prepayment Premiums.................  S-89
  Characterization of Investments in Offered Certificates...  S-90
  Possible Taxes on Income From Foreclosure Property and
     Other Taxes............................................  S-90
  Reporting and Other Administrative Matters................  S-91
CERTAIN ERISA CONSIDERATIONS................................  S-91
LEGAL INVESTMENT............................................  S-94
METHOD OF DISTRIBUTION......................................  S-94
LEGAL MATTERS...............................................  S-95
RATINGS.....................................................  S-95
INDEX OF PRINCIPAL DEFINITIONS..............................  S-97
ANNEX A
ANNEX B
ANNEX C

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1) Subject to a variance of plus or minus 5%.
(2) The Pass-Through Rate for any Class B, Class C, Class D or Class E Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(3) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the Distribution Date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
(4) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"; and together with Moody's, the "Rating Agencies") no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or
    (iii) whether and to what extent Prepayment Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investment in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments).
(5) The "Rated Final Distribution Date" for each class of offered certificates has been set at the first Distribution Date that follows two years after the end of the amortization term for the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.
(6) The Class X Certificates will not have a Certificate Balance. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates outstanding from time to time.
(7) Initial Pass-Through Rate. The related Pass-Through Rate is variable and will, in general, equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates from time to time. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 1998-2 and the trust in abbreviated form:

          Executive Summary, which begins on page S-6 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form

          Summary of Prospectus Supplement, which begins on page S-8 of this prospectus supplement and gives a brief introduction of the key features of Series 1998-2 and the mortgage loans; and

          Risk Factors, which begins on page S-18 of this prospectus supplement and describes risks that apply to the Series 1998-2 which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-97 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 102 in the prospectus.

     In this prospectus supplement, "we" refers to the Depositor, NationsLink Funding Corporation, and "you" refers to a prospective investor in the offered certificates.

                             ---------------------

     Until February   , 1999 all dealers that buy, sell or trade the offered
certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               EXECUTIVE SUMMARY

     The following Executive Summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the Executive Summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of both this prospectus supplement and the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

------------------------------------------------------------------------------------------------------------
                                                APPROXI-
                             INITIAL              MATE      APPROXI-                    PASS-
                           CERTIFICATE         PERCENTAGE     MATE                     THROUGH     WEIGHTED
                            BALANCE OR             OF       INITIAL                    RATE AS     AVERAGE
                             NOTIONAL         INITIAL POOL   CREDIT                  OF DELIVERY     LIFE
  CLASS     RATINGS(1)      AMOUNT(2)           BALANCE     SUPPORT    DESCRIPTION      DATE      (YEARS)(4)
------------------------------------------------------------------------------------------------------------
                                            Offered Certificates
------------------------------------------------------------------------------------------------------------
   A-1        Aaa/AAA     $  429,503,407         27.15%      30.08%    Fixed Rate                    5.49
------------------------------------------------------------------------------------------------------------
   A-2        Aaa/AAA     $  676,635,062         42.77%      30.08%    Fixed Rate                    9.43
------------------------------------------------------------------------------------------------------------
    X        Aaa/AAAr     $1,581,964,668(5)       N/A         N/A     Variable Rate         %(6)     8.87
                                                                        (Interest
                                                                          Only)
------------------------------------------------------------------------------------------------------------
    B         Aa2/AA      $   79,304,366         5.01%       25.07%    Fixed Rate           %(3)     9.64
------------------------------------------------------------------------------------------------------------
    C          A2/A       $   95,165,239         6.02%       19.05%    Fixed Rate           %(3)     9.66
------------------------------------------------------------------------------------------------------------
    D        Baa2/BBB     $   83,269,584         5.26%       13.79%    Fixed Rate           %(3)     9.72
------------------------------------------------------------------------------------------------------------
    E         NR/BBB-     $   35,686,964         2.26%       11.53%    Fixed Rate           %(3)     9.75
------------------------------------------------------------------------------------------------------------
                                 Private Certificates -- Not Offered Hereby
------------------------------------------------------------------------------------------------------------
    F      (Not Offered)  $   87,234,802         5.51%       6.02%     Fixed Rate           %(3)    12.18
------------------------------------------------------------------------------------------------------------
    G      (Not Offered)  $   11,895,654         0.75%       5.26%     Fixed Rate        5.0000%    14.32
------------------------------------------------------------------------------------------------------------
    H      (Not Offered)  $   31,721,746         2.01%       3.26%     Fixed Rate        5.0000%    14.42
------------------------------------------------------------------------------------------------------------
    J      (Not Offered)  $    7,930,436         0.50%       2.76%     Fixed Rate        5.0000%    14.47
------------------------------------------------------------------------------------------------------------
    K      (Not Offered)  $   43,617,407         2.76%        N/A      Fixed Rate        5.0000%    15.06
------------------------------------------------------------------------------------------------------------

---------  --------------------------

  CLASS         PRINCIPAL WINDOW
------------------------------------------------------------------------------------------------------------
              Offered Certificates
------------------------------------------------------------------------------------------------------------
   A-1         12/20/98-11/20/07
------------------------------------------------------------------------------------------------------------
   A-2          11/20/07-7/20/08
------------------------------------------------------------------------------------------------------------
    X                 N/A
------------------------------------------------------------------------------------------------------------
    B           7/20/08-7/20/08
------------------------------------------------------------------------------------------------------------
    C           7/20/08-8/20/08
------------------------------------------------------------------------------------------------------------
    D           8/20/08-8/20/08
------------------------------------------------------------------------------------------------------------
    E           8/20/08-11/20/08
------------------------------------------------------------------------------------------------------------
            Private Certificates --
                Not Offered Hereby
------------------------------------------------------------------------------------------------------------
    F           11/20/08-1/20/13
------------------------------------------------------------------------------------------------------------
    G           1/20/13-4/20/13
------------------------------------------------------------------------------------------------------------
    H           4/20/13-5/20/13
------------------------------------------------------------------------------------------------------------
    J           5/20/13-5/20/13
------------------------------------------------------------------------------------------------------------
    K           5/20/13-5/20/23
------------------------------------------------------------------------------------------------------------

(1) Ratings shown are those of Moody's and S&P, respectively.
(2) Subject to a variance of plus or minus 5%.
(3) The Pass-Through Rate for any Class B, Class C, Class D, Class E or Class F Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(4) Based on the Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement).
(5) Notional Amount.
(6) Initial Pass-Through Rate. The Pass-Through Rate for the Class X Certificate for any Distribution Date is variable and will, in general, equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates for such Distribution Date. See "Description of the Certificate -- Pass-Through Rates" in this prospectus supplement.

     Below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date. All weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans. Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                               ENTIRE MORTGAGE POOL
CHARACTERISTICS                                   (APPROXIMATE)
---------------                                --------------------
Initial Pool Balance.........................     $1,586,087,324
Number of Mortgage Loans.....................                376
Number of Mortgaged Properties...............                381
Average Cut-off Date Balance.................     $    4,218,317
Weighted Average Mortgage Rate...............              7.245%
Weighted Average Remaining Lock-Out Period...                 88 months
Weighted Average Remaining Term to
  Maturity...................................                120 months
Weighted Average Underwriting Debt Service
  Coverage Ratio.............................               1.48x
Weighted Average Cut-off Date Loan-to-Value
  Ratio......................................               70.8%

     "Cut-off Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR

     NationsLink Funding Corporation. The Depositor, a Delaware corporation, is a subsidiary of NationsBank, N.A. The Depositor maintains its principal office at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" and "Method of Distribution" in this prospectus supplement. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

TRUSTEE

     Norwest Bank Minnesota, National Association. The Trustee will also act as REMIC Administrator. See "Description of the Certificates -- The Trustee".

MASTER SERVICER

     Midland Loan Services, Inc., a Delaware corporation. See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     Lennar Partners, Inc. See "Servicing of the Mortgage Loans -- The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLER

     NationsBank, N.A. The Mortgage Loan Seller, a national banking association, is the parent of the Depositor and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of BankAmerica Corporation. The Mortgage Loan Seller maintains its principal office at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "Description of the Mortgage Pool -- The Mortgage Loan Seller and Bank of America" in this prospectus supplement.

CUT-OFF DATE

     September 1, 1998.

TRUST FORMATION DATE

     September 25, 1998.

COMMENCEMENT DATE

     November 1, 1998.

DELIVERY DATE

     On or about November 30, 1998.

RECORD DATE

     With respect to each Class of Offered Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE

     The 20th day of each month or, if any such 20th day is not a business day, the next succeeding business day, commencing with respect to the Offered Certificates in December 1998.

DETERMINATION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the immediately preceding business day.

COLLECTION PERIOD

     With respect to any Distribution Date, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that began immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Certificates will begin immediately following the Determination Date in November 1998 and end on the Determination Date in December 1998.

                                 MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans (the "Mortgage Pool") will consist of 376 conventional, multifamily and commercial mortgage loans (the "Mortgage Loans"), with an aggregate Cut-off Date Balance of approximately $1,586,087,324 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $386,353 to $74,317,972, and the average Cut-off Date Balance is $4,218,317.

     As of the Cut-off Date, the Mortgage Loans had the following additional characteristics:

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of Mortgage Rates..................  6.640% per annum to 9.830% per annum
Weighted Average Mortgage Rate...........  7.245% per annum
Range of Remaining Terms to Stated
  Maturity...............................  69 months to 296 months
Weighted Average Remaining Term to Stated
  Maturity...............................  120 months
Range of Remaining Amortization Terms....  83 months to 359 months
Weighted Average Remaining Amortization
  Term...................................  322 months
Range of Cut-off Date Loan-to-Value
  Ratios.................................  20.30% to 85.19%
Weighted Average Cut-off Date
  Loan-to-Value Ratio....................  70.8%
Range of Maturity Date Loan-to-Value
  Ratios of Balloon Loans................  17.7% to 76.0%
Weighted Average Maturity Date Loan-to-
  Value Ratio of Balloon Loans...........  62.1%
Range of Underwriting Debt Service
  Coverage Ratios........................  1.14x to 4.86x
Weighted Average Underwriting Debt
  Service Coverage Ratio.................  1.48x

     "Cut-off Date Loan-to-Value Ratio," "Maturity Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are each defined in Annex A to this prospectus supplement.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES      BALANCE
-----                                                         ----------   -------------
California..................................................     127           27.5%
North Carolina..............................................      10            9.7
Maryland....................................................      10            7.5
Florida.....................................................      29            7.2
New Jersey..................................................       5            5.3

     The remaining Mortgaged Properties are located throughout 29 other states and the District of Columbia, with no more than 5.1% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES    BALANCE(1)
                                                              ----------   -------------
Multifamily.................................................     146           32.9%
Retail......................................................      91           29.7
Office......................................................      47           14.2
Industrial..................................................      42           12.0
Hotel.......................................................      12            4.6
Mobile Home.................................................      15            2.4
Health Care.................................................      14            2.2
Mini Storage................................................       7            0.9
Franchise Restaurant........................................       6            0.8
Parking.....................................................       1            0.3

---------------

(1) The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     All of the Mortgage Loans were originated during the 21 months preceding the Cut-off Date. The Mortgage Loan Seller originated (directly or through an originator participating in its conduit program) 203 of the Mortgage Loans (the "NationsBank Mortgage Loans"), which represent 72.6% of the Initial Pool Balance, pursuant to its conduit program. Bank of America NT&SA ("Bank of America") originated 173 of the Mortgage Loans (the "Bank of America Mortgage Loans"), which represent 27.4% of the Initial Pool Balance, pursuant to its conduit program. Each of the Mortgage Loan Seller and Bank of America is a directly or indirectly wholly-owned subsidiary of BankAmerica Corporation. See "Description of the Mortgage Pool -- The Mortgage Loan Seller and "Bank of America" in this prospectus supplement.

     On September 25, 1998, the Mortgage Loan Seller acquired the Bank of America Mortgage Loans from Bank of America and, at the direction of the Depositor, transferred all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). The Mortgage Loan Seller has made certain representations and warranties regarding the characteristics of the NationsBank Mortgage Loans, and Bank of America has made certain representations and warranties regarding the characteristics of the Bank of America Mortgage Loans. As described in more detail later in this prospectus supplement, the Mortgage Loan Seller will be obligated to cure any material breach of any such representation or warranty made by the Mortgage Loan Seller with respect to the NationsBank Mortgage Loans or repurchase the affected NationsBank Mortgage Loan, and Bank of America will be obligated to cure any material breach of such representation or warranty made by Bank of America with respect to the Bank of America Mortgage Loans or repurchase the affected Bank of America Mortgage Loan. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loan; Repurchases and "--Representations and Warranties; Repurchases" in this prospectus supplement.

     The Mortgage Loan Seller and Bank of America have sold the Mortgage Loans without recourse and neither has any obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The Master Servicer and, if circumstances require, the Special Servicer, will service and administer the Mortgage Loans pursuant to the Pooling Agreement (as defined below). See "Servicing of the Mortgage Loans" in this Prospectus Supplement and "The Pooling and Servicing Agreements" in the Prospectus. The compensation to be received by the Master Servicer (including Master Servicing
Fees) and the Special Servicer (including Standby Fees, Special Servicing Fees and Workout Fees) for their services is described herein under "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses".

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     We are offering seven classes of Commercial Mortgage Pass-Through Certificates (collectively, the "Offered Certificates") to you as part of Series 1998-2, namely the Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates. Your certificates will have the approximate aggregate initial principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate (the "Pass-Through Rate") indicated in the chart on the cover of this prospectus supplement. The Pass-Through Rate for any Class B, Class C, Class D or Class E Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. Interest on the Offered Certificates (including the Class X Certificates) will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 1998-2 consists of a total of 15 classes of Certificates, the following nine of which are not being offered through this prospectus supplement and the accompanying prospectus: Class F, Class G, Class H, Class J, Class K, Class R-I, Class R-II and Class R-III (collectively, the "Private Certificates"). The Pass-Through Rates applicable to each of the Class F, Class G, Class H, Class J and Class K Certificates for each Distribution Date are set forth on page S-64 hereof. None of the Class R-I, Class R-II or Class R-III Certificates (the "REMIC Residual Certificates") will have a Certificate Balance or a Notional Amount.

     The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by NationsLink Funding Corporation. The trust's assets will primarily be 376 mortgage loans secured by first liens on commercial and multifamily properties.

CLASS X CERTIFICATES

     The notional amount of the Class X Certificates will generally be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (the "Sequential Pay Certificates") outstanding from time to time. The notional amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

     The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date will, in general, equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

     See "Description the Certificates -- Distributions" in this prospectus supplement.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (but excluding Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Class A and Class X: To interest on Class A-1, Class A-2 and Class X, pro rata, in accordance with their interest entitlements.

     Second, Class A: To the extent of funds available for principal, to principal on Class A-1 and Class A-2, in that order, until each class is reduced to zero.

     Third, Class A: To reimburse Class A-1 and Class A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

     Seventh, Class E: To Class E in a manner analogous to the Class B allocations of the fourth step.

     Finally, Private Certificates: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second above will be made pro rata between the Class A-1 and Class A-2 Certificates when the Certificate Balances of the Subordinate Certificates have been reduced to zero and in any event on the final Distribution Date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus.

  B. Interest and Principal Entitlements

     A description of each Class's interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amount" in this prospectus supplement. If you invest in the Class X Certificates, you will not be entitled to distributions of principal on the Class X Certificates.

  C. Prepayment Premiums

     The manner in which any prepayment considerations and yield maintenance premiums received during a particular Collection Period will be allocated to the Class X Certificates, on the one hand, and the classes of Class A, Class B, Class C, Class D and Class E Certificates entitled to principal, on the other hand, is described in "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any Distribution Date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order. No principal payments or loan losses will be allocated to the Class X Certificates. However, the Notional Amount on the Class X Certificates (which is used to calculate interest due on the Class X Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of Certificates, the principal balances of which correspond to the Notional Amount of the Class X Certificates.


                         Class A-1, Class A-2, Class X*
                                       |
                                       |
                                    Class B
                                       |
                                       |
                                    Class C
                                       |
                                       |
                                    Class D
                                       |
                                       |
                                    Class E
                                       |
                                       |
                              Private Certificates


     *The Class X Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     See "Description of the Certificates -- Subordination" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

          - shortfalls resulting from additional compensation (other than the servicing fee) which the Servicer or Special
            Servicer is entitled to receive;

          - shortfalls resulting from interest on advances of principal and interest made by the Servicer or the Trustee;

          - shortfalls resulting from extraordinary expenses of the trust; and

          - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The Servicer is required to advance (each, a "P&I Advance") delinquent monthly mortgage loan payments if it determines that the advance will be recoverable. The Servicer will not be required to advance balloon payments due at maturity or interest in excess of a loan's regular interest rate. The Servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments. If an advance is made, the Servicer will not advance its servicing fee, but will advance the Trustee's fee.

  B. Property Protection Advances

     The Servicer may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Servicing Advances," and collectively with P&I Advances, "Advances").

  C. Interest on Advances

     The Servicer and the Trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any Advances made. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing
Agreements -- Certificate Account" in the prospectus.

OTHER ASPECTS OF THE CERTIFICATES

  A. Denominations

     The Class A Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class X Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. The Offered Certificates, other than the Class A Certificates and the Class X Certificates, will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of Offered Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the prospectus.

OPTIONAL TERMINATION

     At its option, the Master Servicer or any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class may purchase all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then-outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance. See "Description of the Certificates -- Termination" in this prospectus supplement and in the accompanying Prospectus.

TAX STATUS

     An election will be made to treat a portion of the Trust as three separate REMICs -- REMIC I, REMIC II and REMIC III -- for federal income tax purposes. In the opinion of counsel, such portion of the Trust will qualify for this treatment.

     Pertinent federal income tax consequences of an investment in the Offered Certificates include:

          - Each class of Offered Certificates will constitute "regular interests" in REMIC III.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - Beneficial owners will be required to report income thereon in accordance with the accrual method of accounting.

          - The Class X Certificates will, and one or more other classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Depositor expects that the Class A and Class X Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

     THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, A PLAN OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)

     See "Certain ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

     The Class A, Class X and Class B Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as: (1) those certificates are rated in one of the two highest rating categories by one or more rating agencies; and
(2) the underlying Mortgage Loans are secured by real estate. The other classes of Offered Certificates will not constitute "mortgage related securities" within the meaning of SMMEA.

     See "Legal Investment" in this prospectus supplement and in the prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the Offered Certificates that they receive credit ratings no lower than the following credit ratings from Moody's and S&P (together, the "Rating Agencies"):

                                                              MOODY'S   S&P
                                                              -------   ----
Class A-1...................................................    Aaa      AAA
Class A-2...................................................    Aaa      AAA
Class X.....................................................    Aaa     AAAr
Class B.....................................................    Aa2       AA
Class C.....................................................     A2        A
Class D.....................................................   Baa2      BBB
Class E.....................................................    N/R     BBB-

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

     The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums.

     For a description of the limitations of the ratings of the Offered Certificates, see "The Certificate Ratings" in this prospectus supplement.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of Offered Certificates. See "Ratings" in this prospectus supplement and "Rating" in the prospectus.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE CERTIFICATES

LACK OF CONTROL OVER TRUST FUND

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the Pooling Agreement, by the Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The Special Servicer or an affiliate has purchased certain of the Private Certificates (including the Controlling Class discussed in this prospectus supplement under "Servicing of the Mortgage Loans -- General"). This could cause a conflict between the Special Servicer's duties to the Trust under the Pooling Agreement and its interest as a holder of a certificate. However, the Pooling Agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the Servicer, the Special Servicer or any affiliate of the Special Servicer. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

YIELD CONSIDERATIONS

     The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things:

          - the Pass-Through Rate for such Certificate

          - the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs

          - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs;

          - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs; and

          - the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X Certificates is equal to the aggregate of the Certificate Balances of the Sequential Pay Certificates outstanding from time to time, any payment of principal in respect of any Mortgage Loan that is applied in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will reduce such Notional Amount.

     In general, in the case of the Class X Certificates and any other Class of Offered Certificates purchased at a premium, if principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different Class of Certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, in the case of any Class of Offered Certificates purchased at a discount, if principal payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different Class of Certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Prepayment Premiums, even if available and distributable on the Class X Certificates or other Class of Offered Certificates, may not be sufficient to offset fully any loss in yield on such Class or Classes of Certificates attributable to the related prepayments of the Mortgage Loans.

PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. Because the Notional Amount of the Class X Certificates is based upon the Principal Amounts of the certificates with principal amounts, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Voluntary prepayments, if permitted, generally require payment of a Prepayment Premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

        - the terms of the mortgage loans;

        - the length of any prepayment lockout period;

        - the level of prevailing interest rates;

        - the availability of mortgage credit;

        - the applicable yield maintenance charges or prepayment premiums;

        - the Servicer's or Special Servicer's ability to enforce those charges or premiums;

        - the occurrence of casualties or natural disasters; and

        - economic, demographic, tax, legal or other factors.

     No yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if the Mortgage Loan Seller or the Additional Warranting Party repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

        - the aggregate amount of distributions on the offered certificates;

        - their yield to maturity;

        - the rate of principal payments; and

        - their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

ADVANCE INTEREST AND OTHER PAYMENTS

     To the extent described in this prospectus supplement, the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related P&I Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer will be entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for your certificates. While the Underwriter currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the Offered Certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class X Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

YEAR 2000 DISRUPTIONS

     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The issue presented by the "year 2000 problem" is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the resulting disruptions in the collection or distribution of receipts or the mortgage loans could materially and adversely affect your investment.

                      RISKS RELATED TO THE MORTGAGE LOANS

NATURE OF THE MORTGAGED PROPERTIES

     The Mortgaged Properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one- to four-family residences. This is because multifamily and commercial real estate lending usually involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project.

     A large number of factors may adversely affect the net operating income and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

          - the age, design and construction quality of the property;

          - perceptions regarding the safety, convenience and attractiveness of the property;

          - the proximity and attractiveness of competing properties;

          - the adequacy of the property's management and maintenance;

          - increases in operating expenses;

          - an increase in the capital expenditures needed to maintain the property or make improvements;

          - a decline in the financial condition of a major tenant;

          - an increase in vacancy rates; and

          - a decline in rental rates as leases are renewed or entered into with new tenants.

     Operation of a multifamily or commercial property may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (such as energy costs), and changes in laws (such as the imposition of rent control or stabilization laws in the case of multifamily rental properties, changes in the tax laws and retroactive changes in building codes). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

     The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such lower rates would adversely affect borrower's funds from operations. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, such as the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Tenant Matters" herein.

     Commercial properties represent security for 67.1% of the Initial Pool Balance. Lending on commercial properties is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular kinds of risks. See "-- Risks Particular to Retail Properties", "-- Risks Particular to Health Care Properties", "-- Risks Particular to Hotels", "-- Risks Particular to Office Properties", "-- Risks Particular to Restaurant Franchises", "-- Risks Particular to Mobile Home Park Properties" and "-- Risks Particular to Mini-Storage Facilities" below.

MANAGEMENT

     The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

     There are 41 groups of Mortgaged Properties that have the same or related management. No such group represents security for more than 4.22% of the Initial Pool Balance.

BALLOON PAYMENTS

     Three hundred fifty-one of the Mortgage Loans, which represent 91.9% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. Two hundred ninety of the Balloon Loans, representing 70.1% of the Initial Pool Balance, will have Balloon Payments due during the period from December 1, 2007 through August 1, 2008.

     Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Circumstances that will affect the ability of the borrower to accomplish this goal at the time of attempted sale or refinancing include:

          - the level of available mortgage rates;

          - the fair market value of the property;

          - the borrower's equity in the related property;

          - the financial condition of the borrower and operating history of the property;

          - tax laws;

          - prevailing economic conditions, and

          - the availability of credit for multifamily or commercial properties, as the case may be.

     See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and "-- Additional Mortgage Loan Information" herein and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the Prospectus.

RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

     Multifamily properties secure 146 of the Mortgage Loans, representing 32.9% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a multifamily property, including:

          - the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

          - the location of the property (e.g., a change in the neighborhood over time);

          - the ability of management to provide adequate maintenance and insurance;

          - the types of services the property provides;

          - the properties reputation;

          - the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

          - the presence of competing properties;

          - adverse local or national economic conditions; and

          - state and local regulations.

RISKS PARTICULAR TO RETAIL PROPERTIES

     Retail properties secure 91 of the Mortgage Loans, representing 29.7% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a retail property, including:

         - changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

         - alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

         - the quality and philosophy of management;

         - the attractiveness of the properties to tenants and their customers or clients;

         - the public perception of the safety of customers at shopping malls and shopping centers; and

         - the need to make major repairs or improvements to satisfy the needs of major tenants.

     The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

RISKS PARTICULAR TO RESTAURANT FRANCHISES

     Properties operated as restaurants secure 4 of the Mortgage Loans, representing approximately 0.8% of the Initial Pool Balance. Restaurant franchises are subject to various risks which may be in addition to those associated with other retail establishments. Franchise agreements typically do not contain provisions protective of lenders. Often, a borrower's rights as franchisee may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise agreement otherwise may be restricted, and federal and state franchise regulations may impose additional risks (including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees).

RISKS PARTICULAR TO SENIOR HOUSING/HEALTH CARE PROPERTIES

     Properties operated as skilled nursing facilities or assisted living facilities secure 11 of the Mortgage Loans, which represent approximately 2.2% of the Initial Pool Balance. Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. To the extent dependent on patients whose fees are reimbursed by private insurers, such providers are also subject to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.

     The failure of any such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing). A failure to be licensed also could bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot assure you that the Trustee (or Master Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses. Such party may have to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

     Nursing facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, we cannot predict whether payments under government reimbursement programs will be sufficient to fully reimburse the cost of caring for program beneficiaries. Any such insufficiency could adversely affect the net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations.

RISKS PARTICULAR TO OFFICE PROPERTIES

     Office properties secure 47 of the Mortgage Loans, representing approximately 14.2% of the Initial Pool Balance.

     A large number of factors may adversely affect the value of office properties, including:

         - the quality of an office building's tenants;

         - the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

         - the desirability of the area as a business location; and

         - the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

     In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RISKS PARTICULAR TO HOTELS

     Properties operated as hotels secure 12 of the Mortgage Loans, representing approximately 4.6% of the Initial Pool Balance.

     Various factors may adversely affect the economic performance of a hotel, including:

         - adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

         - the construction of competing hotels or resorts;

         - continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

         - a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

         - changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

RISKS PARTICULAR TO MOBILE HOME PARK PROPERTIES

     Mobile home park properties ("Mobile Home Properties") secure 15 of the Mortgage Loans representing 2.4% of the Initial Pool Balance. Significant factors determining the value of Mobile Home Properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the Mobile Home Properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the Mobile Home Properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that Mobile Home Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mobile Home Property were readily adaptable to other uses.

RISKS PARTICULAR TO MINI-STORAGE FACILITIES

     Properties operated as mini-storage facilities secure 7 of the Mortgage Loans, representing security for approximately 0.9% of the Initial Pool Balance. Mini-storage (or self-storage) properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of mini-storage facilities to alternative uses generally requires substantial capital expenditures. Thus, if the operation of any of the mini-storage Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that mini-storage Mortgaged Property may be substantially less, relative to the amount owning on the Mortgage Loan, than would be the case if the mini-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a Mortgaged Property included an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties. We cannot assure you that all of the units included in the mini-storage Mortgaged Properties are free from hazardous substances, or that they will remain so in the future.

RISKS OF SUBORDINATE FINANCING

     The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. Four Mortgaged Properties, representing security for 3.5% of the Initial Pool Balance, are encumbered by secured subordinated debt. In all of such cases, the holders of the subordinate debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action. In addition, in the case of 7 Mortgage Loans, representing 5.7% of the Initial Pool Balance, the borrower is permitted to incur subordinated debt secured by the related Mortgaged Property if certain conditions are satisfied. Other than in such cases, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

LIMITED RECOURSE

     If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. Even in the very limited cases where recourse to a borrower is permitted by the loan documents, the Depositor has not undertaken an evaluation of the financial condition of such person, and you should consider all of the Mortgage Loans to be nonrecourse.

ENVIRONMENTAL CONSIDERATIONS

     An environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at each of the Mortgaged Properties during or after September 1996. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as described under "Description of the Mortgage Pool -- Certain Underwriting Matters -- Environmental Assessments" and "Description of the Mortgage
Pool -- Significant Mortgage Loans -- International Home Furnishings Center Loan," in the prospectus supplement. We cannot assure you, however, that such environmental assessments identified all environmental conditions and risks Nor can we assure you that all recommended operations and maintenance plans recommended in environmental assessments have been or will continue to be implemented.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described under "Description of the Mortgage Pool -- General" herein, the Mortgage Pool includes 8 sets of Cross-Collateralized Mortgage Loans, each of which sets represents between 0.3% and 2.5% of the Initial Pool Balance. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans (or any such Mortgage Loan with multiple Mortgaged Properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. In addition, one or more of the related Mortgaged Properties for certain sets of related Cross-Collateralized Mortgage Loans may be released from the lien of the applicable Mortgage under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."

     Certain related Cross-Collateralized Mortgage Loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

          (i) such borrower was insolvent when granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

          (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could

          (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

          (ii) recover payments made under that mortgage loan; or

          (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

RELATED PARTIES

     Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than 4.2% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

     In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the accompanying prospectus.

     In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

GEOGRAPHIC CONCENTRATION

     A concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard:

         - 127 of the Mortgaged Properties, which constitute security for 27.5% of the Initial Pool Balance, are located in California.

         - 10 of the Mortgaged Properties, which constitute security for 9.7% of the Initial Pool Balance, are located in North Carolina.

         - 10 of the Mortgaged Properties, which constitute security for 7.5% of the Initial Pool Balance, are located in Maryland.

         - 29 of the Mortgaged Properties, which constitute security for 7.2% of the Initial Pool Balance, are located in Florida.

         - 5 of the Mortgaged Properties, which constitute security for 5.3% of the Initial Pool Balance, are located in New Jersey.

     No more than 6.6% of Initial Pool Balance is secured by Mortgaged Properties located in any particular county in California.

OTHER CONCENTRATIONS

     Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

         - 90 Mortgage Loans have Cut-off Date Balances that are higher than the average Cut-off Date Balance.

         - The largest single Mortgage Loan, by Cut-off Date Balance, represents approximately 4.7% of the Initial Pool Balance, and the largest group of Cross-Collateralized Mortgage Loans, by Cut-off Date Balances, represents in the aggregate approximately 2.5% of the Initial Pool Balance.

         - The ten largest Mortgage Loans (including groups of
           Cross-Collateralized Mortgage Loans) have Cut-off Date
           Balances that represent in the aggregate approximately 23.0% of the Initial Pool Balance.

RISK OF CHANGES IN CONCENTRATIONS

     As payments in respect of principal (including payments in the form of voluntary principal prepayments, Liquidation Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, Classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS

     With limited exception, all of the Mortgage Loans require, for a specified period following the end of the related Lock-out Period, that any voluntary principal prepayment be accompanied by a Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed among the respective Classes of the REMIC Regular Certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums". The Depositor, however, makes no representation as to the collectibility of any Prepayment Premium.

     Provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a Prepayment Premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable Prepayment Premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a Prepayment Premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

     We also note the following with respect to Prepayment Premiums:

         - Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan.

         - The Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan.

         - No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller or Bank of America for a material breach of representation or warranty on the part of the Mortgage Loan Seller or Bank of America, as the case may be, or any failure to deliver documentation relating thereto.

         - No Prepayment Premium will be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust.

         - No Prepayment Premium will be payable in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class.

     See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and
"-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the
Certificates -- Termination" in this prospectus supplement.

LIMITED INFORMATION

     The information set forth in this prospectus supplement with respect to the Mortgage Loans is derived principally from one or more of the following sources:

         - A review of the available credit and legal files relating to the Mortgage Loans.

         - Inspections of the Mortgaged Properties undertaken by or on behalf of the Mortgage Loan Seller, with respect to the NationsBank Mortgage Loans, and by or on behalf of Bank of America, with respect to the Bank of America Mortgage Loans.

         - Unaudited operating statements for the Mortgaged Properties supplied by the borrowers.

         - Appraisals for the Mortgaged Properties that generally were performed at origination (which appraisals were used in presenting information regarding the values of the Mortgaged Properties as of the Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only).

         - Information supplied by entities from which the Mortgage Loan Seller or Bank of America, as the case may be, acquired, or which currently service, certain of the Mortgage Loans.

     Also, several Mortgage Loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related Mortgaged Property. Moreover, all of the Mortgage Loans were originated during the preceding 21 months and, consequently, there are limited or, in the case of 34 Mortgage Loans (representing 18.4% of the Initial Pool Balance) that will make their first Monthly Payment in September 1998, no payment histories with respect to the Mortgage Loans.

LITIGATION

     Certain borrowers and the principals of certain borrowers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

     There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 376 conventional, multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $1,586,087,324 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the prospectus. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of September 1, 1998 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (161 Loans, representing 35.2% of the Initial Pool Balance), or (ii) a retail shopping mall or center, a franchise restaurant, an office building or complex, a hotel, a health care facility, an industrial building, a self storage facility or a parking garage (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (215 Loans, representing 64.8% of the Initial Pool Balance).

     Each of 8 sets of Mortgage Loans contains Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among such Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other. The largest set of related Cross-Collateralized Mortgage Loans represents 2.5% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement.

     In general, with limited exception, the Mortgage Loans constitute nonrecourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where the loan documents permit recourse to a borrower or guarantor, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors -- The Mortgage Loans -- Limited Recourse" in this prospectus supplement.

     One hundred twenty-seven of the Mortgaged Properties, which constitute security for 27.5% of the Initial Pool Balance, are located in California; 10 of the Mortgaged Properties, which constitute security for 9.7% of the Initial Pool Balance, are located in North Carolina; 10 of the Mortgaged Properties, which constitute security for 7.5% of the Initial Pool Balance, are located in Maryland; 29 of the Mortgaged Properties, which constitute security for 7.2% of the Initial Pool Balance, are located in Florida; and 5 of the Mortgaged Properties, which constitute security for 5.3% of the Initial Pool Balance, are located in New Jersey. The remaining Mortgaged Properties are located throughout 29 other states and the District of Columbia, with no more than 5.1% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     The Mortgage Loan Seller originated (directly or through an originator participating in its conduit program) 203 of the Mortgage Loans (the "NationsBank Mortgage Loans"), which represent 72.6% of the Initial Pool Balance, pursuant to its conduit program. Bank of America NT&SA ("Bank of America") originated 173 of the Mortgage Loans (the "Bank of America Mortgage Loans"), which represent 27.4% of the Initial Pool Balance, pursuant to its conduit program. Each of the Mortgage Loan Seller at Bank of America is a directly or indirectly wholly-owned subsidiary of BankAmerica Corporation. See "Description of the Mortgage Pool -- The Mortgage Loan Seller and Bank of America" in this prospectus supplement. On the Trust Formation Date, the Mortgage Loan Seller acquired the Bank of America Mortgage Loans from Bank of America and, at the direction of the Depositor, transferred all of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "-- The Mortgage Loan Seller and Bank of America" and "-- Assignment of the Mortgage Loans; Repurchase" below.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date").

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.640% per annum to 9.830% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.245%. No Mortgage Loan permits negative amortization or the deferral of accrued interest.

     Three hundred fifty-five Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 96.9% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). Twenty-one Mortgage Loans (the "30/360 Mortgage Loans"), which represent 3.1% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Mortgage Loan is determined as though the Mortgage Loan accrued interest on a 30/360 Basis, and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Amortization of Principal. Three hundred fifty-one of the Mortgage Loans, which represent 91.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Twenty-five Mortgage Loans, which represents 8.1% of the Initial Pool Balance, are fully amortizing loans.

     The original term to stated maturity of each Mortgage Loan was between 84 and 300 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 84 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans will range from 69 to 296 months, and the weighted average remaining term to stated maturity of the Mortgage Loans will be 120 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 83 to 359 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 322 months. See "Risk Factors -- Risks Related to the Mortgage Loans -- Balloon Payments" in this prospectus supplement.

     Prepayment Provisions. All of the Mortgage Loans provided as of origination for, a sequence of three periods:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty, or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 14 months to 294 months, with a weighted average remaining Lock-out Period of 88 months. As of the Cut-off Date, the Open Period for each Mortgage Loan ranged from 2 months to 7 months with a weighted average Open Period of 5 months. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. Two hundred ninety-one Mortgage Loans, representing 80.6% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option").The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, (b) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- Risks Related to the Certificates -- Yield Considerations" in this prospectus supplement.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Substantially all of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related

Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans -- General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless it: (i) shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer, affiliated) exceeds 2% of the then-outstanding principal balance of all of the Mortgage Loans or exceeds $20,000,000; and (ii) shall have provided, at least five days prior to the granting of such waiver or consent, to any majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within such five-day period, shall have discussed the matter with such majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, with the Special Servicer. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage
Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans or groups of Mortgage Loans (by outstanding principal balance) are described below. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

  International Home Furnishing Center Loan

     The Loan. This Mortgage Loan (the "International Home Furnishing Center Loan"), which is secured by the first deed of trust on a specialty retail center (the "International Home Furnishing Center" or "IHFC") in High Point, North Carolina, represents approximately 4.7% of the Initial Pool Balance. Originated on July 20, 1998, the International Home Furnishing Center Loan has a principal balance as of the Cut-off Date of $74,317,972. The International Home Furnishing Center Loan was made to International Home Furnishing Center, Inc. (the "International Home Furnishing Center Borrower"), a single asset North Carolina Corporation which is owned by the Bassett Furniture Co. (41%), Jefferson Pilot Insurance (25%), the Randall B. Terry Investor Group (20%), and Furniture Brands International (14%).

     The International Home Furnishing Center Loan has a remaining term of 83 months and matures on August 1, 2005. The International Home Furnishing Center Loan may not be prepaid prior to, and including, March 31, 2005. However, the International Home Furnishing Center Loan is subject to Defeasance with United States Treasury obligations beginning two years from the Closing Date. The International Home Furnishing Center Loan may be prepaid without the payment of a prepayment penalty during the five (5) months preceding the maturity date. The International Home Furnishing Center Loan is a seven year self-liquidating loan.

     Additional terms and escrows for the International Home Furnishing Center Loan are set forth in Annex B.

     The Property. The International Home Furnishing Center is the largest of the showrooms in High Point, NC, the "Furniture Capital of the World". With 2,519,415 square feet ("sf"), the subject facility is much larger than the next largest showroom (approximately 400,000 square feet) and is the major component of High Point's seven million square feet of showroom space. Biannually, IHFC hosts the International Home

Furnishings Market Show which attracts over 70,000 buyers. Constructed in phases, from 1921 through 1994, IHFC is composed of two buildings connected by an eight story enclosed and elevated walkway with building heights of ten and eleven stories. The basement area in the Market Building contains seven loading docks, a shop area, a cafeteria and a Press Center. The second building is located across Wrenn St. and is made up of five wings; Wrenn, Green, Commerce, Design Center and Hamilton. On the eleventh floor of the Green wing there is a large ballroom, a private club/restaurant with bar facilities and commercial kitchen facilities which are used for industry functions, weddings and business conventions.

     Debt Service Escrow. Tenants generally sign five year leases and pay their rent in semi-annual installments on May 1 and November 1. A debt service escrow has been established, funded initially with seven months of debt service, to mitigate any risk associated with the uneven flow of income.

     Property Management. The International Home Furnishing Center has a full-time marketing and leasing staff, as well as, a building operations group which numbers year-round at 48 and increases to over 300 during show times.

  Operating History:

                                           1995           1996           1997        ORIGINATOR'S
                                          ACTUAL         ACTUAL         ACTUAL       UNDERWRITTEN
                                        -----------    -----------    -----------    ------------
EGI.................................    $34,553,647    $33,918,360    $35,328,417    $30,910,638
Expenses............................    $11,326,006    $10,363,450    $10,045,835    $10,801,178
                                        -----------    -----------    -----------    -----------
NOI.................................    $23,227,641    $23,554,910    $25,282,582    $20,109,460
UW Cash Flow........................    $23,227,641    $23,554,910    $25,282,582    $19,479,596
                                        ===========    ===========    ===========    ===========
Occupancy...........................           100%           100%           100%         90.10%
DSCR Based on NOI...................          1.70x          1.72x          1.85x          1.47x
DSCR based on UW Cash Flow..........          1.70x          1.72x          1.85x          1.43x

  Lease Expiration Schedule:

                                                                             PERCENTAGE OF
                                                                 SQUARE      NET RENTABLE
                     YEAR OF LOAN TERM                            FEET        SQUARE FEET
                     -----------------                          ---------    -------------
Vacant......................................................           --        0.00%
Year 1......................................................      327,648       13.00%
Year 2......................................................    1,337,992       53.11%
Year 3......................................................      229,732        9.12%
Year 4......................................................      426,657       16.93%
Year 5......................................................      172,240        6.84%
Year 7......................................................       11,708         .46%

     Certain Environmental Considerations. The Phase I environmental assessment conducted in connection with the origination of the International Home Furnishings Center Loan recommended that a Phase II study also be conducted with respect to potential contamination of the related Mortgaged Property resulting from prior manufacturing activity conducted at the site and certain leaking underground storage tanks ("LUSTs"). Due to the location of the improvements on the Mortgaged Property, the Phase II Study cannot reasonably be performed without damaging such improvements and therefore such Phase II study has not been and is not expected to be conducted. With respect to environmental liabilities arising from prior manufacturing activities, the related borrower has obtained insurance. There can be no assurance that the amount of such insurance will be adequate to cover the liabilities, if any, ultimately associated with such prior activities. With respect to environmental liabilities arising from soil contamination present on the Mortgaged Property, no insurance has been obtained. However, the three LUSTs that were the source of the existing contamination have been removed, and the affected area of the Mortgaged Property is fully paved. In addition, the Mortgaged Property is connected to the municipal water supply.

  The Gateway Center I and Gateway Center II Loans

     The Loans. These mortgage loans (the "Gateway Center I Loan" and "Gateway Center II Loan") represent 1.7% and 2.5% of the Initial Pool Balance, respectively. The seller originated both mortgage loans on June 10, 1998. The Gateway Center I Loan has a principal balance as of the cutoff date of $27,166,909, and The Gateway Center II Loan has a principal balance of $39,751,581. Both loans are secured by a first deed of trust on bulk warehouse facilities in Columbia, Maryland. The Gateway Center I Loan was made to GCC A-40 Associates and the Gateway Center II Loan was made to Parcel A-74 Associates, LLC. Both entities are single-asset, Delaware limited liability companies.

     The Gateway Center I and Gateway Center II Loans have a remaining term of 118 and 114 months, and mature on July 1, 2008 and March 1, 2008, respectively. The Gateway Center I and Gateway Center II Loans may not be prepaid before and including February 29, 2008 and October 31, 2007, respectively. Both loans are subject to defeasance with U.S. Treasury obligations beginning two years from the closing date. During the final 5 months of each loan, it may be prepaid without consideration.

     Additional terms and escrows for the Gateway Center I and Gateway Center II Loans are set forth in Annex B.

     The Properties. The property securing the Gateway Center Center I Loan ("Gateway Commerce Center I") is composed of 739,153 sf of bulk warehouse and office space located along the I-95 corridor within the Baltimore MSA. The majority of net rentable square feet is bulk warehouse with ceiling clear height of 30'-60' built upon 24" concrete slab. The remainder of the space is office space. The building was originally constructed in 1970 and fully renovated in 1994. Gateway Commerce Center I and Gateway Commerce Center II are situated upon a total of 82.1 acres which provides ample room for building expansion, trailer maneuverability, truck storage, and employee parking. Gateway Commerce Center I has three credit tenants which generate 58% of underwritten gross potential income and occupy 53% of net rentable square footage: Revlon ("B" credit rating), Giant Food Inc. (controlled by AHOLD USA, an "A" rated company), and Public Storage ("A-" credit rating).

     The property securing the Gateway Center II Loan ("Gateway Commerce Center II") includes two buildings, on the total site of 82.1 acres that together provide 1,251,103 sf of bulk warehouse and office space. Approximately, 1,212,103 sf of the net rentable square footage is bulk warehouse with ceiling clear height of 50'-60', built upon 24" concrete slab. The balance of the space, approximately 39,000 sf, is office space. Gateway Commerce Center II was originally constructed in 1970 and fully renovated in 1994. The Gateway Center II Loan matures co-terminous with the Sears' lease term. Distribution access is achieved via more than 100 dock doors with levelers. Building Two, totaling 289,450 sf, includes 40,000 sf of freezer space (Simco/Jack & Jill -- ice cream distributor), 39,000 sf of office space and 30 dock doors. Together, Sears (with S&P credit rating of "A-") and the United States Coast Guard generate 95.0% of underwritten gross potential income and occupy 90% of net rentable square footage.

     Property Management. The property is managed by the Penrose Group, an entity that is affiliated to the borrowing entity through common ownership and has over three million square feet under management. The Pritzker family, whose interests include real estate, Ticketmaster, Royal Caribbean Cruises, Hyatt retirement centers and New York's Grand Hyatt, will control the Borrower Principal. The Pritzker family holding company, H Group Holding, generates annual revenues exceeding $915 million. The Pritzker family's net worth exceeds $6 billion.

  Operating History -- Gateway Commerce Center I

                                                                APPRAISER'S    ORIGINATOR'S
                                                                 ESTIMATE      UNDERWRITTEN
                                                                -----------    ------------
EGI.........................................................    $3,611,967      $3,480,936
Expenses....................................................    $  596,624      $  585,605
                                                                ----------      ----------
NOI.........................................................    $3,015,343      $2,895,331

Cash Flow...................................................    $2,709,521      $2,766,775
                                                                ==========      ==========
Occupancy...................................................         98.0%           89.7%
DSCR based on NOI...........................................         1.37x           1.32x
DSCR based on Cash Flow.....................................         1.24x           1.26x

     Note: Due to Gateway Commerce Center I's extensive renovations in 1996 and 1997, its financial history is limited.

  Lease Expiration Schedule -- Gateway Commerce Center I

                                                                           PERCENTAGE OF
                                                                SQUARE     NET RENTABLE
                     YEAR OF LOAN TERM                           FEET       SQUARE FEET
                     -----------------                          -------    -------------
Vacant......................................................     48,000        6.49%
Year 5......................................................    366,003       49.52%
Year 9......................................................    205,300       27.78%
Year 10.....................................................    119,850       16.21%

  Operating History -- Gateway Commerce Center II

                                               1995          1996          1997       ORIGINATOR'S
                                              ACTUAL        ACTUAL        ACTUAL      UNDERWRITTEN
                                            ----------    ----------    ----------    ------------
EGI.....................................    $4,232,888    $4,221,364    $4,474,287     $5,208,283
Expenses................................    $  946,269    $1,165,184    $1,270,918     $  953,303
                                            ----------    ----------    ----------     ----------
NOI.....................................    $3,286,619    $3,056,180    $3,203,369     $4,254,980

Cash Flow...............................    $3,286,619    $3,056,180    $3,203,369     $4,067,093
                                            ==========    ==========    ==========     ==========
Occupancy...............................         90.0%        100.0%        100.0%          94.8%
DSCR based on NOI.......................         1.02x         0.95x         1.00x          1.33x
DSCR based on Cash Flow.................         1.02x         0.95x         1.00x          1.27x

  Lease Expiration Schedule -- Gateway Commerce Center II

                                                                           PERCENTAGE OF
                                                                SQUARE     NET RENTABLE
                     YEAR OF LOAN TERM                           FEET       SQUARE FEET
                     -----------------                          -------    -------------
Vacant......................................................     39,000        3.12%
Year 5......................................................    170,450       13.62%
Year 10.....................................................    961,653       76.86%

  The Journal Square Plaza II Loan

     The Loan. This Mortgage Loan (the "Journal Square Plaza II Loan") represents approximately 2.6% of the Initial Pool Balance and is secured by a first mortgage on a nine story, Class A office building (the "Journal Square Plaza II") located in Jersey City, New Jersey near Manhattan, New York. Originated on July 10, 1998, the Journal Square Plaza II Loan has a principal balance as of the Cut-off Date of $40,973,700. The Journal Square Plaza II Loan was made to PHM Urban Renewal Associates, L.L.C., a single asset, special purpose New Jersey limited liability company (the "Journal Square Borrower") which is controlled by Hartz Mountain Industries, Inc.

     The Journal Square Plaza II Loan has a remaining term of 119 months and matures on August 1, 2008. The Journal Square Plaza II Loan may not be prepaid prior to, and including, April 1, 2008. However the Journal Square Plaza II Loan is subject to Defeasance with United States Treasury obligations beginning two years from the Closing Date. The Journal Square Plaza II Loan may be prepaid without prepayment penalty from April 2, 2008 until the Maturity Date.

     Additional terms and escrows for the Journal Square Plaza II Loan are set forth in Annex B.

     The Property. Journal Square Plaza II consists of a single, nine-story office building, and an adjacent multi-level parking garage containing 1,073 parking spaces, located on 2.4 acres in the central business district of Jersey City, New Jersey near downtown Manhattan. Built in 1987, and consisting of 275,614 net rentable square feet, the property was 100% occupied as of July 14, 1998. The four tenants which occupy the entire building include Automated Data Processing ("ADP"), Bank of New York, the United States General Services Administration and the Hudson County Improvement Authority. ADP occupies over 91% of the net rentable area and is rated, as of the Cut-off Date, A-1+ by Standard and Poor's. ADP has also invested approximately $40 to $50 million in their space on computer, electrical and telecommunications systems.

     ADP Rollover Escrow/Lockbox. The Lender will collect a monthly rollover reserve of $52,620 beginning February 1, 2003. In the event that ADP gives notice to vacate their premises at their option renewal notice date, January 1, 2007, which falls twelve months prior to the expiration date of the current lease term, the Lender shall have the right to implement a springing hard lockbox and the rollover reserve will increase to include all net cash flow generated by the property over and above normal operating expenses and debt service. This cash sweep will be utilized for leasing commissions, tenant improvements and debt service while the property is retenanted.

     Property Management. Journal Square Plaza II is managed by Hartz Mountain Industries, Inc., which currently has approximately 32 million square feet under management, and is the controlling member of the Journal Square Borrower.

  Operating History:

                                               1995          1996          1997       ORIGINATOR'S
                                              ACTUAL        ACTUAL        ACTUAL      UNDERWRITTEN
                                            ----------    ----------    ----------    ------------
EGI.....................................    $6,093,286    $6,315,602    $6,295,913     $7,263,740
Expenses................................    $1,421,704    $1,455,527    $1,482,372     $2,636,845
                                            ----------    ----------    ----------     ----------
NOI.....................................    $4,671,582    $4,860,075    $4,813,541     $4,626,895

UW Cash Flow............................    $4,671,582    $4,860,075    $4,813,541     $4,232,451
                                            ==========    ==========    ==========     ==========
Occupancy...............................           NAV          100%          100%         91.74%
DSCR Based on NOI.......................         1.44x         1.50x         1.48x          1.43x
DSCR based on Cash Flow.................         1.44x         1.50x         1.48x          1.30x

  Lease Expiration Schedule:

                                                                        PERCENTAGE OF
                                                              SQUARE    NET RENTABLE
                     YEAR OF LOAN TERM                         FEET      SQUARE FEET
                     -----------------                        -------   -------------
Vacant......................................................       --       0.00%
Year 5......................................................   23,097       8.38%
Year 10.....................................................  249,704      90.60%

  The Research Tri-Center North A and Research Tri-Center South B Loans

     The Loans.  The Research Tri-Center North A mortgage loan (the "North A
Loan)" and the Research Tri-Center South B mortgage loan (the "South B Loan") represent 1.7% and 0.8% of the Initial Pool Balance, respectively. Both loans were originated by the Seller on January 30, 1998. The North A Loan has a principal balance as of the cutoff date of $26,617,153, and the South B Loan has a principal balance of $13,288,683.

Both loans are secured by a first deed of trust on light industrial and flex facilities in Durham, North Carolina. The North A Loan was made to Tri-Center (KMWMDLJ), LLC and the South B Loan was made to Tri-Center (No. 4), LLC. Both entities are single-asset, Virginia limited liability companies. The North A and South B Loans are cross-collateralized and cross-defaulted with each other.

     The North A and South B Loans have a remaining term of 77 months and mature on February 1, 2005. Neither may be prepaid prior to January 31, 2001. From February 1, 2001 until July 31, 2004, the loan may be prepaid upon payment of a prepayment premium in the amount of the greater than 1% or the premium derived from a yield maintenance calculation. Subsequent to July 31, 2004, the loan may be prepaid without payment of a prepayment premium.

     Additional terms and escrows for the North A and South B Loans are set forth in Annex B.

     The Properties. Research Tri-Center North A is a 631,252 sf light industrial center built in phases between 1988 and 1990. The subject is comprised of 3 structures, North I, North III/IV and North V. North I is an 158,856 sf of office/flex space with Glaxo Wellcome as its largest tenant. North III/IV is a 272,396 sf bulk distribution warehouse that is 100% leased to IBM. North V is a 200,000 sf light manufacturing facility that is 100% air conditioned and 100% leased to IBM. With IBM ("A" rated) and Glaxo Wellcome ("AA" rated) occupying 472,396 sf and 26,768 sf, North A, respectively, the property is 79.1% occupied by credit tenants. The property has excellent location adjacent to the Research Triangle Park with good access to major interchanges and I-40.

     Research Tri-Center South B is a 379,656 sf light industrial center located near Research Triangle Park in Durham, NC. The property includes three buildings, South IV and South VI, completed in 1997, and South VII, completed in 1998. South IV is a 84,600 sf bulk distribution center that is 100% leased to Road Packaging Systems. South VI is a 170,754 sf light manufacturing facility that is 100% air conditioned and 68% leased to Bell & Howell. South VII is a 124,302 sf bulk distribution warehouse that is 81% leased to Medline and Triangle Services.

     Property Management. Research Tri-Center North A and South B are managed by Craig Davis Properties, a leading management company in the Raleigh area with
3.5 million square feet under management.

  Operating History -- Research Tri-Center North A

                                               1995          1996          1997       ORIGINATOR'S
                                              ACTUAL        ACTUAL        ACTUAL      UNDERWRITTEN
                                            ----------    ----------    ----------    ------------
EGI.....................................    $3,851,687    $3,509,310    $3,723,902     $3,755,081
Expenses................................    $  900,679    $  861,768    $  884,223     $  882,320
                                            ----------    ----------    ----------     ----------
NOI.....................................    $2,951,008    $2,647,542    $2,839,679     $2,872,761

Cash Flow...............................    $2,731,811    $2,088,042    $2,786,316     $2,685,229
                                            ==========    ==========    ==========     ==========
Occupancy...............................           NAV           NAV           NAV          90.4%
DSCR based on NOI.......................         1.37X         1.23X         1.32X          1.33X
DSCR based on Cash Flow.................         1.27X         0.97X         1.29X          1.24X

  Lease Expiration Schedule -- Research Tri-Center North A

                                                                        PERCENTAGE OF
                                                              SQUARE    NET RENTABLE
                     YEAR OF LOAN TERM                         FEET      SQUARE FEET
                     -----------------                        -------   -------------
Vacant......................................................   97,603      15.46%
Year 1......................................................    8,717       1.38%
Year 3......................................................   52,536       8.32%
Year 4......................................................  272,396      43.15%
Year 6......................................................  200,000      31.68%

  Operating History -- Research Tri-Center South B

                                                                APPRAISER'S    ORIGINATOR'S
                                                                 ESTIMATE      UNDERWRITTEN
                                                                -----------    ------------
EGI.........................................................    $2,108,904      $1,998,831
Expenses....................................................    $  405,701      $  459,317
                                                                ----------      ----------
NOI.........................................................    $1,703,203      $1,539,514

Cash Flow...................................................    $1,621,827      $1,446,814
                                                                ==========      ==========
Occupancy...................................................         98.0%           90.3%
DSCR based on NOI...........................................         1.58X           1.43X
DSCR based on Cash Flow.....................................         1.51X           1.34X

     Note: Due to Research Tri-Center South B's construction in 1997 and 1998, its financial history is limited.

  Lease Expiration Schedule -- Research Tri-Center South B

                                                                        PERCENTAGE OF
                                                              SQUARE    NET RENTABLE
                     YEAR OF LOAN TERM                         FEET      SQUARE FEET
                     -----------------                        -------   -------------
Vacant......................................................   23,441       6.17%
Year 1......................................................   38,925      10.25%
Year 3......................................................   38,710      10.20%
Year 5......................................................   62,151      16.37%
Year 6......................................................   84,600      22.28%

     Subordinate Financing. There is secondary financing of approximately $3,817,140 with a junior lien on Research Tri-Center North A. Similarly, there is secondary financing of approximately $1,908,576 with a junior lien on Research Tri-Center South B. In both scenarios, an "Agreement Concerning and Amendment of Additional Indebtedness" was executed by the lender, the borrower, and the holder of the additional, junior indebtedness. This document prohibits any payments (principal, interest or otherwise) on the additional, junior indebtedness except to the extent that operating income exceeds operating expenses, debt service and required escrows.

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

     Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been since origination, 30 days or more delinquent in respect of any Monthly Payment. All of the Mortgage Loans were originated during the 21 months prior to the Cut-off Date. In addition, in the case of 34 Mortgage Loans, representing 18.4% of the Initial Pool Balance, no payment history is available because the first payment on each such Mortgage Loan is due in September 1998.

     Tenant Matters. One hundred forty-seven of the retail, office and industrial Mortgaged Properties, which represent security for 45.5% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. Four companies are Major Tenants with respect to more than one Mortgaged Property, with the related groups of Mortgage Loans representing 3.1%, 1.9%, 1.3%, and 0.9%, of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases. Nine of the Mortgage Loans, which represent 8.1% of the Initial Pool Balance, are, in each such case, secured by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage
Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. Four of the Mortgaged Properties, representing security for 3.5% of the Initial Pool Balance, are encumbered by secured subordinated debt. In all such cases, the holders of the subordinated debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action. In addition, in the case of 7 Mortgage Loans, representing 5.7% of the Initial Pool Balance, the borrower is permitted to incur subordinated debt secured by the related Mortgaged Property if certain conditions are satisfied. Other than in such cases, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus. In addition, in several cases, borrowers under the Mortgage Loans have incurred or, under the terms of the related Mortgage Loans may incur, unsecured indebtedness.

     Health Care Properties. Eleven Mortgage Loans, which represent 2.2% of the Initial Pool Balance, are secured by liens on health care properties. Health care facilities typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

     Lender/Borrower Relationships. The Mortgage Loan Seller, Bank of America or the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, Bank of America, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment consisting of a "Phase I" or, in the case of certain Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards, during or after September 1996. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as set forth below or in certain other cases in which environmental site assessments recommend corrective action to address environmental conditions, and which environmental conditions have been mitigated, or are expected to be addressed in the manner and within the time frames specified in third-party clean-up agreements or the related Mortgage Loan documents except as set forth below.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and "non-friable"(i.e. not easily crumbled). In a few instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only at Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant either has advised are not likely to contaminate the related Mortgaged Properties but may require future monitoring or has identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below typical regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In the case of two of the Mortgaged Properties where the environmental site assessment recommended the repair or removal of ACM in poor condition, such repair or removal was not required in the related Mortgage Loan documents. In a few instances where related Mortgage Loan documents required ACM repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been or are expected to be implemented. An environmental site assessment conducted in connection with the Ocean Front V Mortgage Loan recommended additional environmental assessment (a "Phase II") to determine whether certain prior used of the Mortgaged Property may have resulted in the release of hazardous materials onto or under the Mortgaged Property. Prior uses included gasoline underground storage tanks formerly located on but since removed from the Mortgaged Property and an on-site dry cleaners. The Phase II was not conducted. An environmental indemnity together with a guaranty of indemnity performance has been provided by parties not related to the mortgagor (borrower) to address certain adverse environmental conditions, if any, on the Mortgaged Property; however, there is no assurance that such indemnity and related guaranty actually will be performed or will address the liabilities, if any, that may be associated with the prior uses of the Mortgaged Property. An environmental assessment conducted in connection with the International Home Furnishings Center Loan also recommended a Phase II that will not be conducted. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The International Home Furnishings Center Loan" in this prospectus supplement.

     Environmental site assessments conducted for certain of the Mortgaged Properties concluded that there were no recognized environmental conditions in connection with these Mortgaged Properties but nevertheless recommended that certain actions be taken to prevent the possibility of future contamination. In one instance, it was recommended that groundwater monitoring wells no longer in use be closed and in another that a detention pond used to collect stormwater runoff be lined with an impermeable material. Neither of these recommendations have been and are not expected to be implemented.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, Bank of America, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments. Inspections of all of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. In general, with limited exception, cash reserves were established to fund such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

       Appraisals and Market Studies. An independent appraiser that is either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with or subsequent to the origination of each Mortgage Loan in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets). Such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except in the case of the Mortgage Loans relating to Mortgaged Properties operated as restaurants and certain other Mortgage Loans, conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, Bank of America, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

       Zoning and Building Code Compliance. The Mortgage Loan Seller, with respect to the NationsBank Mortgage Loans, and Bank of America, with respect to the Bank of America Mortgage Loans, have examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Establishment of such compliance may have been supported by legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist, but neither the Mortgage Loan Seller, with respect to the NationsBank Mortgage Loans, nor Bank of America, with respect to the Bank of America Mortgage Loans, considers them to be material.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller, with respect to the NationsBank Mortgage Loans, and Bank of America, with respect to the Bank of America Mortgage Loans, have determined that in the event of a material casualty affecting the Mortgaged Property that either:

          (1) insurance proceeds would be available and sufficient to pay off the related Mortgage Loan in full,

          (2) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan or

          (3) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the lender expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

       Hazard, Liability and Other Insurance. Substantially all of the Mortgages require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

          (1) the outstanding principal balance of such Mortgage Loan,

          (2) the full insurable value of such Mortgaged Property,

          (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and

          (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage generally further requires the related borrower to maintain business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than twelve months (or, in the case of a Mortgaged Property not having an elevator, for at least a six month period).

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

THE MORTGAGE LOAN SELLER AND BANK OF AMERICA

     The Mortgage Loan Seller is a national banking association. The principal office of the Mortgage Loan Seller is in Charlotte, North Carolina. The Mortgage Loan Seller is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of BankAmerica Corporation ("BankAmerica").

     Bank of America National Trust and Savings Association ("Bank of America") is a national banking association. The principal office of Bank of America is in San Francisco, California. Bank of America is a wholly-owned subsidiary of BankAmerica.

     The information set forth herein concerning (i) the Mortgage Loan Seller has been provided by the Mortgage Loan Seller and (ii) Bank of America has been provided by Bank of America. Neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     On September 30, 1998, NationsBank Corporation ("NationsBank") and BankAmerica Corporation entered into an Agreement and Plan of Reorganization pursuant to which (i) NationsBank formed a new Delaware subsidiary ("NationsBank
(DE)") and merged with and into NationsBank (DE), with NationsBank (DE) ("Reincorporation Merger") as the surviving corporation in the Reincorporation Merger, and (ii) BankAmerica thereafter merged with and into NationsBank (DE), with NationsBank (DE) as the surviving corporation (the "Merger"). The corporation resulting from the Merger was named "BankAmerica Corporation".

     In the event that, following the effective time of the Merger (the "Effective Time"), NationsBank, N.A. and Bank of America merge, the resulting entity from such merger (the "Surviving Mortgage Loan Seller") will thereafter perform all of the duties and obligations with respect to the Mortgage Loans as both Mortgage Loan Seller and Additional Warranting Party.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Trust Formation Date, at the direction of the Depositor, the Mortgage Loan Seller assigned, sold and transferred the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller was required to deliver the following documents, among others, to the Trustee with respect to each NationsBank Mortgage Loan and Bank of America will be required to deliver the following documents, among others, to the Trustee with respect to each Bank of America Mortgage Loan:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee;

          (2) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (6) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

          (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and

          (8) in those cases where applicable, the original or a copy of the related ground lease.

     The Trustee is required to review the documents delivered thereto by the Mortgage Loan Seller with respect to each NationsBank Mortgage Loan and by Bank of America with respect to each Bank of America Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then either the Mortgage Loan Seller (if, but only if the affected Mortgage Loan is a NationsBank Mortgage Loan) or Bank of America (if, but only if, the affected Mortgage Loan is a Bank of America Mortgage Loan) will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein). However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller or Bank of America, as the case may be, has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, the Mortgage Loan Seller or Bank of America, as the case may be, shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     The respective cure/repurchase obligations of the Mortgage Loan Seller (in the case of NationsBank Mortgage Loans) and Bank of America (in the case of Bank of America Mortgage Loans) will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller or Bank of America, as the case may be, to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if either the Mortgage Loan Seller or Bank of America, as the case may be, defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then neither the Mortgage Loan Seller nor Bank of America will be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith attempt to obtain such document or such copy.

     On or after the Effective Time, it is expected that the Surviving Mortgage Loan Seller will become the successor to the Mortgage Loan Seller, in all respects as regards to any cure/repurchase obligation of a NationsBank Mortgage Loan, and Bank of America, in all respects as regards to any cure/repurchase obligation of a Bank of America Mortgage Loan. See "-- The Mortgage Loan Seller and Bank of America" above.

     The Pooling Agreement requires that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4) and (5) of the first paragraph under this heading be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Trust Formation Date at the expense of the Mortgage Loan Seller. See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the Pooling Agreement, the Mortgage Loan Seller represented and warranted solely with respect to the NationsBank Mortgage Loans, and Bank of America represented and warranted solely with respect to the Bank of America Mortgage Loans, in each case as of the Trust Formation Date or as of such earlier date specifically provided in the related representation or warranty, among other things, substantially as follows:

          (1) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date;

          (2) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) rights of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d), and (e) collectively, "Permitted Encumbrances");

          (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Mortgage Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period;

          (5) there is no valid offset, defense or counterclaim to any Mortgage Loan;

          (6) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note;

          (7) it has not received actual notice that (a) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property;

          (8) all insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property;

          (9) at origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan;

          (10) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

          (11) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan);

          (12) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder;

          (13) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File or indicated on the Mortgage Loan Schedule;

          (14) there are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to its actual knowledge, at the origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property;

          (15) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property;

          (16) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; and

          (17) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

          In the Pooling Agreement, Bank of America also represented and warranted, as of the Trust Formation Date, that, immediately prior to the transfer of the Bank of America Mortgage Loans by Bank of America to the Mortgage Loan Seller, Bank of America had good and marketable title to, and was the sole owner of, each related Bank of America Mortgage Loan and had the full right and authority to sell, assign and transfer such Mortgage Loan. In the Pooling Agreement, the Mortgage Loan Seller also represented and warranted, as of the the Trust Formation Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan (including each Bank of America Mortgage Loan) and had full right and authority to sell, assign and transfer such Mortgage Loan (provided that, in the case of Bank of America Mortgage Loans, such representation and warranty was made on the assumption that the representation and warranty of Bank of America described in the prior sentence was true and correct). Each of the Mortgage Loan Seller and Bank of America also represented with respect to each NationsBank Mortgage Loan and each Bank of America Mortgage Loan, respectively, that except with respect to Mortgage Loans relating to restaurant franchises, the related Mortgage File contains an appraisal of the Mortgaged Property, and that such appraisal and the related appraisal satisfy the requirements of Title XI of the Federal Institutions, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any NationsBank Mortgage Loan (or, in the case of a breach of any representation and warranty described in the last sentence of the prior paragraph, with respect to any Mortgage Loan), or Bank of America discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Bank of America Mortgage Loan (other than the representation and warranty described in the last sentence of the prior paragraph), and in any case such breach materially and adversely affects the value of such Mortgage Loan or the interests of Certificateholders therein, then either the Mortgage Loan Seller (if, but only if, the affected Mortgage Loan is a NationsBank Mortgage Loan or the breach is in respect of the representation and warranty described in the last sentence of the prior paragraph) or Bank of America (if, but only if, the affected Mortgage Loan is a Bank of America Mortgage Loan and the breach is not in respect of the representation and warranty described in the last sentence of the prior paragraph) will be obligated, within a period of 90 days following its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Mortgage Loan at the applicable Purchase Price. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller or Bank of America, as the case may be, has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, the Mortgage Loan Seller or Bank of America, as the case may be, shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     The foregoing cure/repurchase obligation of the Mortgage Loan Seller or Bank of America, as applicable, will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if either the Mortgage Loan Seller or Bank of America, as applicable, defaults on its obligation to do so. The Mortgage Loan Seller and Bank of America will be the sole Warranting Parties (as defined in the Prospectus) in respect of the Mortgage Loans, with the Mortgage Loan Seller being the sole Warranting Party with respect to the NationsBank Mortgage Loans and Bank of America being the sole Warranting Party with respect to the Bank of America Mortgage Loans (except as described in the last sentence of the second preceding paragraph). See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by the Mortgage Loan Seller or Bank of America has been made as of the Trust Formation Date or such earlier date specifically provided in the related representation and warranty, and neither the Mortgage Loan Seller nor Bank of America will be obligated to cure or repurchase any Mortgage Loan due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

     In the event that following the Effective Time, NationsBank, N.A. and Bank of America merge, the Surviving Mortgage Loan Seller will become the successor to the Mortgage Loan Seller, in all respects as regards to any cure/repurchase obligation of a NationsBank Mortgage Loan, and to Bank of America, in all respects as regards to any cure/repurchase obligation of a Bank of America Mortgage Loan. See "-- The Mortgage Loan Seller and Bank of America" above.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, related insurance policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (iii) the Master Servicer's obligation to make Advances (as defined herein); (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein);
(v) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction; and (vi) the servicing of other mortgage loans by the Master Servicer or the Special Servicer, as the case may be.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days; (iii) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with respect to the circumstances described in clauses (i) and
     (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (iii), (v),
     (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer may request a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer, in accordance with the Servicing Standard makes a determination that such objection is not in the best interests of the Certificateholders.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the largest outstanding Certificate Balance). The Controlling Class as of the Delivery Date will be the Class K Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling Agreement, including the Servicing Standards, or the REMIC Provisions.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Midland Loan Services, L.P. was organized under the laws of Missouri in 1992 as a limited partnership. On April 3, 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Midland will serve as the Master Servicer under the Pooling Agreement.

     As of July 31, 1998, Midland and its affiliates were responsible for servicing approximately 12,586 commercial and multifamily loans with an aggregate principal balance of approximately $29.6 billion, the collateral for which is located in all 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 10,250 loans with an aggregate principal balance of approximately $20.5 billion pertain to commercial and multifamily mortgage-backed securities. Midland has been approved as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by Fitch IBCA, Inc. and Moody's. The information set forth herein concerning the Master Servicer has been provided by it and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate,
(ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and
(v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of July 1, 1998, the Special Servicer and its affiliates were managing a portfolio including over 7,800 assets in most states with an original face value of over $24.4 billion, most of which are commercial real estate assets. Included in this managed portfolio are $18.6 billion of commercial real estate assets representing 41 securitization transactions, for which the Special Servicer is the master servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the

Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (i) assume such party's rights and obligations under such Sub-Servicing Agreement, (ii) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (iii) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See " -- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law. The "Master Servicing Fee Rate" will range from 0.06075% to 0.35075% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.13664% per annum as of the Cut-off Date. In the event that Midland shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree for any reason to perform services of the Master Servicer for an amount (the "Successor Servicer Retained Fee") less than the Master Servicing Fee, no part of any excess of the Master Servicing Fee over the Successor Servicer Retained Fee will be available for payment to Certificateholders. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period, but only to the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Mortgage Loan, calculated at 0.020% per annum.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Standby Fee" will accrue with respect to each Mortgage Loan (including a Specially Serviced Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee, and will be payable by the Master Servicer out of its Master Servicing Fees received with respect to such Mortgage Loan. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller or Bank of America, as the case may be, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time required under the Pooling Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees,

"Default Interest" (that is, interest in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances if received on a Specially Serviced Mortgage Loan), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans (including Specially Serviced Mortgage Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Mortgage Loan after it has become a Specially Serviced Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Furthermore, if the Special Servicer (i) is required under the Pooling Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer is required to (in the case of clause (i) preceding), or is required to use reasonable efforts to (in the case of clause
(ii) preceding), request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer is obligated to make any Servicing Advance in an emergency or in circumstances where the failure to make the Advance in lieu of requesting that the Master Servicer make such Advance would be inconsistent with the Servicing Standard; and provided, further, that the Special Servicer is obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Special Servicer will, with limited exception as described in the preceding sentence, be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance). The Master Servicer will be required to make any such Servicing Advance that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request.

     If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for one more business day, the Trustee will be required to make such Servicing Advance.

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

     The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 1999, each of the Master Servicer and the Special Servicer, at its expense, will be required to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such certificate) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution.

     The Pooling Agreement will also require that, on or before a specified date in each year, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) with limited exception, neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master

     Servicer's or the Special Servicer's good faith and reasonable judgment, would materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or beyond a date which is 10 years prior to the expiration date of any related Ground Lease;

          (iii) unless the proviso to clause (i) above applies, neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) in the case of substitutions of collateral only, the Master Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any Class of Certificates; and

          (v) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans as Defeasance," neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) (ii), (iv) and (v) above will not apply to any of the above referenced actions in respect of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Trust Formation Date, and
(y) notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Depositor, the Mortgage Loan Seller, Bank of America, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that neither the Trustee nor an affiliate thereof may make an offer for any such Mortgage Loan. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 1999, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor originally issued its Commercial Mortgage Pass-Through Certificates, Series 1998-2 (the "Certificates") on September 25, 1998 (the "Trust Formation Date"), pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Mortgage Loan Seller and the Additional Warranting Party (the "Original Pooling Agreement"). Interests in the trust established by the Original Pooling Agreement corresponding to the Offered Certificates were issued to the Mortgage Loan Seller in partial consideration for the Mortgage Loans. On and as of the Delivery Date, the Mortgage Loan Seller will transfer such interests to the Depositor, the Depositor will transfer such interests to the Trustee in exchange for the Offered Certificates, and the Original Pooling Agreement will be amended and restated in accordance with its terms to enable the issuance of the Offered Certificates. The Original Pooling Agreement, as so amended and restated, is referred to in this Prospectus Supplement as the "Pooling Agreement".

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "The Pooling and Servicing
Agreements -- Certificate Account" in the Prospectus).

     The Certificates will consist of 15 classes (each, a "Class") to be designated as: (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class F, Class G, Class H, Class J and Class K Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class , except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Sequential Pay Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                                                                      APPROXIMATE
                                        INITIAL CERTIFICATE    APPROXIMATE PERCENT      INITIAL
                                            BALANCE OR             OF INITIAL           CREDIT
CLASS                                     NOTIONAL AMOUNT         POOL BALANCE          SUPPORT
-----                                   -------------------    -------------------    -----------
Class A-1.............................    $     429,503,407           27.15%             30.08%
Class A-2.............................          676,635,062           42.77              30.08
Class X...............................        1,581,964,668             N/A                N/A
Class B...............................           79,304,366            5.01              25.07
Class C...............................           95,165,239            6.02              19.05
Class D...............................           83,269,584            5.26              13.79
Class E...............................           35,686,964            2.26              11.53
Class F...............................           87,234,802            5.51               6.02
Class G...............................           11,895,654            0.75               5.26
Class H...............................           31,721,746            2.01               3.26
Class J...............................            7,930,436            0.50               2.76
Class K...............................           43,617,407            2.76                N/A

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See
"-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a notional amount ("Notional Amount") equal to the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates outstanding from time to time.

     No class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates will, for any Distribution Date, at all times, be equal to the rate set forth on the cover of this prospectus supplement. However, the Pass-Through Rate of any Class B, Class C, Class D or Class E Certificate will not exceed the Weighted Average Net Mortgage Rate on any Distribution Date.

     The Pass-Through Rate applicable to the Class X Certificates for the
December 1998 Distribution Date will equal approximately [          ]% per
annum. The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate, over (ii) the weighted average of the Pass-Through Rates applicable to the Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date), such that the interest accrued at such Pass-Through Rate on the Notional Amount of the Class X Certificates will, in general, equal the sum of the amounts by which interest accrued at the Weighted Average Net Mortgage Rate on an amount equal to the Certificate Principal Balance of each Class of Sequential Pay Certificates exceeds the interest accrued at the applicable Pass-Through Rate on such Class.

     The Pass-Through Rate applicable to the Class F Certificate will, for any
Distribution Date, be equal to [     ]%; however, such Pass-Through Rate will
not exceed the Weighted Average Net Mortgage Rate for any Distribution Date. The Pass-Through Rates applicable to the Class G, Class H, Class J and Class K Certificates will, at all times, be equal to 5.000%, 5.000%, 5.000% and 5.000% per annum, respectively.

     "Weighted Average Net Mortgage Rate" for any Distribution Date, means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate (including the Standby Fee rate) and the per annum rate at which the monthly Trustee Fee are calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date; and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Pass-Through Rates on the Class X Certificates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee
Rate). As of the Cut-off Date (without regard to the adjustment described in the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans ranged from 6.497% per annum to 9.662% per annum, with a weighted average Net Mortgage Rate of 7.106% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Certificates will begin immediately following the Determination Date in November 1998 and end on the Determination Date in December 1998. The "Determination Date" will be the 10th day of each month or, if any such 10th day is not a business day, the immediately preceding business day.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day, commencing, with respect to the Offered Certificates, in December 1998 (each, a "Distribution Date"). Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See
"-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

          (iv) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

     See "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal first to the holders of the Class A-1 Certificates and second to the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount (as defined below) for such Distribution Date;

          (3) to reimburse the holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of

     Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (28) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23) and (26) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     To the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Mortgage Loan, calculated at 0.020% per annum, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the

Mortgage Pool during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: pro rata among the Classes of REMIC Regular Certificates, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Distributions of Prepayment Premiums. Any Prepayment Premiums (whether described in the related Mortgage Loan documents as yield maintenance amounts or fixed prepayment premiums) actually collected during any particular Collection Period as the result of prepayments of principal on the Mortgage Loans will be distributed in respect of the REMIC Regular Certificates outstanding on the related Distribution Date (and will not be applied to reduce the outstanding Certificate Balance of any such Class) in the following amount and order of priority:

          (a) first, to the holders of the Class X Certificates and the holders of the respective Class or Classes of the Class A, Class B, Class C, Class D and Class E Certificates then entitled to distributions of principal on such Distribution Date, up to an amount equal to the corresponding PV Yield Loss Amount (as defined below) for each such Class of Certificates, pro rata in accordance with their respective entitlement; and

          (b) second, to the extent of any portion of such Prepayment Premiums remaining following the distributions described in the preceding clause
     (a), to the holders of the Class X Certificates.

     The "PV Yield Loss Amount" for any Distribution Date means, with respect to each Class of REMIC Regular Certificates as to which any prepayment of principal is to be applied on such Distribution Date in reduction of its Certificate Balance, and each Class of Class X Certificates, as the case may be, an amount equal to the product of the applicable Annuity Factor and the applicable Lost Coupon Amount.

     For purposes of computing the PV Yield Loss Amount for any Class of REMIC Regular Certificates for any Distribution Date, the following definitions shall apply:

        The "Annuity Factor" for any Class of Certificates is equal to the following:

                                          -n
                                   1-(1+T)
                                   ---------
                                       T

        n = either (i) one-twelfth of the number of months from such Distribution Date to the Assumed Final Distribution Date for such Class, if the Assumed Final Distribution Date for such Class is later than such Distribution Date, or (ii) zero, if the Assumed Final Distribution Date for such Class is earlier than such Distribution Date. In the case of a Class of Offered Certificates, its Assumed Final Distribution Date is set forth on the cover hereof.

        T = the Reinvestment Yield.

     The PV Yield Loss Amount for the Class F, Class G, Class H, Class J and Class K Certificates, and for any Class of Sequential Pay Certificates that is not receiving a distribution of principal, is zero.

     The "Lost Coupon Amount" means: (a) with respect to any Class of the Classes of Class A, Class B, Class C, Class D and Class E Certificates as to which a prepayment of principal is to be applied on such Distribution Date in reduction of its Certificate Balance (after application of scheduled principal payments), the product of (x) the amount, if any, by which the Pass-Through Rate for such Class exceeds the applicable Reinvestment Yield and (y) the aggregate amount of principal in respect of prepayments on the Mortgage Loans paid to such Class in reduction of its Certificate Balance on such Distribution Date; and (b) with respect to the Class X Certificates, the product of (x) the Pass-Through Rate applicable to such Class for such Distribution Date, and (y) the amount by which the aggregate Notional Amount of the Class X Certificates is reduced in respect of prepayments on the Mortgage Loans on such Distribution Date.

     The "Reinvestment Yield" for any Class of Certificates and any Distribution Date will be a rate determined by the Trustee, in its good faith, equal to the average yield for "This Week" as most recently reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for U.S. Treasury securities with a maturity coterminus with the Assumed Final Distribution Date for such Class. If there is no U.S. Treasury security listed with a maturity coterminus with the Assumed Final Distribution Date for such Class, then the Reinvestment Yield will be a rate determined by the Trustee, in its good faith, equal to the interpolated yield to maturity of U.S. Treasury securities with maturities next longer and shorter than such remaining term to maturity (such interpolated yield to be rounded to the nearest whole multiple of 1/100 of 1% per annum, if the interpolated yield is not such a multiple). In the event the yields of U.S. Treasury securities are no longer published in Federal Reserve Statistical Release H.15(519), the Trustee will be permitted to select a comparable publication to determine the Reinvestment Yield.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rate for the Class X Certificates and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see
"-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Prohibited Transactions Tax and Other Taxes" in the Prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and Workout Fees, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Mortgage Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "-- The Trustee" below.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Master Servicer and the Trustee, as applicable, will be entitled to recover any P&I Advance that at any time is determined to be a Nonrecoverable P&I Advance out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the Prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Interest and late payment charges collected on the related Mortgage Loan (but only if such items accrued after such Mortgage Loan became a Specially Serviced Mortgage
Loan) and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan while it is a Specially Serviced Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Within 60 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain such) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Master Servicer or the Special Servicer, as applicable, will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been received within the 60-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to provide or make available, either in electronic format or by first-class mail, to the holders of each Class of REMIC Regular Certificates, the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information set forth below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Mortgage Loans
     (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;
     (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; and (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the Business Day prior to each Distribution Date, and the Trustee is to provide or make available, either in electronic format or by first-class mail to each Certificateholder, and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following five reports (the "Servicer Reports"), all of which will be made available electronically to any Certificate Owner or any Person identified to the Trustee by any Certificate Owner as a prospective transferee of a Certificate, the Rating Agencies, the underwriters of the Certificate and any party to the Pooling Agreement via the Trustee's Website with the use of a personal password provided by the Trustee to such Person of a certification in the form attached to the Pooling Agreement; provided that the Rating Agencies and Parties to the Pooling Agreement will not be required to provide such information:

          (1) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (2) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (3) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date,
     (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (4) A "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (5) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

     None of the Distribution Date Statement or the Servicer Reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     The Master Servicer is also required to deliver to the Trustee, within 105 days (or 180 days, in the case of annual operating information) following the end of each calendar quarter, commencing with the calendar quarter ending December 31, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" in electronic form containing revenue, expense and net operating income information normalized using the methodology described in Annex A as of the end of such calendar quarter (but only to the extent, in the case of a Mortgaged Property, that the related borrower is required by the

Mortgage to deliver, or otherwise agrees to provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. Certificate Owners who have certified to the Master Servicer as to their beneficial ownership of any Offered Certificate may, to the extent such owners request them, obtain copies of any of the Operating Statement Analyses described above. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller, Bank of America and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's Website. In addition, the Trustee will make available each month the Servicer Reports on the Trustee's Website. The Trustee's Website will be located at "www.securitieslink.net/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans -- Evidence as to Compliance" herein, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the

Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95.0% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5.0% of the Voting Rights shall be allocated to the holders of the Class X Certificates in proportion to their Notional Amounts. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly-owned subsidiary of Norwest Corporation, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services, including administration of the Trust Fund, at its offices in Columbia, Maryland. Such office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York City located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct inquiries to Norwest Bank's New York City office. The telephone number is (212) 515-5240. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt is rated not less than Aa3 by Moody's and AA by S & P (or such lower rating as would not result, as confirmed in writing by each Rating Agency, result in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). As of December 31, 1997, the Trustee had assets of approximately $88.0 billion. See "The Pooling and Servicing Agreements -- The Trustee", "-- Duties of the Trustee", "-- Certain Matters Regarding the Trustee" and "-- Resignation and Removal of the Trustee" in the accompanying prospectus.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee (including the Standby Fee), the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate (which is fixed in the case of each Class of Offered Certificates other than the Class X Certificates),
(w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs,
(y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Class X Certificate Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the weighted average of the Net Mortgage Rates on the Mortgage Loans from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rate and yield to maturity of the Class X Certificates will be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool" herein and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate Certificate Balances of the Classes of Sequential Pay Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage
Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 and Class A-2 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model (as described in the Prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "4%", "8%", "12%" and "16%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A and the Initial Pool Balance is approximately $1,586,087,324 (ii) the Pass-Through Rate and the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), are based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization term as of the Cut-off Date and Mortgage Rate as of the Cut-off Date, and the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) neither the Master Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller or Bank of America, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 20th day of each month, commencing in December 1998, and (xii) the Offered Certificates are settled on December 30, 1998 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                         PREPAYMENT ASSUMPTION (CPR)
                                                ----------------------------------------------
                    DATE                          0%        4%        8%       12%       16%
                    ----                        ------    ------    ------    ------    ------
Delivery Date
September 20, 1999..........................
September 20, 2000..........................
September 20, 2001..........................
September 20, 2002..........................
September 20, 2003..........................
September 20, 2004..........................
September 20, 2005..........................
September 20, 2006..........................
Weighted Average Life (year)................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                         PREPAYMENT ASSUMPTION (CPR)
                                                ----------------------------------------------
                    DATE                          0%        4%        8%       12%       16%
                    ----                        ------    ------    ------    ------    ------
Delivery Date...............................
November 20, 1999...........................
November 20, 2000...........................
November 20, 2001...........................
November 20, 2002...........................
November 20, 2003...........................
November 20, 2004...........................
November 20, 2005...........................
November 20, 2006...........................
November 20, 2007...........................
Weighted Average Life (years)...............

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
November 20, 1999.................
November 20, 2000.................
November 20, 2001.................
November 20, 2002.................
November 20, 2003.................
November 20, 2004.................
November 20, 2005.................
November 20, 2006.................
November 20, 2007.................
Weighted Average Life (years).....

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                   CLASS C CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
November 20, 1999.................
November 20, 2000.................
November 20, 2001.................
November 20, 2002.................
November 20, 2003.................
November 20, 2004.................
November 20, 2005.................
November 20, 2006.................
November 20, 2007.................
Weighted Average Life (years).....

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
November 20, 1999.................
November 20, 2000.................
November 20, 2001.................
November 20, 2002.................
November 20, 2003.................
November 20, 2004.................
November 20, 2005.................
November 20, 2006.................
November 20, 2007.................
Weighted Average Life (years).....

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................
November 20, 1999.................
November 20, 2000.................
November 20, 2001.................
November 20, 2002.................
November 20, 2003.................
November 20, 2004.................
November 20, 2005.................
November 20, 2006.................
November 20, 2007.................
November 20, 2008.................
Weighted Average Life (years).....

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions. In addition, it was assumed, when specifically indicated in a particular table, that 50% (or, if so specified, 100%) of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a "Decl. % Premium") is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. It was further assumed that the purchase price of the Class X Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, without accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X CERTIFICATES
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

       ASSUMED                                    PREPAYMENT ASSUMPTION (CPR)
      PURCHASE                 -----------------------------------------------------------------
        PRICE                   0%             4%             8%             12%            16%
      --------                 -----          -----          -----          -----          -----

                        PRE-TAX YIELD TO MATURITY (CBE)
         OF THE CLASS X CERTIFICATES (50% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

       ASSUMED                                    PREPAYMENT ASSUMPTION (CPR)
      PURCHASE                 -----------------------------------------------------------------
        PRICE                   0%             4%             8%             12%            16%
      --------                 -----          -----          -----          -----          -----

                        PRE-TAX YIELD TO MATURITY (CBE)
        OF THE CLASS X CERTIFICATES (100% RECOVERY OF DECL. % PREMIUMS)
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

       ASSUMED                                    PREPAYMENT ASSUMPTION (CPR)
      PURCHASE                 -----------------------------------------------------------------
        PRICE                   0%             4%             8%             12%            16%
      --------                 -----          -----          -----          -----          -----

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the interests in the Trust from the Mortgage Loan Seller described under "Description of the Certificates -- General," and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I", "REMIC II", and "REMIC III" respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Distribution Account and the REO Accounts (each as defined in the Prospectus). The assets of REMIC II will consist of the separate, uncertificated "regular interests" in REMIC I and amounts in the Distribution Account with respect thereto. The assets of REMIC III will consist of the separate, uncertificated interests in REMIC II and amounts in the Distribution Account with respect thereto. For federal income tax purposes, (i) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, (ii) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and
(iv) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code. See "Certain Federal Income Tax
Consequences -- REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Certain Classes of the Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Pass-Through Rate changes in accordance with the Prepayment Assumption (as described below)), over their respective issue prices (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amount of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR. See "Yield and Maturity Considerations -- Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become distributable to such beneficial owners.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property, including residences for persons under health care. As of the Cut-off Date, 32.9%, 2.4% and 2.2% of the Initial Pool Balance were Mortgage Loans secured by multifamily properties, mobile home community properties and health care properties, respectively. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

     The U.S. Department of Labor issued to NationsBank Corporation an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 93-31 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) NationsBank Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with NationsBank Corporation (such as NationsBanc Montgomery Securities LLC), and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Fitch IBCA, Inc. ("Fitch"), Moody's, S&P or Duff & Phelps Credit Rating Co. ("DCR"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, Bank of America, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" (or "AAAr" in the case of the Class X Certificates) by S&P. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Fitch, Moody's, S&P or DCR for at least one year prior to the Plan's acquisition of a Senior Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller, Bank of America or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and

407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the continued holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     The characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemptions. Accordingly, the Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Section III of PTCE 95-60 or Section 401(c) of ERISA, as discussed in "Certain ERISA Considerations -- Insurance Company General Accounts" in the Prospectus.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Class A, Class X and the Class B Certificates will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by one or more Rating Agencies and the underlying Mortgage Loans are secured by real estate. None of the other Offered Certificates will constitute "mortgage related securities" within the meaning of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter (the "Underwriting Agreement"), the Offered Certificates will be purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses
payable by the Depositor, will be an amount equal to approximately [     ]% of
the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Depositor.

     The Underwriter has agreed in the Underwriting Agreement to purchase the aggregate principal balance or notional amount, as the case may be, of each Class of Offered Certificates.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Limited Liquidity and Market Value" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Offered Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan Seller and Bank of America has agreed to indemnify the Depositor, its officers and directors, the Underwriter, and each person, if any, who controls the Depositor or either Underwriter within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Mortgage Loans. Bank of America has agreed to indemnify the Mortgage Loan Seller with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Bank of America Mortgage Loans.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"; and, together with Moody's, the "Rating Agencies"):

CLASS                                                         MOODY'S      S&P
-----                                                         -------    -------
Class A-1...................................................    Aaa        AAA
Class A-2...................................................    Aaa        AAA
Class X.....................................................    Aaa       AAAr
Class B.....................................................    Aa2         AA
Class C.....................................................     A2          A
Class D.....................................................   Baa2        BBB
Class E.....................................................    N/R       BBB-

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in August 20, 2030 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X

Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X Certificates are subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P and/or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                       PAGE
                                       ----
30/360 Basis......................        S-33
30/360 Mortgage Loans.............        S-33
Accrued Certificate Interest......        S-68
ACMs..............................        S-43
Actual/360 Basis..................        S-33
Actual/360 Mortgage Loans.........        S-33
Additional Trust Fund Expenses....        S-72
Administrative Fee Rate...........   S-64, A-1
Administrative Fees...............        S-79
ADP...............................        S-39
Advances..........................        S-57
Annual Debt Service...............         A-1
Annuity Factor....................        S-70
Appraisal Reduction Amount........        S-74
Appraisal Value...................         A-1
Asset Status Report...............        S-52
Assumed Monthly Payment...........        S-69
Available Distribution Amount.....  S-13, S-65
Balloon...........................         A-1
Balloon Loans.....................        S-33
Balloon Payment...................        S-33
BankAmerica.......................        S-46
Bank of America...................        S-46
Bank of America Mortgage Loans....        S-32
Beds..............................         A-3
CBE...............................        S-87
Certificate Balance...............        S-63
Certificate Owner.................        S-62
Certificate Registrar.............        S-63
Certificateholders................        S-11
Certificates......................        S-62
Class.............................        S-62
Class A Certificates..............        S-62
Class X Certificates..............        S-62
CMBS..............................        S-54
Collateral Substitution Deposit...        S-34
Collection Period.................        S-64
Commencement Date.................         S-8
Commercial Loan...................        S-32
Commercial Mortgaged Property.....        S-32
Controlling Class.................        S-53
Controlling Class
  Certificateholder...............        S-53
Corrected Mortgage Loan...........        S-52
Cross-Collateralized Mortgage
  Loans...........................        S-32
Cut-off Date......................        S-31
Cut-off Date Balance..............   S-9, S-31
Cut-off Date Loan-to-Value
  Ratio...........................         A-1
Cut-off Date LTV..................         A-1

                                       PAGE
                                       ----
Cut-off Date LTV Ratio............         A-1
DCR...............................        S-92
Decl. % Premium...................        S-87
Default Interest..................        S-57
Defeasance Lock-Out Period........        S-34
Defeasance Option.................        S-34
Definitive Certificate............        S-62
Delinquent Loan Status Report.....        S-76
Depositor.........................         S-8
Delivery Date.....................       cover
Determination Date................   S-9, S-65
Directing Certificateholder.......        S-53
Distributable Certificate
  Interest........................        S-68
Distribution Date.................        S-65
Distribution Date Statement.......        S-75
DTC...............................        S-62
Due Date..........................        S-33
Effective Time....................        S-46
ERISA.............................        S-91
Excluded Plan.....................        S-93
Exemption Favored Party...........        S-91
Exemption.........................        S-91
Expenses..........................         A-2
FIRREA............................        S-44
Fitch.............................        S-92
Form 8-K..........................        S-51
FREE..............................         A-1
Fully Amortizing..................         A-1
GAAP..............................         A-2
Gateway Center I Loan.............        S-37
Gateway Center II Loan............        S-37
Gateway Commerce Center I.........        S-37
Gateway Commerce Center II........        S-37
Grtr..............................         A-1
Historical Loan Modification
  Report..........................        S-76
Historical Loss Report............        S-76
Holes.............................         A-3
IHFC..............................        S-35
Initial Pool Balance..............   S-9, S-31
Interested Person.................        S-60
International Home Furnishing
  Center..........................        S-35
International Home Furnishing
  Center Borrower.................        S-35
International Home Furnishing
  Center Loan.....................        S-35
Journal Square Borrower...........        S-38
Journal Square Plaza II...........        S-38
Journal Square Plaza II Loan......        S-38

                                       PAGE
                                       ----
Leasable Square Footage...........         A-1
Liquidation Fee...................        S-56
Liquidation Fee Rate..............        S-56
LNR...............................        S-54
Lock-out Period...................        S-33
LOP...............................        S-83
Lost Coupon Amount................        S-70
LUSTs.............................        S-36
MAI...............................        S-44
Major Tenants.....................        S-41
Master Servicing Fee..............        S-55
Master Servicing Fee Rate.........        S-55
Maturity..........................         A-1
Maturity Assumptions..............        S-83
Maturity Date.....................         A-1
Maturity Date Balance.............         A-1
Maturity Date Loan-to-Value
  Ratio...........................         A-1
Maturity Date LTV.................         A-1
Merger............................        S-46
Midland...........................        S-54
Mobile Home Properties............        S-26
Modified Mortgage Loan............        S-74
Monthly Payments..................        S-33
Moody's...........................   S-4, S-95
Mortgage..........................        S-32
Mortgage Loan Schedule............        S-48
Mortgage Loan Seller..............         S-8
Mortgage Loans....................   S-9, S-31
Mortgage Note.....................        S-32
Mortgage Pool.....................         S-9
Mortgage Rate.....................        S-33
Mortgaged Property................        S-32
Most Recent DSCR..................         A-1
Most Recent End Date..............         A-1
Most Recent Expenses..............         A-2
Most Recent NOI...................         A-2
Most Recent Revenues..............         A-2
Multifamily Loan..................        S-32
Multifamily Mortgaged Property....        S-32
NationsBank.......................        S-46
NationsBank (DE)..................        S-46
NationsBank Mortgage Loans........        S-32
Negative Adjustment...............        S-89
Net Aggregate Prepayment Interest
  Shortfall.......................        S-69
Net Mortgage Rate.................        S-64
Net Rentable Area(SF).............         A-1
NOI...............................         A-2
Nonrecoverable Advances...........        S-73
Nonrecoverable P&I Advance........        S-73

                                       PAGE
                                       ----
Nonrecoverable Servicing
  Advance.........................        S-58
North A Loan......................        S-39
Norwest Bank......................        S-79
Notional Amount...................        S-63
Occupancy Percent.................         A-2
Occupancy %.......................         A-2
Offered Certificates..............        S-62
Open Period.......................        S-33
Operating Statement Analysis......        S-76
Original Pooling Agreement........        S-62
Participants......................        S-62
Party in Interest.................        S-92
Pass-Through Rate.................        S-12
Permitted Encumbrances............        S-48
Permitted Investments.............        S-55
Phase II..........................        S-43
P&I Advance.......................        S-72
Plan..............................        S-91
Plan Assets.......................        S-91
Pooling Agreement.................        S-62
Prepayment Interest Excess........        S-55
Prepayment Interest Shortfall.....        S-55
Prepayment Premium................        S-33
Prepayment Premium Period.........        S-33
Principal Distribution Amount.....        S-69
Private Certificates..............        S-62
PTE...............................        S-91
PV Yield Loss Amount..............        S-70
Purchase Price....................        S-47
Rated Final Distribution Date.....   S-4, S-95
Rating Agencies...................   S-4, S-95
Realized Losses...................        S-72
Record Date.......................        S-65
Reimbursement Rate................        S-73
Reincorporation Merger............        S-46
Reinvestment Yield................        S-70
Related Loans.....................         A-3
Related Proceeds..................        S-57
Release Date......................        S-34
REMIC.............................        S-85
REMIC Administrator...............   S-8, S-79
REMIC I...........................        S-89
REMIC II..........................        S-89
REMIC III.........................        S-89
REMIC Regular Certificates........        S-62
REMIC Residual Certificates.......        S-62
REO Extension.....................        S-60
REO Property......................        S-51
REO Status Report.................        S-76
REO Tax...........................        S-90
Required Appraisal Date...........        S-73

                                       PAGE
                                       ----
Required Appraisal Loan...........        S-73
Restricted Group..................        S-92
Revenues..........................         A-2
Rooms.............................         A-3
Senior Certificates...............        S-66
Sequential Pay Certificates.......  S-12, S-62
Servicer Reports..................        S-76
Servicing Advances................        S-57
Servicing Standard................        S-51
Servicing Transfer Event..........        S-51
Settlement Date...................        S-83
sf................................        S-35
Similar Law.......................        S-93
SMMEA.............................        S-16
S&P...............................   S-4, S-95
South B Loan......................        S-39
Special Servicer Loan Status
  Report..........................        S-76
Special Servicing Fee.............        S-56
Special Servicing Fee Rate........        S-56
Specially Serviced Mortgage
  Loan............................        S-51
Standby Fee.......................        S-56
Stated Principal Balance..........        S-64
Subordinate Certificates..........        S-66
Sub-Servicer......................        S-54
Sub-Servicing Agreement...........        S-55
Sub-Servicing Fee Rate............         A-1
Successor Servicer Retained Fee...        S-55
Surviving Mortgage Loan Seller....        S-46

                                       PAGE
                                       ----
Trailing Date.....................         A-3
Trailing DSCR.....................         A-3
Trailing Expenses.................         A-3
Trailing NOI......................         A-3
Trailing Revenues.................         A-3
Trust.............................        S-62
Trust Formation Date..............        S-62
Trust Fund........................        S-62
Trustee Fee.......................        S-79
Underwriting Agreement............        S-94
Underwriting Debt Service
  Coverage Ratio..................         A-3
Underwriting DSCR.................         A-3
Underwriting NOI..................         A-3
Units.............................         A-3
UPB...............................         A-3
U/W DSCR..........................         A-3
U/W Expenses......................         A-4
U/W NOI...........................         A-3
U/W Reserves......................         A-4
U/W Reserves Per Unit.............         A-4
U/W Revenues......................         A-3
Voting Rights.....................        S-78
Weighted Average Net Mortgage
  Rate............................        S-64
Workout Fee.......................        S-56
Workout Fee Rate..................        S-56
YM................................         A-4
YMP...............................        S-83

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriter, or any of their respective affiliates or any other person.

     For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate") and the Standby Fee is payable to the Special Servicer), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loan.

          5. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

          6. "DEFEASANCE" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

          7. "FREE" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          8. "Fully Amortizing" means fully amortizing Mortgage Loan.

          9. "Grtr" means "the greater of".

          10. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, franchise restaurant, office complex or industrial facility, the square footage of the net leasable area.

          11. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date.

          12. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity assuming no prepayments, defaults or extensions.

          13. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

          14. "Most Recent End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          15. "Most Recent NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses. See also "NOI" below.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          16. "NOI" means with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties (other than the health care related and hotel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (C) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; (D) for the hotel and franchise restaurant Mortgaged Properties, guest room rates (hotels only), food and beverage charges, telephone charges and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel and franchise restaurant Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees. Examples of expenses in the case of health care Mortgaged Properties include routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

     In certain cases, Trailing NOI, Most Recent NOI and/or U/W NOI have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such NOI does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Trailing Expenses, Most Recent Expenses or U/W Expenses to reflect normalized Trailing NOI, Most Recent NOI or U/W NOI, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such NOI was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such NOI may reflect partial-year annualizations.

          17. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          18. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          19. "Units" "Rooms", "Beds" and "Holes" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds"); and (iv) in the case of the Mortgaged Property operated as a golf course, the number of golf holes (referred to in the schedule as "Holes").

          20. "Trailing Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Trailing Date" with respect to such Mortgage Loan.

          21. "Trailing DSCR" means, with respect to any Mortgage Loan, (a) the Trailing NOI for the related Mortgaged Property (plus, in the case of restaurant franchise loans only, ground rents), divided by (b) the Annual Debt Service for such Mortgage Loan (plus, in the case of restaurant franchise loans only, ground rents).

          22. "Trailing NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Trailing Revenues less Trailing Expenses. See also "NOI" above.

             (i) "Trailing Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Trailing Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

          23. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          24. "U/W DSCR", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W NOI for the related Mortgaged Property (plus, in the case of restaurant franchise loans only, ground rents) divided by (b) the Annual Debt Service for such Mortgage Loan (plus, in the case of restaurant franchise loans only, ground rents).

          25. "U/W NOI" or "Underwriting NOI" means, with respect of any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses. See also "NOI" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and
        (b) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as franchise restaurant, nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W NOI for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In some cases, U/W NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. U/W NOI has been calculated without including U/W Reserves or any other reserves among Underwriting Expenses. Had such reserves been so included, U/W NOI would have been lower. Even in those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W NOI set forth herein intended to represent such future net cash flow.

          26. "U/W Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          27. "U/W Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet, Rooms, Beds or Holes, as applicable.

          28. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.


 SE-      LOAN
QUENCE   NUMBER                  PROPERTY NAME                                      PROPERTY ADDRESS
------   ------                  -------------                                      ----------------
 N001      50752   Parkview Towers Apts.                       5101 Park Ave.
 N002      50659   Summerwind Apartments                       2055 Summerside Drive
 N003      50958   Vanderbilt Apts. I & II                     13110 Kuykendahl Rd.
 N004      50750   Sonterra at Williams Centre (Apt)           5400 E. Williams Blvd.
 N005      50925   Colony Hills Apartments                     3950 Patrick Drive
 N006      50924   Grandes Cortez Apartments                   1150 University Drive
 N007      50923   Canyon Walk Apartments                      1502 W. Glendale Ave.
 N008      50921   Paseo Del Sol Apartments                    2634 51st Street
                   SUB-TOTAL CROSSED LOANS
 N009      50646   599-621 Front Street                        599-621 Front Street (Hofstra Gardens Apts.)
 N010      50645   299 Jackson Street                          299 Jackson Street (Colonial Gardens Apts.)
 N011      50654   15-35 Elk Street                            15-35 Elk Street (Bennett Gardens Apts.)
 N012      50644   100 Jerusalem Avenue                        100 Jerusalem Avenue (Hampshire House Apts.)
 N013      50655   357 Jackson Street Apartments               357 Jackson Street
 N014      50656   51 Bell Street Apartments                   51 Bell Street
                   SUB-TOTAL CROSSED LOANS
 B015    3054921   Kimberly Place Apartments                   895 Sierra Vista Drive
 N016      50691   Parcwood Apartments                         1700 Via Pacifica Avenue
 N017      50094   Colonial Homes Apartments                   240 Colonial Homes Dr.
 N018      50790   Relais Esplanade Apartments                 1201 West Esplanade Avenue
 B019    3047180   Dry Creek Properties                        33300 Mission Blvd.
 N020      50971   Spring Villas Apartments                    431 Spring Villas Drive
 B021    3052107   Gentry Walk Apartments                      12725 S.E. 312th Street
 N022      50842   Pioneer Warehouse Lofts                     315 Fourth Avenue
 N023      50013   St. Charles Regency Apts.                   1205 St. Charles St.
 N024      50920   Southwest Village Apartments                275 Isabell Road
 N025      50936   Twin Lakes Manor Apartments                 3311 53rd Avenue North
 N026      50844   Dos Santos Apts.                            2210 Miguel Chavez Road
 N027      50831   Prospect Creek Apts.                        414 Point Return Drive
 B028    3052032   Villa Pacific Apartments                    2901-2993 1/4, Clairmont Drive, 4902-5030 1/4 Field Street
 N029      50836   Laurel Gardens Cooperative, Inc.            2 Laurel Place
 N030      50122   Beacon Hill Apartments                      4653 Refugee Road
 B031    3054673   Queen Vista Apartments                      1321 Queen Anne Avenue North
 N032      50784   Amberwood Apts.                             7651-7677 Stage Road
 N033      50492   Franklin Regency Apartments                 7200 Franklin Avenue
 N034      50997   Whispering Meadows Apartments               508 Douglas Avenue
 B035    3051950   Mahara Condo Apartments                     820 Casanova Avenue
 B036    3057007   Hyde Park Apartments                        5150 North Valentine Avenue
 B037    3051125   Village Apartments                          3342 M Street
 B038    3055316   Happy Village Apartments                    6301 Ranchester Drive
 B039    3048246   Hickory Terrace Apartments                  4247 Hickory Hills Drive
 B040    3052248   Rockshire Apartments                        115 South High School Road
 N041      50865   Highland Terrace Apts.                      1300 Highland Avenue
 B042    3056934   Bayfill Apartments                          3600 Fillmore Street
 N043      50815   Sierra Chase Apartments                     8079 Sunrise East Way
 N044      50806   Park Place Apts.                            1257 Crom Street
 B045    3049152   De Soto Apartments                          7233, 7242, and 7259 Kelvin Avenue and 7230 De Soto Avenue
 B046    3047040   Park Meridian Apartments                    950 Meridian Avenue
 B047    3052396   The Elms Apartments                         745 North 100 East
 N048      50279   Maplewood Senior Citizens Apartments        558-572 Irvington Avenue
 N049      50763   Stonebrook Square Apartments                1912 Heathcliff Drive
 N050      50493   Jessica Apts.                               1611 N. Formosa Avenue
 B051    3062247   St. Francis Towers                          30 40&50 Escuela Drive
 B052    3051695   4532 Murietta Avenue                        4532 Murietta Avenue
 B053    3052370   Pacific Vista Apartments                    57 Soledad
 N054      50840   Vermont Hills Apts.                         22811-22815 Vermont Street
 N055      50689   New Heritage Apts.                          2148 Geary Street, SE
 N056      50710   Frederick Gardens Apts.                     1405 SW 10th Terrace
 N057      50895   Bay Harbor Apts.                            404 Edgebrook Drive
 N058      50744   Alder Creek Condominiums (Apt.)             671-691 Gardenia Court, 701-735 Gardenia Circle
 N059      50866   Tara Hills Apts.                            200 Elmhurst Drive
 N060      50854   Pantano Villas Apartments                   260 South Pantano Road
 N061      50959   Wil-Ru Apartments                           SE 1615 Bleasner Drive
 N062      50884   Quail Hollow Apartments                     7561 Quail Meadow Lane
 N063      50772   Spring Valley Apartments                    1858 Thompson Bridge Road
 N064      50824   Pheasant Run Apartments                     8800 E. Harry Street
 N065      50553   Spring Garden Apts.                         1175 West Minnesota Ave.
 B066    3052230   Karolena Park Apartments                    20230 Bothell-Everett Highway
 N067      50554   Pershing Oaks Apts.                         4439 Hector Court
 N068      50841   Valley Vista Apartments                     6830 Tacoma Mall Blvd.


 SE-
QUENCE         COUNTY                   CITY
------         ------                   ----
 N001   Hudson                West New York
 N002   Santa Clara           San Jose
 N003   Harris                Houston
 N004   Pima                  Tucson
 N005   El Paso               Colorado Springs
 N006   Maricopa              Tempe
 N007   Maricopa              Phoenix
 N008   Maricopa              Phoenix
 N009   Nassau                Hempstead
 N010   Nassau                Hempstead
 N011   Nassau                Hempstead
 N012   Nassau                Hempstead
 N013   Nassau                Hempstead
 N014   Nassau                Hempstead
 B015   Clark                 Las Vegas
 N016   Riverside             Corona
 N017   Fulton                Atlanta
 N018   Jefferson Parish      Kenner
 B019   Alameda               Union City
 N020   Washoe                Sparks
 B021   King                  Auburn
 N022   San Diego             San Diego
 N023   Orleans               New Orleans
 N024   Washoe                Reno
 N025   Hennepin              Brooklyn Center
 N026   Santa Fe              Santa Fe
 N027   St. Louis             Manchester
 B028   San Diego             San Diego
 N029   Monmouth              Eatontown
 N030   Franklin              Columbus
 B031   King                  Seattle
 N032   Orange                Buena Park
 N033   Los Angeles           Hollywood Hills
 N034   Kern                  Bakersfield
 B035   Monterey              Monterey
 B036   Fresno                Fresno
 B037   Merced                Merced
 B038   Harris                Houston
 B039   Lake                  Waukegan
 B040   Marion                Indianapolis
 N041   Knox                  Knoxville
 B042   San Francisco         San Francisco
 N043   Sacramento            Citrus Heights
 N044   San Joaquin           Manteca
 B045   Los Angeles           Canoga Park
 B046   Santa Clara           San Jose
 B047   Utah                  Provo
 N048   Essex                 Maplewood
 N049   Whitfield             Dalton
 N050   Los Angeles           Los Angeles
 B051   San Mateo             Daly City
 B052   Los Angeles           Sherman Oaks
 B053   Monterey              Monterey
 N054   Alameda               Hayward
 N055   Linn                  Albany
 N056   Alachua               Gainesville
 N057   Champaign             Champaign
 N058   San Luis Obispo       Paso Robles
 N059   Anderson              Oak Ridge
 N060   Pima                  Tucson
 N061   Whitman               Pullman
 N062   Mecklenburg           Charlotte
 N063   Hall                  Gainesville
 N064   Sedgwick              Wichita
 N065   Volusia               Deland
 B066   Snohomish             Bothell
 N067   Orange                Orlando
 N068   Pierce                Tacoma

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                           CUT-OFF          MATURITY                                    ADMINI-
                   ZIP     PROPERTY       ORIGINAL           DATE             DATE              LOAN       MORTGAGE    STRATIVE
    STATE         CODE       TYPE         BALANCE          BALANCE          BALANCE             TYPE         RATE     FEE RATE(I)
    -----         ----       ----         -------          -------          -------             ----         ----     -----------
     NJ     07093-2532   Multifamily   $   28,000,000   $   27,924,914   $   21,546,065       Balloon       7.053%       0.113%
     CA          95122   Multifamily       20,100,000       20,015,720       17,575,275       Balloon       7.010%       0.113%
     TX          77090   Multifamily       16,450,000       16,427,843       15,100,703       Balloon       6.760%       0.143%
     AZ          85711   Multifamily       16,400,000       16,328,713       14,286,884       Balloon       6.870%       0.103%
     CO          80916   Multifamily        7,317,000        7,307,316        6,364,138       Balloon       6.820%       0.143%
     AZ          85281   Multifamily        3,241,000        3,236,898        2,830,210       Balloon       6.970%       0.143%
     AZ          85021   Multifamily        3,045,000        3,038,538        2,437,804       Balloon       6.920%       0.143%
     AZ          85035   Multifamily        2,600,000        2,596,709        2,270,455       Balloon       6.970%       0.143%
                                                            ----------       ----------
                                                            16,179,461       13,902,608
     NY          11550   Multifamily        3,622,500        3,601,475        3,181,583       Balloon       7.223%       0.143%
     NY          11550   Multifamily        3,275,000        3,255,992        2,876,379       Balloon       7.223%       0.143%
     NY          11550   Multifamily        2,640,000        2,624,677        2,318,670       Balloon       7.223%       0.143%
     NY     11550-6041   Multifamily        2,422,500        2,408,440        2,127,642       Balloon       7.223%       0.143%
     NY          11550   Multifamily          800,000          792,694          645,883       Balloon       7.223%       0.143%
     NY          11550   Multifamily          640,000          634,155          516,706       Balloon       7.223%       0.143%
                                                            ----------       ----------
                                                            13,317,432       11,666,864
     NV          89109   Multifamily       12,400,000       12,375,835       10,905,072       Balloon       7.254%       0.143%
     CA          91720   Multifamily       12,264,000       12,218,675       10,672,596       Balloon       6.850%       0.143%
     GA          30309   Multifamily       12,000,000       11,908,174       10,813,375       Balloon       8.255%       0.113%
     LA          70065   Multifamily       11,800,000       11,747,787       10,260,312       Balloon       6.800%       0.143%
     CA          94587   Multifamily        9,950,000        9,921,908        8,663,993       Balloon       6.861%       0.143%
     NV          89431   Multifamily        8,560,000        8,548,200        7,846,811       Balloon       6.680%       0.143%
     WA          98092   Multifamily        8,400,000        8,378,578        7,386,500       Balloon       7.236%       0.143%
     CA          92101   Multifamily        8,350,000        8,340,059        7,329,839       Balloon       7.170%       0.143%
     LA          70130   Multifamily        8,392,000        8,308,397        7,634,755       Balloon       8.730%       0.193%
     NV          89509   Multifamily        8,142,000        8,135,140        6,977,183       Balloon       6.860%       0.133%
     MN          55429   Multifamily        8,100,000        8,089,185        7,039,498       Balloon       6.790%       0.143%
     NM     87505-6923   Multifamily        8,037,500        8,020,664        7,018,471       Balloon       6.980%       0.143%
     MO     63021-5798   Multifamily        7,600,000        7,565,940        6,080,910       Balloon       6.900%       0.143%
     CA          92117   Multifamily        7,500,000        7,478,842        6,531,171       Balloon       6.864%       0.143%
     NJ          07724   Multifamily        7,200,000        7,184,643        6,275,543       Balloon       6.910%       0.143%
     OH          43232   Multifamily        7,000,000        6,942,865        6,190,691       Balloon       7.495%       0.143%
     WA          98119   Multifamily        6,400,000        6,387,018        5,606,575       Balloon       7.103%       0.143%
     CA          90621   Multifamily        6,000,000        5,982,762        5,215,286       Balloon       6.795%       0.143%
     CA          90046   Multifamily        5,800,000        5,775,617        5,070,137       Balloon       7.000%       0.143%
     CA          93308   Multifamily        5,475,000        5,471,430        4,765,559       Balloon       6.860%       0.143%
     CA          93940   Multifamily        5,500,000        5,449,267                    Fully Amortizing  7.146%       0.143%
     CA          93711   Multifamily        5,175,000        5,168,115        4,498,908       Balloon       6.802%       0.143%
     CA          95348   Multifamily        5,100,000        5,081,459        4,446,007       Balloon       6.916%       0.143%
     TX          77036   Multifamily        5,050,000        5,044,778        4,054,969       Balloon       7.027%       0.143%
     IL          60087   Multifamily        4,824,000        4,807,954        4,243,855       Balloon       7.266%       0.143%
     IN          46241   Multifamily        4,800,000        4,790,225        4,203,292       Balloon       7.088%       0.143%
     TN          37916   Multifamily        4,499,000        4,486,860        3,935,081       Balloon       7.030%       0.143%
     CA          94123   Multifamily        4,500,000        4,470,949                    Fully Amortizing  6.769%       0.143%
     CA          95610   Multifamily        4,396,400        4,380,631        3,838,104       Balloon       6.970%       0.143%
     CA          95336   Multifamily        4,349,800        4,334,354        3,801,416       Balloon       7.010%       0.123%
     CA          91306   Multifamily        4,125,000        4,110,179        3,600,504       Balloon       6.963%       0.143%
     CA          95125   Multifamily        4,000,000        3,994,626        3,610,689       Balloon       6.769%       0.143%
     UT          84606   Multifamily        4,000,000        3,989,542        3,509,225       Balloon       7.146%       0.143%
     NJ          07040   Multifamily        4,000,000        3,965,281        2,609,995       Balloon       7.510%       0.193%
     GA          30720   Multifamily        3,855,000        3,840,717        3,353,871       Balloon       6.840%       0.143%
     CA          90046   Multifamily        3,824,465        3,808,387        3,343,200       Balloon       7.000%       0.143%
     CA          94015   Multifamily        3,800,000        3,794,894        3,300,525       Balloon       6.768%       0.143%
     CA          91423   Multifamily        3,800,000        3,792,656        3,344,521       Balloon       7.285%       0.143%
     CA          93940   Multifamily        3,760,000        3,751,251        3,333,401       Balloon       7.559%       0.143%
     CA          94541   Multifamily        3,600,000        3,589,968        3,138,805       Balloon       6.910%       0.143%
     OR          97321   Multifamily        3,535,996        3,522,205        2,750,650       Balloon       7.285%       0.168%
     FL          32601   Multifamily        3,440,000        3,425,703        3,010,596       Balloon       7.044%       0.143%
     IL          61820   Multifamily        3,400,000        3,395,990        2,986,916       Balloon       7.200%       0.143%
     CA          93446   Multifamily        3,391,375        3,377,792        2,626,406       Balloon       7.185%       0.168%
     TN          37830   Multifamily        3,202,000        3,193,360        2,800,651       Balloon       7.030%       0.143%
     AZ          87510   Multifamily        3,120,000        3,116,309        2,740,228       Balloon       7.190%       0.143%
     WA          99163   Multifamily        3,100,000        3,096,076        2,707,081       Balloon       6.970%       0.143%
     NC          28210   Multifamily        3,100,000        3,095,849        2,693,404       Balloon       6.780%       0.143%
     GA          30501   Multifamily        3,008,000        2,997,061        2,622,203       Balloon       6.915%       0.143%
     KS          67207   Multifamily        3,000,000        2,991,795        2,620,521       Balloon       6.980%       0.143%
     FL          32720   Multifamily        2,960,000        2,947,653        2,589,561       Balloon       7.030%       0.143%
     WA          98010   Multifamily        2,950,000        2,942,033        2,580,035       Balloon       7.027%       0.143%
     FL          32822   Multifamily        2,925,000        2,912,799        2,558,941       Balloon       7.030%       0.143%
     WA          98409   Multifamily        2,900,000        2,892,068        2,533,170       Balloon       6.980%       0.143%


       SUB-        NET                 FIRST      INTEREST
     SERVICING   MORTGAGE     NOTE    PAYMENT     ACCRUAL
     FEE RATE      RATE       DATE      DATE       METHOD
     --------      ----       ----      ----       ------
       0.070%     6.940%     4/9/98     6/1/98   Actual/360
       0.070%     6.897%    2/25/98     4/1/98   Actual/360
       0.100%     6.617%    6/22/98     8/1/98   Actual/360
       0.060%     6.767%    2/27/98     4/1/98   Actual/360
       0.100%     6.677%    6/30/98     8/1/98   Actual/360
       0.100%     6.827%    6/30/98     8/1/98   Actual/360
       0.100%     6.777%    6/30/98     8/1/98   Actual/360
       0.100%     6.827%    6/30/98     8/1/98   Actual/360
       0.100%     7.080%    12/24/97    2/1/98   Actual/360
       0.100%     7.080%    12/24/97    2/1/98   Actual/360
       0.100%     7.080%    12/24/97    2/1/98   Actual/360
       0.100%     7.080%    12/24/97    2/1/98   Actual/360
       0.100%     7.080%    12/24/97    2/1/98   Actual/360
       0.100%     7.080%    12/24/97    2/1/98   Actual/360
       0.100%     7.111%    5/22/98     7/1/98   Actual/360
       0.100%     6.707%     3/3/98     5/1/98   Actual/360
       0.070%     8.142%    6/30/97     8/1/97   Actual/360
       0.100%     6.657%    2/20/98     4/1/98   Actual/360
       0.100%     6.718%    4/21/98     6/1/98   Actual/360
       0.100%     6.537%    6/30/98     8/1/98   Actual/360
       0.100%     7.093%    4/14/98     6/1/98   Actual/360
       0.100%     7.027%     6/1/98     8/1/98   Actual/360
       0.150%     8.537%    1/30/97     3/1/97   Actual/360
       0.090%     6.727%    7/22/98     9/1/98     30/360
       0.100%     6.647%    6/26/98     8/1/98   Actual/360
       0.100%     6.837%     5/4/98     7/1/98   Actual/360
       0.100%     6.757%    4/20/98     6/1/98   Actual/360
       0.100%     6.721%    4/16/98     6/1/98   Actual/360
       0.100%     6.767%    5/29/98     7/1/98   Actual/360
       0.100%     7.352%     8/4/97    10/1/97   Actual/360
       0.100%     6.960%     5/1/98     7/1/98   Actual/360
       0.100%     6.652%    4/29/98     6/1/98   Actual/360
       0.100%     6.857%     2/4/98     4/1/98   Actual/360
       0.100%     6.717%     7/2/98     9/1/98   Actual/360
       0.100%     7.003%    4/28/98     6/1/98     30/360
       0.100%     6.659%    6/26/98     8/1/98   Actual/360
       0.100%     6.773%    3/23/98     5/1/98   Actual/360
       0.100%     6.884%     7/6/98     9/1/98   Actual/360
       0.100%     7.123%    3/27/98     5/1/98   Actual/360
       0.100%     6.945%     5/5/98     7/1/98   Actual/360
       0.100%     6.887%    4/20/98     6/1/98   Actual/360
       0.100%     6.626%    5/26/98     8/1/98     30/360
       0.100%     6.827%    3/31/98     5/1/98   Actual/360
       0.080%     6.887%    3/26/98     5/1/98   Actual/360
       0.100%     6.820%    3/11/98     5/1/98   Actual/360
       0.100%     6.626%     6/1/98     8/1/98   Actual/360
       0.100%     7.003%    4/23/98     6/1/98   Actual/360
       0.150%     7.317%    12/15/97    2/1/98   Actual/360
       0.100%     6.697%     3/5/98     5/1/98   Actual/360
       0.100%     6.857%    1/28/98     4/1/98   Actual/360
       0.100%     6.625%    6/23/98     8/1/98   Actual/360
       0.100%     7.142%    5/13/98     7/1/98   Actual/360
       0.100%     7.416%    4/24/98     6/1/98   Actual/360
       0.100%     6.767%    4/13/98     6/1/98   Actual/360
       0.125%     7.117%     2/4/98     4/1/98   Actual/360
       0.100%     6.901%    2/18/98     4/1/98   Actual/360
       0.100%     7.057%    6/12/98     8/1/98   Actual/360
       0.125%     7.017%     2/5/98     4/1/98   Actual/360
       0.100%     6.887%    4/20/98     6/1/98   Actual/360
       0.100%     7.047%    6/19/98     8/1/98   Actual/360
       0.100%     6.827%    6/26/98     8/1/98   Actual/360
       0.100%     6.637%    6/15/98     8/1/98   Actual/360
       0.100%     6.772%    3/16/98     5/1/98   Actual/360
       0.100%     6.837%    4/21/98     6/1/98   Actual/360
       0.100%     6.887%     2/5/98     4/1/98   Actual/360
       0.100%     6.884%    4/27/98     6/1/98   Actual/360
       0.100%     6.887%     2/5/98     4/1/98   Actual/360
       0.100%     6.837%    4/23/98     6/1/98   Actual/360

                     ORIGINAL     ORIGINAL                 REMAINING
                     TERM TO    AMORTIZATION                TERM TO                   CROSS-                 LOCKOUT
       MONTHLY       MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED   EXPIRATION
       PAYMENT       (MONTHS)   (MONTHS)(II)   (MONTHS)    (MONTHS)      DATE         LOANS        LOANS       DATE
       -------       --------   ------------   --------    --------      ----         -----        -----       ----
    $   187,282.41     180          360            4          176        5/1/13         No         Yes(A)    12/31/12
        133,860.82     120          360            6          114        3/1/08         No           No       2/28/02
        106,803.76      84          360            2           82        7/1/05         No           No       2/28/05
        107,681.54     120          360            6          114        3/1/08         No           No       2/28/02
         47,798.89     120          360            2          118        7/1/08       Yes(1)       Yes(B)     2/29/08
         21,497.19     120          360            2          118        7/1/08       Yes(1)       Yes(B)     2/29/08
         21,366.28     120          300            2          118        7/1/08       Yes(1)       Yes(B)     2/29/08
         17,245.51     120          360            2          118        7/1/08       Yes(1)       Yes(B)     2/29/08
         24,645.53     120          360            8          112        1/1/08       Yes(2)       Yes(C)    12/31/01
         22,281.33     120          360            8          112        1/1/08       Yes(2)       Yes(C)    12/31/01
         17,961.13     120          360            8          112        1/1/08       Yes(2)       Yes(C)    12/31/01
         16,481.38     120          360            8          112        1/1/08       Yes(2)       Yes(C)    12/31/01
          5,768.55     120          300            8          112        1/1/08       Yes(2)       Yes(C)    12/31/01
          4,614.84     120          300            8          112        1/1/08       Yes(2)       Yes(C)    12/31/01
         84,623.50     120          360            3          117        6/1/08         No           No        4/1/08
         80,360.99     120          360            5          115        4/1/08         No           No       3/31/02
         90,194.18     120          360           14          106        7/1/07         No           No       6/30/01
         76,927.17     120          360            6          114        3/1/08         No           No      10/31/07
         65,271.37     120          360            4          116        5/1/08         No           No        3/1/08
         55,122.28      84          360            2           82        7/1/05         No           No       2/28/05
         57,223.06     120          360            4          116        5/1/08         No           No        3/1/08
         56,509.34     120          360            2          118        7/1/08         No           No       6/30/02
         65,900.06     120          360           19          101        2/1/07         No           No        3/1/00
         53,405.56     120          360            1          119        8/1/08         No           No       3/31/08
         52,752.00     120          360            2          118        7/1/08         No           No       2/29/08
         53,365.77     120          360            3          117        6/1/08         No           No        2/1/08
         53,231.37     120          300            4          116        5/1/08         No           No       4/30/02
         49,214.55     120          360            4          116        5/1/08         No           No        3/1/08
         47,467.38     120          360            3          117        6/1/08         No           No       1/31/08
         48,921.05     120          360           12          108        9/1/07         No           No       8/31/01
         43,022.99     120          360            3          117        6/1/08         No           No        4/1/08
         39,095.53     120          360            4          116        5/1/08         No           No       4/30/02
         38,587.54     120          360            6          114        3/1/08         No         Yes(D)     2/28/02
         35,911.99     120          360            1          119        8/1/08         No           No       3/31/08
         45,322.94     216          216            4          212        5/1/16         No           No        3/1/16
         33,744.02     120          360            2          118        7/1/08         No         Yes(E)      5/1/08
         33,643.20     120          360            5          115        4/1/08         No         Yes(F)     1/31/08
         35,779.38     120          300            1          119        8/1/08         No           No        6/1/08
         32,960.55     120          360            5          115        4/1/08         No           No       1/31/08
         32,218.70     120          360            3          117        6/1/08         No           No        4/1/08
         30,022.66     120          360            4          116        5/1/08         No         Yes(G)     4/30/02
         39,868.34     180          180            2          178        7/1/13         No           No        5/1/13
         29,160.83     120          360            5          115        4/1/08         No           No      11/30/07
         28,968.55     120          360            5          115        4/1/08         No           No       3/31/02
         27,341.30     120          360            5          115        4/1/08         No           No       1/31/08
         25,994.46      96          360            2           94        7/1/06         No           No        6/1/01
         27,005.46     120          360            4          116        5/1/08         No           No        3/1/08
         29,585.67     180          300            8          172        1/1/13         No         Yes(A)    12/31/05
         25,234.52     120          360            5          115        4/1/08         No         Yes(H)     3/31/02
         25,444.26     120          360            6          114        3/1/08         No         Yes(D)     2/28/02
         24,692.21     120          360            2          118        7/1/08         No           No        5/1/08
         26,012.97     120          360            3          117        6/1/08         No           No        4/1/08
         26,442.54     120          360            4          116        5/1/08         No           No        3/1/08
         23,733.69     120          360            4          116        5/1/08         No           No       4/30/02
         24,205.73     180          360            6          174        3/1/13         No         Yes(I)     2/28/06
         22,988.15     120          360            6          114        3/1/08         No         Yes(J)     2/28/02
         23,078.80     120          360            2          118        7/1/08         No           No       2/29/08
         22,985.83     180          360            6          174        3/1/13         No         Yes(I)     2/28/06
         21,367.54     120          360            4          116        5/1/08         No         Yes(G)     4/30/02
         21,157.08     120          360            2          118        7/1/08         No           No       6/30/02
         20,561.96     120          360            2          118        7/1/08         No           No       2/29/08
         20,168.40     120          360            2          118        7/1/08         No         Yes(K)      1/1/08
         19,840.88     120          360            5          115        4/1/08         No           No       3/31/02
         19,918.80     120          360            4          116        5/1/08         No          Yes       4/30/02
         19,752.63     120          360            6          114        3/1/08         No         Yes(L)     2/28/02
         19,679.95     120          360            4          116        5/1/08         No           No        3/1/08
         19,519.07     120          360            6          114        3/1/08         No         Yes(L)     2/28/02
         19,254.84     120          360            4          116        5/1/08         No           No       4/30/02


               PREPAYMENT PENALTY DESCRIPTION (MONTHS)
               ---------------------------------------
     LO(175)/OPEN(5)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)/DEFEASANCE
     LO(79)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(116)/OPEN(4)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(79)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)/DEFEASANCE
     LO(37)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/OPEN(5)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(116)/OPEN(4)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(214)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(178)/OPEN(2)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(35)/GRTR1%PPMTorYM(55)/OPEN(6)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(95)/GRTR1%PPMTorYM(78)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(95)/GRTR1%PPMTorYM(78)/OPEN(7)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(114)/OPEN(6)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)

                                                                                                                    TOTAL      SF/
                                                                                          CUT-OFF                  UNITS/     UNIT/
 SE-      LOAN                                                  APPRAISAL     APPRAISAL   DATE LTV   YEAR BUILT/    ROOM/     ROOM/
QUENCE   NUMBER                  PROPERTY NAME                    VALUE         DATE       RATIO      RENOVATED      BED       BED
------   ------                  -------------                    -----         ----       -----      ---------      ---       ---
 N001      50752   Parkview Towers Apts.                       $ 36,000,000   12/29/97       78%        1976         682      Units
 N002      50659   Summerwind Apartments                         32,000,000    12/1/97       63%        1970         288      Units
 N003      50958   Vanderbilt Apts. I & II                       21,000,000    5/22/98       78%        1983         416      Units
 N004      50750   Sonterra at Williams Centre (Apt.)            21,000,000     1/8/98       78%        1995         344      Units
 N005      50925   Colony Hills Apartments                       10,100,000    5/19/98       72%        1985         216      Units
 N006      50924   Grandes Cortez Apartments                      4,020,000    4/30/98       81%        1980         151      Units
 N007      50923   Canyon Walk Apartments                         4,330,000    4/30/98       70%        1974         166      Units
 N008      50921   Paseo Del Sol Apartments                       3,750,000    4/30/98       69%        1981         215      Units
                                                                  ---------
                   SUB-TOTAL CROSSED LOANS                       22,200,000
 N009      50646   599-621 Front Street                           4,600,000    12/3/97       78%        1956         132      Units
 N010      50645   299 Jackson Street                             4,100,000    12/3/97       79%      1930/1994      113      Units
 N011      50654   15-35 Elk Street                               3,300,000    12/3/97       80%        1940         85       Units
 N012      50644   100 Jerusalem Avenue                           3,100,000    12/3/97       78%        1962         96       Units
 N013      50655   357 Jackson Street Apartments                  1,100,000    12/3/97       72%        1930         31       Units
 N014      50656   51 Bell Street Apartments                      1,000,000    12/3/97       63%        1930         27       Units
                                                                  ---------
                   SUB-TOTAL CROSSED LOANS                       17,200,000
 B015    3054921   Kimberly Place Apartments                     15,550,000     4/7/98       80%        1974         346      Units
 N016      50691   Parcwood Apartments                           17,775,000   12/15/97       69%        1988         312      Units
 N017      50094   Colonial Homes Apartments                     16,000,000    11/4/97       74%        1948         254      Units
 N018      50790   Relais Esplanade Apartments                   14,750,000    1/19/98       80%        1984         336      Units
 B019    3047180   Dry Creek Properties                          15,600,000    1/19/98       64%        1971         198      Units
 N020      50971   Spring Villas Apartments                      10,700,000    3/19/98       80%        1978         160      Units
 B021    3052107   Gentry Walk Apartments                        10,500,000     3/4/98       80%        1992         167      Units
 N022      50842   Pioneer Warehouse Lofts                       13,700,000    2/18/98       61%      1914/1992      85       Units
 N023      50013   St. Charles Regency Apts.                     10,500,000   12/21/96       79%      1950/1984      221      Units
 N024      50920   Southwest Village Apartments                  10,375,000    3/12/98       78%        1973         332      Units
 N025      50936   Twin Lakes Manor Apartments                   10,450,000    5/15/98       77%        1967         310      Units
 N026      50844   Dos Santos Apts.                              10,200,000    2/26/98       79%        1994         176      Units
 N027      50831   Prospect Creek Apts.                          10,100,000    2/24/98       75%        1978         244      Units
 B028    3052032   Villa Pacific Apartments                      12,600,000    3/24/98       59%        1957         184      Units
 N029      50836   Laurel Gardens Cooperative, Inc.              10,500,000     2/2/98       68%        1959         235      Units
 N030      50122   Beacon Hill Apartments                         8,150,000    6/25/97       85%        1971         432      Units
 B031    3054673   Queen Vista Apartments                         8,660,000     4/6/98       74%      1950/1997      87       Units
 N032      50784   Amberwood Apts.                                8,590,000   10/15/97       70%        1977         122      Units
 N033      50492   Franklin Regency Apartments                    7,585,000   10/20/97       76%        1989         116      Units
 N034      50997   Whispering Meadows Apartments                  7,320,000    5/29/98       75%        1988         240      Units
 B035    3051950   Mahara Condo Apartments                        8,000,000    3/17/98       68%        1984         128      Units
 B036    3057007   Hyde Park Apartments                           6,825,000     6/3/98       76%        1991         138      Units
 B037    3051125   Village Apartments                             8,350,000    2/11/98       61%        1977         288      Units
 B038    3055316   Happy Village Apartments                       6,300,000    5/26/98       80%        1971         288      Units
 B039    3048246   Hickory Terrace Apartments                     6,030,000   11/22/97       80%        1986         168      Units
 B040    3052248   Rockshire Apartments                           6,400,000     3/9/98       75%      1970/1998      212      Units
 N041      50865   Highland Terrace Apts.                         5,750,000    3/20/98       78%        1959         278      Units
 B042    3056934   Bayfill Apartments                             8,590,000    4/10/98       52%        1998         33       Units
 N043      50815   Sierra Chase Apartments                        5,650,000    1/16/98       78%        1976         144      Units
 N044      50806   Park Place Apts.                               5,500,000   12/12/97       79%        1988         112      Units
 B045    3049152   De Soto Apartments                             5,500,000    2/10/98       75%      1964/1996      151      Units
 B046    3047040   Park Meridian Apartments                       7,200,000    1/16/98       55%      1966/1997      84       Units
 B047    3052396   The Elms Apartments                            5,925,000    3/10/98       67%        1973         60       Units
 N048      50279   Maplewood Senior Citizens Apartments           5,250,000     7/9/97       76%        1979         114      Units
 N049      50763   Stonebrook Square Apartments                   4,900,000   12/18/97       78%        1972         140      Units
 N050      50493   Jessica Apts.                                  4,785,000   10/20/97       80%        1989         61       Units
 B051    3062247   St. Francis Towers                             5,850,000    5/15/98       65%      1974/1998      69       Units
 B052    3051695   4532 Murietta Avenue                           4,860,000     4/2/98       78%      1991/1997      33       Units
 B053    3052370   Pacific Vista Apartments                       4,700,000    3/17/98       80%        1990         58       Units
 N054      50840   Vermont Hills Apts.                            5,600,000    2/17/98       64%        1984         64       Units
 N055      50689   New Heritage Apts.                             4,900,000   12/18/97       72%        1993         100      Units
 N056      50710   Frederick Gardens Apts.                        4,300,000    11/6/97       80%        1962         173      Units
 N057      50895   Bay Harbor Apts.                               4,300,000    3/16/98       79%        1970         206      Units
 N058      50744   Alder Creek Condominiums (Apt.)                4,650,000   12/13/97       73%        1985         96       Units
 N059      50866   Tara Hills Apts.                               4,150,000    3/20/98       77%        1976         214      Units
 N060      50854   Pantano Villas Apartments                      3,900,000    2/17/98       80%        1979         136      Units
 N061      50959   Wil-Ru Apartments                              4,584,000     4/1/98       68%        1968         116      Units
 N062      50884   Quail Hollow Apartments                        4,172,000    4/15/98       74%        1981         90       Units
 N063      50772   Spring Valley Apartments                       3,760,000   10/20/97       80%        1987         80       Units
 N064      50824   Pheasant Run Apartments                        4,045,000    2/15/98       74%        1976         102      Units
 N065      50553   Spring Garden Apts.                            3,700,000   10/15/97       80%        1987         95       Units
 B066    3052230   Karolena Park Apartments                       4,230,000    3/19/98       70%        1986         56       Units
 N067      50554   Pershing Oaks Apts.                            3,700,000   10/15/97       79%        1987         87       Units
 N068      50841   Valley Vista Apartments                        3,625,000    12/5/97       80%        1987         108      Units


                      LOAN
           NET     BALANCE PER
 SE-    RENTABLE     SF/UNIT
QUENCE  AREA(SF)    ROOM/BED
------  --------    --------
 N001     487,292   $ 40,946
 N002     298,242     69,499
 N003     418,554     39,490
 N004     318,230     47,467
 N005     176,550     33,830
 N006      63,273     21,436
 N007      95,784     18,304
 N008      93,597     12,078
 N009     109,698     27,284
 N010      97,268     28,814
 N011      68,793     30,879
 N012      87,948     25,088
 N013      23,400     25,571
 N014      19,885     23,487
 B015     274,390     35,768
 N016     254,897     39,162
 N017     268,520     46,883
 N018     251,856     34,964
 B019     167,577     50,111
 N020     208,000     53,426
 B021     158,736     50,171
 N022     113,704     98,118
 N023     126,932     37,595
 N024     296,638     24,503
 N025     216,840     26,094
 N026     141,381     45,572
 N027     205,821     31,008
 B028     153,600     40,646
 N029     185,850     30,573
 N030     302,400     16,071
 B031      61,423     73,414
 N032     110,394     49,039
 N033      74,672     49,790
 N034     230,000     22,798
 B035      87,824     42,572
 B036     127,546     37,450
 B037     269,892     17,644
 B038     264,466     17,517
 B039     227,817     28,619
 B040     203,073     22,595
 N041     159,900     16,140
 B042      33,325    135,483
 N043     114,400     30,421
 N044      96,352     38,700
 B045      98,977     27,220
 B046      64,054     47,555
 B047      71,863     66,492
 N048      72,700     34,783
 N049     154,968     27,434
 N050      54,260     62,433
 B051      51,615     54,998
 B052      41,783    114,929
 B053      35,820     64,677
 N054      69,344     56,093
 N055      92,088     35,222
 N056     113,705     19,802
 N057     126,771     16,485
 N058      80,038     35,185
 N059     184,650     14,922
 N060     116,320     22,914
 N061      71,856     26,690
 N062      97,938     34,398
 N063      78,610     37,463
 N064     106,528     29,331
 N065      96,900     31,028
 B066      66,430     52,536
 N067      88,740     33,480
 N068      91,908     26,778

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                        MOST
                OCCUPANCY                                               U/W                  U/W       RECENT       MOST
    OCCUPANCY     AS OF        U/W           U/W            U/W         NOI      U/W      RESERVES      END        RECENT
     PERCENT      DATE       REVENUES     EXPENSES          NOI         DSCR   RESERVES   PER UNIT      DATE      REVENUES
     -------      ----       --------     --------          ---         ----   --------   --------    --------   -----------
        97%      3/31/98     6,939,943   $ 3,786,007   $    3,153,936   1.40   $136,400   $  200.00   12/31/97   $ 7,112,659
       100%      5/31/98     3,713,248     1,396,391        2,316,857   1.44     86,400      300.00   12/31/97     3,561,280
        97%       5/1/98     3,105,944     1,418,485        1,687,459   1.32    114,400      275.00   12/31/97     1,682,452
        96%      2/25/98     2,598,648       883,509        1,715,139   1.33     60,200      175.00   12/31/97     2,633,357
        97%       3/1/98     1,426,114       543,079          883,035   1.54     64,200      297.22   12/31/97     1,502,865
        98%       4/1/98       908,677       511,483          397,194   1.54     37,242      246.64   12/31/97       978,763
        96%       4/1/98       983,545       587,994          395,551   1.54     41,500      250.00   12/31/97       985,918
        95%       4/1/98     1,030,059       714,698          315,361   1.52     52,750      245.35   12/31/97     1,062,522
        97%     12/31/97     1,218,140       777,818          440,322   1.49     62,700      475.00   12/31/97     1,213,438
        98%     12/31/97       968,758       570,615          398,143   1.49     56,500      500.00   12/31/97       973,685
       100%     12/31/97       791,488       476,827          314,661   1.46     40,375      475.00   12/31/97       795,451
       100%     12/31/97       879,163       587,695          291,468   1.47     40,800      425.00   12/31/97       884,404
        97%     12/31/97       257,082       152,059          105,023   1.52     10,850      350.00   12/31/97       247,407
        98%     12/31/97       259,652       172,770           86,882   1.57      9,450      350.00   12/31/97       256,117
        95%       4/1/98     2,369,540       936,844        1,432,696   1.41     76,808      221.99   12/31/97     2,178,130
        99%      12/1/97     2,450,396     1,174,736        1,275,660   1.32     70,200      225.00   12/31/97     2,385,905
        91%      3/28/98     2,289,739       850,913        1,438,826   1.33     50,800      200.00   12/31/97     2,155,840
        95%      1/23/98     2,162,905       831,531        1,331,374   1.44     85,680      255.00   12/31/97     2,125,436
        97%     12/19/97     2,089,363       738,764        1,350,599   1.72     49,500      250.00   12/31/97     2,047,255
        94%       5/5/98     1,539,012       622,781          916,231   1.39     42,880      268.00   12/31/97     1,631,229
        94%      3/25/98     1,414,064       505,311          908,753   1.32     40,585      243.02   12/31/97     1,381,807
       100%      1/20/98     1,530,660       482,395        1,048,265   1.55     20,850      245.29   12/31/97     1,705,115
        89%     12/31/97     1,596,000       692,656          903,344   1.14     44,200      200.00   12/31/97     1,610,697
        92%       5/1/98     2,005,371     1,033,945          971,426   1.52    106,240      320.00   12/31/97     2,121,683
       100%      6/19/98     1,632,902       742,484          890,418   1.41     62,000      200.00   12/31/97     1,568,515
        99%      2/19/98     1,341,273       509,983          831,290   1.30     30,800      175.00   12/31/97     1,358,338
        98%      1/15/98     1,587,459       725,108          862,351   1.35     59,536      244.00   12/31/97     1,612,742
        99%       2/1/98     1,733,434       578,325        1,155,109   1.96     53,200      289.13   12/31/97     1,766,916
       100%      5/28/98     1,817,912       844,837          973,075   1.71     53,100      225.96   12/31/97     1,318,243
        94%      1/31/98     2,058,287     1,160,177          898,110   1.53     96,768      224.00   12/31/97     2,064,678
        99%       4/1/98       951,902       301,291          650,611   1.26      6,585       75.69   12/31/97       861,324
        98%      1/19/98     1,041,854       420,469          621,385   1.32     30,500      250.00   12/31/97     1,033,041
        97%     12/31/97     1,043,138       390,293          652,845   1.41     25,868      223.00   12/31/97     1,025,996
        92%      5/27/98     1,282,849       672,132          610,717   1.42     72,000      300.00   12/31/97     1,300,548
        99%      3/25/98     1,002,231       309,500          692,731   1.27     32,900      257.03   12/31/97     1,001,993
        92%       6/4/98       931,662       330,898          600,764   1.48     35,124      254.52   12/31/97       917,614
        97%     10/31/97     1,499,853       687,744          812,109   2.01     88,272      306.50   12/31/97     1,568,267
        96%       4/1/98     1,468,956       727,620          741,336   1.73     74,782      259.66   12/31/97     1,468,957
        88%      2/28/98     1,041,705       445,034          596,671   1.51     25,200      150.00   12/31/97     1,021,365
        91%       4/6/98     1,182,098       589,629          592,469   1.53     52,518      247.73   12/31/97     1,052,461
        87%      3/10/98     1,157,802       606,041          551,761   1.53     83,400      300.00   12/31/97     1,152,604
        97%      5/27/98       978,198       230,757          747,441   1.56      6,600      200.00
        97%     12/31/97       819,178       363,197          455,981   1.30     36,000      250.00   12/31/97       806,460
        98%      1/26/98       783,819       322,404          461,415   1.33     26,880      240.00   12/31/97       759,170
        93%      11/1/97       890,520       371,724          518,796   1.58     35,371      234.25   12/31/97       902,005
        94%      2/28/98       825,733       289,887          535,846   1.72     25,640      305.24   12/31/97       727,886
       100%      3/20/98       839,691       282,924          556,767   1.72     21,900      365.00   12/31/97       850,894
        99%     12/31/97     1,095,306       604,104          491,202   1.38     25,650      225.00   12/31/97     1,096,590
        86%      2/13/98       793,608       362,846          430,762   1.42     35,000      250.00   12/31/97       811,722
        95%      1/31/98       656,244       259,311          396,933   1.30     14,555      238.61   12/31/97       656,177
        97%       5/1/98       798,543       335,187          463,356   1.56     16,465      238.62   12/31/97       648,025
        94%       5/7/98       543,600       136,821          406,779   1.30      8,050      243.94   12/31/97       570,270
       100%      2/28/98       547,192       153,377          393,815   1.24     14,512      250.21   12/31/97       545,646
       100%      3/11/98       583,146       208,680          374,466   1.31     17,280      270.00   12/31/97       546,795
        96%     12/31/97       631,340       248,254          383,086   1.32     20,000      200.00   12/31/97       624,719
        97%       1/1/98       740,873       353,070          387,803   1.41     55,014      318.00   12/31/97       768,526
        98%      3/17/98       697,493       286,594          410,899   1.48     53,250      258.50   12/31/97       689,879
       100%      12/1/97       586,964       224,298          362,666   1.31     24,000      250.00   12/31/97       607,852
        86%      3/24/98       902,548       524,384          378,164   1.47     57,566      269.00   12/31/97       922,481
        98%      1/31/98       675,004       314,711          360,293   1.42     34,000      250.00   12/31/97       691,172
        97%      6/18/98       580,660       241,191          339,469   1.38     29,000      250.00   12/31/97       653,560
        97%      4/27/98       727,142       294,500          432,642   1.79     41,625      462.50   12/31/97       732,913
       100%       3/6/98       557,455       233,606          323,849   1.36     24,400      305.00   12/31/97       286,225
       100%       1/1/98       650,156       302,530          347,626   1.45     25,500      250.00   12/31/97       648,758
        95%      3/31/98       529,640       201,733          327,907   1.38     26,125      275.00   12/31/97       534,236
        95%      3/12/98       510,501       157,271          353,230   1.50     13,971      249.48   12/31/97       465,258
        94%       4/1/98       523,021       204,655          318,366   1.36     21,750      250.00   12/31/97       516,643
        97%      3/23/98       643,460       312,512          330,948   1.43     30,132      279.00   12/31/97       624,098


                                  MOST      2ND
        MOST          MOST       RECENT     MOST
       RECENT        RECENT       NOI      RECENT
      EXPENSES         NOI        DSCR    END DATE
     -----------   -----------   ------   --------
     $ 3,729,058   $ 3,383,601    1.51    12/31/96
       1,327,615     2,233,665    1.39    12/31/96
         794,129       888,323    0.69    12/31/96
         719,963     1,913,394    1.48
         531,900       970,965    1.69    12/31/96
         505,176       473,587    1.84    12/31/96
         547,992       437,926    1.71    12/31/96
         676,642       385,880    1.86    12/31/96
         790,747       422,691    1.43    12/31/96
         526,399       447,286    1.67    12/31/96
         383,271       412,180    1.91    12/31/96
         484,741       399,663    2.02    12/31/96
         155,367        92,040    1.33    12/31/96
         158,481        97,636    1.76    12/31/96
         874,302     1,303,828    1.28    12/31/96
       1,113,997     1,271,908    1.32    12/31/96
         755,143     1,400,697    1.29    12/31/96
         822,348     1,303,088    1.41    12/31/96
         628,161     1,419,094    1.81    12/31/96
         605,951     1,025,278    1.55    12/31/96
         485,740       896,067    1.30    12/31/96
         421,671     1,283,444    1.89    12/31/96
         694,619       916,078    1.16    12/31/96
         959,537     1,162,146    1.81    12/31/96
         709,757       858,758    1.36    12/31/96
         505,741       852,597    1.33    12/31/96
         705,439       907,303    1.42    12/31/96
         553,652     1,213,264    2.05    12/31/96
         686,796       631,447    1.11    12/31/96
       1,131,607       933,071    1.59    12/31/96
         256,780       604,544    1.17    12/31/96
         399,087       633,954    1.35    12/31/96
         309,477       716,519    1.55    12/31/96
         673,378       627,170    1.46    12/31/96
         301,439       700,554    1.29    12/31/96
         351,711       565,903    1.40    12/31/96
         632,136       936,131    2.32    12/31/96
         544,177       924,780    2.15    12/31/96
         436,234       585,131    1.48    12/31/96
         793,070       259,391    0.67    12/31/96
         585,938       566,666    1.57    12/31/96
         347,604       458,856    1.31    12/31/96
         285,029       474,141    1.36    12/31/96
         351,183       550,822    1.68    12/31/96
         257,615       470,271    1.51
         221,963       628,931    1.94    12/31/96
         544,244       552,346    1.56    12/31/96
         352,709       459,013    1.52    12/31/96
         179,859       476,318    1.56    12/31/96
         316,829       331,196    1.12    12/31/96
         110,676       459,594    1.47
         126,291       419,355    1.32    12/31/96
         176,448       370,347    1.30    12/31/96
         215,142       409,577    1.41    12/31/96
         329,261       439,265    1.59    12/31/96
         155,877       534,002    1.93    12/31/96
         224,228       383,624    1.39    12/31/96
         565,770       356,711    1.39    12/31/96
         296,687       394,485    1.55    12/31/96
         210,756       442,804    1.79    12/31/96
         278,215       454,698    1.88    12/31/96
         121,492       164,733    1.38    12/31/96
         234,012       414,746    1.74    12/31/96
         135,076       399,160    1.68    12/31/96
         125,629       339,629    1.44    12/31/96
         147,208       369,435    1.58    12/31/96
         315,668       308,430    1.33    12/31/96

                                                2ND                                               LARGEST   LARGEST
         2ND           2ND           2ND        MOST                                    LARGEST   TENANT     TENANT
        MOST          MOST          MOST       RECENT                                   TENANT     % OF      LEASE
       RECENT        RECENT        RECENT       NOI                                     LEASED     TOTAL    EXPIRA-
      REVENUES      EXPENSES         NOI        DSCR            LARGEST TENANT            SF        SF        TION
      --------      --------         ---        ----            --------------            --        --        ----
     $ 7,105,707   $ 3,716,849   $ 3,388,858    1.51
       3,135,457     1,306,313     1,829,144    1.14
       1,621,258       868,738       752,520    0.59
       1,461,236       524,796       936,440    1.63
         950,143       474,908       475,235    1.84
         908,471       498,042       410,429    1.60
       1,018,625       616,249       402,376    1.94
       1,155,388       727,815       427,573    1.45
         933,954       556,516       377,438    1.41
         753,051       445,955       307,096    1.42
         875,907       564,304       311,603    1.58
         239,279       132,254       107,025    1.55
         246,576       141,456       105,120    1.90
       2,055,175       852,589     1,202,586    1.18
       2,216,011     1,109,741     1,106,270    1.15
       2,066,713       903,967     1,162,746    1.07
       2,194,809       744,879     1,449,930    1.57
       1,897,515       662,137     1,235,378    1.58
       1,667,153       609,443     1,057,710    1.60
       1,324,099       458,857       865,242    1.26
       1,612,648       414,751     1,197,897    1.77    Cougan's                          8,394       7%     1/31/07
       1,869,677     1,075,959       793,718    1.00    Restaurant                        3,000       2%     3/31/99
       2,229,499       939,274     1,290,225    2.01
       1,450,322     1,168,261       282,061    0.45
       1,317,323       541,730       775,593    1.21
       1,556,733       624,323       932,410    1.46
       1,695,536       518,209     1,177,327    1.99
       1,308,811       668,559       640,252    1.12
       1,916,802     1,364,647       552,155    0.94
         800,242       242,882       557,360    1.08
       1,017,324       399,191       618,133    1.32
       1,043,214       373,274       669,940    1.45
       1,267,869       634,735       633,134    1.47
         929,146       286,309       642,837    1.18
         894,650       332,621       562,029    1.39
       1,480,752       576,583       904,169    2.24
       1,428,423       604,474       823,949    1.92
         991,724       446,612       545,112    1.38
         576,364       222,385       353,979    0.92
       1,146,152       773,833       372,319    1.03
         823,553       175,035       648,518    1.85
         701,522       274,450       427,072    1.23
         893,566       334,116       559,450    1.71
         790,558       217,570       572,988    1.77
       1,133,086       561,934       571,152    1.61
         786,354       346,215       440,139    1.45
         644,141       222,838       421,303    1.38
         463,146       151,440       311,706    1.05
         483,900       144,245       339,655    1.07
         496,959       220,650       276,309    0.97
         599,099       207,460       391,639    1.35
         749,744       344,791       404,953    1.47
         641,297       146,042       495,255    1.79
         585,910       224,933       360,977    1.31
       1,025,905       471,879       554,026    2.16
         667,620       301,070       366,550    1.44
         656,604       253,676       402,928    1.63
         701,855       294,049       407,806    1.69
         578,126       223,153       354,973    1.49
         627,063       199,193       427,870    1.79
         509,361       125,866       383,495    1.62
         458,753       128,866       329,887    1.40
         479,633       151,310       328,323    1.40
         523,573       317,764       205,809    0.89

                                                  SECOND     SECOND
                                        SECOND    LARGEST   LARGEST
                                        LARGEST   TENANT     TENANT
                                        TENANT     % OF      LEASE
              SECOND LARGEST            LEASED     TOTAL    EXPIRA-
                  TENANT                  SF        SF        TION
                  ------                  --        --        ----
     Ruby's Diner                        4,000       4%      7/31/03
     Sanchez                             2,000       2%     10/31/98

 SE-      LOAN
QUENCE   NUMBER                  PROPERTY NAME                                      PROPERTY ADDRESS
------   ------                  -------------                                      ----------------
 N069      50588   Fleur De Leis Apts.                         807 Walters Street
 B070    3056801   Dorset House                                10216 Vultee Avenue
 B071    3062239   Ridgewood Apartments                        1501-1601 Ridgecrest Street
 B072    3057015   Hunters Glen Apartments                     4101 Brittany Street
 N073      50427   365 W. 20th St. Apartments                  365 West 20th Street
 N074      50290   6011 Gaston Avenue Apartments               6011 Gaston Ave.
 N075      50272   Golf Villa Apartments                       1250-A College Parkway
 B076    3051844   Sawgrass Estates                            1125 Sheridan Ave.
 B077    3049590   Country Lane Apartments                     355 E. Lassen Avenue
 N078      50922   Hilltop Towers Apartments                   259-279 Oakville Ave.
 B079    3057023   Victoria Park Apartments                    3165 W. Shields Avenue
 N080      50823   Pomona West Apts.                           815 Pomona Avenue
 N081      50765   Westview Apartments-Dalton                  1104 Walston Street
 N082      50830   Coldwater Crossing Apartments               333 Northeast Drive
 B083    3049483   Hacienda Silva Apartment                    132 & 140-182 E. Lewelling Blvd.
 B084    3049712   110 Delaware Apartments                     2050 Delaware Avenue
 B085    3049863   Riverside Tower Apartments                  11505 Riverside Drive
 B086    3049855   Terrace Apartments                          10834 Blix Street
 N087      50155   Commodore Apartments                        1621 SW Morrison St.
 N088      50206   The White House Dormitory                   2819 Rio Grande
 N089      50901   Aztec Villa Apartments                      3913 Pisa Drive
 B090    3048121   Bethany Towers                              301 Bethany Road
 B091    3051786   Evergreen Apartments LLC                    50 Hollowview Lane
 B092    3046414   Railview Apartments                         1015 2nd Avenue
 B093    3062411   Metro View I & II                           302-310 8th Ave. South & 327 7th Ave. South
 B094    3062098   Princeton Place Apartments                  3166 West Princeton Avenue
 N095      50795   Rosewood Apartments                         6600 Lancaster Road
 N096      50019   Oak Street Apartments                       7722 Oak Street
 B097    3050929   Hillcrest Apartments                        21901 58th Avenue West
 B098    3062957   Durfee Terrace Apartments                   4928 Durfee Avenue
 N099      50743   Cedar Creek Apts.                           1000 University Drive East
 B100    3046406   Oak Hills Manor Apartments                  820 Civic Heights Drive
 B101    3051687   Broadway Manor Apartments                   6640 West Broadway Avenue
 B102    3062106   Marshall Reed Apartments                    511 South Graham Street
 N103      50415   Westwood Parc                               2030 Belle Vue Way
 N104      50988   112 1st Avenue                              112 1st Avenue
 N105      50845   Norwood Village Apartments                  507 Sandpiper Lane
 B106    3049038   White Crane Building                        900-914 West Belmont Avenue
 B107    3062114   Bingham Court Apartments                    3537 Bingham Ave.
 B108    3054780   Manhattan Court Apartments                  111 and 115 15th Street Court
 B109    3049020   Sheffield Apartments                        3115-21 N. Sheffield Avenue
 B110    3054830   Patricia Avenue Apartments                  1817 Patricia Avenue
 B111    3056850   Mississippi View Apartments                 110 and 120 18th St. Northwest
 B112    3051091   Romney Apartments Riverside                 1970 7th Street
 N113      50085   Wedgewood Apartments                        2819 Walton Ave.
 N114      50411   Embassy House                               415 N. Gadsden
 B115    3055464   Caltempo Apartments                         14950 Vanowen St.
 B116    3052305   Colorado Court Apartments                   1410 Colorado Ave. South
 B117    3052313   Victoria Lake Apartments                    8340 & 8400 Minnetonka Blvd., 2948 Wyoming Avenue South
 B118    3049665   Viewcrest Apartments                        14438 59th Ave. South
 B119    3056736   Raintree Apartments                         800-876 S. E. 187th Avenue
 B120    3049319   Catalina Vista Apartments                   8550 East Old Spanish Trail
 N121      50775   Palmetto Garden Apts.                       139 O'Neil Court
 B122    3049004   The Buckingham                              710-716 West Buckingham Aveune
 B123    3049012   The Grace                                   712-720 West Grace Avenue
 N124      50996   Del Capri Apartments                        4006-4012 Puente Avenue
 N125      50413   Greenbriar Apts.                            2210 Jackson Bluff Rd.
 B126    3054590   Woodbridge Terrace Apartments               1523 Woodbridge Street and 208 Hoyt Avenue West
 B127    3051133   Bear Creek North Apartments                 2904 M Street
 B128    3046604   Morningstar Apartments                      100,120 Iowa Ave. West
 N129      50150   Silver Sage Apartments                      1243 High School Street
 B130    3050903   Issaquah Valley Place                       75 NW Dogwood Street
 N131      50676   Village Green II Apartments                 2700 N. 5th Street
 N132      50742   Oak Ridge Apts.                             1120 NW 45th Ave.
 N133      50882   Garden Park Apartments                      1700 North Mays Street
 B134    3056751   Verona Apartments                           5860 N. Kenmore Avenue
 B135    3062445   Kachina Court                               5255 East 29th Street
 B136    3052297   Lakeview Apartments                         723 Water Street
 B137    3054798   Sunplace Apartments                         1721 Marion Street
 B138    3049749   Redmond Apartments                          217-229 8th Avenue SE


 SE-
QUENCE         COUNTY                   CITY
------         ------                   ----
 N069   Calcasieu Parish      Lake Charles
 B070   Los Angeles           Downey
 B071   Los Angeles           Monterey Park
 B072   Kern                  Bakersfield
 N073   Manhattan             New York
 N074   Dallas                Dallas
 N075   Santa Rosa            Gulf Breeze
 B076   Butte                 Chico
 B077   Butte                 Chico
 N078   New Haven             Waterbury
 B079   Fresno                Fresno
 N080   Butte                 Chico
 N081   Whitfield             Dalton
 N082   Allen                 Fort Wayne
 B083   Alameda               San Lorenzo
 B084   Dakota                West St. Paul
 B085   Los Angeles           Los Angeles
 B086   Los Angeles           Los Angeles
 N087   Multnomah             Portland
 N088   Travis                Austin
 N089   Bay                   Panama City
 B090   Los Angeles           Burbank
 B091   Santa Cruz            Watsonville
 B092   St. Louis             Proctor
 B093   Stearns               St. Cloud
 B094   Fresno                Fresno
 N095   Pulaski               Little Rock
 N096   Orleans               New Orleans
 B097   Snohomish             Mountlake Terrace
 B098   Los Angeles           Pico Rivera
 N099   Brazos                College Station
 B100   Anoka                 Circle Pines
 B101   Hennepin              Brooklyn Park
 B102   Jackson               Carbondale
 N103   Leon                  Tallahassee
 N104   New York              New York
 N105   Tarrant               Arlington
 B106   Cook                  Chicago
 B107   St. Louis             St. Louis
 B108   Benton                Sauk Rapids
 B109   Cook                  Chicago
 B110   Ventura               Simi Valley
 B111   Benton                Sauk Rapids
 B112   Riverside             Riverside
 N113   Tarrant               Ft. Worth
 N114   Leon                  Tallahassee
 B115   Los Angeles           Van Nuys
 B116   Hennepin              St. Louis Park
 B117   Hennepin              St. Louis Park
 B118   King                  Tukwila
 B119   Multnomah             Gresham
 B120   Pima                  Tucson
 N121   Richland              Columbia
 B122   Cook                  Chicago
 B123   Cook                  Chicago
 N124   Los Angeles           Baldwin Park
 N125   Leon                  Tallahassee
 B126   Ramsey                St. Paul
 B127   Merced                Merced
 B128   Ramsey                St. Paul
 N129   Douglas               Gardenerville
 B130   King                  Issaquah
 N131   Kay                   Ponca City
 N132   Alachua               Gainesville
 N133   Williamson            Round Rock
 B134   Cook                  Chicago
 B135   Pima                  Tucson
 B136   Hennepin              Excelsior
 B137   Ramsey                Roseville
 B138   Hennepin              Minneapolis

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                           CUT-OFF          MATURITY                                      ADMINI-
                   ZIP     PROPERTY       ORIGINAL           DATE             DATE              LOAN         MORTGAGE    STRATIVE
    STATE         CODE       TYPE         BALANCE          BALANCE          BALANCE             TYPE           RATE     FEE RATE(I)
    -----         ----       ----         -------          -------          -------             ----           ----     -----------
     LA          70607   Multifamily   $    2,850,000   $    2,833,637   $    2,506,106       Balloon         7.270%       0.168%
     CA          90241   Multifamily        2,750,000        2,744,460        2,410,700       Balloon         7.129%       0.143%
     CA          91754   Multifamily        2,720,000        2,716,709        2,384,469       Balloon         7.118%       0.143%
     CA          93312   Multifamily        2,600,000        2,596,541        2,260,321       Balloon         6.802%       0.143%
     NY          10122   Multifamily        2,600,000        2,585,406        2,262,347       Balloon         6.870%       0.143%
     TX          75214   Multifamily        2,600,000        2,583,178        2,310,901       Balloon         7.700%       0.143%
     FL          32561   Multifamily        2,600,000        2,582,476        2,416,546       Balloon         7.530%       0.143%
     CA          95926   Multifamily        2,500,000        2,495,063        2,195,789       Balloon         7.204%       0.143%
     CA          95973   Multifamily        2,475,000        2,469,928        2,165,968       Balloon         7.064%       0.143%
     CT          06708   Multifamily        2,400,000        2,398,499        2,096,759       Balloon         7.000%       0.143%
     CA          93722   Multifamily        2,360,000        2,356,922        2,055,414       Balloon         6.870%       0.143%
     CA          95928   Multifamily        2,337,000        2,332,343        2,050,827       Balloon         7.170%       0.143%
     GA          30720   Multifamily        2,215,000        2,206,794        1,927,062       Balloon         6.840%       0.143%
     IN          46825   Multifamily        2,190,000        2,183,069        1,771,640       Balloon         7.270%       0.243%
     CA          94580   Multifamily        2,025,000        2,020,168        1,791,360       Balloon         7.472%       0.143%
     MN          55118   Multifamily        1,950,000        1,943,598        1,717,674       Balloon         7.316%       0.143%
     CA          91602   Multifamily        1,925,000        1,920,249        1,697,800       Balloon         7.353%       0.143%
     CA          91602   Multifamily        1,925,000        1,920,249        1,697,800       Balloon         7.353%       0.143%
     OR          97205   Multifamily        1,895,000        1,871,967        1,561,306       Balloon         7.910%       0.143%
     TX          78705   Multifamily        1,838,600        1,827,029        1,480,745       Balloon         8.120%       0.118%
     FL          32405   Multifamily        1,800,000        1,797,618        1,565,594       Balloon         6.820%       0.143%
     CA          91504   Multifamily        1,725,000        1,719,113        1,513,658       Balloon         7.166%       0.143%
     CA          95070   Multifamily        1,700,000        1,695,446        1,487,969       Balloon         7.057%       0.143%
     MN          55810   Multifamily        1,600,000        1,590,750                    Fully Amortizing    7.016%       0.143%
     MN          56301   Multifamily        1,584,000        1,583,087        1,393,277       Balloon         7.262%       0.143%
     CA          93722   Multifamily        1,560,000        1,557,966        1,358,663       Balloon         6.870%       0.143%
     AR          72209   Multifamily        1,520,000        1,514,738        1,331,842       Balloon         7.110%       0.143%
     LA          70118   Multifamily        1,512,000        1,501,467        1,387,571       Balloon         9.080%       0.193%
     WA          98043   Multifamily        1,475,000        1,471,974        1,290,695       Balloon         7.060%       0.143%
     CA          90660   Multifamily        1,450,000        1,449,087        1,266,026       Balloon         6.977%       0.143%
     TX          77840   Multifamily        1,455,000        1,448,643        1,266,848       Balloon         6.850%       0.143%
     MN          55014   Multifamily        1,450,000        1,446,947        1,265,496       Balloon         6.960%       0.143%
     MN          55428   Multifamily        1,440,000        1,436,270        1,264,433       Balloon         7.180%       0.143%
     IL          62901   Multifamily        1,425,000        1,423,304        1,250,901       Balloon         7.170%       0.143%
     FL          32304   Multifamily        1,430,000        1,422,149        1,276,350       Balloon         7.860%       0.168%
     NY          10005   Multifamily        1,400,000        1,399,098        1,219,887       Balloon         6.900%       0.143%
     TX          76013   Multifamily        1,400,000        1,397,180        1,227,298       Balloon         7.130%       0.143%
     IL          60657   Multifamily        1,400,000        1,396,143        1,222,039       Balloon         6.953%       0.143%
     MO          63111   Multifamily        1,345,000        1,343,374        1,179,146       Balloon         7.120%       0.143%
     MN          56379   Multifamily        1,280,000        1,277,679        1,133,227       Balloon         7.519%       0.143%
     IL          60657   Multifamily        1,275,000        1,271,487        1,112,928       Balloon         6.953%       0.143%
     CA          91302   Multifamily        1,235,000        1,232,546        1,084,078       Balloon         7.181%       0.143%
     MN          56379   Multifamily        1,225,000        1,223,539        1,075,169       Balloon         7.164%       0.143%
     CA          92507   Multifamily        1,200,000        1,195,999        1,110,640       Balloon         7.257%       0.143%
     TX          76133   Multifamily        1,200,000        1,190,655        1,127,137       Balloon         8.190%       0.168%
     FL          32303   Multifamily        1,165,000        1,158,193        1,033,542       Balloon         7.610%       0.143%
     CA          91405   Multifamily        1,150,000        1,149,250        1,000,985       Balloon         6.860%       0.143%
     MN          55416   Multifamily        1,125,000        1,123,603          984,038       Balloon         7.033%       0.143%
     MN          55426   Multifamily        1,120,000        1,118,609          979,664       Balloon         7.033%       0.143%
     WA          98168   Multifamily        1,120,000        1,118,596          978,867       Balloon         7.002%       0.143%
     OR          97233   Multifamily        1,100,000        1,097,842          966,767       Balloon         7.229%       0.143%
     AZ          85710   Multifamily        1,100,000        1,096,894          957,828       Balloon         6.861%       0.143%
     SC     29223-7623   Multifamily        1,100,000        1,096,450          887,169       Balloon         7.170%       0.193%
     IL          60657   Multifamily        1,087,000        1,084,005          948,826       Balloon         6.953%       0.143%
     IL          60613   Multifamily        1,050,000        1,047,107          916,529       Balloon         6.953%       0.143%
     CA          91706   Multifamily        1,025,000        1,024,359          895,491       Balloon         7.000%       0.143%
     FL          32304   Multifamily        1,025,000        1,019,373          914,867       Balloon         7.860%       0.168%
     MN          55117   Multifamily        1,000,000          998,859          880,893       Balloon         7.306%       0.143%
     CA          95348   Multifamily        1,000,000          998,615          866,137       Balloon         6.665%       0.143%
     MN          55117   Multifamily        1,000,000          997,492          880,696       Balloon         7.296%       0.143%
     NV          89410   Multifamily        1,000,000          992,750          800,249       Balloon         7.980%       0.293%
     WA          98027   Multifamily          945,000          943,061          826,920       Balloon         7.060%       0.143%
     OK          74601   Multifamily          900,000          892,190          624,128       Balloon         7.365%       0.293%
     FL          32609   Multifamily          880,000          874,510          714,913       Balloon         7.390%       0.293%
     TX          78664   Multifamily          875,000          873,962          768,296       Balloon         7.180%       0.243%
     IL          60660   Multifamily          860,000          851,958                    Fully Amortizing    7.207%       0.143%
     AZ          85711   Multifamily          806,250          805,371          712,739       Balloon         7.446%       0.143%
     MN          55331   Multifamily          755,000          754,062          660,399       Balloon         7.033%       0.143%
     MN          55113   Multifamily          750,000          747,971          671,187       Balloon         8.043%       0.143%
     MN          55414   Multifamily          750,000          747,538          660,644       Balloon         7.316%       0.143%


       SUB-        NET                  FIRST      INTEREST
     SERVICING   MORTGAGE     NOTE     PAYMENT     ACCRUAL
     FEE RATE      RATE       DATE       DATE       METHOD
     --------      ----       ----       ----       ------
       0.125%     7.102%    12/29/97     2/1/98   Actual/360
       0.100%     6.986%     5/22/98     7/1/98   Actual/360
       0.100%     6.975%     6/16/98     8/1/98   Actual/360
       0.100%     6.659%     6/26/98     8/1/98   Actual/360
       0.100%     6.727%     1/20/98     3/1/98   Actual/360
       0.100%     7.557%    10/29/97    12/1/97   Actual/360
       0.100%     7.387%    10/20/97    12/1/97   Actual/360
       0.100%     7.061%     5/27/98     7/1/98   Actual/360
       0.100%     6.921%     4/28/98     7/1/98   Actual/360
       0.100%     6.857%     7/10/98     9/1/98   Actual/360
       0.100%     6.727%     6/10/98     8/1/98   Actual/360
       0.100%     7.027%     5/22/98     7/1/98   Actual/360
       0.100%     6.697%      3/5/98     5/1/98   Actual/360
       0.200%     7.027%     5/14/98     7/1/98   Actual/360
       0.100%     7.329%     4/17/98     6/1/98   Actual/360
       0.100%     7.173%     3/26/98     5/1/98   Actual/360
       0.100%     7.210%     4/23/98     6/1/98   Actual/360
       0.100%     7.210%     4/23/98     6/1/98   Actual/360
       0.100%     7.767%     8/14/97    10/1/97   Actual/360
       0.075%     8.002%     9/17/97    11/1/97   Actual/360
       0.100%     6.677%     6/30/98     8/1/98   Actual/360
       0.100%     7.023%     3/10/98     5/1/98   Actual/360
       0.100%     6.914%     4/23/98     6/1/98   Actual/360
       0.100%     6.873%     5/18/98     7/1/98     30/360
       0.100%     7.119%      7/9/98     9/1/98   Actual/360
       0.100%     6.727%     6/11/98     8/1/98   Actual/360
       0.100%     6.967%     3/30/98     5/1/98   Actual/360
       0.150%     8.887%      4/7/97     6/1/97   Actual/360
       0.100%     6.917%     5/19/98     7/1/98   Actual/360
       0.100%     6.834%      7/6/98     9/1/98   Actual/360
       0.100%     6.707%     2/27/98     4/1/98   Actual/360
       0.100%     6.817%     5/18/98     7/1/98   Actual/360
       0.100%     7.037%      4/3/98     6/1/98   Actual/360
       0.100%     7.027%     6/16/98     8/1/98   Actual/360
       0.125%     7.692%    11/17/97     1/1/98   Actual/360
       0.100%     6.757%      7/9/98     9/1/98   Actual/360
       0.100%     6.987%     5/11/98     7/1/98   Actual/360
       0.100%     6.810%     3/24/98     6/1/98   Actual/360
       0.100%     6.977%     6/16/98     8/1/98   Actual/360
       0.100%     7.376%      5/6/98     7/1/98   Actual/360
       0.100%     6.810%     3/20/98     6/1/98   Actual/360
       0.100%     7.038%     5/22/98     7/1/98   Actual/360
       0.100%     7.021%      6/2/98     8/1/98   Actual/360
       0.100%     7.114%     3/27/98     5/1/98   Actual/360
       0.125%     8.022%     6/19/97     8/1/97   Actual/360
       0.100%     7.467%    11/17/97     1/1/98   Actual/360
       0.100%     6.717%      7/9/98     9/1/98   Actual/360
       0.100%     6.890%      6/5/98     8/1/98   Actual/360
       0.100%     6.890%      6/5/98     8/1/98   Actual/360
       0.100%     6.859%     6/16/98     8/1/98   Actual/360
       0.100%     7.086%     5/11/98     7/1/98   Actual/360
       0.100%     6.718%     3/23/98     6/1/98   Actual/360
       0.150%     6.977%      5/5/98     7/1/98   Actual/360
       0.100%     6.810%     3/23/98     6/1/98   Actual/360
       0.100%     6.810%     3/20/98     6/1/98   Actual/360
       0.100%     6.857%     7/20/98     9/1/98   Actual/360
       0.125%     7.692%    11/17/97     1/1/98   Actual/360
       0.100%     7.163%      6/1/98     8/1/98   Actual/360
       0.100%     6.522%      6/8/98     8/1/98   Actual/360
       0.100%     7.153%     4/20/98     6/1/98   Actual/360
       0.250%     7.687%      8/1/97    10/1/97   Actual/360
       0.100%     6.917%     5/19/98     7/1/98   Actual/360
       0.250%     7.072%     3/16/98     5/1/98   Actual/360
       0.250%     7.097%     2/26/98     4/1/98   Actual/360
       0.200%     6.937%     6/24/98     8/1/98   Actual/360
       0.100%     7.064%     5/12/98     7/1/98     30/360
       0.100%     7.303%     6/24/98     8/1/98   Actual/360
       0.100%     6.890%      6/5/98     8/1/98   Actual/360
       0.100%     7.900%     5/11/98     7/1/98   Actual/360
       0.100%     7.173%     3/26/98     5/1/98   Actual/360

                     ORIGINAL     ORIGINAL                 REMAINING
                     TERM TO    AMORTIZATION                TERM TO                   CROSS-                LOCKOUT
       MONTHLY       MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED  EXPIRATION
       PAYMENT       (MONTHS)   (MONTHS)(II)   (MONTHS)    (MONTHS)      DATE         LOANS        LOANS      DATE
       -------       --------   ------------   --------    --------      ----         -----        -----      ----
    $    19,480.70     120          360            8          112        1/1/08         No          No      12/31/01
         18,534.68     120          360            3          117        6/1/08         No          No        4/1/08
         18,312.29     120          360            2          118        7/1/08         No          No        5/1/08
         16,953.52     120          360            2          118        7/1/08         No        Yes(E)      5/1/08
         17,071.46     120          360            7          113        2/1/08         No          No       1/31/02
         18,536.96     120          360           10          110       11/1/07         No          No      10/31/01
         18,233.02      84          360           10           74       11/1/04         No          No      10/31/99
         16,976.48     120          360            3          117        6/1/08         No          No        4/1/08
         16,572.75     120          360            3          117        6/1/08         No          No        4/1/08
         15,967.26     120          360            1          119        8/1/08         No          No       7/31/02
         15,495.64     120          360            2          118        7/1/08         No        Yes(E)      5/1/08
         15,815.85     120          360            3          117        6/1/08         No          No        2/1/08
         14,499.21     120          360            5          115        4/1/08         No        Yes(H)     3/31/02
         15,857.70     120          300            3          117        6/1/08         No          No       5/31/02
         14,120.29     120          360            4          116        5/1/08         No          No        3/1/08
         13,389.84     120          360            5          115        4/1/08         No        Yes(M)     1/31/08
         13,266.65     120          360            4          116        5/1/08         No        Yes(N)      3/1/08
         13,266.65     120          360            4          116        5/1/08         No        Yes(N)      3/1/08
         14,513.12     120          300           12          108        9/1/07         No          No       8/31/01
         13,645.12     180          360           11          169       10/1/12         No          No       9/30/05
         11,758.64     120          360            2          118        7/1/08         No        Yes(K)      1/1/08
         11,669.42     120          360            5          115        4/1/08         No          No       1/31/08
         11,375.29     120          360            4          116        5/1/08         No          No        3/1/08
         12,420.15     240          240            3          237        6/1/18         No          No        4/1/18
         10,818.57     120          360            1          119        8/1/08         No          No        6/1/08
         10,242.88     120          360            2          118        7/1/08         No        Yes(E)      5/1/08
         10,225.14     120          360            5          115        4/1/08         No          No       3/31/02
         12,253.03     120          360           16          104        5/1/07         No          No       4/30/01
          9,872.72     120          360            3          117        6/1/08         No        Yes(O)      4/1/08
          9,624.50     120          360            1          119        8/1/08         No        Yes(P)      6/1/08
          9,534.02     120          360            6          114        3/1/08         No          No       2/28/02
          9,607.97     120          360            3          117        6/1/08         No        Yes(Q)      4/1/08
          9,755.06     120          360            4          116        5/1/08         No          No        3/1/08
          9,643.81     120          360            2          118        7/1/08         No        Yes(R)      5/1/08
         10,353.61     120          360            9          111       12/1/07         No        Yes(S)    11/30/01
          9,220.40     120          360            1          119        8/1/08         No          No       3/31/08
          9,436.78     120          360            3          117        6/1/08         No          No       5/31/02
          9,270.09     120          360            4          116        5/1/08         No        Yes(T)      3/1/08
          9,056.98     120          360            2          118        7/1/08         No        Yes(R)      5/1/08
          8,966.60     120          360            3          117        6/1/08         No          No        4/1/08
          8,442.40     120          360            4          116        5/1/08         No        Yes(T)      3/1/08
          8,367.16     120          360            3          117        6/1/08         No          No        4/1/08
          8,285.32     120          360            2          118        7/1/08         No          No        5/1/08
          8,191.81      84          360            5           79        4/1/05         No          No       1/30/05
          8,964.63      84          360           14           70        7/1/04         No          No       6/30/00
          8,233.78     120          360            9          111       12/1/07         No        Yes(S)    11/30/01
          7,543.16     120          360            1          119        8/1/08         No          No        6/1/08
          7,509.60     120          360            2          118        7/1/08         No        Yes(U)      1/2/08
          7,476.23     120          360            2          118        7/1/08         No        Yes(U)      1/2/08
          7,452.89     120          360            2          118        7/1/08         No          No        5/1/08
          7,488.28     120          360            3          117        6/1/08         No          No        4/1/08
          7,215.93     120          360            4          116        5/1/08         No          No        3/1/08
          7,894.27     120          300            3          117        6/1/08         No          No       5/31/02
          7,197.56     120          360            4          116        5/1/08         No        Yes(T)      3/1/08
          6,952.56     120          360            4          116        5/1/08         No        Yes(T)      3/1/08
          6,819.35     120          360            1          119        8/1/08         No          No       3/31/08
          7,421.29     120          360            9          111       12/1/07         No        Yes(S)    11/30/01
          6,859.79     120          360            2          118        7/1/08         No          No        5/1/08
          6,429.58     120          360            2          118        7/1/08         No        Yes(F)      5/1/08
          6,852.99     120          360            4          116        5/1/08         No          No        3/1/08
          7,323.71     180          360           12          168        9/1/12         No          No       7/31/05
          6,325.23     120          360            3          117        6/1/08         No        Yes(O)      4/1/08
          7,176.23     120          240            5          115        4/1/08         No          No       3/31/02
          6,440.29     120          300            6          114        3/1/08         No        Yes(J)     2/28/02
          5,927.55     120          360            2          118        7/1/08         No        Yes(V)     6/30/02
          7,829.79     180          180            3          177        6/1/13         No        Yes(W)      4/1/13
          5,607.63     120          360            2          118        7/1/08         No          No        5/1/08
          5,039.78     120          360            2          118        7/1/08         No        Yes(U)      1/2/08
          5,810.00      84          300            3           81        6/1/05         No          No        4/1/05
          5,149.94     120          360            5          115        4/1/08         No        Yes(M)     1/31/08


               PREPAYMENT PENALTY DESCRIPTION (MONTHS)
               ---------------------------------------
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(24)/GRTR1%PPMTorYM(36)/2%(12)/1%(6)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(116)/OPEN(4)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(114)/OPEN(6)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(238)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(81)/OPEN(3)/DEFEASANCE
     LO(36)/GRTR1%PPMTorYM(42)/OPEN(6)
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(114)/OPEN(6)/DEFEASANCE
     LO(114)/OPEN(6)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(116)/OPEN(4)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(114)/OPEN(6)/DEFEASANCE
     LO(82)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE

                                                                                                                    TOTAL      SF/
                                                                                          CUT-OFF                  UNITS/     UNIT/
 SE-      LOAN                                                  APPRAISAL     APPRAISAL   DATE LTV   YEAR BUILT/    ROOM/     ROOM/
QUENCE   NUMBER                  PROPERTY NAME                    VALUE         DATE       RATIO      RENOVATED      BED       BED
------   ------                  -------------                    -----         ----       -----      ---------      ---       ---
 N069      50588   Fleur De Leis Apts.                         $  3,950,000    9/10/97       72%        1972            176   Units
 B070    3056801   Dorset House                                   3,650,000    4/16/98       75%        1965             53   Units
 B071    3062239   Ridgewood Apartments                           3,400,000     3/4/98       80%        1962             74   Units
 B072    3057015   Hunters Glen Apartments                        3,475,000     6/5/98       75%        1992             72   Units
 N073      50427   365 W. 20th St. Apartments                     4,770,000    9/10/97       54%        1927             74   Units
 N074      50290   6011 Gaston Avenue Apartments                  3,200,000     8/5/97       81%      1961/1996          45   Units
 N075      50272   Golf Villa Apartments                          3,725,000    8/26/97       69%        1983            136   Units
 B076    3051844   Sawgrass Estates                               3,200,000    4/14/98       78%        1990             69   Units
 B077    3049590   Country Lane Apartments                        3,500,000     4/6/98       71%        1987             80   Units
 N078      50922   Hilltop Towers Apartments                      3,150,000    5/12/98       76%      1966/1993         111   Units
 B079    3057023   Victoria Park Apartments                       2,950,000    12/4/97       80%        1985            142   Units
 N080      50823   Pomona West Apts.                              3,180,000   12/29/97       73%        1991             60   Units
 N081      50765   Westview Apartments-Dalton                     2,800,000   12/18/97       79%        1973            101   Units
 N082      50830   Coldwater Crossing Apartments                  3,175,000    1/28/98       69%      1963/1985         144   Units
 B083    3049483   Hacienda Silva Apartment                       2,700,000    3/10/98       75%        1997             23   Units
 B084    3049712   110 Delaware Apartments                        2,630,000    2/11/98       74%        1970             55   Units
 B085    3049863   Riverside Tower Apartments                     2,450,000    12/9/97       78%        1987             36   Units
 B086    3049855   Terrace Apartments                             2,650,000    12/9/97       72%        1986             32   Units
 N087      50155   Commodore Apartments                           2,454,000    6/20/97       76%      1927/1987          67   Units
 N088      50206   The White House Dormitory                      2,500,000    7/10/97       73%      1965/1993          37   Units
 N089      50901   Aztec Villa Apartments                         2,900,000    4/14/98       62%        1974            128   Units
 B090    3048121   Bethany Towers                                 2,350,000    2/10/98       73%        1988             26   Units
 B091    3051786   Evergreen Apartments LLC                       2,570,000    3/12/98       66%        1988             37   Units
 B092    3046414   Railview Apartments                            2,500,000    2/10/98       64%        1977             60   Units
 B093    3062411   Metro View I & II                              1,980,000     4/7/98       80%      1948/1989          52   Units
 B094    3062098   Princeton Place Apartments                     1,950,000    12/4/97       80%        1985             90   Units
 N095      50795   Rosewood Apartments                            1,900,000    1/19/98       80%        1968            100   Units
 N096      50019   Oak Street Apartments                          1,890,000    1/10/97       79%      1935/1995          43   Units
 B097    3050929   Hillcrest Apartments                           2,180,000     4/2/98       68%        1990             27   Units
 B098    3062957   Durfee Terrace Apartments                      2,150,000    5/22/98       67%      1988/1997          36   Units
 N099      50743   Cedar Creek Apts.                              2,000,000   12/18/97       72%        1984             67   Units
 B100    3046406   Oak Hills Manor Apartments                     2,085,000     2/6/98       69%        1995             48   Units
 B101    3051687   Broadway Manor Apartments                      1,800,000    11/7/97       80%      1965/1972          59   Units
 B102    3062106   Marshall Reed Apartments                       1,900,000    4/22/98       75%        1967            121   Units
 N103      50415   Westwood Parc                                  2,000,000     9/2/97       71%        1974             94   Units
 N104      50988   112 1st Avenue                                 1,790,000     5/6/98       78%      1889/1985           8   Units
 N105      50845   Norwood Village Apartments                     1,720,000    2/10/98       81%        1975            112   Units
 B106    3049038   White Crane Building                           1,925,000    1/26/98       73%      1918/1988          17   Units
 B107    3062114   Bingham Court Apartments                       1,680,000    4/20/98       80%      1929/1997          96   Units
 B108    3054780   Manhattan Court Apartments                     1,600,000     4/2/98       80%        1991             48   Units
 B109    3049020   Sheffield Apartments                           1,700,000    1/26/98       75%      1928/1992          21   Units
 B110    3054830   Patricia Avenue Apartments                     1,600,000    4/21/98       77%        1990             22   Units
 B111    3056850   Mississippi View Apartments                    1,700,000     4/2/98       72%        1989             48   Units
 B112    3051091   Romney Apartments Riverside                    1,600,000     3/6/98       75%      1970/1991          81   Units
 N113      50085   Wedgewood Apartments                           1,500,000    4/29/97       79%      1969/1995         118   Units
 N114      50411   Embassy House                                  1,470,000     9/2/97       79%        1969             48   Units
 B115    3055464   Caltempo Apartments                            1,700,000     6/4/98       68%        1969             59   Units
 B116    3052305   Colorado Court Apartments                      1,500,000    4/16/98       75%        1969             43   Units
 B117    3052313   Victoria Lake Apartments                       1,550,000    4/16/98       72%        1960             50   Units
 B118    3049665   Viewcrest Apartments                           1,410,000    2/27/98       79%        1962             39   Units
 B119    3056736   Raintree Apartments                            1,510,000     3/9/98       73%        1972             40   Units
 B120    3049319   Catalina Vista Apartments                      1,400,000    1/29/98       78%      1971/1996          50   Units
 N121      50775   Palmetto Garden Apts.                          1,550,000    1/13/98       71%        1973             64   Units
 B122    3049004   The Buckingham                                 1,450,000    1/26/98       75%      1923/1993          14   Units
 B123    3049012   The Grace                                      1,400,000    1/26/98       75%      1906/1993          34   Units
 N124      50996   Del Capri Apartments                           1,400,000    5/26/98       73%        1963             36   Units
 N125      50413   Greenbriar Apts.                               1,380,000     9/2/97       74%        1965             50   Units
 B126    3054590   Woodbridge Terrace Apartments                  1,250,000     4/6/98       80%        1969             48   Units
 B127    3051133   Bear Creek North Apartments                    1,800,000    2/11/98       55%        1970             54   Units
 B128    3046604   Morningstar Apartments                         1,250,000   12/30/97       80%        1964             46   Units
 N129      50150   Silver Sage Apartments                         1,600,000    6/26/97       62%        1994             23   Units
 B130    3050903   Issaquah Valley Place                          1,520,000     4/2/98       62%        1995             14   Units
 N131      50676   Village Green II Apartments                    1,200,000    7/11/97       74%        1985             62   Units
 N132      50742   Oak Ridge Apts.                                1,300,000    11/6/97       67%      1972/1986          64   Units
 N133      50882   Garden Park Apartments                         1,200,000    3/17/98       73%        1971             48   Units
 B134    3056751   Verona Apartments                              1,190,000    1/27/98       72%        1926             69   Units
 B135    3062445   Kachina Court                                  1,075,000    5/22/98       75%        1979             82   Units
 B136    3052297   Lakeview Apartments                            1,050,000    4/16/98       72%        1969             30   Units
 B137    3054798   Sunplace Apartments                            1,000,000    3/30/98       75%        1971             30   Units
 B138    3049749   Redmond Apartments                             1,560,000    2/11/98       48%      1890/1997          21   Units


                      LOAN
           NET     BALANCE PER
 SE-    RENTABLE     SF/UNIT
QUENCE  AREA(SF)    ROOM/BED
------  --------    --------
 N069     166,416  $    16,100
 B070      53,604       51,782
 B071      50,956       36,712
 B072      68,492       36,063
 N073      44,990       34,938
 N074      41,368       57,404
 N075     119,200       18,989
 B076      65,343       36,160
 B077      64,192       30,874
 N078      98,291       21,608
 B079      84,309       16,598
 N080      80,100       38,872
 N081     104,159       21,849
 N082      96,912       15,160
 B083      29,299       87,833
 B084      57,087       35,338
 B085      29,475       53,340
 B086      31,240       60,008
 N087      24,894       27,940
 N088      26,640       49,379
 N089     122,400       14,044
 B090      22,770       66,120
 B091      37,367       45,823
 B092      34,208       26,512
 B093      41,911       30,444
 B094      53,265       17,311
 N095      83,472       15,147
 N096      26,780       34,918
 B097      27,351       54,518
 B098      33,049       40,252
 N099      68,846       21,622
 B100      41,122       30,145
 B101      46,475       24,344
 B102      45,258       11,763
 N103      57,360       15,129
 N104       5,440      174,887
 N105      64,512       12,475
 B106      26,347       82,126
 B107      46,440       13,993
 B108      45,010       26,618
 B109      22,394       60,547
 B110      22,932       56,025
 B111      46,800       25,490
 B112      23,928       14,765
 N113     116,966       10,090
 N114      47,088       24,129
 B115      35,640       19,479
 B116      30,407       26,130
 B117      33,930       22,372
 B118      29,955       28,682
 B119      31,732       27,446
 B120      43,740       21,938
 N121      52,000       17,132
 B122      16,661       77,429
 B123      20,870       30,797
 N124      24,564       28,454
 N125      36,600       20,387
 B126      34,832       20,810
 B127      55,480       18,493
 B128      40,557       21,685
 N129      27,609       43,163
 B130      16,138       67,362
 N131      47,880       14,390
 N132      49,440       13,664
 N133      29,500       18,208
 B134      32,800       12,347
 B135      26,240        9,822
 B136      20,400       25,135
 B137      22,260       24,932
 B138      33,848       35,597

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                        MOST
                OCCUPANCY                                               U/W                  U/W       RECENT       MOST
    OCCUPANCY     AS OF        U/W           U/W            U/W         NOI      U/W      RESERVES      END        RECENT
     PERCENT      DATE       REVENUES     EXPENSES          NOI         DSCR   RESERVES   PER UNIT      DATE      REVENUES
     -------      ----       --------     --------          ---         ----   --------   --------    --------   -----------
        87%      3/26/98    $  881,768   $   528,528   $      353,240   1.51   $ 38,720   $  220.00   12/31/97   $   874,589
        96%      5/14/98       464,365       144,534          319,831   1.44     13,662      257.77   12/31/97       449,355
       100%      5/31/98       491,551       162,153          329,398   1.50     28,194      381.00   12/31/97       489,878
        95%       6/4/98       485,727       177,811          307,916   1.51     21,460      298.06   12/31/97       500,628
        95%      3/17/98       882,914       467,448          415,466   2.03     11,100      150.00   12/31/97       726,472
       100%      3/28/98       472,361       173,268          299,093   1.34      9,000      200.00   12/31/97       372,211
        90%     12/31/97       775,354       456,712          318,642   1.46     34,000      250.00   12/31/97       771,589
        99%      3/31/98       444,563       159,379          285,184   1.40     16,321      236.54   12/31/97       444,563
        99%      4/24/98       456,963       155,968          300,995   1.51     17,613      220.16   12/31/97       443,383
        94%      5/12/98       662,457       389,099          273,358   1.43     23,953      215.79   12/31/97       682,423
        87%      5/28/98       535,981       264,733          271,248   1.46     32,284      227.35   12/31/97       499,715
        95%      7/21/98       470,112       214,830          255,282   1.35     18,000      300.00   12/31/97       464,414
        86%      2/17/98       545,054       290,267          254,787   1.46     25,250      250.00   12/31/97       544,130
        94%       1/6/98       694,235       386,672          307,563   1.62     36,000      250.00   12/31/97       707,137
       100%       2/1/98       320,334        87,456          232,878   1.37      3,069      133.43   12/31/97       320,335
       100%       1/1/98       401,545       186,010          215,535   1.34     14,905      271.00   12/31/97       423,845
       100%      2/16/98       313,608       101,782          211,826   1.33      8,892      247.00   12/31/97       268,556
       100%       1/6/98       321,153        93,977          227,176   1.43      8,960      280.00   12/31/97       321,708
        99%      3/27/98       377,504       140,614          236,890   1.36     13,188      196.84   12/31/97       334,787
       100%       1/1/98       694,611       468,795          225,816   1.38     12,950      350.00   12/31/97       703,058
        98%      3/10/98       670,633       386,982          283,651   2.01     60,800      475.00   12/31/97       668,894
       100%       2/1/98       272,735        81,870          190,865   1.36      4,628      178.00   12/31/97       276,314
        97%       1/1/98       429,476       183,664          245,812   1.80     10,985      296.89   12/31/97       438,447
       100%       1/1/98       365,700       144,897          220,803   1.48     15,000      250.00   12/31/97       390,282
       100%      3/24/98       381,057       176,116          204,941   1.58     15,160      291.54   12/31/97       381,057
        80%      5/28/98       353,883       170,009          183,874   1.50     25,781      286.46   12/31/97       356,465
        96%       3/1/97       396,108       198,220          197,888   1.61     31,083      310.83   12/31/97       411,248
        98%     12/31/97       310,847       102,939          207,908   1.41      8,600      200.00   12/31/97       318,345
       100%      2/23/98       246,295        78,848          167,447   1.41      5,759      213.30   12/31/97       257,061
       100%      6/11/98       319,285       101,514          217,771   1.89     13,322      370.06   12/31/97       320,694
        94%     12/16/97       449,419       264,782          184,637   1.61     19,430      290.00   12/31/97       450,014
       100%      1/30/98       318,172       141,090          177,082   1.54      9,600      200.00   12/31/97       311,086
        98%      2/20/98       378,838       186,207          192,631   1.65     15,576      264.00   12/31/97       373,107
        87%       4/1/98       480,969       246,156          234,813   2.03     34,508      285.19   12/31/97       429,203
        99%      3/18/98       409,307       223,789          185,518   1.49     28,200      300.00   12/31/97       415,627
       100%      3/24/98       183,675        38,030          145,645   1.32      2,960      370.00   12/31/97       187,494
        88%       3/1/98       456,981       274,099          182,882   1.61     28,000      250.00   12/31/97       445,524
       100%      1/26/98       306,180       137,471          168,709   1.52      4,649      273.47   12/31/97       312,000
       100%      4/15/98       404,206       190,299          213,907   1.97     24,000      250.00   12/31/97       239,789
       100%       3/1/98       284,205       132,181          152,024   1.41      9,494      197.79   12/31/97       279,531
       100%      3/12/98       235,503        85,793          149,710   1.48      4,200      200.00   12/31/97       249,540
       100%      5/27/98       192,774        60,235          132,539   1.32      4,400      200.00   12/31/97       196,437
        90%      3/20/98       301,763       156,726          145,037   1.46     12,950      269.79   12/31/97       285,053
        94%      1/31/98       308,373       142,064          166,309   1.69     16,200      200.00   12/31/97       325,226
        91%       3/1/98       664,356       492,167          172,189   1.60     35,400      300.00   12/31/97       572,810
        98%      3/18/98       277,156       140,585          136,571   1.38     10,800      225.00   12/31/97       268,957
        98%       6/1/98       285,791       136,797          148,994   1.65     14,938      253.19   12/31/97       307,254
       100%      3/24/98       277,132       122,775          154,357   1.71      8,941      207.93   12/31/97       288,103
       100%       4/1/98       300,118       142,226          157,892   1.76     10,000      200.00   12/31/97       314,798
       100%       3/3/98       242,017       107,027          134,990   1.51     11,271      289.00   12/31/97       208,999
       100%       4/2/98       212,827        87,517          125,310   1.39      8,780      219.50   12/31/97       204,530
        88%      1/25/98       316,364       181,893          134,471   1.55     10,400      208.00   12/31/97       304,067
       100%      1/13/98       329,705       167,253          162,452   1.71     16,000      250.00   12/31/97       346,057
       100%      3/12/98       200,678        76,722          123,956   1.44      2,800      200.00   12/31/97       212,040
       100%      3/12/98       242,488       115,100          127,388   1.53      6,800      200.00   12/31/97       255,840
        97%       5/1/98       204,481        88,667          115,814   1.42      9,432      262.00   12/31/97       198,777
        90%     12/18/97       256,457       130,485          125,972   1.41     15,000      300.00   12/31/97       250,745
       100%       1/1/98       273,898       145,888          128,010   1.56     14,459      301.23   12/31/97       272,548
       100%      11/1/97       303,983       121,998          181,985   2.36     15,692      290.59   12/31/97       243,195
       100%       2/1/98       257,281       125,150          132,131   1.61     13,800      300.00   12/31/97       238,223
        96%      3/31/98       185,916        62,141          123,775   1.41      7,259      315.61   12/31/97       128,392
       100%      2/23/98       159,233        53,346          105,887   1.40      3,550      253.57   12/31/97       164,911
        97%       1/1/98       248,690       112,287          136,403   1.58     17,360      280.00   12/31/97       246,051
        97%       3/1/98       252,806       137,678          115,128   1.49     18,688      292.00   12/31/97       239,937
        94%      2/28/98       241,342       134,302          107,040   1.50      9,120      190.00   12/31/97       254,095
       100%       4/1/98       306,174       161,986          144,188   1.53     19,464      282.09   12/31/97       316,500
       100%      3/31/98       248,112       129,631          118,481   1.76     16,800      204.88
       100%      3/17/98       196,826        94,142          102,684   1.70      6,350      211.67   12/31/97       191,949
       100%       5/1/98       173,450        76,160           97,290   1.40      9,000      300.00   12/31/97       178,744
       100%       2/5/98       269,597       113,589          156,008   2.52      5,271      251.00   12/31/97       280,100


                                  MOST      2ND
        MOST          MOST       RECENT     MOST
       RECENT        RECENT       NOI      RECENT
      EXPENSES         NOI        DSCR    END DATE
     -----------   -----------   ------   --------
     $   464,048   $   410,541    1.76    12/31/96
         102,901       346,454    1.56    12/31/96
         164,791       325,087    1.48    12/31/96
         178,700       321,928    1.58    12/31/96
         422,108       304,364    1.49    12/31/96
          62,733       309,478    1.86
         469,868       301,721    1.38    12/31/96
         161,970       282,593    1.39    12/31/96
         120,531       322,852    1.62    12/31/96
         377,651       304,772    1.59    12/31/96
         250,416       249,299    1.34    12/31/96
         207,541       256,873    1.35    12/31/96
         270,876       273,254    1.57    12/31/96
         373,251       333,886    1.75    12/31/96
          73,040       247,295    1.46    12/31/96
         176,192       247,653    1.54    12/31/96
          95,134       173,422    1.09    12/31/96
          93,024       228,684    1.44    12/31/96
         148,462       186,325    1.28    12/31/96
         452,823       250,235    1.53    12/31/96
         370,274       298,620    2.12    12/31/96
          78,369       197,945    1.41    12/31/96
         160,735       277,712    2.03    12/31/96
         150,189       240,093    1.61    12/31/96
         155,041       226,016    1.74    12/31/96
         185,781       170,684    1.39    12/31/96
         155,186       256,062    2.09    12/31/96
          58,274       260,071    1.77    12/31/96
          63,298       193,763    1.64    12/31/96
         113,473       207,221    1.79
         248,402       201,612    1.76    12/31/96
         145,361       165,725    1.44    12/31/96
         209,180       163,927    1.40    12/31/96
         210,639       218,564    1.89    12/31/96
         242,883       172,744    1.39    12/31/96
          30,792       156,702    1.42    12/31/96
         269,135       176,389    1.56    12/31/96
          84,142       227,858    2.05
         141,907        97,882    0.90
         124,857       154,674    1.44    12/31/96
          63,773       185,767    1.83    12/31/96
          59,910       136,527    1.36    12/31/96
         156,830       128,223    1.29    12/31/96
         126,796       198,430    2.02
         338,877       233,933    2.37    12/31/96
         138,759       130,198    1.32    12/31/96
         137,597       169,657    1.87    12/31/96
         129,104       158,999    1.76    12/31/96
         145,805       168,993    1.88    12/31/96
         131,787        77,212    0.86
          85,260       119,270    1.33    12/31/96
         187,066       117,001    1.35    12/31/96
         160,557       185,500    1.96
          61,073       150,967    1.75    12/31/96
          86,085       169,755    2.03    12/31/96
          70,791       127,986    1.56    12/31/96
         139,619       111,126    1.25    12/31/96
         157,570       114,978    1.40    12/31/96
         100,395       142,800    1.85    12/31/96
         104,938       133,285    1.62    12/31/96
          17,811       110,581    1.89    12/31/96
          48,157       116,754    1.54    12/31/96
         105,475       140,576    1.63    12/31/96
         124,982       114,955    1.49    12/31/96
         122,098       131,997    1.86    12/31/96
         120,309       196,191    2.09    12/31/96
          87,092       104,857    1.73    12/31/96
          71,224       107,520    1.54    12/31/96
         110,070       170,030    2.75    12/31/96

                                                2ND                                               LARGEST   LARGEST
         2ND           2ND           2ND        MOST                                    LARGEST   TENANT     TENANT
        MOST          MOST          MOST       RECENT                                   TENANT     % OF      LEASE
       RECENT        RECENT        RECENT       NOI                                     LEASED     TOTAL    EXPIRA-
      REVENUES      EXPENSES         NOI        DSCR            LARGEST TENANT            SF        SF        TION
      --------      --------         ---        ----            --------------            --        --        ----
     $   911,697   $   509,852   $   401,845    1.72
         417,862       116,968       300,894    1.35
         468,272       158,984       309,288    1.41
         471,758       181,408       290,350    1.43
         700,993       406,333       294,660    1.44    Butcher Shop                      1,715       4%     3/31/99
         898,246       435,792       462,454    2.11
         432,436       147,024       285,412    1.40
         464,207       140,156       324,051    1.63
         653,140       402,162       250,978    1.31
         529,707       248,489       281,218    1.51
         468,532       207,206       261,326    1.38
         542,122       249,344       292,778    1.68
         676,436       319,564       356,872    1.88
         312,952        60,210       252,742    1.49
         380,771       150,443       230,328    1.43
         276,937       103,338       173,599    1.09
         285,599       116,201       169,398    1.06
         348,693       149,089       199,604    1.15    Commodore Rest.                   3,092      62%     4/30/00
         719,087       425,910       293,177    1.79
         683,855       347,458       336,397    2.38
         275,497        78,795       196,702    1.40
         417,810       145,575       272,235    1.99
         382,483       147,143       235,340    1.58
         365,073       153,798       211,275    1.63
         354,929       211,285       143,644    1.17
         331,967       141,683       190,284    1.55
         127,272        30,295        96,977    0.66
         237,552        62,300       175,252    1.48
         187,108        90,138        96,970    2.03
         142,300       170,294       (27,994)  (0.24)
         332,922       152,447       180,475    1.54
         451,436       219,070       232,366    2.01
         412,303       216,211       196,092    1.58
         161,812        29,508       132,304    1.20
         336,309       165,606       170,703    2.01
                                                        Victorian House                   4,800      18%     2/28/99
         270,713       128,648       142,065    1.32
         237,360        62,081       175,279    1.73
         197,428        56,905       140,523    1.40
         294,613       152,334       142,279    1.43
         664,079       498,494       165,585    1.54
         284,409       135,116       149,293    1.51
         302,415       133,368       169,047    1.87
         278,348       118,222       160,126    1.78
         303,176       130,416       172,760    1.93
         208,850        88,594       120,256    1.34
         283,646       203,205        80,441    0.93
         205,380        59,086       146,294    1.69
         248,580        81,426       167,154    2.00
         194,021        76,820       117,201    1.43
         253,807       126,329       127,478    1.43
         272,958       145,055       127,903    1.55
         315,979       132,710       183,269    2.38
         250,531       102,323       148,208    1.80
         192,514        47,057       145,457    1.66
         154,782        48,808       105,974    1.40
         255,623       109,584       146,039    1.70
         180,081       101,658        78,423    1.01
         122,240        57,118        65,122    1.83
         311,378        83,143       228,235    2.43
         170,057        71,869        98,188    1.62
         170,768        93,684        77,084    1.11
         257,359       116,683       140,676    2.28

                                                  SECOND     SECOND
                                        SECOND    LARGEST   LARGEST
                                        LARGEST   TENANT     TENANT
                                        TENANT     % OF      LEASE
              SECOND LARGEST            LEASED     TOTAL    EXPIRA-
                  TENANT                  SF        SF        TION
                  ------                  --        --        ----
     Grocery                               875       2%      9/30/00
     Commodore Grocery                     951      19%      1/31/01
     Corham Healthcare                   1,400       5%     10/31/98

 SE-      LOAN
QUENCE   NUMBER                  PROPERTY NAME                                      PROPERTY ADDRESS
------   ------                  -------------                                      ----------------
 B139    3046398   Piedmont Manor Apartments                   2501 Leonard Street
 B140    3046422   Spirit Mountain Apartments                  9416 Old Highway 61
 B141    3049756   Margaret Ann Apartments                     1908 Hennepin Avenue
 N142      50940   Duval Crossing Apartments                   4200, 4202, 4204 and 4206 Duval Road
 B143    3050945   Skyway Park                                 7041 South 116th Place
 B144    3050937   Mainplace                                   2010 South Main Street
 B145    3050911   Columbia Park                               4717-23 36th Ave. S
 B146    3049251   5536 N. Campbell Apartments                 5536 N. Campbell Avenue
 N147      50886   International Home Furnishing Center        210 East Commerce Ave.
 N148      50774   Corridor Marketplace Shopping Center        3393 Laurel Fort Meade Road
 N149      50428   Granada Hills Town Center                   17960 Chatsworth Street
 N150      50847   41/49 Highway Junction Project              SW Corner of CA Highway 41 and CA Highway 49 Intersection
 N151      50861   Berkeley Mall                               614 Berkley Blvd.
 N152      50978   Boynton Trail Shopping Center               9760-9990 Military Trail
 N153      50977   Village Square Shopping Center              1570 Harrison Street
                   SUB-TOTAL CROSSED LOANS
 N154      50838   Elmwood North I                             5141,5151 Citrus Boulevard
 N155      50973   Worth Plaza Arcade                          215-223, 309-319 Worth Ave.
 N156      50568   Okee Square Shopping Center                 2021 Okeechobee Blvd.
 N157      50514   Townfair Center                             475 Ben Franklin Road, South
 N158      50900   Warm Springs Marketplace                    7135, 7161, 7205, 7211, & 7291 So. Eastern Ave.
 N159      50078   Market Place @ Webb Chapel                  9655 Webb Chapel Rd.
 N160      50651   Sedona Village Shopping Center              160 Coffee Pot Drive
 B161    3051117   Fred Meyers Superstore                      9925 State Avenue
 N162      50839   Clarkson - Clayton Center                   1312 Clarkson Road
 B163    3062320   Arapahoe Village Shopping Center            5100 East Arapahoe Road
 B164    3043320   Victor Valley Town Centr                    17100 Bear Valley Road
 B165    3062379   Vista Plaza Shopping                        4216-4338 Pacific Coast Hwy.
 N166      50897   Parker Shopping Center                      10970-11000 S. Parker Rd.
 N167      50896   FoodsCo. Grocery Store                      1800 Folsom St.
 N168      50126   Berne Square                                2500 Clarendon Blvd.
 N169      50104   Diamond Oaks Shopping Center                4105 Denton Highway
 N170      50109   Corsicana Shopping Center                   1809 West 7th Avenue
 N171      50111   Graham Shopping Center                      1310-1318 Cherry Street
 N172      50108   Kennendale Shopping Center                  106 Mansfield Hwy.
 N173      50107   River Oaks Shopping Center                  5500-5520 River Oaks Blvd.
 N174      50105   Stonegate Shopping Center                   1309 Brown Trail
 N175      50110   Centerpointe Shopping Center                611-625 West Panola St.
 N176      50106   McCart Plaza Shopping Center                5203 McCart Ave.
                   SUB-TOTAL CROSSED LOANS
 N177      50857   Thornblade Shopping Center                  421 The Parkway
 B178    3049814   Hopyard Plaza Shopping Center               3003-3059 Hopyard Road and 5525-5737 Valley Ave.
 N179      50418   Mil-Lake Plaza Shopping Center              4615 Lake Worth Road
 B180    3054954   Cinemark Theatre                            11450 Market St.
 N181      50559   Benchmark Square Shopping Center            2906-2934 Randleman Rd.
 N182      50851   The Oaks Shopping Center                    4058 13th Street
 N183      50073   Tower Plaza Shopping Center                 14703 Baltimore Ave.
 B184    3052339   Germania Place                              108 W. Germania Place
 N185      50850   Normandy Station Shopping Center            7200 Normandy Blvd.
 B186    3052271   First National Plaza                        1101-1275 Butterfield Rd.
 N187      50064   Plaza 303 Shopping Center                   305 East Spur 303 (SEC Highway 303)
 B188    3062395   Pic'N Save                                  955 West Sepulveda Blvd.
 N189      50065   Rush Creek Shopping Center                  2500 West Pioneer Parkway
 N190      50738   White Oak Village Shopping Center           1834 State Route 17
 N191      50867   349-351 Newbury St.                         349-351 Newbury St.
 N192      50870   Potter Square Shopping Center               4400 Potter Rd.
 N193      50667   Sea Pines Center                            71 Lighthouse Rd.
 N194      50627   Merritt Crossing                            203-281 Crockett Boulevard
 B195    3049186   Newhall Plaza Shopping                      24130-24180 Lyons Avenue
 N196      50813   Pecan Square Shopping Center                349 Nanticoke Rd. (aka Maryland Route No. 349)
 N197      50124   Belleview Square Shopping Center            1448 East Main St.
 N198      50801   Country Corner Shopping Center              601, 609, 617, 641-645, 651-665, & 675 North Broadway
 B199    3049129   Tweedy Shopping Center                      4149 Tweedy Boulevard
 N200      50891   John R. Wood Plaza                          4947, 4949 and 4951 Tamiami Trail
 B201    3062338   Huntington Gardens                          16361-Bolsa Chica Street
 N202      50707   Marketplace at Cayce Shopping Center        2245 Charleston Highway/NE Corner North Eden Drive
 N203      50736   Marketown Shopping Center                   295 Highway 90 (at Dunbar Ave.)
 N204      50918   Newport Plaza Shopping Center               4551 New Falls Rd.
 N205      50136   Harvest Plaza I                             9650 Strickland Rd.
 N206      50137   Harvest Plaza II                            8800 Harvest Oaks Drive
                   (a) This loan pays interest only for the first 12 payments.


 SE-
QUENCE         COUNTY                   CITY
------         ------                   ----
 B139   St. Louis             Duluth
 B140   St. Louis             Proctor
 B141   Hennepin              Minneapolis
 N142   Travis                Austin
 B143   King                  Seattle
 B144   King                  Seattle
 B145   King                  Seattle
 B146   Cook                  Chicago
 N147   Guilford              High Point
 N148   Anne Arundel          Laurel
 N149   Los Angeles           Granada Hills
 N150   Madera                Oakhurst
 N151   Wayne                 Goldsboro
 N152   Palm Beach            Bonita Beach
 N153   Brevard               Titusville
 N154   Jefferson             Harahan (New Orleans)
 N155   Palm Beach            Palm Beach
 N156   Palm Beach            West Palm Beach
 N157   Indiana               Indiana
 N158   Clark                 Las Vegas
 N159   Dallas                Dallas
 N160   Yavapai               Sedona
 B161   Snohomish             Marysville
 N162   St. Louis             Ellisville
 B163   Arapahoe              Littleton
 B164   San Bernardino        Victor Valley
 B165   Los Angeles           Torrance
 N166   Douglas               Parker
 N167   San Francisco         San Francisco
 N168   Craven                New Bern
 N169   Tarrant               Haltom City
 N170   Navarro               Corsicana
 N171   Young                 Graham
 N172   Tarrant               Kennendale
 N173   Tarrant               River Oaks
 N174   Tarrant               Bedford
 N175   Panola                Carthage
 N176   Tarrant               Ft Worth
 N177   Greenville            Greer
 B178   Alameda               Pleasanton
 N179   Palm Beach            Greenacres
 B180   Harris                Jacinto City
 N181   Guilford              Greensboro
 N182   Osceola               St. Cloud
 N183   Prince Georges        Laurel
 B184   Cook                  Chicago
 N185   Duval                 Jacksonville
 B186   Du Page               Wheaton
 N187   Dallas                Grand Prairie
 B188   Los Angeles           Torrance
 N189   Tarrant               Pantego
 N190   Essex                 Tappahannock
 N191   Suffolk               Boston
 N192   Union                 Stallings
 N193   Beaufort              Hilton Head Island
 N194   Brevard               Merritt Island
 B195   Los Angeles           Santa Clarita
 N196   Wicomico              Salisbury
 N197   York                  Rock Hill
 N198   San Diego             Escondio
 B199   Los Angeles           South Gate
 N200   Collier               Naples
 B201   Orange                Huntington Beach
 N202   Lexington             Cayce
 N203   Hancock               Bay St. Louis
 N204   Bucks                 Levittown
 N205   Wake                  Raleigh
 N206   Wake                  Raleigh

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                           CUT-OFF          MATURITY                                      ADMINI-
               ZIP        PROPERTY        ORIGINAL           DATE             DATE              LOAN         MORTGAGE    STRATIVE
    STATE     CODE          TYPE          BALANCE          BALANCE          BALANCE             TYPE           RATE     FEE RATE(I)
    -----     ----          ----          -------          -------          -------             ----           ----     -----------
     MN       55911      Multifamily   $      725,000   $      722,538   $      579,992       Balloon         6.906%       0.143%
     MN       55810      Multifamily          680,000          677,690          543,992       Balloon         6.906%       0.143%
     MN       55403      Multifamily          650,000          647,782          570,364       Balloon         7.166%       0.143%
     TX       78759      Multifamily          630,000          629,250          553,030       Balloon         7.170%       0.243%
     WA       98178      Multifamily          625,000          623,718          546,905       Balloon         7.060%       0.143%
     WA       98144      Multifamily          525,000          523,923          459,400       Balloon         7.060%       0.143%
     WA       98118      Multifamily          505,000          503,964          441,899       Balloon         7.060%       0.143%
     IL       60660      Multifamily          390,000          386,353                    Fully Amortizing    7.207%       0.143%
     NC       27260           Retail       75,000,000       74,317,972                    Fully Amortizing    7.060%       0.063%
     MD       20724           Retail       33,000,000       32,887,200       25,504,721       Balloon         7.160%       0.103%
     CA       91344           Retail       27,750,000       27,732,649       21,290,743       Balloon         7.000%       0.143%
     CA       93644           Retail       19,000,000       18,961,134       16,630,671       Balloon         7.071%       0.143%
     NC       27534           Retail       18,500,000       18,473,776       13,655,312       Balloon         6.955%       0.143%
     FL       33426           Retail       15,500,000       15,490,658       13,584,006       Balloon         7.120%       0.143%
     FL       32780           Retail        2,350,000        2,348,584        2,059,510       Balloon         7.120%       0.143%
                                                            ----------       ----------
                                                            17,839,242       15,643,516
     LA       70123           Retail       17,252,000       17,213,668       14,972,730       Balloon         6.750%       0.103%
     FL       33480           Retail       12,100,000       12,092,685        9,329,620       Balloon         7.110%       0.143%
     FL       33409           Retail       11,500,000       11,469,052       10,061,192       Balloon         7.040%       0.143%
     PA       15701           Retail       10,700,000       10,654,551        9,343,653       Balloon         6.960%       0.143%
     NV       89119           Retail        8,906,000        8,895,496        7,823,963       Balloon         7.200%       0.143%
     TX       75220           Retail        8,850,000        8,839,292        8,080,738       Balloon         8.850%       0.168%
     AZ       86336           Retail        8,500,000        8,443,341        6,834,284       Balloon         7.050%       0.103%
     WA       98270           Retail        7,800,000        7,754,768        6,232,921       Balloon         6.869%       0.143%
     MO       63011           Retail        7,300,000        7,270,651        5,570,022       Balloon         7.020%       0.143%
     CO       80122           Retail        7,000,000        6,995,717        6,126,909       Balloon         7.071%       0.143%
     CA       92392           Retail        6,697,500        6,672,637        5,825,617       Balloon         6.832%       0.143%
     CA       90505           Retail        6,000,000        5,996,475        5,269,461       Balloon         7.202%       0.143%
     CO       80134           Retail        6,000,000        5,992,611        5,251,913       Balloon         7.060%       0.143%
     CA       94103           Retail        5,800,000        5,800,000                    Fully Amortizing    7.285%       0.143%
     NC       28560           Retail        5,475,000        5,406,722        4,492,761       Balloon         7.770%       0.143%
     TX       76117           Retail          804,000          789,109          383,549       Balloon         9.110%       0.353%
     TX       75110           Retail          664,000          657,134          469,458       Balloon         9.110%       0.353%
     TX       76450           Retail          661,000          654,165          467,340       Balloon         9.110%       0.353%
     TX       76060           Retail          657,500          650,701          464,863       Balloon         9.110%       0.353%
     TX       76114           Retail          642,000          635,362          453,906       Balloon         9.110%       0.353%
     TX       76022           Retail          616,000          609,630          435,523       Balloon         9.110%       0.353%
     TX       75663           Retail          529,500          524,025          374,365       Balloon         9.110%       0.353%
     TX       76115           Retail          521,000          515,613          368,358       Balloon         9.110%       0.353%
                                                            ----------       ----------
                                                             5,035,739        3,417,363
     SC       29650           Retail        5,008,000        5,001,757        4,379,006       Balloon         7.020%       0.143%
     CA       94588           Retail        5,000,000        4,987,418        4,402,133       Balloon         7.284%       0.143%
     FL       33463           Retail        5,000,000        4,980,296        4,079,244       Balloon         7.540%       0.143%
     TX       77029           Retail        4,900,000        4,882,811                    Fully Amortizing    7.763%       0.143%
     NC       27406           Retail        4,600,000        4,594,455        4,007,016       Balloon         7.130%       0.143%
     FL       34769           Retail        4,240,000        4,235,323        3,591,569       Balloon         7.410%       0.143%
     MD       20707           Retail        4,048,632        4,030,359        3,464,787       Balloon         9.100%       0.168%
     IL       60610           Retail        3,850,000        3,843,408        3,425,751       Balloon         7.724%       0.143%
     FL       32205           Retail        3,840,000        3,835,764        3,252,740       Balloon         7.410%       0.143%
     IL       60187           Retail        3,803,000        3,796,674        3,392,206       Balloon         7.825%       0.143%
     TX       75050           Retail        3,694,000        3,651,282        2,585,182       Balloon         8.880%       0.168%
     CA       90502           Retail        3,600,000        3,595,641        3,155,669       Balloon         7.115%       0.143%
     TX       76013           Retail        3,525,000        3,484,236        2,466,910       Balloon         8.880%       0.168%
     VA       22560           Retail        3,480,000        3,470,962        3,054,923       Balloon         7.170%       0.143%
     MA       02115           Retail        3,400,000        3,395,876        3,139,919       Balloon         7.110%       0.143%
     NC       28106           Retail        3,300,000        3,295,773        2,878,685       Balloon         6.930%       0.143%
     SC    29928-7216         Retail        3,300,000        3,290,239        2,696,798       Balloon         7.610%       0.143%
     FL       32953           Retail        3,200,000        3,172,852        2,561,650       Balloon         6.950%       0.143%
     CA       92705           Retail        3,050,000        3,038,330        2,644,185       Balloon         6.709%       0.143%
     MD       21801           Retail        3,000,000        2,987,533        2,428,554       Balloon         7.280%       0.143%
     SC       29730           Retail        2,975,000        2,953,215        2,659,568       Balloon         7.940%       0.143%
     CA       92025           Retail        2,900,000        2,888,400        2,547,666       Balloon         7.190%       0.143%
     CA       90280           Retail        2,800,000        2,793,881        2,495,327       Balloon         7.772%       0.143%
     FL       34103           Retail        2,800,000        2,790,383        1,920,617       Balloon         7.050%       0.143%
     CA       92649           Retail        2,437,500        2,434,774        2,150,561       Balloon         7.368%       0.143%
     SC       29033           Retail        2,339,500        2,327,432        1,611,925       Balloon         7.330%       0.123%
     MS    39520-3600         Retail        2,330,100        2,317,597        1,885,614       Balloon         7.280%       0.143%
     PA       19056           Retail        2,200,000        2,197,702        1,763,961       Balloon         6.980%       0.143%
     NC       27615           Retail        2,100,000        2,087,296        1,909,224       Balloon         8.680%       0.168%
     NC       27615           Retail        2,075,000        2,062,447        1,886,496       Balloon         8.680%       0.168%


       SUB-        NET                  FIRST      INTEREST
     SERVICING   MORTGAGE     NOTE     PAYMENT     ACCRUAL
     FEE RATE      RATE       DATE       DATE       METHOD
     --------      ----       ----       ----       ------
       0.100%     6.763%     5/20/98     7/1/98   Actual/360
       0.100%     6.763%     5/18/98     7/1/98   Actual/360
       0.100%     7.023%     3/26/98     5/1/98   Actual/360
       0.200%     6.927%     6/24/98     8/1/98   Actual/360
       0.100%     6.917%     5/19/98     7/1/98   Actual/360
       0.100%     6.917%     5/19/98     7/1/98   Actual/360
       0.100%     6.917%     5/19/98     7/1/98   Actual/360
       0.100%     7.064%     5/12/98     7/1/98     30/360
       0.020%     6.997%     7/20/98     9/1/98   Actual/360
       0.060%     7.057%     3/16/98     5/1/98   Actual/360
       0.100%     6.857%     7/13/98     9/1/98   Actual/360
       0.100%     6.928%      5/8/98     7/1/98   Actual/360
       0.100%     6.812%     7/20/98     9/1/98   Actual/360
       0.100%     6.977%     7/22/98     9/1/98   Actual/360
       0.100%     6.977%     7/22/98     9/1/98   Actual/360
       0.060%     6.647%      5/1/98     7/1/98   Actual/360
       0.100%     6.967%      7/9/98     9/1/98   Actual/360
       0.100%     6.897%      4/6/98     6/1/98   Actual/360
       0.100%     6.817%     2/13/98     4/1/98   Actual/360
       0.100%     7.057%      6/3/98     8/1/98   Actual/360
       0.125%     8.682%     5/29/98     7/1/98   Actual/360
       0.060%     6.947%     2/23/98     4/1/98   Actual/360
       0.100%     6.726%     3/23/98     5/1/98   Actual/360
       0.100%     6.877%      5/1/98     7/1/98   Actual/360
       0.100%     6.928%      7/6/98     9/1/98   Actual/360
       0.100%     6.689%      3/2/98     5/1/98   Actual/360
       0.100%     7.059%      7/6/98     9/1/98   Actual/360
       0.100%     6.917%     6/12/98     8/1/98   Actual/360
       0.100%     7.142%     7/20/98     9/1/98   Actual/360
       0.100%     7.627%     8/27/97    10/1/97   Actual/360
       0.310%     8.757%     7/25/97     9/1/97   Actual/360
       0.310%     8.757%     7/25/97     9/1/97   Actual/360
       0.310%     8.757%     7/25/97     9/1/97   Actual/360
       0.310%     8.757%     7/25/97     9/1/97   Actual/360
       0.310%     8.757%     7/25/97     9/1/97   Actual/360
       0.310%     8.757%     7/25/97     9/1/97   Actual/360
       0.310%     8.757%     7/25/97     9/1/97   Actual/360
       0.310%     8.757%     7/25/97     9/1/97   Actual/360
       0.100%     6.877%     6/26/98     8/1/98   Actual/360
       0.100%     7.141%      4/3/98     6/1/98   Actual/360
       0.100%     7.397%     4/24/98     6/1/98   Actual/360
       0.100%     7.620%      6/1/98     8/1/98     30/360
       0.100%     6.987%     6/29/98     8/1/98   Actual/360
       0.100%     7.267%      6/8/98     8/1/98   Actual/360
       0.125%     8.932%      5/1/98     5/1/98   Actual/360
       0.100%     7.581%      5/7/98     7/1/98   Actual/360
       0.100%     7.267%      6/8/98     8/1/98   Actual/360
       0.100%     7.682%     5/26/98     7/1/98   Actual/360
       0.125%     8.712%     6/11/97     8/1/97   Actual/360
       0.100%     6.972%     6/23/98     8/1/98   Actual/360
       0.125%     8.712%     6/25/97     8/1/97   Actual/360
       0.100%     7.027%      4/9/98     6/1/98   Actual/360
       0.100%     6.967%      6/2/98     8/1/98   Actual/360
       0.100%     6.787%     6/23/98     8/1/98   Actual/360
       0.100%     7.467%     5/27/98     7/1/98   Actual/360
       0.100%     6.807%     1/30/98     3/1/98   Actual/360
       0.100%     6.566%     3/16/98     5/1/98   Actual/360
       0.100%     7.137%      4/7/98     6/1/98   Actual/360
       0.100%     7.797%     8/20/97    10/1/97   Actual/360
       0.100%     7.047%     2/23/98     4/1/98   Actual/360
       0.100%     7.629%     4/17/98     6/1/98   Actual/360
       0.100%     6.907%     6/16/98     8/1/98   Actual/360
       0.100%     7.225%     6/23/98     8/1/98   Actual/360
       0.080%     7.207%     5/27/98     7/1/98   Actual/360
       0.100%     7.137%      3/5/98     5/1/98   Actual/360
       0.100%     6.837%      7/9/98     9/1/98   Actual/360
       0.125%     8.512%     8/28/97    10/1/97   Actual/360
       0.125%     8.512%     8/28/97    10/1/97   Actual/360

                     ORIGINAL     ORIGINAL                 REMAINING
                     TERM TO    AMORTIZATION                TERM TO                   CROSS-                 LOCKOUT
       MONTHLY       MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED   EXPIRATION
       PAYMENT       (MONTHS)   (MONTHS)(II)   (MONTHS)    (MONTHS)      DATE         LOANS        LOANS       DATE
       -------       --------   ------------   --------    --------      ----         -----        -----       ----
    $     5,080.76     120          300            3          117        6/1/08         No           No        4/1/08
          4,765.40     120          300            3          117        6/1/08         No         Yes(Q)      4/1/08
          4,397.17     120          360            5          115        4/1/08         No         Yes(M)     1/31/08
          4,263.58     120          360            2          118        7/1/08         No         Yes(V)     2/29/08
          4,183.36     120          360            3          117        6/1/08         No         Yes(O)      4/1/08
          3,514.02     120          360            3          117        6/1/08         No         Yes(O)      4/1/08
          3,380.15     120          360            3          117        6/1/08         No         Yes(O)      4/1/08
          3,550.72     180          180            3          177        6/1/13         No         Yes(W)      4/1/13
      1,137,986.80      84           84            1           83        8/1/05         No           No       3/31/05
        223,107.23     180          360            5          175        4/1/13         No           No      11/30/12
        184,621.44     180          360            1          179        8/1/13         No           No       7/31/06
        127,314.75     120          360            3          117        6/1/08         No           No       5/31/02
        137,021.27     120          264            1          119        8/1/08         No           No       7/31/02
        104,374.07     120          360            1          119        8/1/08       Yes(3)       Yes(X)     3/31/08
         15,824.46     120          360            1          119        8/1/08       Yes(3)       Yes(X)     3/31/08
        111,896.14     120          360            3          117        6/1/08         No           No       1/31/08
         81,397.47     180          360            1          179        8/1/13         No           No       3/31/13
         76,818.97     120          360            4          116        5/1/08         No           No       4/30/02
         70,900.16     120          360            6          114        3/1/08         No           No       2/28/02
         60,452.88     120          360            2          118        7/1/08         No           No        3/1/08
         70,256.02     120          360            3          117        6/1/08         No         Yes(Y)     5/31/01
         60,347.62     120          300            6          114        3/1/08         No           No       2/28/02
         54,478.66     120          300            5          115        4/1/08         No           No       1/31/08
         53,375.14     120          276            3          117        6/1/08         No           No       1/31/08
         46,905.44     120          360            1          119        8/1/08         No         Yes(Z)      6/1/08
         43,805.55     120          360            5          115        4/1/08         No           No        3/2/02
         40,735.42     120          360            1          119        8/1/08         No           No        6/1/08
         40,160.22     120          360            2          118        7/1/08         No           No        3/1/08
         57,975.00     168(a)       156            1          167        8/1/12         No           No       3/31/12
         41,426.17     120          300           12          108        9/1/07         No        Yes(AA)     8/31/01
          7,290.77     180          240           13          167        8/1/12       Yes(4)      Yes(AB)     7/31/05
          5,622.37     180          300           13          167        8/1/12       Yes(4)      Yes(AB)     7/31/05
          5,596.96     180          300           13          167        8/1/12       Yes(4)      Yes(AB)     7/31/05
          5,567.33     180          300           13          167        8/1/12       Yes(4)      Yes(AB)     7/31/05
          5,436.08     180          300           13          167        8/1/12       Yes(4)      Yes(AB)     7/31/05
          5,215.93     180          300           13          167        8/1/12       Yes(4)      Yes(AB)     7/31/05
          4,483.50     180          300           13          167        8/1/12       Yes(4)      Yes(AB)     7/31/05
          4,411.52     180          300           13          167        8/1/12       Yes(4)      Yes(AB)     7/31/05
         33,385.64     120          360            2          118        7/1/08         No           No       2/29/08
         34,224.20     120          360            4          116        5/1/08         No           No        3/1/08
         37,079.75     120          300            4          116        5/1/08         No           No       4/30/02
         40,265.79     240          240            2          238        7/1/18         No           No        5/1/18
         31,006.57     124          360            2          122      10/31/08         No        Yes(AC)     6/30/02
         29,385.83     144          360            2          142        7/1/10         No        Yes(AD)      3/1/10
         34,567.43     110          290            5          105        6/1/07         No           No       5/31/00
         27,512.73     120          360            3          117        6/1/08         No           No        4/1/08
         26,613.59     144          360            2          142        7/1/10         No        Yes(AD)      3/1/10
         27,442.52     120          360            3          117        6/1/08         No           No        4/1/08
         30,696.93     180          300           14          166        7/1/12         No        Yes(AB)     6/30/05
         24,229.57     120          360            2          118        7/1/08         No           No        5/1/08
         29,292.55     180          300           14          166        7/1/12         No        Yes(AB)     6/30/05
         23,551.20     120          360            4          116        5/1/08         No           No      12/31/07
         22,872.02      84          360            2           82        7/1/05         No           No       2/28/05
         21,800.06     120          360            2          118        7/1/08         No           No       6/30/02
         24,623.31     120          300            3          117        6/1/08         No           No       5/31/02
         22,514.97     120          300            7          113        2/1/08         No           No       1/31/02
         19,699.19     120          360            5          115        4/1/08         No           No       1/31/08
         21,742.22     120          300            4          116        5/1/08         No           No       4/30/02
         21,705.19     120          360           12          108        9/1/07         No        Yes(AC)     8/31/01
         19,665.23     120          360            6          114        3/1/08         No           No      10/31/07
         20,102.13     120          360            4          116        5/1/08         No           No        3/1/08
         21,792.49     120          240            2          118        7/1/08         No           No       2/29/08
         16,823.58     120          360            2          118        7/1/08         No           No        5/1/08
         18,604.41     121          240            3          118        7/1/08         No           No       6/30/02
         16,887.18     120          300            5          115        4/1/08         No           No       3/31/02
         15,521.08     120          300            1          119        8/1/08         No           No       3/31/08
         16,415.83     120          360           12          108        9/1/07         No        Yes(AE)     8/31/01
         16,220.40     120          360           12          108        9/1/07         No        Yes(AE)     8/31/01


               PREPAYMENT PENALTY DESCRIPTION (MONTHS)
               ---------------------------------------
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(116)/OPEN(4)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE
     LO(79)/OPEN(5)/DEFEASANCE
     LO(175)/OPEN(5)/DEFEASANCE
     LO(95)/GRTR1%PPMTorYM(78)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(175)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(116)/OPEN(4)/DEFEASANCE
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/OPEN(6)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(116)/OPEN(4)/DEFEASANCE
     LO(163)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(238)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(70)/OPEN(7)/DEFEASANCE
     LO(140)/OPEN(4)/DEFEASANCE
     LO(26)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(140)/OPEN(4)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(79)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(117)/OPEN(3)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(48)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)

                                                                                                                    TOTAL      SF/
                                                                                          CUT-OFF                  UNITS/     UNIT/
 SE-      LOAN                                                  APPRAISAL     APPRAISAL   DATE LTV   YEAR BUILT/    ROOM/     ROOM/
QUENCE   NUMBER                  PROPERTY NAME                    VALUE         DATE       RATIO      RENOVATED      BED       BED
------   ------                  -------------                    -----         ----       -----      ---------      ---       ---
 B139    3046398   Piedmont Manor Apartments                   $    970,000    2/10/98       74%        1976             34   Units
 B140    3046422   Spirit Mountain Apartments                       950,000    2/10/98       71%        1977             34   Units
 B141    3049756   Margaret Ann Apartments                          940,000    2/11/98       69%        1914             24   Units
 N142      50940   Duval Crossing Apartments                        840,000    5/26/98       75%        1985             16   Units
 B143    3050945   Skyway Park                                      870,000    3/23/98       72%        1994             16   Units
 B144    3050937   Mainplace                                        910,000     4/2/98       58%        1992             12   Units
 B145    3050911   Columbia Park                                    775,000    3/20/98       65%        1992             12   Units
 B146    3049251   5536 N. Campbell Apartments                      710,000    1/27/98       54%        1928             20   Units
 N147      50886   International Home Furnishing Center         210,000,000     5/1/98       35%      1921/1994   2,519,415    SF
 N148      50774   Corridor Marketplace Shopping Center          42,000,000    1/19/98       78%        1995        300,891    SF
 N149      50428   Granada Hills Town Center                     37,000,000    10/1/97       75%      1997/1998     195,552    SF
 N150      50847   41/49 Highway Junction Project                24,500,000    2/18/98       77%      1989/1994     327,880    SF
 N151      50861   Berkeley Mall                                 28,000,000     1/6/98       66%      1976/1997     448,726    SF
 N152      50978   Boynton Trail Shopping Center                 19,450,000    6/29/98       80%      1987/1998     249,730    SF
 N153      50977   Village Square Shopping Center                 3,000,000     6/1/98       78%        1986         77,356    SF
                                                                  ---------
                   SUB-TOTAL CROSSED LOANS                       22,450,000
 N154      50838   Elmwood North I                               21,565,000    2/19/98       80%        1997        181,059    SF
 N155      50973   Worth Plaza Arcade                            15,800,000     4/7/98       77%      1929/1989      20,699    SF
 N156      50568   Okee Square Shopping Center                   14,500,000    11/5/97       79%        1994        115,960    SF
 N157      50514   Townfair Center                               13,760,000    11/1/97       77%        1996        163,863    SF
 N158      50900   Warm Springs Marketplace                      11,875,000     5/1/98       75%        1995         66,302    SF
 N159      50078   Market Place @ Webb Chapel                    11,800,000     3/1/98       75%      1985/1998     118,255    SF
 N160      50651   Sedona Village Shopping Center                10,600,000     1/5/98       80%        1991        121,497    SF
 B161    3051117   Fred Meyers Superstore                        11,100,000     2/2/98       70%        1985        174,455    SF
 N162      50839   Clarkson - Clayton Center                     10,500,000     3/9/98       69%      1980/1997     133,033    SF
 B163    3062320   Arapahoe Village Shopping Center               8,900,000    4/27/98       79%        1975         87,522    SF
 B164    3043320   Victor Valley Town Centr                       8,930,000   11/30/97       75%        1989        101,027    SF
 B165    3062379   Vista Plaza Shopping                           9,350,000     5/1/98       64%        1972         75,732    SF
 N166      50897   Parker Shopping Center                         8,200,000    4/23/98       73%        1985         77,747    SF
 N167      50896   FoodsCo. Grocery Store                         8,780,000     4/7/98       66%        1955         59,935    SF
 N168      50126   Berne Square                                   7,300,000     9/1/97       74%      1973/1997     178,292    SF
 N169      50104   Diamond Oaks Shopping Center                   1,300,000     5/1/97       61%       1971/0        70,012    SF
 N170      50109   Corsicana Shopping Center                      1,050,000    4/21/97       63%        1971         42,029    SF
 N171      50111   Graham Shopping Center                         1,400,000    4/21/97       47%        1970         52,450    SF
 N172      50108   Kennendale Shopping Center                     1,100,000    4/19/97       59%      1965/1971      46,688    SF
 N173      50107   River Oaks Shopping Center                       950,000     4/9/97       67%        1951         44,852    SF
 N174      50105   Stonegate Shopping Center                      1,200,000     5/1/97       51%        1969         53,040    SF
 N175      50110   Centerpointe Shopping Center                     800,000     5/1/97       66%        1974         36,957    SF
 N176      50106   McCart Plaza Shopping Center                   1,100,000     4/9/97       47%        1973         63,270    SF
                                                                  ---------
                   SUB-TOTAL CROSSED LOANS                        8,900,000
 N177      50857   Thornblade Shopping Center                     6,260,000    3/25/98       80%        1995         66,235    SF
 B178    3049814   Hopyard Plaza Shopping Center                  8,650,000    2/11/98       58%      1982/1997      77,602    SF
 N179      50418   Mil-Lake Plaza Shopping Center                 6,700,000    10/1/97       74%        1982         90,569    SF
 B180    3054954   Cinemark Theatre                               7,000,000    5/22/98       70%        1998         60,578    SF
 N181      50559   Benchmark Square Shopping Center               5,750,000   10/28/97       80%        1986         76,366    SF
 N182      50851   The Oaks Shopping Center                       5,300,000    3/12/98       80%        1989         87,254    SF
 N183      50073   Tower Plaza Shopping Center                    5,800,000   11/25/96       69%        1988         46,934    SF
 B184    3052339   Germania Place                                 5,100,000    1/28/98       75%        1888         45,523    SF
 N185      50850   Normandy Station Shopping Center               4,800,000    3/12/98       80%        1987         70,780    SF
 B186    3052271   First National Plaza                           5,200,000     4/2/98       73%      1978/1995      75,533    SF
 N187      50064   Plaza 303 Shopping Center                      5,200,000     4/9/97       70%        1973        118,194    SF
 B188    3062395   Pic'N Save                                     4,800,000     6/1/98       75%      1973/1996      47,432    SF
 N189      50065   Rush Creek Shopping Center                     4,700,000     4/1/97       74%        1983         75,931    SF
 N190      50738   White Oak Village Shopping Center              4,350,000     2/6/98       80%      1987/1997      72,454    SF
 N191      50867   349-351 Newbury St.                            4,300,000    3/24/98       79%      1881/1988      18,302    SF
 N192      50870   Potter Square Shopping Center                  4,200,000    3/12/98       78%        1994         58,010    SF
 N193      50667   Sea Pines Center                               6,300,000    2/10/98       52%        1983         59,284    SF
 N194      50627   Merritt Crossing                               4,660,000   11/19/97       68%        1983         89,727    SF
 B195    3049186   Newhall Plaza Shopping                         4,630,000    1/30/98       66%        1985         21,448    SF
 N196      50813   Pecan Square Shopping Center                   4,000,000    1/19/98       75%        1992         61,196    SF
 N197      50124   Belleview Square Shopping Center               3,976,000    11/1/97       74%      1988/1997      77,145    SF
 N198      50801   Country Corner Shopping Center                 4,100,000    1/29/98       70%        1981         52,427    SF
 B199    3049129   Tweedy Shopping Center                         3,800,000     3/3/98       74%        1989         22,559    SF
 N200      50891   John R. Wood Plaza                             5,550,000     4/8/98       50%      1985/1989      50,658    SF
 B201    3062338   Huntington Gardens                             3,250,000     5/4/98       75%      1979/1988      21,220    SF
 N202      50707   Marketplace at Cayce Shopping Center           3,200,000   11/11/97       73%        1987         59,372    SF
 N203      50736   Marketown Shopping Center                      4,150,000     1/5/98       56%        1983         98,259    SF
 N204      50918   Newport Plaza Shopping Center                  3,175,000    4/20/98       69%      1969/1979      24,297    SF
 N205      50136   Harvest Plaza I                                2,800,000     5/5/97       75%        1996         23,900    SF
 N206      50137   Harvest Plaza II                               2,775,000     5/5/97       74%        1996         18,200    SF


                      LOAN
           NET     BALANCE PER
 SE-    RENTABLE     SF/UNIT
QUENCE  AREA(SF)    ROOM/BED
------  --------    --------
 B139      25,128   $ 21,251
 B140      26,816     19,932
 B141      22,513     26,991
 N142      18,712     39,328
 B143      12,528     38,982
 B144       9,652     43,660
 B145       9,240     41,997
 B146      18,300     19,318
 N147   2,519,415         29
 N148     300,891        109
 N149     195,552        142
 N150     327,880         58
 N151     448,726         41
 N152     230,001         62
 N153      77,356         30
 N154     181,059         95
 N155      20,699        584
 N156     115,960         99
 N157     163,863         65
 N158      66,302        134
 N159     118,255         75
 N160     121,497         69
 B161     174,455         44
 N162     133,033         55
 B163      87,522         80
 B164     101,027         66
 B165      75,732         79
 N166      77,747         77
 N167      59,935         97
 N168     178,292         30
 N169      70,012         11
 N170      42,029         16
 N171      52,450         12
 N172      46,688         14
 N173      44,852         14
 N174      53,040         11
 N175      36,957         14
 N176      63,270          8
 N177      66,235         76
 B178      77,602         64
 N179      90,569         55
 B180      60,578         81
 N181      76,366         60
 N182      87,254         49
 N183      46,934         86
 B184      45,523         84
 N185      70,780         54
 B186      75,533         50
 N187     118,194         31
 B188      46,232         76
 N189      75,931         46
 N190      72,454         48
 N191      18,302        186
 N192      58,010         57
 N193      59,284         55
 N194      89,727         35
 B195      21,448        142
 N196      61,196         49
 N197      77,145         38
 N198      52,427         55
 B199      22,559        124
 N200      50,658         55
 B201      21,220        115
 N202      59,372         39
 N203      98,259         24
 N204      24,297         90
 N205      23,900         87
 N206      18,200        113

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                         MOST
                OCCUPANCY                                                U/W                  U/W       RECENT       MOST
    OCCUPANCY     AS OF         U/W           U/W            U/W         NOI      U/W      RESERVES      END        RECENT
     PERCENT      DATE       REVENUES      EXPENSES          NOI         DSCR   RESERVES   PER UNIT      DATE      REVENUES
     -------      ----       --------      --------          ---         ----   --------   --------    --------   -----------
        94%      12/1/97    $   195,143   $    84,277   $      110,866   1.82   $ 10,200   $  300.00   12/31/97   $   198,421
        88%       2/1/98        184,225        87,809           96,416   1.69     11,186      329.00   12/31/97       185,730
       100%       2/5/98        159,055        72,346           86,709   1.64      5,784      241.00   12/31/97       159,682
        88%      4/28/98        120,303        47,746           72,557   1.42      4,864      304.00   12/31/97       124,451
       100%      12/9/97        118,407        45,422           72,985   1.45      2,798      174.88   12/31/97       122,301
       100%      2/23/98         92,145        31,466           60,679   1.44      2,487      207.25   12/31/97        94,708
       100%      2/23/98         91,928        30,170           61,758   1.52      2,787      232.25   12/31/97        92,354
       100%      1/27/98        113,604        50,916           62,688   1.47      6,470      323.50   12/31/97       117,990
       100%     11/30/97     30,910,638    10,801,178       20,109,460   1.47    629,864        0.25   12/31/97    35,328,417
       100%       7/1/98      4,580,828     1,035,519        3,545,309   1.32     30,000        0.10   12/31/97     3,050,862
        94%       7/7/98      4,004,241       969,191        3,035,050   1.37     20,065        0.10
        93%      4/27/98      2,553,221       466,757        2,086,464   1.37     34,096        0.10   12/31/97     2,633,846
        96%       1/1/98      3,261,729     1,078,946        2,182,783   1.33     67,309        0.15   12/31/97     3,448,011
        98%       5/1/98      2,547,203       854,983        1,692,220   1.35     85,100        0.34   12/31/97     2,758,658
        92%      6/30/98        441,830       171,589          270,241   1.42     25,373        0.33   12/31/97       400,487
       100%      2/23/98      2,333,074       485,420        1,847,654   1.38     27,159        0.15   12/31/97     1,125,308
       100%      5/15/98      1,635,680       395,502        1,240,178   1.27      5,479        0.26   12/31/97     1,680,795
       100%       4/7/98      1,851,398       600,514        1,250,884   1.36     17,007        0.15   12/31/97     1,949,040
        99%      3/31/98      1,434,344       322,057        1,112,287   1.31     16,386        0.10   12/31/97     1,074,180
        97%      5/19/98      1,294,923       315,945          978,978   1.35     17,128        0.26   12/31/97     1,374,532
       100%      6/30/98      1,439,267       352,092        1,087,175   1.29     11,826        0.10
        97%      3/31/98      1,467,868       383,819        1,084,049   1.50     24,299        0.20   12/31/97     1,394,109
       100%      4/12/98      1,110,718        27,768        1,082,950   1.66     17,446        0.10
        98%      3/26/98      1,523,411       596,719          926,692   1.45     33,258        0.25   12/31/97     1,584,527
        97%      5/11/98      1,224,652       371,881          852,771   1.52     12,274        0.14   12/31/97     1,035,512
        93%      2/19/98      1,374,563       455,539          919,024   1.75     49,503        0.49   12/31/97     1,306,692
       100%       5/1/98      1,113,766       318,040          795,726   1.63     11,360        0.15   12/31/97     1,191,926
       100%       5/1/98        936,476       213,427          723,049   1.50     19,437        0.25   12/31/97     1,095,171
       100%      3/23/98        834,080        15,848          818,232   1.18          0        0.00   12/31/97       475,007
        91%       4/1/98        850,072       149,704          700,368   1.41     26,760        0.15    6/30/96       842,852
        99%      3/31/98        253,351       106,228          147,123   1.68     14,002        0.20   12/31/97       283,952
       100%      3/31/98        156,239        47,228          109,011   1.62      8,406        0.20   12/31/97       178,658
       100%      3/31/98        171,911        50,502          121,409   1.81     10,490        0.20   12/31/97       202,057
       100%      3/31/98        181,890        66,276          115,614   1.73      9,338        0.20   12/31/97       194,186
       100%      3/31/98        170,134        63,124          107,010   1.64      8,998        0.20   12/31/97       219,113
        69%      7/15/98        176,849        62,163          114,686   1.83     10,568        0.20   12/31/97       230,757
       100%      3/31/98        139,705        50,464           89,241   1.66      7,391        0.20   12/31/97       153,838
        97%      3/31/98        204,481        95,648          108,833   2.06     12,654        0.20   12/31/97       224,301
        98%      4/27/98        710,320       164,078          546,242   1.36      6,624        0.10   12/31/97       726,626
        96%       1/1/98      1,072,634       367,960          704,674   1.72     16,790        0.22   12/31/97       991,645
        96%       4/1/98        908,383       290,542          617,841   1.39     21,737        0.24   12/31/97       845,682
       100%       6/1/98        973,500       333,288          640,212   1.32      6,058        0.10
       100%      5/29/98        643,884       116,172          527,712   1.42     21,637        0.28   12/31/97       629,340
       100%      6/15/98        658,075       175,521          482,554   1.37     21,814        0.25   12/31/97       638,439
        89%      5/31/98        811,091       220,888          590,203   1.42     11,734        0.25   12/31/97       772,057
       100%      4/24/98        865,749       380,514          485,235   1.47      9,649        0.21   12/31/97     1,264,855
        95%      5/26/98        588,197       150,224          437,973   1.37     19,111        0.27   12/31/97       598,713
       100%       3/1/98        610,078       157,416          452,662   1.37      5,423        0.07   12/31/97       632,443
        96%       5/1/98        695,933       190,792          505,141   1.37     11,819        0.10   12/31/97       743,099
       100%      5/31/98        531,148       111,738          419,410   1.44     10,872        0.23   12/31/97       512,583
        93%      1/31/98        662,336       189,535          472,801   1.35     15,186        0.20    6/30/98       603,575
       100%      11/6/97        497,465        96,938          400,527   1.42     12,100        0.17   12/31/97       488,801
       100%       6/5/98        558,841       182,596          376,245   1.37      4,026        0.22   12/31/97       556,741
       100%       6/5/98        453,854        91,828          362,026   1.38      8,702        0.15   12/31/97       446,338
        77%      5/20/98        770,928       311,158          459,770   1.56     20,749        0.35   12/31/97       858,889
        93%       5/1/98        613,968       227,110          386,858   1.43     22,432        0.25   12/31/97       592,660
        96%       3/9/98        628,592       200,314          428,278   1.81     11,746        0.55   12/31/97       655,424
        93%       3/5/98        510,918       133,914          377,004   1.44      9,179        0.15    6/30/97       536,481
        98%       3/9/98        484,335       120,966          363,369   1.40     15,429        0.20   12/31/97       390,116
        91%      4/30/98        685,749       294,058          391,691   1.66     15,958        0.30   12/31/97       691,095
       100%      3/27/98        449,988       113,619          336,369   1.39      9,764        0.43   12/31/97       481,876
        81%       6/1/98        639,064       192,539          446,525   1.71     10,132        0.20   12/31/97       563,363
       100%      6/18/98        378,648        68,365          310,283   1.54      6,515        0.31   12/31/97       391,827
        93%      4/29/98        400,974        92,035          308,939   1.38     21,028        0.35   12/31/97       427,132
        93%       1/5/98        509,622       136,331          373,291   1.84     21,699        0.22   12/31/97       522,816
       100%      6/30/98        374,397       117,254          257,143   1.38      6,317        0.26   12/31/97       401,414
       100%      3/31/98        327,862        67,367          260,495   1.32      2,629        0.11   12/31/97       330,225
       100%      3/31/98        312,694        54,368          258,326   1.33      1,820        0.10   12/31/97       299,975


                                  MOST      2ND
        MOST          MOST       RECENT     MOST
       RECENT        RECENT       NOI      RECENT
      EXPENSES         NOI        DSCR    END DATE
     -----------   -----------   ------   --------
     $    97,779   $   100,642    1.65    12/31/96
          93,944        91,786    1.61    12/31/96
          64,941        94,741    1.80    12/31/96
          46,214        78,237    1.53    12/31/96
          37,673        84,628    1.69    12/31/96
          20,163        74,545    1.77    12/31/96
          28,909        63,445    1.56    12/31/96
          38,313        79,677    1.87    12/31/96
      10,045,835    25,282,582    1.85    12/31/96
         492,973     2,557,889    0.96
         394,459     2,239,387    1.47    12/31/96
       1,090,728     2,357,283    1.43    12/31/96
         857,514     1,901,144    1.52    12/31/96
         163,075       237,412    1.25    12/31/96
         103,376     1,021,932    1.01
         386,484     1,294,311    1.33    12/31/96
         556,944     1,392,096    1.51    12/31/96
          79,917       994,263    1.17    12/31/96
         313,017     1,061,515    1.46    12/31/96
         366,456     1,027,653    1.42    12/31/96
         565,191     1,019,336    1.59    12/31/96
         346,525       688,987    1.22    12/31/96
         452,897       853,795    1.62    12/31/96
         253,933       937,993    1.92    12/31/96
         224,277       870,894    1.81    12/31/96
             200       474,807    1.17
         137,102       705,750    1.42     6/30/95
          87,724       196,228    2.24    12/31/96
          54,880       123,778    1.83    12/31/96
          43,055       159,002    2.37    12/31/96
          55,020       139,166    2.08    12/31/96
          48,212       170,901    2.62    12/31/96
          78,539       152,218    2.43    12/31/96
          65,779        88,059    1.64    12/31/96
          73,493       150,808    2.85    12/31/96
         156,704       569,922    1.42    12/31/96
         322,865       668,780    1.63    12/31/96
         266,429       579,253    1.30    12/31/96
         112,125       517,215    1.39    12/31/96
         160,336       478,103    1.36    12/31/96
         159,840       612,217    1.48    12/31/96
         334,433       930,422    2.82    12/31/96
         135,593       463,120    1.45    12/31/96
         141,389       491,054    1.49    12/31/96
         193,026       550,073    1.49    12/31/96
          80,581       432,002    1.49    12/31/96
         193,289       410,285    1.17     6/30/96
          87,806       400,995    1.42    12/31/96
         152,713       404,028    1.47    12/31/96
          82,719       363,619    1.39    12/31/96
         352,429       506,460    1.71    12/31/96
         228,895       363,765    1.35    12/31/96
         148,968       506,456    2.14    12/31/96
         128,031       408,450    1.57     6/30/96
         107,953       282,163    1.08    12/31/96
         280,042       411,053    1.74    12/31/96
         115,443       366,433    1.52    12/31/96
         168,602       394,761    1.51    12/31/96
         117,602       274,225    1.36    12/31/96
          86,593       340,539    1.53    12/31/96
         119,336       403,480    1.99    12/31/96
         107,343       294,071    1.58    12/31/96
          45,410       284,815    1.45
          29,575       270,400    1.39

                                                2ND                                               LARGEST   LARGEST
         2ND           2ND           2ND        MOST                                    LARGEST   TENANT     TENANT
        MOST          MOST          MOST       RECENT                                   TENANT     % OF      LEASE
       RECENT        RECENT        RECENT       NOI                                     LEASED     TOTAL    EXPIRA-
      REVENUES      EXPENSES         NOI        DSCR            LARGEST TENANT            SF        SF        TION
      --------      --------         ---        ----            --------------            --        --        ----
     $   195,812   $    81,155   $   114,657    1.88
         182,964        81,376       101,588    1.78
         146,400        66,456        79,944    1.52
         123,397        44,711        78,686    1.54
         115,912        42,670        73,242    1.46
          88,437        23,373        65,064    1.54
          89,144        27,927        61,217    1.51
         114,875        52,882        61,993    1.45
      33,918,360    10,363,450    23,554,910    1.72    Lane Furniture                  110,982       4%      5/1/00
                                                        Kohl's Dept. Store               86,616      29%      2/2/18
                                                        Ralphs Grocery                   47,947      25%    10/31/18
       2,534,222       417,392     2,116,830    1.39    Vons                             58,175      18%    12/31/14
       3,288,857     1,062,513     2,226,344    1.35    Belk                            103,480      23%     8/31/06
       2,582,046       796,700     1,785,346    1.43    Winn Dixie                       45,500      20%     4/22/07
         465,773       160,889       304,884    1.61    Winn Dixie                       45,500      59%     2/19/06
                                                        Home Depot                      101,860      56%      1/1/18
       1,276,838       401,420       875,418    0.90    Taboo                             5,122      25%     9/30/11
       1,780,545       515,194     1,265,351    1.37    United Artists                   30,084      26%    12/31/13
         591,943        30,266       561,677    0.66    Lowes                            95,173      58%    10/15/15
         374,583       108,137       266,446    0.37    Sears                            21,261      32%    11/25/06
                                                        Minyard Food Store               53,632      45%      1/1/22
       1,322,205       319,775     1,002,430    1.38    Basha's                          47,400      39%     9/30/15
                                                        Fred Meyer Stores               174,455     100%     2/28/08
       1,558,947       579,366       979,581    1.53    Dierbergs                        51,850      39%     1/31/05
         987,245       268,003       719,242    1.28    Rite Aid                         21,733      25%     2/28/00
       1,247,502       419,978       827,524    1.57    Ross                             17,475      17%     1/31/00
       1,144,520       233,281       911,239    1.86    Bally's                          23,172      31%     4/30/07
       1,077,907       244,832       833,075    1.73    Safeway                          45,022      58%    11/30/04
                                                        Foods Co.                        59,935     100%     8/31/12
         811,528       140,936       670,592    1.35    Winn Dixie                       42,000      24%     8/28/05
         242,404       115,948       126,456    1.45    Winn Dixie                       33,946      48%    10/31/04
         151,503        44,609       106,894    1.58    K Kash Rent to Own                6,720      16%     6/30/02
         184,966        63,078       121,888    1.81    United Supermarkets              23,800      45%    11/30/99
         182,079        76,596       105,483    1.58    Minyard Food Store               23,272      50%    11/30/01
         206,162        54,870       151,292    2.32    Texas Live Oak Army-Navy Store   16,800      37%     8/28/01
         204,298        61,000       143,298    2.29    Grace Fellowship Church          17,400      33%     6/30/01
         121,462        50,592        70,870    1.32    Sav-A-Lot                        13,500      37%     6/13/05
         222,914        98,662       124,252    2.35    McCart Thrift Store              29,413      46%     5/31/03
         641,702       148,078       493,624    1.23    Publix                           47,955      72%      9/9/15
         960,446       289,054       671,392    1.63    La Petite Academy                 7,400      10%     5/31/02
         890,497       269,364       621,133    1.40    Fun Time Party Store             30,510      34%     9/30/01
                                                        Cinemark USA, Inc.               60,578     100%     5/18/18
         631,481       125,548       505,933    1.36    Harris Teeter                    41,686      55%    10/31/08
         544,198       158,466       385,732    1.09    Winn Dixie                       45,500      52%     6/30/10
         692,969       293,937       399,032    0.96    La-z-boy                          9,788      21%     6/27/04
         795,179       265,591       529,588    1.60    Gpi Ballrooms                    17,167      38%     1/31/10
         595,383       137,225       458,158    1.43    Food Lion                        33,000      47%     8/15/10
         493,209       136,760       356,449    1.08    Fox Bowl, Inc.                   26,381      35%     5/30/11
         756,562       179,124       577,438    1.57    Kroger                           51,000      43%     2/28/03
         420,099        74,547       345,552    1.19    Pic'N Save                       24,992      53%     1/31/05
         635,784       171,914       463,870    1.32    Minyard Foods                    46,046      61%     6/30/17
         446,499       101,349       345,150    1.22    Food Lion                        36,304      50%      6/1/17
         528,637       150,583       378,054    1.38    Hold Everything                   3,900      21%      6/1/00
         426,252        86,631       339,621    1.30    Winn Dixie                       38,660      67%     12/1/13
         801,473       295,721       505,752    1.71    Knowhere                          6,808      11%     1/31/05
         595,424       238,505       356,919    1.32    Publix                           38,520      43%     9/30/03
         679,710       136,567       543,143    2.30    Kinkos                            5,680      26%     5/31/00
         497,232       124,314       372,918    1.43    Food Lion                        32,110      52%    12/31/12
         436,778        96,161       340,617    1.31    Winn Dixie                       44,810      58%     6/22/08
         558,015       291,645       266,370    1.13    Purple Heart Thrift Store        11,720      22%     1/31/03
         499,784       114,859       384,925    1.60    Solo Fashion                      3,511      16%     1/31/99
         808,414       145,182       663,232    2.54    John R. Wood                      6,689      13%     9/14/07
         395,700       108,382       287,318    1.42    Taco Bell                         5,000      24%     4/29/07
         405,891       114,268       291,623    1.31    Winn Dixie                       35,922      61%     6/22/08
         475,342       104,260       371,082    1.83    Jitney Jungle                    31,500      32%     1/31/03
         401,612       112,090       289,522    1.55    Blockbuster Video                10,260      42%     3/19/00
                                                        Kerr Drug                        12,000      50%     8/31/16
                                                        Pet Depot                         8,000      44%    10/31/06

                                                  SECOND     SECOND
                                        SECOND    LARGEST   LARGEST
                                        LARGEST   TENANT     TENANT
                                        TENANT     % OF      LEASE
              SECOND LARGEST            LEASED     TOTAL    EXPIRA-
                  TENANT                  SF        SF        TION
                  ------                  --        --        ----
     Broyhill Furniture                 74,361       3%       5/1/00
     Waccamaw                           56,398      19%      9/29/16
     Orchard Supply Hardware            45,573      23%     11/30/17
     Longs Drug Store                   26,060       8%      2/28/20
     Sears                              88,000      20%     10/15/03
     Scotty's (RLR Theatres)            44,600      19%     12/28/06
     Eckerd Drug                        10,356      13%       4/6/06
     Linens 'n Things                   36,000      20%       1/1/13
     Martha Gottfried                    2,458      12%      9/30/02
     Bed Bath & Beyond                  28,693      25%      1/31/04
     Shop-n-Save                        50,000      31%       6/1/12
     Blockbuster Video                   5,700       9%      8/31/06
     Bally Total Fitness                35,937      30%      5/31/04
     Walgreens                          13,510      11%      1/31/41
     Walgreens                          12,126       9%      9/30/10
     Laser Storm, Inc.                  10,460      12%      6/30/03
     Family Bargain Center               8,800       9%     10/19/99
     Michael's                          20,020      26%      3/31/02
     Allstar Video                       3,356       4%     12/31/00
     Consolidated/Big Lots              26,485      15%      1/31/03
     BMA of NE Ft. Worth                10,735      15%      4/30/05
     Family Dollar                       6,250      15%     12/31/98
     The Acorn Shop, Inc.               15,400      29%     11/30/01
     Dollar General                     10,296      22%      7/31/01
     Thrift Junction                    15,489      35%      2/28/03
     Renters Choice                      6,000      11%     12/31/01
     Family Dollar                       7,580      21%     12/31/00
     Chips Furniture & Appliance        14,630      23%      3/31/00
     Monterrey Mexican Rest              5,100       8%     11/30/00
     The P-Town Hopyard                  3,405       4%      2/25/04
     Goodwill Industries                11,670      13%      1/31/99
     City of Greensboro                  6,000       8%      1/31/03
     World Gym                          11,780      14%     12/31/03
     Buddy's Crabs                       9,082      19%      3/15/08
     Sandburg Ace Hardware               7,770      17%      6/30/09
     Walgreens                          11,165      16%     12/31/07
     Tuesday Morning, Inc.               7,695      10%     12/31/98
     S. Ace Hardware                     9,350       8%     10/31/98
     99 Cent Store                      21,240      45%      1/31/05
     Blockbuster Video                   6,150       8%      5/31/01
     Eckerd Drug                         8,470      12%       8/1/02
     Dibona, Bornstein&Ransom            3,400      19%     12/31/99
     Kerr Drugs                          9,600      17%      12/1/03
     Truffles Cafe                       5,071       9%      7/31/00
     Eckerd Drug                        10,368      12%      11/8/03
     Don Cuco's                          4,002      19%      2/29/00
     Edgehill Pharmacy                   6,272      10%     12/31/02
     Dollar General                      7,500      10%       3/1/08
     Hollywood Video                     6,600      13%      3/23/06
     Household Finance                   2,500      11%     10/31/98
     Flacos                              4,988      10%      8/30/06
     Circle K                            4,280      20%      8/31/02
     Revco Discount Drug Centers, Inc.   8,450      14%      8/31/03
     Eckerd Drug                         8,640       9%     11/30/02
     Rite Aid                            5,800      24%      3/18/00
     Eastern Chinese                     5,000      21%      7/31/07
     Mancino's                           5,883      32%     10/31/06

 SE-      LOAN
QUENCE   NUMBER                  PROPERTY NAME                                      PROPERTY ADDRESS
------   ------                  -------------                                      ----------------
 N207      50800   La Mirada Shopping Center                   8200 Montgomery Blvd., NE
 N208      50149   Satilla Square                              1803 Knight Ave/504 City Blvd.
 N209      50926   Hilton Head Plaza                           5 Greenwood Dr.
 N210      50525   Mayfair Shopping Center                     SE Corner of W. Kenosha St(71st) & N. Aspen Ave(145th Ave)
 N211      50151   South Pointe Plaza                          1902-60 Stickney Point Road
 B212    3043874   Long Drugs                                  State Highway 299
 B213    3054822   Cinnamon Sq Shoppin Ctr                     6151 Ball Road
 N214      50819   Los Altos Shopping Center                   4200 Wyoming Blvd., NE
 N215      50807   Sears Monro Muffler @ Robinson Town Center  400, 405, 410 Home Drive
 N216      50225   Fourth Street Shopping Center               3131 4th Street North
 N217      50808   271-279 E. Paces Ferry Rd. Bldg.            271-279 East Paces Ferry Road, NE
 B218    3056728   Hawthorne Plaza                             11800-11830 Hawthorne Boulevard
 N219      50459   Corner Plaza Shopping Center                3918 South Highland Drive
 N220      50747   Coral Ridge Plaza                           2801-2811 East Oakland Park Blvd.
 N221      50024   Singer Square Center                        3004 Emmorton Rd.
 B222    3051836   Saratoga Oaks                               12772 Saratoga Sunnyvale Road
 N223      50718   Walgreen's Plaza - Yuma AZ                  1100-1150 West 8th Street
 N224      50593   Fidelity Square Shopping Center             2740 Wyoming Boulevard, NE
 B225    3056876   Roscoe Reseda Plaza                         8301 Reseda Boulevard
 N226      50799   McCain Center                               4 South McCain Drive
 N227      50859   Haywood Centre                              301 Haywood Road
 B228    3062213   550 Waverly Street                          550 Waverly Street
 B229    3054749   Pine Lane Center                            6250-East Pine Lane
 B230    3062197   Central Pavillion                           1220 South Central Avenue
 B231    3054913   Blackhorse Shopping Center                  497 North Clovis Avenue
 B232    3062205   Plaza De Santa Fe                           1355 and 1385 Santa Fe Drive
 B233    3062718   Chief Auto Parts                            1433 Carson Street
 B234    3051000   Avis Plaza                                  1544-1562 N. Cahuenga Blvd.
 B235    3051018   Hollywood Video                             900 West Main Street
 B236    3052420   Checker Auto Parts                          7337 East Pav Way
 B237    3047198   Manhattan Beach Property                    328-332 Manhattan Beach Boulevard
 N238      50892   Journal Square Plaza II                     2 Journal Square
 N239      50445   Park Center Building I                      3101 Park Center Drive
 N240      50934   National Guard Building                     One Massachusetts Ave., NW
 B241    3055241   Mission Plaza                               2260-2280 Agnew Road
 N242      50833   Crestar Bank Building                       500 East Main St.
 B243    3055050   901 Battery St. Building                    901 Battery Street & 998 Sansome Street
 B244    3056884   Peninsula Prof. Building                    1828 El Camino Real
 B245    3056967   Bell Professional Plaza                     3123 Professional Drive
 B246    3048287   Demuro Corporate Square                     1505-1575 W. University Dr.
 N247      50626   Park 3000 Business Center                   3000 Coliseum Blvd.
 B248    3056785   J. Brad Lampley Building                    539 Bryant Street
 B249    3062494   Sun America Building                        10801 National Blvd.
 B250    3049764   Hollister Prof. Building                    5266 & 5276 Hollister Avenue
 N251      50980   Forest Professional Bldg.                   2110 Forest Ave.
 N252      50641   Los Alamos Business Center                  2201 and 2237 Trinity Drive
 N253      50042   11500 NW Freeway                            11500 Northwest Freeway
 B254    3051976   Lincoln Broadway Building                   1475 North Broadway
 N255      50863   Doctor's Pavillion                          1916 Patterson St.
 B256    3062262   Sutter Business Park III                    3780 Rosin Court
 N257      50449   Commercial Block Building                   1211-1217 East Cary Street
 N258      50685   Greenwich Station Office Building           5589 Greenwich Road
 N259      50198   1700 Commerce Office Building               1700 Commerce Street
 N260      50517   Rivergate Center I                          4995 Lacross Rd.
 N261      50910   Great Western Bank Building                 2401-2435 E. Atlantic Blvd. & 12 NE 24th Avenue
 B262    3054525   Medical Village Off. Building               415 South Medical Drive
 B263    3052263   992 South Deanza                            992 S. De Anza Blvd.
 B264    3051893   29 W. Anapamu Building                      29 West Anapamu Street
 B265    3052123   Wang NMR Building                           550 North Canyons Parkway
 B266    3047693   Civic Center Building                       1150 North First Street
 N267      50792   Miramar Professional Plaza                  8910 Miramar Parkway
 N268      50820   Lovelace Medical Center                     9101 Montgomery NE
 B269    3056983   Gould/Sutter Medical Bldg.                  3612 Dale Road
 B270    3056793   1410 N. Third St. Building                  1410-1418 N. 3rd St.
 B271    3062403   The Atrium Office Plaza                     707-709 East Colorado Blvd.
 B272    3051877   Dana Point Clock Tower                      24681 La Plaza Drive
 N273      50873   Bear Canyon III Office Bldg.                8205 Spain Rd. NE
 B274    3056975   Universal Executive Ctr.                    7430 East Butherus Drive
 B275    3052156   600 Allerton St Blvd.                       600 Allerton Street
 B276    3045333   Unicom Plaza                                15535 San Fernando Mission Blvd.


 SE-
QUENCE         COUNTY                   CITY
------         ------                   ----
 N207   Bernalillo            Albuquerque
 N208   Ware                  Waycross
 N209   Beaufort              Hilton Head Island
 N210   Tulsa                 Broken Arrow
 N211   Sarasota              Sarasota
 B212   Trinity               Weavervill
 B213   Orange                Cypress
 N214   Bernalillo            Albuquerque
 N215   Allegheny             Pittsburgh
 N216   Pinellas              St. Petersburg
 N217   Fulton                Atlanta
 B218   Los Angeles           Hawthorne
 N219   Salt Lake             Salt Lake City
 N220   Broward               Ft. Lauderdale
 N221   Harford               Abingdon
 B222   Santa Clara           Saratoga
 N223   Yuma                  Yuma
 N224   Bernalillo            Albuquerque
 B225   Los Angeles           Northridge
 N226   Frederick             Frederick
 N227   Greenville            Greenville
 B228   Santa Clara           Palo Alto
 B229   Douglas               Parker
 B230   Los Angeles           Glendale
 B231   Fresno                Clovis
 B232   Denver                Denver
 B233   Los Angeles           Torrance
 B234   Los Angeles           Hollywood
 B235   Jackson               Carbondale
 B236   Yavapai               Prescott Valley
 B237   Los Angeles           Manhattan Beach
 N238   Hudson                Jersey City
 N239   Alexandria City       Alexandria
 N240   District Of Columbia  Washington
 B241   Santa Clara           Santa Clara
 N242   Norfolk City          Norfolk
 B243   San Francisco         San Francisco
 B244   San Mateo             Burlingame
 B245   Placer                Auburn
 B246   Maricopa              Tempe
 N247   Allen                 Fort Wayne
 B248   San Francisco         San Francisco
 B249   Los Angeles           Los Angeles
 B250   Santa Barbara         Santa Barbara
 N251   Santa Clara           San Jose
 N252   Los Alamos            Los Alamos
 N253   Harris                Houston
 B254   Contra Costa          Walnut Creek
 N255   Davidson              Nashville
 B256   Sacramento            Sacramento
 N257   Richmond City         Richmond
 N258   Virginia Beach        Virginia Beach
 N259   Dallas                Dallas
 N260   Charleston            Charleston
 N261   Broward               Pompano Beach
 B262   Davis                 Bountiful
 B263   Santa Clara           San Jose
 B264   Santa Barbara         Santa Barbara
 B265   Alameda               Livermore
 B266   Santa Clara           San Jose
 N267   Broward               Miramar
 N268   Bernalillo            Albuquerque
 B269   Stanislaus            Modesto
 B270   Maricopa              Phoenix
 B271   Los Angeles           Pasadena
 B272   Orange                Dana Point
 N273   Bernalillo            Albuquerque
 B274   Maricopa              Scottsdale
 B275   San Mateo             Redwood City
 B276   Los Angeles           Mission Hills

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                           CUT-OFF          MATURITY                                      ADMINI-
                   ZIP     PROPERTY       ORIGINAL           DATE             DATE              LOAN         MORTGAGE    STRATIVE
    STATE         CODE       TYPE         BALANCE          BALANCE          BALANCE             TYPE           RATE     FEE RATE(I)
    -----         ----       ----         -------          -------          -------             ----           ----     -----------
     NM          87109      Retail     $    2,100,000   $    2,052,097   $                Fully Amortizing    6.940%       0.143%
     GA          31501      Retail          2,025,000        2,000,432        1,668,893       Balloon         7.920%       0.143%
     SC          29928      Retail          2,000,000        1,996,219        1,627,272       Balloon         7.450%       0.143%
     OK          74012      Retail          2,000,000        1,983,877        1,615,734       Balloon         7.250%       0.143%
     FL          34231      Retail          2,000,000        1,977,896        1,688,360       Balloon         8.780%       0.168%
     CA          96093      Retail          1,950,000        1,940,675                    Fully Amortizing    7.259%       0.143%
     CA          90630      Retail          1,850,000        1,846,788        1,644,175       Balloon         7.675%       0.143%
     NM          87111      Retail          1,800,000        1,791,326        1,480,509       Balloon         7.830%       0.143%
     PA          15275      Retail          1,700,000        1,694,797        1,382,282       Balloon         7.440%       0.243%
     FL          33704      Retail          1,700,000        1,681,603        1,404,782       Balloon         8.000%       0.193%
     GA          30305      Retail          1,650,000        1,645,169        1,350,380       Balloon         7.660%       0.143%
     CA          90250      Retail          1,624,000        1,622,366        1,444,245       Balloon         7.687%       0.143%
     UT          84117      Retail          1,550,000        1,531,011        1,084,207       Balloon         7.640%       0.143%
     FL          33306      Retail          1,450,000        1,441,841        1,164,485       Balloon         7.030%       0.143%
     MD          21009      Retail          1,402,300        1,387,033        1,216,955       Balloon         9.830%       0.168%
     CA          95070      Retail          1,400,000        1,367,878                    Fully Amortizing    7.296%       0.143%
     AZ          85364      Retail          1,350,000        1,346,127        1,173,597       Balloon         6.800%       0.143%
     NM          87111      Retail          1,320,000        1,309,754        1,073,408       Balloon         7.470%       0.143%
     CA          91324      Retail          1,300,000        1,292,375                    Fully Amortizing    7.870%       0.143%
     MD          21703      Retail          1,280,000        1,273,758        1,050,976       Balloon         7.770%       0.193%
     SC          29607      Retail          1,200,000        1,185,468                    Fully Amortizing    7.580%       0.243%
     CA          94301      Retail          1,125,000        1,123,893        1,002,065       Balloon         7.752%       0.143%
     CO          80202      Retail          1,100,000        1,098,117          978,810       Balloon         7.725%       0.143%
     CA          91204      Retail          1,025,000        1,023,107          836,511       Balloon         7.552%       0.143%
     CA          93611      Retail          1,000,000          998,281          889,502       Balloon         7.710%       0.143%
     CO          80204      Retail            937,500          935,777          765,622       Balloon         7.575%       0.143%
     CA          90501      Retail            830,000          829,584          737,830       Balloon         7.686%       0.143%
     CA          90028      Retail            750,000          748,386          669,233       Balloon         7.824%       0.143%
     IL          62901      Retail            730,000          721,440                    Fully Amortizing    7.950%       0.143%
     AZ          86315      Retail            717,500          712,574                    Fully Amortizing    7.992%       0.143%
     CA          90266      Retail            715,000          704,107                    Fully Amortizing    7.542%       0.143%
     NJ          07036      Office         41,000,000       40,973,700       35,739,453       Balloon         6.915%       0.118%
     VA          22302      Office         28,650,000       28,460,566       24,402,900       Balloon         7.610%       0.168%
     DC          20001      Office         23,700,000       23,684,547       20,628,994       Balloon         6.860%       0.143%
     CA          95054      Office         16,255,000       16,235,937       14,286,712       Balloon         7.218%       0.143%
     VA          23510      Office         12,580,000       12,540,219       11,034,288       Balloon         7.150%       0.143%
     CA          94111      Office          8,500,000        8,484,231        7,509,763       Balloon         7.436%       0.143%
     CA          94010      Office          6,075,000        6,067,637        5,324,776       Balloon         7.112%       0.143%
     CA          95603      Office          5,415,000        5,408,847        4,771,495       Balloon         7.318%       0.143%
     AZ          85281      Office          5,350,000        5,339,482        4,701,038       Balloon         7.221%       0.143%
     IN          46805      Office          5,100,000        5,066,525        4,110,674       Balloon         7.130%       0.243%
     CA          94107      Office          5,000,000        4,983,991        4,037,617       Balloon         7.211%       0.143%
     CA          90064      Office          4,200,000        4,195,040        3,689,340       Balloon         7.196%       0.143%
     CA          93111      Office          4,000,000        3,990,150        3,528,611       Balloon         7.361%       0.143%
     CA          95128      Office          3,712,500        3,710,165        3,241,720       Balloon         6.980%       0.143%
     NM          87544      Office          3,700,000        3,681,188        3,426,955       Balloon         7.320%       0.143%
     TX          77009      Office          3,200,000        3,178,544        3,040,876       Balloon         9.050%       0.168%
     CA          94596      Office          2,850,000        2,843,829        2,541,794       Balloon         7.803%       0.143%
     TN          37203      Office          2,700,000        2,698,332        2,361,325       Balloon         7.040%       0.143%
     CA          95834      Office          2,700,000        2,696,795        2,370,679       Balloon         7.179%       0.143%
     VA          23219      Office          2,600,000        2,579,819        2,114,288       Balloon         7.470%       0.143%
     VA          23462      Office          2,370,000        2,353,835        1,898,482       Balloon         6.930%       0.143%
     TX          75247      Office          2,101,000        2,087,385        1,979,083       Balloon         8.420%       0.168%
     SC          29406      Office          1,980,000        1,964,147        1,601,501       Balloon         7.290%       0.143%
     FL          33062      Office          1,900,000        1,896,254        1,537,098       Balloon         7.260%       0.143%
     UT          84010      Office          1,875,000        1,873,052        1,663,530       Balloon         7.591%       0.143%
     CA          95129      Office          1,725,000        1,719,705        1,401,982       Balloon         7.425%       0.143%
     CA          93101      Office          1,700,000        1,695,864        1,501,291       Balloon         7.404%       0.143%
     CA          94550      Office          1,665,000        1,663,098        1,466,538       Balloon         7.302%       0.143%
     CA          95112      Office          1,600,000        1,590,946        1,403,654       Balloon         7.000%       0.143%
     FL          33025      Office          1,513,000        1,507,186        1,334,298       Balloon         7.340%       0.143%
     NM          87111      Office          1,500,000        1,497,088        1,216,069       Balloon         7.330%       0.143%
     CA          95356      Office          1,460,000        1,450,642                    Fully Amortizing    6.852%       0.143%
     AZ          85004      Office          1,400,000        1,398,381        1,231,866       Balloon         7.262%       0.143%
     CA          91101      Office          1,400,000        1,398,225        1,222,391       Balloon         6.965%       0.143%
     CA          92629      Office          1,400,000        1,397,537        1,242,809       Balloon         7.628%       0.143%
     NM          87109      Office          1,400,000        1,395,841          624,075       Balloon         7.980%       0.143%
     AZ          85260      Office          1,375,000        1,373,486        1,214,577       Balloon         7.415%       0.143%
     CA          94063      Office          1,340,000        1,336,733        1,183,131       Balloon         7.396%       0.143%
     CA          91345      Office          1,300,000        1,268,412                    Fully Amortizing    7.691%       0.143%


       SUB-        NET                  FIRST      INTEREST
     SERVICING   MORTGAGE     NOTE     PAYMENT     ACCRUAL
     FEE RATE      RATE       DATE       DATE       METHOD
     --------      ----       ----       ----       ------
       0.100%     6.797%     4/29/98     6/1/98   Actual/360
       0.100%     7.777%     8/26/97    10/1/97   Actual/360
       0.100%     7.307%     6/12/98     8/1/98   Actual/360
       0.100%     7.107%     1/30/98     3/1/98   Actual/360
       0.125%     8.612%     7/24/97     9/1/97   Actual/360
       0.100%     7.116%      4/3/98     6/1/98     30/360
       0.100%     7.532%     5/26/98     7/1/98   Actual/360
       0.100%     7.687%     3/27/98     5/1/98   Actual/360
       0.200%     7.197%     5/26/98     7/1/98   Actual/360
       0.150%     7.807%     9/29/97    11/1/97   Actual/360
       0.100%     7.517%      5/8/98     7/1/98   Actual/360
       0.100%     7.544%     5/22/98     8/1/98   Actual/360
       0.100%     7.497%     1/21/98     3/1/98   Actual/360
       0.100%     6.887%     3/16/98     5/1/98   Actual/360
       0.125%     9.662%     4/15/97     6/1/97   Actual/360
       0.100%     7.153%     4/22/98     6/1/98     30/360
       0.100%     6.657%     4/16/98     6/1/98   Actual/360
       0.100%     7.327%     1/16/98     3/1/98   Actual/360
       0.100%     7.727%     6/12/98     8/1/98     30/360
       0.150%     7.577%     3/25/98     5/1/98   Actual/360
       0.200%     7.337%     4/29/98     6/1/98     30/360
       0.100%     7.609%     6/11/98     8/1/98   Actual/360
       0.100%     7.582%      5/8/98     7/1/98   Actual/360
       0.100%     7.409%     6/25/98     8/1/98   Actual/360
       0.100%     7.567%     5/14/98     7/1/98   Actual/360
       0.100%     7.432%     6/15/98     8/1/98   Actual/360
       0.100%     7.543%     6/29/98     9/1/98   Actual/360
       0.100%     7.681%      4/7/98     6/1/98   Actual/360
       0.100%     7.807%     3/27/98     6/1/98     30/360
       0.100%     7.849%     4/24/98     6/1/98     30/360
       0.100%     7.399%     3/11/98     5/1/98     30/360
       0.075%     6.797%     7/10/98     9/1/98   Actual/360
       0.125%     7.442%    10/30/97    12/1/97   Actual/360
       0.100%     6.717%     7/16/98     9/1/98   Actual/360
       0.100%     7.075%     6/22/98     8/1/98   Actual/360
       0.100%     7.007%     3/27/98     5/1/98   Actual/360
       0.100%     7.293%     5/26/98     7/1/98   Actual/360
       0.100%     6.969%     6/12/98     8/1/98   Actual/360
       0.100%     7.175%     6/17/98     8/1/98   Actual/360
       0.100%     7.078%      5/1/98     7/1/98   Actual/360
       0.200%     6.887%     2/10/98     4/1/98   Actual/360
       0.100%     7.068%     5/17/98     7/1/98   Actual/360
       0.100%     7.053%     6/24/98     8/1/98   Actual/360
       0.100%     7.218%      4/7/98     6/1/98   Actual/360
       0.100%     6.837%     7/15/98     9/1/98   Actual/360
       0.100%     7.177%     1/13/98     3/1/98   Actual/360
       0.125%     8.882%      5/8/97     7/1/97   Actual/360
       0.100%     7.660%     4/24/98     6/1/98   Actual/360
       0.100%     6.897%     7/13/98     9/1/98   Actual/360
       0.100%     7.036%     6/24/98     8/1/98   Actual/360
       0.100%     7.327%     1/30/98     3/1/98   Actual/360
       0.100%     6.787%     2/12/98     4/1/98   Actual/360
       0.125%     8.252%     8/28/97    10/1/97   Actual/360
       0.100%     7.147%     1/22/98     3/1/98   Actual/360
       0.100%     7.117%      6/1/98     8/1/98   Actual/360
       0.100%     7.448%      6/1/98     8/1/98   Actual/360
       0.100%     7.282%     5/20/98     7/1/98   Actual/360
       0.100%     7.261%     5/21/98     6/1/98   Actual/360
       0.100%     7.159%      6/8/98     8/1/98   Actual/360
       0.100%     6.857%     3/16/98     5/1/98   Actual/360
       0.100%     7.197%     2/27/98     4/1/98   Actual/360
       0.100%     7.187%      6/1/98     8/1/98   Actual/360
       0.100%     6.709%      6/2/98     8/1/98     30/360
       0.100%     7.119%      6/9/98     8/1/98   Actual/360
       0.100%     6.822%     6/24/98     8/1/98   Actual/360
       0.100%     7.485%     5/14/98     7/1/98   Actual/360
       0.100%     7.837%     6/15/98     8/1/98   Actual/360
       0.100%     7.272%     6/17/98     8/1/98   Actual/360
       0.100%     7.253%     4/24/98     6/1/98   Actual/360
       0.100%     7.548%    12/26/97     2/1/98     30/360

                     ORIGINAL     ORIGINAL                 REMAINING
                     TERM TO    AMORTIZATION                TERM TO                   CROSS-                 LOCKOUT
       MONTHLY       MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED   EXPIRATION
       PAYMENT       (MONTHS)   (MONTHS)(II)   (MONTHS)    (MONTHS)      DATE         LOANS        LOANS       DATE
       -------       --------   ------------   --------    --------      ----         -----        -----       ----
    $    24,317.90     120          120            4          116        5/1/08         No           No       4/30/02
         15,522.11     120          300           12          108        9/1/07         No        Yes(AA)     8/31/01
         14,714.84     120          300            2          118        7/1/08         No           No       2/29/08
         14,456.14     120          300            7          113        2/1/08         No           No       1/31/02
         16,483.66     120          300           13          107        8/1/07         No           No       7/31/00
         14,106.04     300          300            4          296        5/1/23         No           No        3/1/23
         13,157.87     120          360            3          117        6/1/08         No           No        4/1/08
         13,690.59     120          300            5          115        4/1/08         No           No       3/31/02
         12,496.58     120          300            3          117        6/1/08         No           No       5/31/02
         13,120.88     120          300           11          109       10/1/07         No           No       9/30/01
         12,365.59     120          300            3          117        6/1/08         No           No       5/31/02
         11,563.91     120          360            2          118        7/1/08         No           No        5/1/08
         12,619.72     120          240            7          113        2/1/08         No           No       1/31/02
         10,276.06     120          300            5          115        4/1/08         No           No       3/31/02
         12,575.05     120          300           16          104        5/1/07         No           No       4/30/00
         16,469.57     120          120            4          116        5/1/08         No           No        3/1/08
          8,800.99     120          360            4          116        5/1/08         No           No       4/30/02
          9,728.94     120          300            7          113        2/1/08         No           No       1/31/02
         12,326.11     180          180            2          178        7/1/13         No           No        5/1/13
          9,685.02     120          300            5          115        4/1/08         No           No       3/31/02
         11,178.78     180          180            4          176        5/1/13         No           No      12/31/12
          8,061.19     120          360            2          118        7/1/08         No        Yes(AF)      5/1/08
          7,861.54     120          360            3          117        6/1/08         No           No        4/1/08
          7,609.36     120          300            2          118        7/1/08         No           No        5/1/08
          7,136.50     120          360            3          117        6/1/08         No           No        4/1/08
          6,973.84     120          300            2          118        7/1/08         No           No        5/1/08
          5,909.56     120          360            1          119        8/1/08         No           No        6/1/08
          5,411.49     120          360            4          116        5/1/08         No           No        3/1/08
          6,955.21     180          180            4          176        5/1/13         No           No        3/1/13
          5,997.89     240          240            4          236        5/1/18         No           No        3/1/18
          6,645.21     180          180            5          175        4/1/13         No           No       1/30/13
        270,437.54     120          360            1          119        8/1/08         No           No        4/1/08
        202,487.36     144          360           10          134       11/1/09         No           No      10/31/01
        155,454.66     120          360            1          119        8/1/08         No           No       3/31/08
        110,535.16     120          360            2          118        7/1/08         No        Yes(AG)      5/1/08
         85,005.98     120          360            5          115        4/1/08         No           No       3/31/02
         59,061.17     120          360            3          117        6/1/08         No           No        4/1/08
         40,875.11     120          360            2          118        7/1/08         No        Yes(AH)      5/1/08
         37,189.93     120          360            2          118        7/1/08         No           No        5/1/08
         36,391.26     120          360            3          117        6/1/08         No           No        4/1/08
         36,469.79     120          300            6          114        3/1/08         No           No      02/28/02
         36,014.81     120          300            3          117        6/1/08         No           No        4/1/08
         28,497.73     120          360            2          118        7/1/08         No           No        5/1/08
         27,588.85     120          360            4          116        5/1/08         No        Yes(AI)      3/1/08
         24,649.51     120          360            1          119        8/1/08         No           No        4/1/08
         25,416.43      84          360            7           77        2/1/05         No           No       1/31/01
         25,863.13      84          360           15           69        6/1/04         No         Yes(Y)     5/31/00
         20,522.23     120          360            4          116        5/1/08         No           No        3/1/08
         18,035.76     120          360            1          119        8/1/08         No           No       7/31/02
         18,288.91     120          360            2          118        7/1/08         No         Yes(Z)      5/1/08
         19,163.06     120          300            7          113        2/1/08         No           No       1/31/02
         16,644.98     120          300            6          114        3/1/08         No           No       2/28/02
         16,035.90      84          360           12           72        9/1/04         No           No       8/31/00
         14,362.64     120          300            7          113        2/1/08         No           No       1/31/02
         13,745.57     120          300            2          118        7/1/08         No           No       2/29/08
         13,227.31     120          360            2          118        7/1/08         No           No        5/1/08
         12,663.56     120          300            3          117        6/1/08         No           No        4/1/08
         11,775.10     120          360            4          116        5/1/08         No        Yes(AI)      3/1/08
         11,417.02     120          360            2          118        7/1/08         No           No        5/1/08
         11,308.47      84          300            5           79        4/1/05         No           No       1/30/05
         10,413.85     120          360            6          114        3/1/08         No           No       2/28/02
         10,919.53     120          300            2          118        7/1/08         No           No        3/1/08
         13,002.38     180          180            2          178        7/1/13         No           No        5/1/13
          9,561.87     120          360            2          118        7/1/08         No           No        5/1/08
          9,281.35     120          360            2          118        7/1/08         No           No        5/1/08
          9,912.00     120          360            3          117        6/1/08         No           No        4/1/08
         11,692.74     180          240            2          178        7/1/13         No           No       6/30/06
          9,534.30     120          360            2          118        7/1/08         No           No        5/1/08
          9,274.23     120          360            4          116        5/1/08         No           No        3/1/08
         12,192.69     180          180            8          172        1/1/13         No           No       11/1/12


               PREPAYMENT PENALTY DESCRIPTION (MONTHS)
               ---------------------------------------
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/OPEN(6)
     LO(298)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(36)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(178)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(175)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE
     LO(238)/OPEN(2)/DEFEASANCE
     LO(177)/OPEN(3)/DEFEASANCE
     LO(116)/OPEN(4)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(90)/OPEN(7)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(116)/OPEN(4)/DEFEASANCE
     LO(35)/GRTR1%PPMTorYM(42)/OPEN(7)
     LO(36)/GRTR1%PPMTorYM(42)/OPEN(6)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(36)/GRTR1%PPMTorYM(42)/OPEN(6)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(116)/OPEN(4)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(81)/OPEN(3)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(116)/OPEN(4)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(95)/GRTR1%PPMTorYM(78)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE

                                                                                                                    TOTAL      SF/
                                                                                          CUT-OFF                  UNITS/     UNIT/
 SE-      LOAN                                                  APPRAISAL     APPRAISAL   DATE LTV   YEAR BUILT/    ROOM/     ROOM/
QUENCE   NUMBER                  PROPERTY NAME                    VALUE         DATE       RATIO      RENOVATED      BED       BED
------   ------                  -------------                    -----         ----       -----      ---------      ---       ---
 N207      50800   La Mirada Shopping Center                   $  5,650,000    1/13/98       36%        1977        150,813    SF
 N208      50149   Satilla Square                                 2,700,000    6/10/97       74%      1974/1997     117,212    SF
 N209      50926   Hilton Head Plaza                              3,400,000    5/15/98       59%        1972         21,114    SF
 N210      50525   Mayfair Shopping Center                        3,650,000   10/31/97       54%        1985         65,372    SF
 N211      50151   South Pointe Plaza                             2,900,000   11/18/96       68%        1960         37,120    SF
 B212    3043874   Long Drugs                                     2,600,000   12/10/97       87%        1998         22,965    SF
 B213    3054822   Cinnamon Sq. Shopping Ctr.                     2,870,000    4/20/98       64%        1979         40,760    SF
 N214      50819   Los Altos Shopping Center                      2,900,000    1/27/98       62%        1986         41,198    SF
 N215      50807   Sears Monro Muffler @ Robinson Town Center     2,289,000    1/15/98       74%        1997         10,500    SF
 N216      50225   Fourth Street Shopping Center                  2,550,000    7/22/97       66%      1958/1985      41,043    SF
 N217      50808   271-279 E. Paces Ferry Rd. Bldg.               2,200,000     1/9/98       75%        1948         12,410    SF
 B218    3056728   Hawthorne Plaza                                2,240,000    4/12/98       72%        1984         13,222    SF
 N219      50459   Corner Plaza Shopping Center                   2,250,000   10/30/97       68%      1961/1987      40,991    SF
 N220      50747   Coral Ridge Plaza                              2,230,000     1/8/98       65%        1993         14,457    SF
 N221      50024   Singer Square Center                           2,050,000    4/15/97       68%        1985         19,465    SF
 B222    3051836   Saratoga Oaks                                  3,850,000     4/6/98       36%        1989         12,777    SF
 N223      50718   Walgreen's Plaza-Yuma, AZ                      2,000,000   12/11/97       67%        1994         20,015    SF
 N224      50593   Fidelity Square Shopping Center                1,760,000    12/1/97       74%        1972         30,062    SF
 B225    3056876   Roscoe Reseda Plaza                            2,550,000    5/27/98       51%        1986         17,393    SF
 N226      50799   McCain Center                                  1,650,000     1/7/98       77%        1982         19,200    SF
 N227      50859   Haywood Centre                                 1,925,000    2/23/98       62%        1987         21,595    SF
 B228    3062213   550 Waverly Street                             1,950,000    4/21/98       58%      1960/1997       7,275    SF
 B229    3054749   Pine Lane Center                               1,465,000     4/7/98       75%        1982         30,300    SF
 B230    3062197   Central Pavillion                              1,550,000     6/5/98       66%        1993         11,985    SF
 B231    3054913   Blackhorse Shopping Center                     1,585,000    4/14/98       63%        1997          9,842    SF
 B232    3062205   Plaza De Santa Fe                              1,300,000    5/15/98       72%        1984         16,871    SF
 B233    3062718   Chief Auto Parts                               1,140,000    6/10/98       73%      1959/1998       9,405    SF
 B234    3051000   Avis Plaza                                     1,000,000    11/7/97       75%        1985         10,200    SF
 B235    3051018   Hollywood Video                                1,230,000    2/26/98       59%        1997          7,488    SF
 B236    3052420   Checker Auto Parts                             1,105,000    3/24/98       64%        1997          7,000    SF
 B237    3047198   Manhattan Beach Property                       1,650,000    1/30/98       43%        1997          4,980    SF
 N238      50892   Journal Square Plaza II                       55,000,000    3/20/98       74%        1987        275,614    SF
 N239      50445   Park Center Building I                        37,000,000    6/17/97       77%       1981/0       218,943    SF
 N240      50934   National Guard Building                       30,000,000     3/2/98       79%        1990        173,793    SF
 B241    3055241   Mission Plaza                                 23,000,000    5/20/98       71%        1985        100,608    SF
 N242      50833   Crestar Bank Building                         16,300,000     3/6/98       77%      1972/1997     228,544    SF
 B243    3055050   901 Battery St. Building                      14,800,000     5/7/98       57%      1922/1974      75,538    SF
 B244    3056884   Peninsula Prof. Building                       8,100,000    5/13/98       75%        1974         55,989    SF
 B245    3056967   Bell Professional Plaza                        7,650,000    5/14/98       71%        1991         44,906    SF
 B246    3048287   Demuro Corporate Square                        7,650,000    2/12/98       70%        1984         86,759    SF
 N247      50626   Park 3000 Business Center                      6,400,000   11/28/97       79%      1966/1997      75,555    SF
 B248    3056785   J. Brad Lampley Building                      10,865,000    4/12/98       46%      1912/1985      67,891    SF
 B249    3062494   Sun America Building                           6,500,000     5/6/98       65%        1969         59,230    SF
 B250    3049764   Hollister Prof. Building                       5,485,000     3/4/98       73%        1971         49,512    SF
 N251      50980   Forest Professional Bldg.                      4,950,000    5/20/98       75%        1985         19,837    SF
 N252      50641   Los Alamos Business Center                     5,000,000   11/19/97       74%        1995         40,334    SF
 N253      50042   11500 NW Freeway                               4,300,000     4/9/97       74%        1983         82,046    SF
 B254    3051976   Lincoln Broadway Building                      4,200,000    3/16/98       68%        1967         36,383    SF
 N255      50863   Doctor's Pavillion                             3,900,000    3/20/98       69%        1970         58,548    SF
 B256    3062262   Sutter Business Park III                       3,600,000    5/11/98       75%        1985         44,666    SF
 N257      50449   Commercial Block Building                      3,900,000   10/14/97       66%      1866/1985      47,289    SF
 N258      50685   Greenwich Station Office Building              3,160,000   11/25/97       74%        1997         29,475    SF
 N259      50198   1700 Commerce Office Building                  3,700,000     5/8/97       56%      1925/1995     117,873    SF
 N260      50517   Rivergate Center I                             2,825,000   10/23/97       70%        1984         46,172    SF
 N261      50910   Great Western Bank Building                    2,535,000    5/20/98       75%      1955/1974      30,563    SF
 B262    3054525   Medical Village Off. Building                  2,500,000    4/15/98       75%      1979/1985      30,025    SF
 B263    3052263   992 South Deanza                               2,380,000    4/28/98       72%      1982/1997      13,223    SF
 B264    3051893   29 W. Anapamu Building                         2,350,000     3/4/98       72%        1984         18,282    SF
 B265    3052123   Wang NMR Building                              2,220,000     4/7/98       75%        1989         36,466    SF
 B266    3047693   Civic Center Building                          3,950,000     2/9/98       40%        1982         34,473    SF
 N267      50792   Miramar Professional Plaza                     2,075,000    1/21/98       73%        1986         30,753    SF
 N268      50820   Lovelace Medical Center                        2,080,000    1/26/98       72%        1990         12,559    SF
 B269    3056983   Gould/Sutter Medical Bld                       2,470,000    4/22/98       59%        1997         12,200    SF
 B270    3056793   1410 N. Third St. Building                     1,950,000    4/29/98       72%      1960/1980      17,506    SF
 B271    3062403   The Atrium Office Plaza                        1,950,000     6/4/98       72%      1940/1982      18,342    SF
 B272    3051877   Dana Point Clock Tower                         2,150,000     5/1/98       65%        1987         21,384    SF
 N273      50873   Bear Canyon III Office Bldg.                   2,100,000     4/1/98       66%        1983         34,300    SF
 B274    3056975   Universal Executive Ctr.                       1,950,000    4/17/98       70%        1980         21,041    SF
 B275    3052156   600 Allerton St. Blvd.                         2,500,000    3/20/98       53%        1976         15,324    SF
 B276    3045333   Unicom Plaza                                   1,850,000   11/28/97       69%        1991         24,776    SF


                      LOAN
           NET     BALANCE PER
 SE-    RENTABLE     SF/UNIT
QUENCE  AREA(SF)    ROOM/BED
------  --------    --------
 N207     150,813  $        14
 N208     117,212           17
 N209      21,114           95
 N210      65,372           30
 N211      37,120           53
 B212      22,965           85
 B213      40,760           45
 N214      41,198           43
 N215      10,500          161
 N216      41,043           41
 N217      12,410          133
 B218      13,222          123
 N219      40,991           37
 N220      14,457          100
 N221      19,465           71
 B222      12,777          107
 N223      20,015           67
 N224      30,062           44
 B225      17,393           74
 N226      19,200           66
 N227      21,595           55
 B228       7,275          154
 B229      30,300           36
 B230      11,985           85
 B231       9,842          101
 B232      16,871           55
 B233       9,405           88
 B234      10,200           73
 B235       7,488           96
 B236       7,000          102
 B237       4,980          141
 N238     275,614          149
 N239     218,943          130
 N240     173,793          136
 B241     100,608          161
 N242     228,544           55
 B243      75,538          112
 B244      55,989          108
 B245      44,906          120
 B246      86,759           62
 N247      75,555           67
 B248      67,891           73
 B249      59,230           71
 B250      49,512           81
 N251      19,837          187
 N252      40,334           91
 N253      82,046           39
 B254      36,383           78
 N255      58,548           46
 B256      44,666           60
 N257      47,289           55
 N258      29,475           80
 N259     117,873           18
 N260      46,172           43
 N261      30,563           62
 B262      30,025           62
 B263      13,223          130
 B264      18,282           93
 B265      36,466           46
 B266      34,473           46
 N267      30,753           49
 N268      12,559          119
 B269      12,200          119
 B270      17,506           80
 B271      18,342           76
 B272      21,384           65
 N273      34,300           41
 B274      21,041           65
 B275      15,324           87
 B276      24,776           51

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                         MOST
                OCCUPANCY                                                U/W                  U/W       RECENT       MOST
    OCCUPANCY     AS OF         U/W           U/W            U/W         NOI      U/W      RESERVES      END        RECENT
     PERCENT      DATE       REVENUES      EXPENSES          NOI         DSCR   RESERVES   PER UNIT      DATE      REVENUES
     -------      ----       --------      --------          ---         ----   --------   --------    --------   -----------
       100%       4/1/98    $   707,856   $   136,318   $      571,538   1.96   $ 37,703   $    0.25   12/31/97   $   732,567
        97%       4/1/98        439,196       137,184          302,012   1.62     23,442        0.20    6/30/96       457,612
        97%      5/29/98        334,687        88,385          246,302   1.39      4,223        0.20   12/31/97       341,208
       100%      4/29/98        489,468       121,243          368,225   2.12     16,534        0.25   12/31/97       533,799
        98%      3/31/98        391,427        98,638          292,789   1.48      5,568        0.15   12/31/97       514,695
       100%       4/2/98        227,213         5,680          221,533   1.31      2,297        0.10
        95%      4/30/98        349,022       118,659          230,363   1.46      8,560        0.21   12/31/97       313,571
       100%      2/27/98        326,440        79,431          247,009   1.50     10,300        0.25   12/31/97       319,200
       100%      2/19/98        267,859        70,459          197,400   1.32      1,575        0.15
        95%      6/15/98        371,133       114,373          256,760   1.63     12,723        0.31   12/31/97       281,953
       100%       4/9/98        260,683        58,267          202,416   1.36      4,095        0.33   12/31/97       256,835
       100%       2/1/98        247,478        60,145          187,333   1.35      2,644        0.20   12/31/97       314,563
        95%     12/17/97        290,192        77,636          212,556   1.40     12,297        0.30   12/31/97       310,045
       100%     12/31/97        305,139        93,165          211,974   1.72      3,614        0.25   12/31/97       286,540
       100%     12/31/97        258,516        46,880          211,636   1.40      3,893        0.20   12/31/97       196,701
       100%      4/22/98        427,834        92,010          335,824   1.70      2,381        0.19   12/31/97       427,302
        93%      3/17/98        229,897        51,428          178,469   1.69      5,938        0.30   12/31/97       224,216
        93%       1/5/98        256,666        71,292          185,374   1.59     18,939        0.63   12/31/97       183,216
       100%      3/25/98        248,988        76,995          171,993   1.16      5,436        0.31   12/31/97       353,944
       100%      2/17/98        217,468        59,562          157,906   1.36      4,800        0.25   12/31/97       238,972
       100%      3/31/98        243,320        68,795          174,525   1.30      4,319        0.20   12/31/97       239,021
       100%      5/29/98        175,415        40,720          134,695   1.39      2,099        0.29   12/31/97       139,853
       100%      1/27/98        210,110        50,310          159,800   1.69      6,434        0.21   12/31/97       211,938
       100%       6/2/98        203,500        58,921          144,579   1.58      4,264        0.36   12/31/97       216,068
       100%       5/8/98        192,291        52,765          139,526   1.63      1,281        0.13
       100%      4/16/98        212,728        78,831          133,897   1.60      4,218        0.25   12/31/97       222,358
       100%      6/15/98        119,163        21,378           97,785   1.38      1,411        0.15
        92%      11/7/97        137,601        32,946          104,655   1.61      3,199        0.31   12/31/96       177,542
       100%     12/15/97        120,220         3,607          116,613   1.40      1,498        0.20
       100%       8/2/97         91,719         2,293           89,426   1.24      1,050        0.15
       100%       3/3/98        150,355         6,014          144,341   1.81        500        0.10
       100%      7/14/98      7,263,740     2,636,845        4,626,895   1.43     40,916        0.15   12/31/97     6,295,913
       100%       1/1/98      4,849,705     1,605,363        3,244,342   1.34     32,841        0.15   12/31/97     4,718,531
        93%      5/13/98      4,302,894     1,709,906        2,592,988   1.39     35,628        0.21   12/31/97     4,010,099
       100%      9/15/97      2,498,260       196,566        2,301,694   1.74     13,150        0.13   12/31/97     2,486,141
        85%      3/23/98      3,030,595     1,441,318        1,589,277   1.56     45,709        0.20   12/31/97     2,716,573
       100%      4/29/98      1,724,836       596,888        1,127,948   1.59     26,576        0.35   12/31/97     1,507,631
        84%       5/1/98      1,261,192       485,797          775,396   1.58      8,064        0.14   12/31/97     1,222,835
        94%       5/1/98        891,908       188,833          703,075   1.58      6,736        0.15   12/31/97       867,198
        98%      3/13/98        924,310       239,119          685,192   1.57     27,696        0.32   12/31/97       899,597
        96%      3/31/98      1,034,537       409,070          625,467   1.43      7,556        0.10   12/31/97       327,290
       100%       3/4/98      1,162,665       300,281          862,384   2.00     12,381        0.18   12/31/97     1,143,084
       100%       2/1/98        990,621       443,671          546,950   1.60     17,213        0.29   12/31/97     1,074,609
        99%      3/19/98        800,357       259,119          541,238   1.63     10,653        0.22   12/31/97       809,397
       100%      6/15/98        592,654       138,126          454,528   1.54      6,546        0.33   12/31/97       589,192
       100%      3/30/98        691,716       228,620          463,096   1.52      6,050        0.15   12/31/97       773,611
        98%       3/4/98        870,267       436,051          434,216   1.40      8,569        0.10   12/31/97       868,845
       100%       4/1/98        587,402       223,683          363,719   1.48      4,298        0.12   12/31/97       567,945
        91%      5/12/98        779,994       406,643          373,351   1.73     14,608        0.25   12/31/97       791,926
        97%       7/8/98        614,476       267,160          347,316   1.58     15,633        0.35   12/31/97       518,898
        97%      3/31/98        584,674       224,366          360,308   1.57      9,518        0.20   12/31/97       586,684
       100%       4/8/98        452,120       141,031          311,089   1.56      4,421        0.15
        87%      4/13/98        880,977       593,863          287,114   1.49     16,562        0.14   12/31/97       845,860
        97%      3/31/98        444,671       173,864          270,807   1.57      9,234        0.20   12/31/97       477,206
        96%      5/22/98        405,593       159,434          246,159   1.49     12,227        0.40   12/31/97       420,777
       100%      3/31/98        316,835        76,599          240,236   1.51      6,326        0.21   12/31/97       315,739
       100%      3/23/98        236,110         9,444          226,666   1.49      3,128        0.24   12/31/97       222,312
       100%      2/17/98        307,300        97,589          209,711   1.48      4,724        0.26   12/31/97       300,928
       100%      5/19/98        322,759        97,795          224,964   1.64      5,015        0.14   12/31/97       436,825
       100%      1/12/98        633,951       246,975          386,976   2.85      5,171        0.15   12/31/97       615,485
       100%       5/3/98        375,214       162,308          212,906   1.70     10,764        0.35   12/31/97       372,985
       100%      5/27/98        190,897         4,446          186,451   1.42      4,521        0.36   12/31/97       228,527
       100%      4/22/98        251,808        40,269          211,539   1.36      1,830        0.15
       100%       6/3/98        370,801       154,516          216,285   1.88     11,850        0.68   12/31/97       400,703
        97%      5/29/98        322,502       138,826          183,676   1.65      3,564        0.19   12/31/97       270,019
        97%      5/14/98        271,507        67,288          204,219   1.72      3,596        0.17   12/31/97       296,401
       100%      5/15/98        403,056       151,298          251,758   1.79     10,354        0.30   12/31/97       429,228
       100%      6/12/98        235,760        57,405          178,355   1.56      6,134        0.29   12/31/97       203,074
       100%       4/1/98        277,499        84,199          193,300   1.74      9,918        0.65   12/31/97       292,104
       100%     11/20/97        374,557       177,093          197,464   1.35      4,955        0.20   12/31/97       353,280


                                  MOST      2ND
        MOST          MOST       RECENT     MOST
       RECENT        RECENT       NOI      RECENT
      EXPENSES         NOI        DSCR    END DATE
     -----------   -----------   ------   --------
     $   122,572   $   609,995    2.09    12/31/96
         112,869       344,743    1.85     6/30/95
         108,725       232,483    1.32    12/31/96
         111,436       422,363    2.43    12/31/96
          85,802       428,892    2.17    12/31/96
          95,574       217,997    1.38
          71,606       247,594    1.51    12/31/96
          91,604       190,349    1.61    12/31/96
          35,043       221,792    1.49    12/31/96
          43,377       271,186    1.95    12/31/96
          84,699       225,346    1.49    12/31/96
          69,527       217,013    1.76    12/31/96
          31,380       165,321    1.64    12/31/96
          73,727       353,575    1.79    12/31/96
          46,235       177,981    1.69    12/31/96
          53,627       129,589    1.90
          62,257       291,687    1.97    12/31/96
          55,622       183,350    1.58    12/31/96
          68,024       170,997    1.27    12/31/96
          33,353       106,500    1.10    12/31/96
          39,496       172,442    1.83
          46,249       169,819    1.86    12/31/96
          78,888       143,470    1.71    12/31/96
          17,154       160,388    2.47    12/31/95
       1,482,372     4,813,541    1.48    12/31/96
       1,593,424     3,125,107    1.29    12/31/96
       1,629,523     2,380,576    1.28    12/31/96
         131,009     2,355,132    1.78    12/31/96
       1,058,081     1,658,492    1.63    12/31/96
         548,356       959,275    1.35    12/31/96
         496,866       725,969    1.48    12/31/96
         174,218       692,980    1.55    12/31/96
         222,186       677,411    1.55    12/31/96
         156,491       170,799    0.78
         248,015       895,069    2.07    12/31/96
         439,792       634,817    1.86    12/31/96
         250,123       559,275    1.69    12/31/96
         115,968       473,224    1.60    12/31/96
         246,771       526,840    1.73    12/31/96
         449,414       419,431    1.35    12/31/96
         176,528       391,417    1.59    12/31/96
         396,160       395,766    1.83    12/31/96
         307,227       211,671    0.96
         249,976       336,708    1.46    12/31/96
         651,780       194,080    1.01    12/31/96
         166,837       310,369    1.80    12/31/96
         152,780       267,997    1.62    12/31/96
          46,718       269,021    1.69    12/31/96
          30,907       191,405    1.26    12/31/96
          95,812       205,116    1.45
          74,040       362,785    2.65    12/31/96
         224,219       391,266    2.88    12/31/96
         169,807       203,178    1.63    12/31/96
             567       227,960    1.74    12/31/96
         150,170       250,533    2.18    12/31/96
         160,979       109,040    0.98    12/31/96
          94,986       201,415    1.69    12/31/96
         122,577       306,651    2.19    12/31/96
          45,780       157,294    1.37    12/31/96
          79,370       212,734    1.91    12/31/96
         172,895       180,385    1.23

                                                2ND                                               LARGEST   LARGEST
         2ND           2ND           2ND        MOST                                    LARGEST   TENANT     TENANT
        MOST          MOST          MOST       RECENT                                   TENANT     % OF      LEASE
       RECENT        RECENT        RECENT       NOI                                     LEASED     TOTAL    EXPIRA-
      REVENUES      EXPENSES         NOI        DSCR            LARGEST TENANT            SF        SF        TION
      --------      --------         ---        ----            --------------            --        --        ----
     $   703,390   $   126,461   $   576,929    1.98    Wal-Mart                         82,800      55%     3/31/06
         466,650        98,866       367,784    1.97    J.H.Harvey                       33,512      29%     8/31/04
         396,508       128,801       267,707    1.52    Hilton Head Brewing Co.           4,835      23%     8/31/99
         557,964       115,899       442,065    2.55    Fitness Plus                     11,000      17%     6/30/99
         363,128        93,466       269,662    1.36    Granary, Inc.                     9,694      26%    10/31/99
                                                        Longs Drug Store                 22,965     100%     9/30/22
                                                        Cypress High Bingo                9,800      24%    11/30/99
         285,316        58,028       227,288    1.38    Par Golf (Golf Mart)             11,027      27%    10/31/03
                                                        Ski North                         6,000      57%     8/31/07
         321,992       139,617       182,375    1.16    Smart & Final Stores             17,000      41%     7/16/16
         243,579        24,606       218,973    1.48    The Dessert Place                 3,950      32%     5/15/01
         310,110        67,203       242,907    1.75    Chief Auto Parts                  3,500      26%      5/1/00
         296,112        83,670       212,442    1.40    Lofgren's                        20,008      49%     1/31/02
         274,030        67,578       206,452    1.67    Eckerd Drug                       9,777      68%      5/1/13
         201,715        46,286       155,429    1.03    Medical Health                    7,480      38%     7/31/01
         405,942        64,590       341,352    1.73    Alain Pinel                       9,111      71%    10/31/02
         127,885        28,605        99,280    1.88    Walgreens                        14,040      70%     8/31/44
                                                        Bible Store                       9,784      33%     9/30/02
         344,130        57,669       286,461    1.94    Mini Market                       3,330      19%     1/31/01
         182,309        53,395       128,914    1.11    Hawaiian Tan                      3,600      19%     6/30/01
         275,977        61,043       214,934    1.60    David's Bridal                    8,845      41%     3/21/07
         124,950        42,090        82,860    0.86    Upstream Fly Fishing              4,550      63%     9/30/07
                                                        Pine Lane Auto Boday              8,000      26%     5/31/06
         207,546        47,966       159,580    1.75    CDS                               2,756      23%     2/15/99
                                                        Quality Food & Liquor             2,310      23%     4/15/08
         231,126        90,431       140,695    1.68    Santa Fe Liquors                  3,000      18%     7/31/00
                                                        Chief Auto Parts                  9,405     100%     6/15/08
         131,252        41,711        89,541    1.38    South American Restaurant         3,800      37%     6/30/00
                                                        Hollywood Video                   7,488     100%    12/17/12
                                                        CSK Auto, Inc., dba Checker
                                                        Auto                              7,000     100%      7/1/17
                                                        Noah's Bagels                     1,812      36%    11/28/07
       6,315,602     1,455,527     4,860,075    1.50    ADP Financial Info. Svcs.       252,915      92%     1/31/08
       4,509,295     1,510,109     2,999,186    1.23    GSA-Agriculture                 179,536      82%     7/31/08
       4,973,889     1,733,694     3,240,195    1.74    US Mint                          44,912      26%     2/28/00
       2,302,772       126,147     2,176,625    1.64    Advanced Micro Devices          100,608     100%     1/31/01
       2,586,260     1,136,393     1,449,867    1.42    Crestar Bank                     78,711      34%     3/31/05
       1,694,029       619,905     1,074,124    1.52    KMD Storage                      30,034      40%     3/31/02
       1,270,952       503,517       767,435    1.56    Peninsula Women's Health         11,615      21%     1/31/02
         932,926       182,056       750,870    1.68
         812,932       241,638       571,294    1.31    US Geological Survey              7,153       8%     2/29/00
                                                        Innovative Services              50,044      66%     7/31/07
       1,108,391       289,916       818,475    1.89    Cambridge Management             20,474      30%    12/31/99
       1,068,078       453,740       614,338    1.80    Agapay, Levyn & Halling           6,160      10%     6/30/00
         756,636       257,531       499,106    1.51    Telecote Research                10,234      21%    11/30/98
         596,290       121,961       474,329    1.60    HealthSouth                      11,735      59%     4/30/08
         782,820       219,502       563,318    1.85    Univ. of California              19,044      47%     9/30/98
         806,641       513,618       293,023    0.94    Shirley Baker School             18,846      23%     8/31/01
         484,970       195,469       289,501    1.18    Development Associates            4,208      12%      9/1/02
         754,203       399,606       354,597    1.64    Dr. Campa                         4,600       8%     5/31/00
                                                        Mcgee & Theilen                   9,757      22%    10/31/03
         592,671       211,172       381,499    1.66    Thompson & McMullen              12,046      25%    11/30/04
                                                        WVAE (Heritage Media)            15,737      53%     8/30/07
         834,577       646,104       188,473    0.98    Magazine Limited Partnership      6,630       6%     7/14/00
         441,599       175,801       265,798    1.54    GSA-IRS                          13,802      30%     7/31/00
         446,926       151,964       294,962    1.79    Gordon Bateman                    9,928      32%     6/30/04
         303,555        71,047       232,508    1.46    Drs. Beck and Peterson            3,600      12%     6/22/00
         204,000        17,920       186,080    1.22    Mach One Communications          13,223     100%    10/30/02
                                                        S.B. Medical Foundation           5,906      32%    12/31/99
         268,026        62,826       205,200    1.50    Forcal                           20,625      57%    12/31/07
         549,175       207,309       341,866    2.52    Golden State Business College     4,341      13%    10/31/98
         371,231       159,118       212,113    1.70    Mortgage Inform                  13,209      43%     8/31/01
         222,256           508       221,748    1.69    Lovelace                         12,559     100%    10/31/00
                                                        Gould Medical Foundation         12,200     100%     8/31/12
         402,211       147,789       254,422    2.22    Samaritan Health Services        12,160      69%    11/20/01
         292,245       169,645       122,600    1.10    Foothill Eye Care Center          2,633      14%    11/30/01
         288,961        90,134       198,827    1.67    Auspex                            2,454      11%         N/A
         448,556        96,404       352,152    2.51    F.D.I.C.                          5,492      16%     9/14/02
         176,181        32,759       143,422    1.25    Mini Storage Technology           3,519      17%     1/31/99
         259,410        73,830       185,580    1.67    County of San Mateo               9,454      62%    10/31/98
                                                        County of LA                     13,500      54%     11/1/99

                                                  SECOND     SECOND
                                        SECOND    LARGEST   LARGEST
                                        LARGEST   TENANT     TENANT
                                        TENANT     % OF      LEASE
              SECOND LARGEST            LEASED     TOTAL    EXPIRA-
                  TENANT                  SF        SF        TION
                  ------                  --        --        ----
     Albertson's                        42,124      28%      1/31/03
     Consolidated Stores/Big Lots       26,700      23%     10/31/03
     Reilley's                           3,825      18%     12/31/05
     China Star                          7,670      12%      6/30/01
     Famous Shoes                        8,480      23%      6/30/01
     Mexican Restaurant                  8,400      21%     12/31/01
     Eyeglass World Exp.                 6,020      15%      9/30/01
     Monro Muffler                       4,500      43%       8/5/12
     Sacino & Sons                       6,000      15%      6/30/00
     Natural Body Up/Down                3,060      25%      4/30/00
     Clean King Coin Op                  2,500      19%       6/1/05
     Widow's                             6,439      16%      8/31/01
     Las Vegas Restaurant                2,600      18%      12/1/03
     Long & Foster                       5,230      27%     12/31/01
     First American Title Company        3,666      29%     11/30/02
     National Bank of Arizona            2,100      10%      9/30/01
     Leslie Pool Supplies                4,663      16%      2/28/01
     El Pollo Loco                       1,950      11%      7/21/10
     Plamondon Enterprise                3,600      19%     12/31/99
     Rene's                              5,220      24%      5/31/00
     Prolific Oven                       2,725      37%      1/31/02
     Parker Imports                      6,000      20%      5/31/03
     BV General                          1,503      13%       8/1/03
     TCBY Yogurt                         2,282      23%       9/1/07
     Plaza Veterinary                    2,299      14%      3/31/00
     Astoria Restaurant                  2,400      24%      9/14/98
     Pete's Coffee & Tea                 1,608      32%      12/9/07
     US GSA                             15,785       6%      5/14/03
     GSA-Army Audit                     27,656      13%      7/31/02
     National Guard                     40,007      23%      8/31/20
     Williams Kelly                     18,311       8%     11/30/98
     ITN Satellite Services             25,833      34%       3/1/02
     Mills Peninsula Health Svcs.        4,732       8%      1/31/02
     Cs&S Computer Systems, Inc.         6,383       7%      5/31/01
     Parkview Hospital                  22,724      30%      6/30/07
     Tpd Publishing                      9,383      14%     10/31/02
     Arthur Andersen                     4,929       8%     10/31/00
     Santa Barbara Business College     10,069      20%      3/31/01
     V. Nola, MD                         2,731      14%     12/31/02
     Burns & Roe                        13,444      33%      2/28/01
     Hydro Tech Systems                 13,948      17%     11/30/00
     Institutional Real Estate           4,208      12%          N/A
     Dr. Horowitz                        4,511       8%          MTM
     Great Western Bank                  8,534      19%      5/12/00
     Alex Brown & Sons                  10,214      22%     11/30/03
     EVMS Academic Physicians            8,851      30%      9/30/05
     Techsys Advanced Resources          6,630       6%      4/30/99
     GSA-Social Security                 6,716      15%       2/6/00
     Great Western Savings               4,560      15%     10/31/01
     Dr. Colabrese                       2,310       8%     12/20/00
     Alek Haimouici                      5,453      30%      4/30/00
     AAI Inc.                            6,000      16%      2/28/01
     Carisch Inc.                        2,758       8%      6/30/02
     Linzer, DO, PA                      2,312       8%      9/30/00
     Donor Network Of Az                 3,017      17%      9/16/01
     Integrated Capital                  2,327      13%     12/31/02
     Domino's Pizza                      2,250      11%      2/14/99
     Jones R.E.                          2,695       8%      6/30/00
     American Classic Development        3,248      15%      4/30/01
     Omix, Inc.                          5,870      38%      9/21/98
     Unicom                              6,200      25%     12/31/07

 SE-      LOAN
QUENCE   NUMBER                  PROPERTY NAME                                      PROPERTY ADDRESS
------   ------                  -------------                                      ----------------
 B277    3062346   Calif. Street Office Building               200 California Avenue
 B278    3052404   Jackson Street Building                     10 Jackson Street
 B279    3062312   634-640 Ramona St. Office Building          634-640 Ramona Street
 B280    3051174   4301 & 4321 Birch Street                    4301 & 4321 Birch Street
 B281    3062361   853 Middlefield Road                        853 Middlefield Road
 N282      50810   USDA Forestry Service Building              Highway 173
 B283    3049509   Country Offices                             4370 Alpine Road
 B284    3056892   809 Sacramento Building                     809 Sacramento Street
 N285      50696   Research Tri-Center North A                 Cornwallis Rd. and South Alston Rd.
 N286      50728   Research Tri-Center South B                 2530 South Tricenter Blvd. & 3791, 3831 Alston Avenue
                   SUB-TOTAL CROSSED LOANS
 N287      50880   Gateway Commerce Center II                  8700 Robert Fulton Dr. & 6751 Alexander Bell Dr.
 N288      50879   Gateway Commerce Center I                   8700 Robert Fulton Dr.
 B289    3051067   Hawthorne Industrial Bldg.                  2701-West El Segundo Blvd.
 B290    3056710   Amax Building                               1565 Reliance Way
 N291      50560   Inner Belt Industrial Center                21 & 43 Third Avenue, 59 & 61 Inner Belt Road
 B292    3049608   Clark Foods #1                              1901 Bendix Drive
 N293      50480   LySonix                                     1170 Mark Avenue
 B294    3054814   Jarrett Building                            2355 Old Oakland Road
 B295    3062429   Maricopa Freeway Center                     4110 East Wood Street
 N296      50719   South Cedros Center                         410-444 South Cedros Ave.
                   Edison Way/Old Warm Springs Blvd.
 B297    3054889   Industrial                                  3612-96 Edison Way & 44250 Old Warm Springs Blvd.
 B298    3044591   R&D Building                                48301 Lakeview Blvd.
 B299    3051992   4487 Technology Drive                       4487 Technology Drive
 N300      50890   Aviation Blvd.                              8635-8651 Aviation Blvd.
 N301      50887   Harmer Center                               5050 Steptoe Dr.
 N302      50700   Mid Cities Industrial Center                1915-1921 Annapolis Road
 B303    3052446   Gary Center                                 135 East St. Charles Road
 B304    3054707   Vernon Industrial Plaza                     5720 East Second Street
 B305    3049624   Clark Foods #2                              8311 East Boon Road
 B306    3051711   2930-2964 Corvin                            2930-2964 Corvin Drive
 B307    3049491   3575 Haven Avenue                           3575 Haven Avenue
 B308    3047727   5648 Copley Drive Building                  5648 Copley Drive
 B309    3049475   Woodruff Ave. Industrial                    12152-62 Woodruff Avenue
 B310    3062478   2518 2nd St. North Building                 2518 2nd Street North Bldg.
 B311    3062437   C-5 Civic Center                            1033-1035 E. Jefferson Street
 B312    3051760   Raichem Building                            8225 Mercury Court
 B313    3049533   Border Products Building                    5601 Eastgate Drive
 B314    3056769   Grove Business Center                       1030-1040 N. Grove St.
 B315    3062460   Forbes Rd. Industrl/Wrhs                    27742 Forbes Road
 B316    3049467   Seville Building                            13113 South Figueroa Street
 B317    3062189   1413 Sherman Road                           1413 Sherman Road
 B318    3049616   Clark Foods #3                              432 Front Avenue
 N319      50512   The Glendinning Company Building            740 Century Circle
 B320    3051703   Metzler Business Park                       17671 Metzler Lane
 N321      50511   The Guest Company Building                  95 Research Parkway
 B322    3056777   Coley River Building                        11711 Coley River Circle
 B323    3050952   Airport Business Center                     210 Boeing Court
                                                               3800 Midway Place, NE/5940 Midway Park Blvd. (same
 N324      50834   Midway Industrial Center                    structure)
 B325    3051026   Linden Street Industrial Bldg.              1433 & 1473 West Linden Street
 B326    3056942   Sumner Industrial Building                  8601-8609 Production Ave.
 N327      50868   Edgewater Inn                               2411 Alaskan Way
 N328      50856   Ocean Key House                             Zero Duval Street
 N329      50701   Residence Inn by Marriott-Albany Airport    One Residence Inn Drive
 N330      50846   Hampton Inn-Juno Beach                      13801 US Highway 1
 N331      50869   Radisson Inn-Park City                      2121 Park Avenue
 N332      50928   Crowne Plaza Hotel-Richmond                 555 East Canal St.
 N333      50875   Palm Plaza Hotel                            3301 S. Atlantic Ave.
 N334      50872   Holiday Inn Express-Williamsville           6700 Transit Rd.
 N335      50505   Best Western Bradbury Suites                180 South Beltline Highway
 N336      50693   Howard Johnson Inn-Salisbury, MD            2625 North Salisbury Blvd.
 N337      50783   Best Western-Maplewood Inn                  1780 East County Road D
 N338      50816   EconoLodge-Carthage, MO                     1441 West Central
 B339    3052412   Bonita Paradise MHP                         3131 Valley Road
 B340    3062940   White River Estates                         4240 A Street SE
 N341      50939   The Meadows Mobile Home Park                1218 East Cleveland Ave.
 B342    3051778   Rancho Tempe                                4605 South Priest Drive
 N343      50938   Kings River Mobile Home Park                10300 Kings River Road
 B344    3049350   Rodeo Mobile Estate                         100 North Rodeo Gulch Road


 SE-
QUENCE         COUNTY                   CITY
------         ------                   ----
 B277   Santa Clara           Palo Alto
 B278   Santa Clara           Los Gatos
 B279   Santa Clara           Palo Alto
 B280   Orange                Newport Beach
 B281   Santa Clara           Palo Alto
 N282   Unicoi                Unicoi
 B283   San Mateo             Portola Valley
 B284   San Francisco         San Francisco
 N285   Durham                Durham
 N286   Durham                Durham
 N287   Howard                Columbia
 N288   Howard                Columbia
 B289   Los Angeles           Hawthorne
 B290   Alameda               Fremont
 N291   Middlesex             Somerville
 B292   St. Joseph            South Bend
 N293   Santa Barbara         Carpinteria
 B294   Santa Clara           San Jose
 B295   Maricopa              Phoenix
 N296   San Diego             Solana Beach
 B297   Alameda               Fremont
 B298   Alameda               Fremont
 B299   Alameda               Fremont
 N300   Los Angeles           Inglewood
 N301   Clark                 Las Vegas
 N302   Baltimore             Baltimore City
 B303   Du Page               Carol Stream
 B304   Los Angeles           Vernon
 B305   Wexford               Cadillac
 B306   Santa Clara           Santa Clara
 B307   San Mateo             Menlo Park
 B308   San Diego             San Diego
 B309   Los Angeles           Downey
 B310   Hennepin              Minneapolis
 B311   Maricopa              Phoenix
 B312   San Diego             San Diego
 B313   San Diego             San Diego
 B314   Orange                Anaheim
 B315   Orange                Laguna Niguel
 B316   Los Angeles           Los Angeles
 B317   Will                  Romeoville
 B318   Ramsey                St. Paul
 N319   Horry                 Conway
 B320   Orange                Huntington Beach
 N321   Meriden               Meriden
 B322   Orange                Fountain Valley
 B323   Alameda               Livermore
 N324   Bernalillo            Albuquerque
 B325   Riverside             Riverside
 B326   San Diego             San Diego
 N327   King                  Seattle
 N328   Monroe                Key West
 N329   Albany                Latham
 N330   Palm Beach            Juno Beach
 N331   Summit                Park City
 N332   Richmond City         Richmond
 N333   Volusia               Daytona Beach
 N334   Erie                  Williamsville
 N335   Mobile                Mobile
 N336   Wicomico              Salisbury
 N337   Ramsey                Maplewood
 N338   Jasper                Carthage
 B339   San Diego             National City
 B340   King                  Auburn
 N341   Madera                Madera
 B342   Maricopa              Tempe
 N343   Fresno                Reedley
 B344   Santa Cruz            Soquel

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                          CUT-OFF          MATURITY                                      ADMINI-
                   ZIP    PROPERTY       ORIGINAL           DATE             DATE              LOAN         MORTGAGE    STRATIVE
    STATE         CODE      TYPE         BALANCE          BALANCE          BALANCE             TYPE           RATE     FEE RATE(I)
    -----         ----      ----         -------          -------          -------             ----           ----     -----------
     CA          94301     Office     $    1,125,000   $    1,123,782   $      995,068       Balloon         7.468%       0.143%
     CA          95032     Office          1,115,000        1,113,086          991,892       Balloon         7.714%       0.143%
     CA          94301     Office          1,100,000        1,098,809          972,956       Balloon         7.468%       0.143%
     CA          92660     Office          1,056,000        1,051,944          864,695       Balloon         7.664%       0.143%
     CA          94301     Office          1,050,000        1,048,858          928,358       Balloon         7.452%       0.143%
     TN          37650     Office          1,050,000        1,047,295          922,457       Balloon         7.200%       0.143%
     CA          94028     Office          1,000,000          998,148          815,842       Balloon         7.541%       0.143%
     CA          94108     Office            770,000          769,089          676,274       Balloon         7.190%       0.143%
     NC          27713   Industrial       26,760,000       26,617,153       24,695,546       Balloon         7.100%       0.143%
     NC          27713   Industrial       13,360,000       13,288,683       12,329,316       Balloon         7.100%       0.143%
                                                           ----------       ----------
                                                           39,905,836       37,024,862
     MD          21046   Industrial       39,800,000       39,751,581       35,108,337       Balloon         7.100%       0.083%
     MD          21046   Industrial       27,200,000       27,166,909       23,833,532       Balloon         7.100%       0.133%
     CA          90250   Industrial        9,400,000        9,380,917        8,234,015       Balloon         7.100%       0.143%
     CA          94539   Industrial        8,450,000        8,371,353                    Fully Amortizing    7.262%       0.143%
     MA          02143   Industrial        7,700,000        7,667,797        7,103,189       Balloon         7.020%       0.143%
     IN          46628   Industrial        3,750,000        3,738,200        3,316,720       Balloon         7.478%       0.143%
     CA          93013   Industrial        3,790,000        3,700,033                    Fully Amortizing    7.910%       0.143%
     CA          95131   Industrial        3,500,000        3,495,766        3,068,251       Balloon         7.118%       0.143%
     AZ          85040   Industrial        3,075,000        3,073,157        2,696,148       Balloon         7.138%       0.143%
     CA          92075   Industrial        2,600,000        2,587,842        2,147,752       Balloon         7.980%       0.143%
     CA          94538   Industrial        2,570,000        2,565,025        2,261,607       Balloon         7.279%       0.143%
     CA          94538   Industrial        2,450,000        2,435,685        2,150,201       Balloon         7.194%       0.143%
     CA          94538   Industrial        2,100,000        2,094,589        1,844,868       Balloon         7.199%       0.143%
     CA          90301   Industrial        2,000,000        1,998,843        1,850,786       Balloon         7.250%       0.143%
     NV          89122   Industrial        2,000,000        1,998,008        1,614,451       Balloon         7.200%       0.123%
     MD          21230   Industrial        1,925,000        1,909,187        1,549,981       Balloon         7.140%       0.143%
     IL          60188   Industrial        1,820,000        1,815,826        1,615,506       Balloon         7.609%       0.143%
     CA          90058   Industrial        1,700,000        1,697,932        1,489,596       Balloon         7.100%       0.143%
     MI          49601   Industrial        1,650,000        1,641,705        1,348,688       Balloon         7.616%       0.143%
     CA          95051   Industrial        1,600,000        1,593,586        1,302,138       Balloon         7.457%       0.143%
     CA          94025   Industrial        1,593,750        1,574,576                    Fully Amortizing    7.656%       0.143%
     CA          92111   Industrial        1,537,500        1,532,711        1,361,143       Balloon         7.516%       0.143%
     CA          90241   Industrial        1,500,000        1,496,484        1,328,989       Balloon         7.534%       0.143%
     MN          55411   Industrial        1,460,000        1,458,261        1,281,558       Balloon         7.168%       0.143%
     AZ          85034   Industrial        1,312,500        1,311,726        1,152,280       Balloon         7.188%       0.143%
     CA          92111   Industrial        1,250,000        1,245,294        1,026,398       Balloon         7.759%       0.143%
     CA          92121   Industrial        1,200,000        1,197,534        1,049,893       Balloon         7.054%       0.143%
     CA          92806   Industrial        1,160,000        1,157,829        1,024,039       Balloon         7.404%       0.143%
     CA          92677   Industrial        1,100,000        1,098,750          969,279       Balloon         7.318%       0.143%
     CA          90061   Industrial        1,100,000        1,090,099                    Fully Amortizing    7.647%       0.143%
     IL          60446   Industrial        1,035,000        1,033,771          908,760       Balloon         7.179%       0.143%
     MN          55117   Industrial          975,000          970,063          796,108       Balloon         7.580%       0.143%
     SC          29526   Industrial          900,000          895,505          691,128       Balloon         7.660%       0.253%
     CA          92647   Industrial          890,000          887,913          788,514       Balloon         7.533%       0.143%
     CT          06450   Industrial          855,000          850,730          656,572       Balloon         7.660%       0.253%
     CA          92708   Industrial          850,000          848,418          750,769       Balloon         7.425%       0.143%
     CA          94550   Industrial          800,000          797,768          715,236       Balloon         7.920%       0.143%
     NM          87109   Industrial          800,000          797,045          658,633       Balloon         7.850%       0.143%
     CA          92507   Industrial          745,000          743,064          669,990       Balloon         8.170%       0.143%
     CA          92121   Industrial          525,000          521,932                    Fully Amortizing    7.914%       0.143%
     WA          98121     Hotel          26,100,000       26,009,898       18,352,066       Balloon         7.430%       0.143%
     FL          33040     Hotel          11,500,000       11,476,973        9,283,713       Balloon         7.190%       0.143%
     NY          12110     Hotel           7,245,000        7,182,259        5,026,906       Balloon         7.380%       0.143%
     FL          33408     Hotel           4,576,000        4,568,034        3,762,865       Balloon         7.810%       0.143%
     UT          84060     Hotel           4,550,000        4,540,790        3,667,517       Balloon         7.140%       0.143%
     VA          23219     Hotel           3,500,000        3,492,682        2,808,171       Balloon         6.990%       0.143%
     FL          32118     Hotel           3,400,000        3,390,037        1,611,304       Balloon         7.100%       0.143%
     NY          14221     Hotel           2,961,000        2,952,061        2,091,450       Balloon         7.880%       0.143%
     AL          36608     Hotel           2,571,300        2,562,398        2,135,170       Balloon         8.150%       0.143%
     MD          21801     Hotel           2,400,000        2,391,745        1,994,615       Balloon         8.180%       0.243%
     MN          55109     Hotel           2,400,000        2,379,504        1,671,117       Balloon         7.480%       0.143%
     MO          64836     Hotel           2,100,000        2,089,682        1,471,921       Balloon         7.670%       0.143%
     CA          92050  Mobile H.P.        4,300,000        4,291,188        3,763,097       Balloon         7.064%       0.143%
     WA          98002  Mobile H.P.        4,000,000        3,997,424        3,485,575       Balloon         6.902%       0.143%
     CA          93638  Mobile H.P.        3,540,000        3,535,064        3,064,035       Balloon         6.640%       0.143%
     AZ          85282  Mobile H.P.        3,500,000        3,491,116        3,079,050       Balloon         7.253%       0.143%
     CA          93654  Mobile H.P.        3,400,000        3,395,259        2,942,858       Balloon         6.640%       0.143%
     CA          95073  Mobile H.P.        3,288,000        3,278,876        2,867,993       Balloon         6.926%       0.143%


       SUB-        NET                  FIRST      INTEREST
     SERVICING   MORTGAGE     NOTE     PAYMENT     ACCRUAL
     FEE RATE      RATE       DATE       DATE       METHOD
     --------      ----       ----       ----       ------
       0.100%     7.325%     6/15/98     8/1/98   Actual/360
       0.100%     7.571%      5/1/98     7/1/98   Actual/360
       0.100%     7.325%     6/11/98     8/1/98   Actual/360
       0.100%     7.521%      4/6/98     6/1/98   Actual/360
       0.100%     7.309%     6/15/98     8/1/98   Actual/360
       0.100%     7.057%      4/9/98     6/1/98   Actual/360
       0.100%     7.398%     5/11/98     8/1/98   Actual/360
       0.100%     7.047%     6/12/98     8/1/98   Actual/360
       0.100%     6.957%     1/30/98     3/1/98   Actual/360
       0.100%     6.957%     1/30/98     3/1/98   Actual/360
       0.040%     7.017%     6/10/98     8/1/98   Actual/360
       0.090%     6.967%     6/10/98     8/1/98   Actual/360
       0.100%     6.957%     5/21/98     7/1/98   Actual/360
       0.100%     7.119%     5/19/98     7/1/98     30/360
       0.100%     6.877%     2/26/98     4/1/98   Actual/360
       0.100%     7.335%     3/18/98     5/1/98   Actual/360
       0.100%     7.767%    12/31/97     2/1/98   Actual/360
       0.100%     6.975%     6/24/98     8/1/98   Actual/360
       0.100%     6.995%     6/24/98     9/1/98   Actual/360
       0.100%     7.837%     3/04/98     5/1/98   Actual/360
       0.100%     7.136%     5/14/98     7/1/98   Actual/360
       0.100%     7.051%    12/23/97     2/1/98   Actual/360
       0.100%     7.056%     4/15/98     6/1/98   Actual/360
       0.100%     7.107%      7/9/98     9/1/98   Actual/360
       0.080%     7.077%     7/17/98     9/1/98   Actual/360
       0.100%     6.997%     1/30/98     3/1/98   Actual/360
       0.100%     7.466%     4/28/98     6/1/98   Actual/360
       0.100%     6.957%      6/2/98     8/1/98   Actual/360
       0.100%     7.473%     3/24/98     5/1/98   Actual/360
       0.100%     7.314%      4/8/98     6/1/98   Actual/360
       0.100%     7.513%      4/6/98     6/1/98     30/360
       0.100%     7.373%      3/5/98     5/1/98   Actual/360
       0.100%     7.391%      4/2/98     6/1/98   Actual/360
       0.100%     7.025%     6/25/98     8/1/98   Actual/360
       0.100%     7.045%     6/24/98     9/1/98   Actual/360
       0.100%     7.616%     4/28/98     6/1/98   Actual/360
       0.100%     6.911%     5/18/98     7/1/98   Actual/360
       0.100%     7.261%     5/14/98     7/1/98   Actual/360
       0.100%     7.175%     6/19/98     8/1/98   Actual/360
       0.100%     7.504%     3/18/98     7/1/98     30/360
       0.100%     7.036%     6/12/98     8/1/98   Actual/360
       0.100%     7.437%     3/25/98     5/1/98   Actual/360
       0.210%     7.407%     4/24/98     6/1/98   Actual/360
       0.100%     7.390%      4/1/98     6/1/98   Actual/360
       0.210%     7.407%     4/24/98     6/1/98   Actual/360
       0.100%     7.282%     5/14/98     7/1/98   Actual/360
       0.100%     7.777%     3/27/98     5/1/98   Actual/360
       0.100%     7.707%     4/29/98     6/1/98   Actual/360
       0.100%     8.027%     3/30/98     5/1/98   Actual/360
       0.100%     7.771%     5/27/98     8/1/98     30/360
       0.100%     7.287%     6/09/98     8/1/98   Actual/360
       0.100%     7.047%     6/17/98     8/1/98   Actual/360
       0.100%     7.237%     3/30/98     5/1/98   Actual/360
       0.100%     7.667%      6/3/98     8/1/98   Actual/360
       0.100%     6.997%     6/18/98     8/1/98   Actual/360
       0.100%     6.847%     6/29/98     8/1/98   Actual/360
       0.100%     6.957%      7/6/98     9/1/98   Actual/360
       0.100%     7.737%     6/16/98     8/1/98   Actual/360
       0.100%     8.007%     4/29/98     6/1/98   Actual/360
       0.200%     7.937%      4/9/98     6/1/98   Actual/360
       0.100%     7.337%     3/19/98     5/1/98   Actual/360
       0.100%     7.527%      5/8/98     7/1/98   Actual/36
       0.100%     6.921%     4/29/98     7/1/98   Actual/360
       0.100%     6.759%      7/6/98     9/1/98   Actual/360
       0.100%     6.497%     6/30/98     8/1/98   Actual/360
       0.100%     7.110%     4/20/98     6/1/98   Actual/360
       0.100%     6.497%     6/30/98     8/1/98   Actual/360
       0.100%     6.783%     3/30/98     6/1/98   Actual/360

                     ORIGINAL     ORIGINAL                 REMAINING
                     TERM TO    AMORTIZATION                TERM TO                   CROSS-                 LOCKOUT
       MONTHLY       MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED   EXPIRATION
       PAYMENT       (MONTHS)   (MONTHS)(II)   (MONTHS)    (MONTHS)      DATE         LOANS        LOANS       DATE
       -------       --------   ------------   --------    --------      ----         -----        -----       ----
    $     7,841.53     120          360            2          118        7/1/08         No        Yes(AF)      5/1/08
          7,960.28     120          360            3          117        6/1/08         No           No        4/1/08
          7,667.27     120          360            2          118        7/1/08         No        Yes(AF)      5/1/08
          7,916.74     120          300            4          116        5/1/08         No           No        3/1/08
          7,307.27     120          360            2          118        7/1/08         No           No        5/1/08
          7,127.28     120          360            4          116        5/1/08         No           No       4/30/02
          7,416.60     120          300            2          118        7/1/08         No           No        5/1/08
          5,221.46     120          360            2          118        7/1/08         No        Yes(AH)      5/1/08
        179,835.75      84          360            7           77        2/1/05       Yes(5)      Yes(AK)     1/31/01
         89,783.47      84          360            7           77        2/1/05       Yes(5)      Yes(AK)     1/31/01
        267,468.72     116          360            2          114        3/1/08         No        Yes(AL)    10/31/07
        182,792.69     120          360            2          118        7/1/08         No        Yes(AL)     2/29/08
         63,171.00     120          360            3          117        6/1/08         No           No        4/1/08
         77,194.08     180          180            3          177        6/1/13         No           No        4/1/13
         51,331.76      84          360            6           78        3/1/05         No           No       2/28/01
         26,164.08     120          360            5          115        4/1/08         No        Yes(AM)     1/31/08
         36,273.93     180          180            8          172        1/1/13         No           No      12/31/05
         23,563.61     120          360            2          118        7/1/08         No           No        5/1/08
         20,743.83     120          360            1          119        8/1/08         No        Yes(AG)      6/1/08
         20,032.79     120          300            5          115        4/1/08         No           No       3/31/02
         17,582.51     120          360            3          117        6/1/08         No           No        4/1/08
         16,620.36     120          360            8          112        1/1/08         No           No      12/23/01
         14,253.13     120          360            4          116        5/1/08         No           No        3/1/08
         13,643.53      84          360            1           83        8/1/05         No           No       3/31/05
         14,391.77     120          300            1          119        8/1/08         No           No       7/31/02
         13,777.90     120          300            7          113        2/1/08         No           No       1/31/02
         12,861.82     120          360            4          116        5/1/08         No           No        3/1/08
         11,424.54     120          360            2          118        7/1/08         No           No        5/1/08
         12,318.12     120          300            5          115        4/1/08         No        Yes(AM)     1/31/08
         11,779.14     120          300            4          116        5/1/08         No           No        3/1/08
         14,915.90     180          180            4          176        5/1/13         No           No        3/1/13
         10,767.27     120          360            5          115        4/1/08         No           No       1/31/08
         10,523.16     120          360            4          116        5/1/08         No           No        3/1/08
          9,878.70     120          360            2          118        7/1/08         No           No        5/1/08
          8,898.44     120          360            1          119        8/1/08         No        Yes(AG)      6/1/08
          9,449.00     120          300            4          116        5/1/08         No           No        3/1/08
          8,027.20     120          360            3          117        6/1/08         No           No        4/1/08
          8,034.77     120          360            3          117        6/1/08         No        Yes(AN)      2/1/08
          7,554.74     120          360            2          118        7/1/08         No           No        5/1/08
         10,289.24     180          180            3          177        6/1/13         No           No        4/1/13
          7,010.75     120          360            2          118        7/1/08         No           No        5/1/08
          7,255.98     120          300            5          115        4/1/08         No        Yes(AM)     1/31/08
          7,001.15     120          270            4          116        5/1/08         No        Yes(AO)     4/30/02
          6,243.13     120          360            4          116        5/1/08         No        Yes(AN)      1/1/08
          6,651.09     120          270            4          116        5/1/08         No        Yes(AO)     4/30/02
          5,899.73     120          360            3          117        6/1/08         No        Yes(AN)      2/1/08
          5,825.56     120          360            5          115        4/1/08         No           No       1/31/08
          6,095.25     120          300            4          116        5/1/08         No           No       4/30/02
          5,555.09     120          360            5          115        4/1/08         No           No       1/31/08
          4,991.14     180          180            2          178        7/1/13         No           No        5/1/13
        211,896.61     113          233            2          111       12/1/07         No        Yes(AP)     6/30/02
         82,678.77     120          300            2          118        7/1/08         No        Yes(AP)     6/30/02
         57,834.78     120          240            5          115        4/1/08         No           No       3/31/02
         34,744.30     120          300            2          118        7/1/08         No           No       6/30/02
         32,565.95     120          300            2          118        7/1/08         No           No       2/29/08
         24,714.95     120          300            2          118        7/1/08         No           No       2/29/08
         30,750.56     120          180            1          119        8/1/08         No           No       7/31/02
         24,546.31     120          240            2          118        7/1/08         No           No       6/30/02
         20,101.89     120          300            4          116        5/1/08         No           No       4/30/02
         18,810.67     120          300            4          116        5/1/08         No           No       4/30/02
         19,304.90     120          240            5          115        4/1/08         No           No       3/31/02
         17,136.42     120          240            3          117        6/1/08         No           No       5/31/02
         28,793.07     120          360            3          117        6/1/08         No           No        4/1/08
         26,349.36     120          360            1          119        8/1/08         No           No        6/1/08
         22,702.13     120          360            2          118        7/1/08         No        Yes(AQ)     2/28/08
         23,883.29     120          360            4          116        5/1/08         No           No       11/2/07
         21,804.31     120          360            2          118        7/1/08         No        Yes(AQ)     2/28/08
         21,711.98     120          360            4          116        5/1/08         No        Yes(AS)      3/1/08


               PREPAYMENT PENALTY DESCRIPTION (MONTHS)
               ---------------------------------------
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(35)/GRTR1%PPMTorYM(42)/OPEN(7)
     LO(35)/GRTR1%PPMTorYM(42)/OPEN(7)
     LO(111)/OPEN(5)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE
     LO(35)/GRTR1%PPMTorYM(42)/OPEN(7)
     LO(117)/OPEN(3)/DEFEASANCE
     LO(95)/GRTR1%PPMTorYM(78)/OPEN(7)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(71)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(79)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(116)/OPEN(4)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(116)/OPEN(4)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(116)/OPEN(4)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(59)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(114)/OPEN(6)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE

                                                                                                                    TOTAL      SF/
                                                                                          CUT-OFF                  UNITS/     UNIT/
 SE-      LOAN                                                  APPRAISAL     APPRAISAL   DATE LTV   YEAR BUILT/    ROOM/     ROOM/
QUENCE   NUMBER                  PROPERTY NAME                    VALUE         DATE       RATIO      RENOVATED      BED       BED
------   ------                  -------------                    -----         ----       -----      ---------      ---       ---
 B277    3062346   Calif Street Office Building                $  1,820,000    4/21/98       62%      1960/1997       8,373    SF
 B278    3052404   Jackson Street Building                        1,860,000    3/25/98       60%        1974         10,071    SF
 B279    3062312   634-640 Ramona St. Office Building             1,580,000    4/21/98       70%      1960/1998       4,750    SF
 B280    3051174   4301 & 4321 Birch Street                       1,500,000     3/4/98       70%        1965         21,477    SF
 B281    3062361   853 Middlefield Road                           1,600,000    4/21/98       66%        1952          6,714    SF
 N282      50810   USDA Forestry Service Building                 1,400,000    1/30/98       75%        1997         11,800    SF
 B283    3049509   Country Offices                                2,780,000    2/25/98       36%        1974          9,791    SF
 B284    3056892   809 Sacramento Building                        1,100,000    5/27/98       70%      1930/1997       4,961    SF
 N285      50696   Research Tri-Center North A                   33,450,000   11/26/97       80%        1989        631,252    SF
 N286      50728   Research Tri-Center South B                   16,700,000   11/26/97       80%        1997        379,656    SF
                                                                  ---------
                   SUB-TOTAL CROSSED LOANS                       50,150,000
 N287      50880   Gateway Commerce Center II                    50,100,000     5/1/98       79%      1970/1994   1,251,103    SF
 N288      50879   Gateway Commerce Center I                     32,800,000    5/28/98       83%      1970/1994     739,153    SF
 B289    3051067   Hawthorne Industrial Bld.                     12,100,000    3/19/98       78%      1960/1997     244,200    SF
 B290    3056710   Amax Building                                 12,500,000    3/31/98       67%        1998        115,338    SF
 N291      50560   Inner Belt Industrial Center                  10,230,000    8/15/97       75%        1971        161,568    SF
 B292    3049608   Clark Foods #1                                 5,000,000    10/8/97       75%      1964/1980     169,350    SF
 N293      50480   LySonix                                        5,500,000   10/15/97       67%        1984         61,120    SF
 B294    3054814   Jarrett Building                               5,800,000     2/5/98       60%        1980         42,720    SF
 B295    3062429   Maricopa Freeway Center                        4,100,000    5/14/98       75%        1982         81,161    SF
 N296      50719   South Cedros Center                            4,600,000   11/26/97       56%      1959/1992      47,940    SF
 B297    3054889   Edison Way/Old Warm Springs Blvd. Ind.         3,600,000    4/20/98       71%        1979         48,563    SF
 B298    3044591   R&D Building                                   4,900,000   11/26/97       50%        1987         35,694    SF
 B299    3051992   4487 Technology Drive                          3,450,000    3/26/98       61%        1981         38,291    SF
 N300      50890   Aviation Blvd.                                 2,700,000    4/13/98       74%        1971         47,358    SF
 N301      50887   Harmer Center                                  2,700,000    2/25/98       74%        1983         76,125    SF
 N302      50700   Mid Cities Industrial Center                   2,650,000    12/2/97       72%      1965/1967     159,860    SF
 B303    3052446   Gary Center                                    2,500,000    4/10/98       73%        1986         41,084    SF
 B304    3054707   Vernon Industrial Plaza                        2,450,000    5/10/98       69%        1981         63,569    SF
 B305    3049624   Clark Foods #2                                 2,200,000    2/12/98       75%        1969         92,453    SF
 B306    3051711   2930-2964 Corvin                               2,475,000    2/26/98       64%        1975         20,195    SF
 B307    3049491   3575 Haven Avenue                              2,650,000    2/13/98       59%        1981         39,478    SF
 B308    3047727   5648 Copley Drive Building                     2,050,000     1/2/98       75%        1997         22,450    SF
 B309    3049475   Woodruff Ave. Industrial                       2,000,000    1/15/98       75%        1961         58,650    SF
 B310    3062478   2518 2nd St. North Building                    1,950,000     5/4/98       75%      1946/1988      68,712    SF
 B311    3062437   C-5 Civic Center                               1,750,000    5/14/98       75%        1983         24,100    SF
 B312    3051760   Raichem Building                               1,720,000    3/10/98       72%        1973         20,160    SF
 B313    3049533   Border Products Building                       1,975,000    3/27/98       61%        1994         20,463    SF
 B314    3056769   Grove Business Center                          1,600,000     3/5/98       72%        1974         38,400    SF
 B315    3062460   Forbes Rd. Industrial/Wrhs.                    1,580,000    5/04/98       70%        1988         24,000    SF
 B316    3049467   Seville Building                               1,800,000    1/21/98       61%      1973/1992      43,220    SF
 B317    3062189   1413 Sherman Road                              1,380,000     5/6/98       75%        1989         24,400    SF
 B318    3049616   Clark Foods #3                                 1,300,000     2/1/98       75%      1958/1979      55,356    SF
 N319      50512   The Glendinning Company Building               1,200,000    11/3/97       75%        1996         34,255    SF
 B320    3051703   Metzler Business Park                          1,210,000    2/27/98       73%        1987         23,270    SF
 N321      50511   The Guest Company Building                     1,140,000   10/23/97       75%      1981/1996      32,551    SF
 B322    3056777   Coley River Building                           1,130,000    3/13/98       75%        1979         19,072    SF
 B323    3050952   Airport Business Center                        1,300,000     3/9/98       61%        1998         14,807    SF
 N324      50834   Midway Industrial Center                       1,200,000    2/17/98       66%        1985         30,860    SF
 B325    3051026   Linden Street Industrial Bldg.                 1,020,000    3/15/98       73%        1990         31,280    SF
 B326    3056942   Sumner Industrial Building                       880,000    4/23/98       59%      1976/1995      13,860    SF
 N327      50868   Edgewater Inn                                 38,000,000     3/1/98       68%      1962/1987         241   Rooms
 N328      50856   Ocean Key House                               23,500,000    2/26/98       49%        1984             96   Rooms
 N329      50701   Residence Inn by Marriott-Albany Airport      10,350,000    10/9/97       69%        1989            112   Rooms
 N330      50846   Hampton Inn-Juno Beach                         6,700,000     3/1/98       68%        1995             88   Rooms
 N331      50869   Radisson Inn-Park City                         6,650,000    4/10/98       68%        1987            131   Rooms
 N332      50928   Crowne Plaza Hotel-Richmond                    9,000,000     2/4/98       39%        1986            299   Rooms
 N333      50875   Palm Plaza Hotel                               6,700,000     4/7/98       51%        1988             98   Rooms
 N334      50872   Holiday Inn Express-Williamsville              4,230,000    2/12/98       70%      1972/1992          80   Rooms
 N335      50505   Best Western Bradbury Suites                   3,700,000   10/16/97       69%      1985/1995         101   Rooms
 N336      50693   Howard Johnson Inn-Salisbury, MD               3,500,000    12/1/97       68%      1962/1997         123   Rooms
 N337      50783   Best Western-Maplewood Inn                     4,290,000     1/9/98       55%      1977/1997         118   Rooms
 N338      50816   EconoLodge-Carthage MO                         3,000,000    1/23/98       70%      1987/1993          83   Rooms
 B339    3052412   Bonita Paradise MHP                            6,100,000     2/9/98       70%        1970            167   Units
 B340    3062940   White River Estates                            7,400,000     6/5/98       54%        1979            204   Units
 N341      50939   The Meadows Mobile Home Park                   5,070,000    4/29/98       70%        1973            183   Pads
 B342    3051778   Rancho Tempe                                   6,700,000    3/17/98       52%        1971            291   Units
 N343      50938   Kings River Mobile Home Park                   5,120,000    4/27/98       66%        1975            179   Pads
 B344    3049350   Rodeo Mobile Estate                            6,310,000   10/20/97       52%        1972            205   Units


                      LOAN
           NET     BALANCE PER
 SE-    RENTABLE     SF/UNIT
QUENCE  AREA(SF)    ROOM/BED
------  --------    --------
 B277       8,373   $    134
 B278      10,071        111
 B279       4,750        231
 B280      21,477         49
 B281       6,714        156
 N282      11,800         89
 B283       9,791        102
 B284       4,961        155
 N285     631,252         42
 N286     379,656         35
 N287   1,251,103         32
 N288     739,153         37
 B289     244,200         38
 B290     115,338         73
 N291     161,568         47
 B292     169,325         22
 N293      61,120         61
 B294      42,720         82
 B295      81,161         38
 N296      47,940         54
 B297      48,563         53
 B298      35,694         68
 B299      38,291         55
 N300      47,358         42
 N301      76,125         26
 N302     159,860         12
 B303      41,084         44
 B304      63,569         27
 B305      92,453         18
 B306      20,195         79
 B307      39,478         40
 B308      22,450         68
 B309      58,650         26
 B310      68,712         21
 B311      24,100         54
 B312      20,160         62
 B313      20,463         59
 B314      38,400         30
 B315      24,000         46
 B316      43,220         25
 B317      24,400         42
 B318      55,356         18
 N319      34,255         26
 B320      23,270         38
 N321      32,551         26
 B322      19,072         44
 B323      14,807         54
 N324      30,860         26
 B325      31,280         24
 B326      13,860         38
 N327     145,033    107,925
 N328     109,604    119,552
 N329      74,055     64,127
 N330      44,980     51,909
 N331      73,229     34,663
 N332     208,013     11,681
 N333      52,215     34,592
 N334      42,690     36,901
 N335      51,850     25,370
 N336      54,121     19,445
 N337      74,184     20,165
 N338      39,361     25,177
 B339                 25,696
 B340                 19,595
 N341                 19,317
 B342                 11,997
 N343                 18,968
 B344                 15,995

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                        MOST
                OCCUPANCY                                               U/W                  U/W       RECENT       MOST
    OCCUPANCY     AS OF        U/W           U/W            U/W         NOI      U/W      RESERVES      END        RECENT
     PERCENT      DATE       REVENUES     EXPENSES          NOI         DSCR   RESERVES   PER UNIT      DATE      REVENUES
     -------      ----       --------     --------          ---         ----   --------   --------    --------   -----------
       100%      5/29/98    $  221,593   $    76,002   $      145,591   1.55   $  1,675   $    0.20   12/31/97   $   157,094
       100%      4/29/98       227,162        68,522          158,640   1.66      3,525        0.35   12/31/97       234,109
       100%      5/30/98       157,500        31,020          126,480   1.37        950        0.20   12/31/97       139,761
       100%      3/16/98       257,150        87,572          169,578   1.79      3,222        0.15
       100%     12/31/97       193,002        59,871          133,131   1.52      1,709        0.25   12/31/97       194,988
       100%      3/23/98       151,866        30,128          121,738   1.42      1,770        0.15
       100%      3/26/98       356,888        87,327          269,561   3.03      2,285        0.23   12/31/97       354,915
       100%       7/3/98       135,458        22,244          113,214   1.81      1,343        0.27   12/31/97        75,006
        85%      5/28/98     3,755,081       882,320        2,872,761   1.33     63,125        0.10   12/31/97     3,723,902
        94%      5/31/98     1,998,831       459,317        1,539,514   1.43     37,966        0.10   12/31/97       466,810
        97%      5/28/98     5,208,283       953,303        4,254,980   1.33     54,214        0.04   12/31/97     4,474,287
        94%      5/28/98     3,480,936       585,605        2,895,331   1.32     33,262        0.05   12/31/97     1,096,512
       100%      6/11/98     1,208,518       161,705        1,046,813   1.38     38,916        0.16
       100%       5/5/98     1,314,853        65,743        1,249,110   1.35     11,534        0.10
       100%      3/31/98     1,182,354       307,834          874,520   1.42     25,288        0.16   12/31/97     1,258,174
       100%      3/12/98       470,250        14,108          456,142   1.45     25,000        0.15
       100%     11/12/97       805,115       251,275          553,840   1.27     15,783        0.26   12/31/97       827,318
       100%      6/29/98       627,249       140,729          486,520   1.72     23,494        0.55   12/31/97       578,798
       100%      3/31/98       478,981       111,447          367,534   1.48      3,765        0.05   12/31/97       506,240
       100%      3/31/98       542,156       114,104          428,052   1.78      9,588        0.20   12/31/97       575,703
        98%      3/30/98       411,004        64,599          346,405   1.64     16,174        0.33   12/31/97       357,584
         0%      8/24/98       508,640        25,432          483,208   2.42     13,308        0.37   12/31/97       556,196
       100%      4/19/98       362,205        73,544          288,661   1.69      9,691        0.25   12/31/97       247,228
        87%       7/2/98       306,031        70,015          236,016   1.44      9,472        0.20   12/31/97       219,605
       100%      6/30/98       312,218        49,778          262,440   1.52     15,225        0.20   12/31/97       316,723
       100%      1/12/98       362,623        94,013          268,610   1.62     23,979        0.15   12/31/97       415,172
        93%       4/1/98       342,537       105,577          236,960   1.54     13,350        0.32   12/31/97       317,302
       100%       4/8/98       299,614        79,684          219,930   1.60     11,345        0.18   12/31/97       292,460
       100%      3/12/98       266,311        23,307          243,004   1.64     40,259        0.44
       100%      2/16/98       247,712        51,932          195,780   1.39      2,731        0.14   12/31/97       230,174
       100%      2/20/98       270,030        13,501          256,529   1.43     12,238        0.31
       100%      9/18/97       230,894        46,996          183,898   1.42      2,299        0.10
       100%      3/18/98       243,276        45,522          197,754   1.57      5,865        0.10   12/31/97       262,860
       100%       5/1/98       310,841       104,663          206,178   1.74     10,307        0.15   12/31/97       306,632
       100%      3/31/98       233,630        68,020          165,610   1.55      5,818        0.24   12/31/97       250,085
       100%       4/1/98       198,417        36,325          162,092   1.43      2,439        0.12   12/31/97       182,901
       100%      6/20/98       178,644        38,309          140,335   1.46      2,046        0.10   12/31/97       171,000
        98%      6/25/98       217,422        61,231          156,191   1.62      3,072        0.08   12/31/97       202,530
       100%      6/12/98       176,755        36,276          140,479   1.55      6,980        0.29   12/31/97       200,817
       100%       1/1/98       201,932        41,133          160,799   1.30      7,762        0.18   12/31/97       216,000
       100%      5/15/98       208,015        62,689          145,326   1.73      3,660        0.15   12/31/97       171,896
       100%      3/12/98       157,765         4,733          153,032   1.76     17,563        0.32
       100%     11/25/97       152,478        37,351          115,127   1.37      1,713        0.05
       100%      3/27/98       147,934        35,083          112,851   1.51      1,164        0.05   12/31/97       147,164
       100%     11/25/97       150,519        45,601          104,918   1.31      1,628        0.05
       100%      3/27/98       139,806        29,559          110,247   1.56      1,981        0.10   12/31/97       135,456
       100%       3/1/98       141,794        28,274          113,520   1.62      2,221        0.15
        99%       1/1/98       182,257        43,830          138,427   1.89      7,715        0.25   12/31/97       176,176
        82%      3/27/98       143,126        44,453           98,673   1.48      4,692        0.15   12/31/97        99,861
       100%      4/15/98        99,864        17,350           82,514   1.38      2,133        0.15   12/31/97       100,440
        85%      4/30/98    15,176,928    11,022,323        4,154,605   1.63    682,962    2,833.87   12/31/97    15,559,227
        72%      3/31/98     8,772,586     7,007,651        1,764,935   1.78    263,178    2,741.44   12/31/97     9,103,914
        88%      2/28/98     3,219,367     2,112,343        1,107,024   1.60    128,775    1,149.78   12/31/97     3,535,241
        75%      3/31/98     1,309,988       681,630          628,358   1.51     65,499      744.31   12/31/97     1,361,195
        69%      3/31/98     4,212,525     3,453,070          759,455   1.94    168,501    1,286.27   12/31/97     4,375,041
        63%      4/30/98     6,025,748     5,203,677          822,071   2.77    301,287    1,007.65   12/31/97     6,018,024
        80%      4/30/98     2,260,429     1,574,990          685,439   1.86     90,417      922.62   12/31/97     2,450,354
        66%      4/30/98     1,423,158       926,013          497,145   1.69     71,287      891.09   12/31/97     1,460,731
        72%      3/31/98     1,273,656       884,580          389,076   1.61     63,428      628.00   12/31/97     1,253,485
        60%      4/30/98     1,686,519     1,281,625          404,894   1.79     84,326      685.58   12/31/97     2,058,530
        79%     12/31/97     2,876,862     2,430,880          445,982   1.93    115,074      975.20   12/31/97     2,891,395
        69%     12/31/97       927,521       551,565          375,956   1.83     46,376      558.75   12/31/97       978,531
        91%       1/1/98       898,062       385,218          512,844   1.48      7,662       45.88   12/31/97       923,278
       100%       6/1/98       805,850       271,114          534,736   1.69     10,200       50.00    3/31/97       792,053
        99%       4/1/98       673,112       219,926          453,186   1.66      9,000       49.18   12/31/97       675,039
       100%       2/1/98     1,287,352       811,522          475,830   1.66     53,253      183.00   12/31/97     1,287,269
        97%       4/1/98       664,397       230,028          434,369   1.66      8,950       50.00   12/31/97       661,064
        99%      3/31/98       892,432       386,332          506,100   1.94     16,605       81.00   12/31/97       929,959


                                  MOST      2ND
        MOST          MOST       RECENT     MOST
       RECENT        RECENT       NOI      RECENT
      EXPENSES         NOI        DSCR    END DATE
     -----------   -----------   ------   --------
     $    75,515   $    81,579    0.87    12/31/96
          47,045       187,064    1.96    12/31/96
          31,761       108,000    1.17    12/31/96
          60,549       134,439    1.53    12/31/96
          78,930       275,985    3.10    12/31/96
          10,381        64,625    1.03    12/31/96
         884,223     2,839,679    1.32    12/31/96
          90,309       376,501    0.47
       1,270,918     3,203,369    1.00    12/31/96
         279,640       816,872    0.37
         309,333       948,841    1.54    12/31/96
         222,203       605,115    1.39
         107,940       470,858    1.67    12/31/96
          97,656       408,584    1.64    12/31/96
         111,792       463,911    1.93    12/31/96
          62,249       295,335    1.40    12/31/96
          70,742       485,454    2.43    12/31/96
          46,715       200,513    1.17    12/31/96
          57,260       162,345    0.99    12/31/96
          29,787       286,936    1.66    12/31/96
          89,816       325,356    1.97    12/31/96
          99,949       217,353    1.41    12/31/96
          77,980       214,480    1.56    12/31/96
          27,656       202,518    1.43    12/31/96
          13,484       249,376    1.97    12/31/96
          73,470       233,162    1.97    12/31/96
          67,594       182,491    1.71    12/31/96
              96       182,805    1.61    12/31/96
               0       171,000    1.78
          51,422       151,108    1.57    12/31/96
          37,301       163,516    1.80    12/31/96
               0       216,000    1.75    12/31/96
          58,025       113,871    1.35    12/31/96
          28,848       118,316    1.58    12/31/96
          24,554       110,902    1.57    12/31/96
          42,760       133,416    1.82    12/31/96
          40,114        59,747    0.90    12/31/96
          12,648        87,792    1.47    12/31/96
      10,677,471     4,881,756    1.92    12/31/96
       6,941,211     2,162,703    2.18    12/31/96
       2,186,024     1,349,217    1.94    12/31/96
         700,548       660,647    1.58    12/31/96
       3,475,886       899,155    2.30    12/31/96
       4,970,334     1,047,690    3.53    12/31/96
       1,393,794     1,056,560    2.86    12/31/96
         914,374       546,357    1.85    12/31/96
         788,383       465,102    1.93    12/31/96
       1,554,658       503,872    2.23    12/31/96
       2,362,586       528,809    2.28    12/31/96
         513,617       464,914    2.26    12/31/96
         377,347       545,931    1.58    12/31/96
         231,729       560,324    1.77     3/31/96
         177,189       497,850    1.83    12/31/96
         752,443       534,826    1.87    12/31/96
         186,225       474,839    1.81    12/31/96
         305,641       624,318    2.40    12/31/96

                                                2ND                                               LARGEST   LARGEST
         2ND           2ND           2ND        MOST                                    LARGEST   TENANT     TENANT
        MOST          MOST          MOST       RECENT                                   TENANT     % OF      LEASE
       RECENT        RECENT        RECENT       NOI                                     LEASED     TOTAL    EXPIRA-
      REVENUES      EXPENSES         NOI        DSCR            LARGEST TENANT            SF        SF        TION
      --------      --------         ---        ----            --------------            --        --        ----
     $   135,317   $    73,029   $    62,288    0.66    Blue Shift                        4,500      54%     8/31/02
         210,684        40,085       170,599    1.79    Bunny Cuts                        1,570      16%     3/31/02
         133,100        26,418       106,682    1.16    Diamond, Morgan                   4,750     100%     4/30/03
                                                        Whitaker Wellness                11,600      54%     2/28/01
         135,317        60,978        74,339    0.85    Amy Guthrie Dds                   1,993      30%     4/30/01
                                                        USDA Forest Services             11,800     100%    11/24/07
         342,087        71,114       270,973    3.04    Institute of Behavior             1,614      16%     4/30/00
           6,033        10,240        (4,207)  (0.07)   Public Printing                   3,738      75%     9/30/09
       3,509,310       861,768     2,647,542    1.23    IBM, Corporation                272,396      43%     9/30/01
                                                        Bell & Howell                   116,345      31%    12/31/07
       4,221,364     1,165,184     3,056,180    0.95    Sears                           961,653      77%      3/1/08
                                                        Revlon                          205,300      28%      5/1/07
                                                        Alesis Studio Electronics       104,000      43%     4/30/08
                                                        Amax Engineering Corp           115,338     100%      5/1/13
       1,196,888       307,319       889,569    1.44    UPS                              56,230      35%     7/31/00
                                                        Clark Food Service, Inc.        169,325     100%     10/1/17
                                                        LySonix, Inc.                    61,120     100%    12/31/12
         348,815       130,234       218,581    0.77    Button King Inc                  10,025      23%    12/31/01
         523,610        95,012       428,598    1.72    Graphic Resources                49,265      61%     2/28/99
         485,458       104,640       380,818    1.58    CBS Scientific                   20,520      43%      7/1/08
         286,732        48,655       238,077    1.13    Community Day                     4,995      10%    10/31/99
         450,535        72,423       378,112    1.90
         211,959             0       211,959    1.24    Transend Access                  19,128      50%     9/15/00
         220,268        57,723       162,545    0.99    US Broker                        12,900      27%     2/28/99
         291,312        23,649       267,663    1.55    Display & Exhibit Rentals        37,500      49%     4/15/03
         298,410        91,715       206,695    1.25    Woodform                         89,860      56%    12/31/98
         296,933        88,266       208,667    1.35    Mwp Inc.                         12,181      30%     7/31/00
         272,836        69,590       203,246    1.48    IGA Corp.                         9,608      15%     4/30/01
                                                        Clark Food Service, Inc.         92,453     100%     10/1/17
         216,013        27,671       188,342    1.33    Brothers Union                    9,060      45%    10/31/02
                                                        Bay Packaging Inc                39,478     100%     3/31/13
                                                        Continental Labs                 15,823      70%    12/31/02
         254,268        12,477       241,791    1.91    Storo Pack Inc                   40,178      69%    12/31/00
         316,175        84,120       232,055    1.96    Web Label, Ltd.                  19,800      29%     6/30/01
          92,965        71,104        21,861    0.20    Comcare                           6,049      25%    12/13/01
         235,209           120       235,089    2.07    Hemagen Diagnostics              20,160     100%     9/30/02
                                                        Border Products                  20,463     100%     1/31/08
         182,369        56,337       126,032    1.31    Kurica Trucking                   2,880       8%         N/A
         194,557        38,432       156,125    1.72    Orange County Register           24,000     100%     2/28/05
         216,000             0       216,000    1.75    Seville Classics, Inc.           43,120     100%      3/1/14
         181,268        52,661       128,607    1.53    Scotchwood Services               4,500      18%     9/30/01
                                                        Clark Food Service, Inc.         55,356     100%     10/1/17
                                                        The Glendenning Co.              34,255     100%    10/22/10
         143,067        29,789       113,278    1.51    Custom Stainless                  3,690      16%     1/31/99
                                                        The Guest Company                32,551     100%    10/22/10
         113,565        21,248        92,317    1.30    Stello Industries                 6,184      32%         N/A
                                                        Motivational Systems Inc         12,070      82%     9/30/07
         157,390        30,028       127,362    2.09    Tipps Equipment                   8,000      26%     9/30/00
         102,266        42,469        59,797    0.90    Mcdonald / Byrne                  2,688       9%    10/31/98
         106,650        18,267        88,383    1.48    Fritz Companies Inc.             13,860     100%     3/31/99
      14,877,007    10,310,079     4,566,928    1.80
       8,558,796     6,572,871     1,985,925    2.00
       3,426,960     2,146,202     1,280,758    1.85
       1,057,500       539,631       517,869    1.24
       4,147,965     3,383,817       764,148    1.96
       5,966,691     4,612,137     1,354,554    4.57
       2,191,933     1,275,145       916,788    2.48
       1,348,145       940,230       407,915    1.38
       1,340,280       846,840       493,440    2.05
       2,016,384     1,499,494       516,890    2.29
       2,807,856     2,292,500       515,356    2.22
       1,050,672       501,094       549,578    2.67
         914,105       357,490       556,615    1.61
         720,000       257,449       462,551    1.46
         649,616       162,474       487,142    1.79
       1,158,816       728,823       429,993    1.50
         663,272       164,911       498,361    1.90
         903,885       310,493       593,392    2.28

                                                  SECOND     SECOND
                                        SECOND    LARGEST   LARGEST
                                        LARGEST   TENANT     TENANT
                                        TENANT     % OF      LEASE
              SECOND LARGEST            LEASED     TOTAL    EXPIRA-
                  TENANT                  SF        SF        TION
                  ------                  --        --        ----
     Clarum Corp                         1,661       20%     2/28/03
     Allot                               1,275       13%    12/31/00
     Alpine/Fount/Barrett                2,610       12%     2/28/99
     Mazzetti & Keiles Dmd               1,767       26%     5/31/01
     Donald Creevy                       1,110       11%     8/31/00
     Asian Week                          2,976       60%    12/31/09
     IBM, Corporation                   200,000      32%     5/31/03
     RPS                                84,600       22%      3/5/04
     US Coast Guard                     170,450      14%      4/1/03
     Genco, Inc.                        174,362      24%      2/1/03
     Khalil Corp.                       70,100       29%    10/30/02
     Nynex                              30,750       19%     6/30/02
     Device Dynamics                     7,400       17%    12/31/00
     Designer Components Inc.           20,285       25%     4/30/02
     CBS Scientific                      4,200        9%      3/1/02
     JTB Autotech                        3,480        7%     7/31/00
     Brusch Wellman Inc.                16,847       44%     7/31/05
     MCL & Associates                    6,558       14%    11/20/99
     Western Electronics                26,125       34%     6/30/02
     Eastern Manufacturing              40,000       25%    12/31/06
     Warner Electricinear                8,917       22%     3/31/01
     Golden Ross Co                      7,895       12%     5/31/01
     Advantech Precision Machine         4,050       20%     8/31/98
     Color Systems                       6,627       30%    12/31/02
     Leo Molds Inc.                     18,472       31%    12/31/01
     Complete Graphics                  16,000       23%     6/30/99
     City of Phoenix Traffic Count
     Stop                                5,991       25%    11/21/01
     Orange County Patio                 1,920        5%    12/31/98
     Hoffend Exposition                  4,200       17%     1/31/00
     Darrel's Automotive                 3,328       14%     8/31/98
     Omni Metal Finishing                3,212       17%         N/A
     Pool Savers                         2,737       18%     3/14/01
     Harrison Equipment                  6,000       19%    10/31/98
     Advanced Refrigeration              1,624        5%     5/30/99

 SE-      LOAN
QUENCE   NUMBER                  PROPERTY NAME                                      PROPERTY ADDRESS
------   ------                  -------------                                      ----------------
 B345    3051869   Chateau MHP                                 3301 Buchanan Road
 B346    3049301   Rexford Mobile Home                         1350 Pueblo Avenue
 B347    3056918   Rio Plaza Mobile Home Pk.                   101 River Drive
 B348    3052180   Vista Del Rio MHP                           Highway 304
 B349    3056926   Stonegate MHP                               840 Airport Boulevard
 B350    3062148   Hillsdale Mobile Home Park                  6300 Roseville Road
 B351    3062916   Table Rock Mobile Estate                    6850 Downing Road
 B352    3051828   Foothill MHP                                2920 Clark Road
 B353    3047990   Oasis Mobile Estates                        1565 West Arrow Highway
N354A      50164   Rose Haven Retreat Nursing Home             200 Live Oak Street
N354B      50164   Golden Villa Nursing Homes                  1104 South Williams Street
 N354      50164   Golden Villa and Rose Haven Nursing Homes
                   (Roll-up)
N355A      50192   Village Manor Nursing Home                  503 North College Street
N355B      50192   Heritage Nursing Home                       1026 East Goude Street
 N355      50192   Heritage & Village Manor Nursing Home
                   (Roll-up)
                   SUB-TOTAL CROSSED LOANS
 N356      50278   Sun Terrace Retirement and Assisted Living  907 Ida Belle Street
 N357      50802   Pinebrook Care Center                       104 Pension Road
 N358      50690   Hanna Oaks Assisted Living Facility         2425 East Hanna Avenue
 N359      50000   Windsor House West                          840, 848, 850 Reidville Rd.
N360A      50561   Ritenour House                              403 North Coalter Street
N360B      50561   Dudley Manor                                Route 1, Box 95 (Long Meadow Road)
 N360      50561   Dudley Manor and Ritenour House (Roll-up)
 N361      50670   Carolee's Mountain View Assisted Living     888 South Hillhurst Rd.
 N362      50531   Evangeline of Natchitoches                  750 Keyser Avenue
 N363      50821   Mayfair House-Petersburg                    590 Flank Road
 N364      50528   Midland Villa Nursing Home                  1720 Burton Drive
 N365      50908   Peoples Storage-56th St                     12225 56th St. North
 N366      50907   Peoples Storage-Linebaugh Ave.              5907 West Linebaugh Ave.
                   SUB-TOTAL CROSSED LOANS
 B367    3049525   U-Store Self Storage                        25142 Front Street
 B368    3043155   West Sahara Ministorage                     6318 West Sahara Avenue
 B369    3062130   Security Self Storage                       601 Martin Avenue
 B370    3056959   Santa Fe Self Storage                       13633 Rosecrans Avenue
 B371    3049178   Irvington Self Storage                      1155 East Irvington Road
N372A      50324   Applebee's #9311                            8224 Fredericksberg Rd.
N372B      50324   Applebee's #9053                            995 IH 35 North
N372C      50324   Applebee's #8781                            5809 Loop 410 NW
 N372      50324   Applebee's #8781, 9053, 9311 (Roll-Up)
 N373      50323   Applebee's #8739                            3050 Ross Clark Circle, SW
 N374      50320   Applebee's #9249                            7880 IH 35 North (In front of Windsor Park Mall)
 N375      50321   Applebee's #8862                            97 Loop 410 NE
                   SUB-TOTAL CROSSED LOANS
 N376      50829   210 W. Baltimore St. Parking Garage         210-218 West Baltimore Street
--------------------------------------------------------------------------------------------------------------------------
                   TOTALS/WEIGHTED AVERAGES                    376 LOANS
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
 (i) Administrative Fee Rate includes the Sub-Servicing Fee Rate.
(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year or a 365-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization term would be longer.


 SE-
QUENCE         COUNTY                   CITY
------         ------                   ----
 B345   Contra Costa          Antioch
 B346   Napa                  Napa
 B347   Monterey              King City
 B348   Valencia              Belen
 B349   Sonoma                Santa Rosa
 B350   Sacramento            Sacramento
 B351   Jackson               Central Point
 B352   Butte                 Oroville
 B353   San Bernardino        Upland
N354A   Cass                  Atlanta
N354B   Cass                  Atlanta
 N354   Cass                  Atlanta
N355A   Wood                  Quitman
N355B   Wood                  Quitman
 N355   Wood                  Quitman
 N356   Yakima                Sunnyside
 N357   Monmouth              Englishtown
 N358   Hillsborough          Tampa
 N359   Spartanburg           Spartanburg
N360A   Staunton              Staunton
N360B   Augusta               Fisherville
 N360
 N361   Clark                 Ridgefield
 N362   Natchitoches Parish   Natchitoches
 N363   Richmond              Petersburg
 N364   Richardson            Falls City
 N365   Hillsborough          Tampa
 N366   Hillsborough          Tampa
 B367   Orange                Lake Forest
 B368   Clark                 Las Vegas
 B369   Sonoma                Rohnert Park
 B370   Los Angeles           Santa Fe Springs
 B371   Pima                  Tucson
N372A   Bexar                 San Antonio
N372B   Comal                 New Braunfels
N372C   Bexar                 San Antonio
 N372
 N373   Houston               Dothan
 N374   Bexar                 San Antonio
 N375   Bexar                 San Antonio
 N376   Baltimore City        Baltimore
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
 (i) A
(ii) F
     o
     a
     l

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                           CUT-OFF          MATURITY                                      ADMINI-
                   ZIP     PROPERTY       ORIGINAL           DATE             DATE              LOAN         MORTGAGE    STRATIVE
    STATE         CODE       TYPE         BALANCE          BALANCE          BALANCE             TYPE           RATE     FEE RATE(I)
    -----         ----       ----         -------          -------          -------             ----           ----     -----------
     CA          94509   Mobile H.P.   $    3,150,000   $    3,143,731   $    2,764,630       Balloon         7.175%       0.143%
     CA          94559   Mobile H.P.        2,640,000        2,632,645        2,301,852       Balloon         6.911%       0.143%
     CA          93930   Mobile H.P.        1,925,000        1,923,760        1,677,433       Balloon         6.902%       0.143%
     NM          87002   Mobile H.P.        1,612,500        1,608,372        1,417,434       Balloon         7.222%       0.143%
     CA          95403   Mobile H.P.        1,537,000        1,536,010        1,339,332       Balloon         6.902%       0.143%
     CA          95842   Mobile H.P.        1,350,000        1,348,235        1,175,484       Balloon         6.861%       0.143%
     OR          97502   Mobile H.P.        1,250,000        1,249,245        1,095,286       Balloon         7.113%       0.143%
     CA          95965   Mobile H.P.        1,225,000        1,222,590        1,133,048       Balloon         7.219%       0.143%
     CA          91786   Mobile H.P.        1,000,000          996,817                    Fully Amortizing    6.897%       0.143%
     TX          75551   Health Care
     TX          75551   Health Care
     TX          75551   Health Care        6,258,000        6,198,762        4,442,740       Balloon         9.210%       0.218%
     TX          75783   Health Care
     TX          75783   Health Care
     TX          75783   Health Care        3,742,000        3,706,578        2,656,555       Balloon         9.210%       0.218%
                                                            ----------       ----------
                                                             9,905,340        7,099,295
     WA          98944   Health Care        4,800,000        4,755,247        3,266,459       Balloon         8.340%       0.143%
     NJ          07726   Health Care        4,000,000        3,990,097        2,741,111       Balloon         8.460%       0.218%
     FL          33610   Health Care        3,550,000        3,529,139        2,909,828       Balloon         7.690%       0.218%
     SC          29306   Health Care        3,275,121        3,222,183        2,799,812       Balloon         9.280%       0.243%
     VA          24401   Health Care
     VA          29229   Health Care
     VA                  Health Care        2,360,000        2,342,324        1,930,697       Balloon         7.675%       0.143%
     WA          98642   Health Care        2,290,000        2,276,434        1,874,840       Balloon         7.650%       0.143%
     LA          71457   Health Care        2,200,000        2,183,208        1,828,095       Balloon         8.215%       0.143%
     VA          23805   Health Care        2,000,000        1,992,344        1,638,449       Balloon         7.680%       0.143%
     NE          68355   Health Care        1,100,000        1,092,357          910,903       Balloon         8.100%       0.143%
     FL          33617   Mini Storage       2,450,000        2,444,997        1,972,397       Balloon         7.100%       0.143%
     FL          33624   Mini Storage       1,900,000        1,896,120        1,529,615       Balloon         7.100%       0.143%
                                                            ----------       ----------
                                                             4,341,118        3,502,012
     CA          92630   Mini Storage       3,700,000        3,685,665        3,025,966       Balloon         7.622%       0.143%
     NV          89102   Mini Storage       2,500,000        2,479,394        2,052,888       Balloon         7.797%       0.143%
     CA          94928   Mini Storage       1,858,600        1,855,142        1,515,379       Balloon         7.520%       0.143%
     CA          90670   Mini Storage       1,057,000        1,055,819          932,618       Balloon         7.370%       0.143%
     AZ          85714   Mini Storage       1,050,000        1,046,689          928,496       Balloon         7.470%       0.143%
     TX          78229    Franchise
     TX          78130    Franchise
     TX          78238    Franchise
     TX                   Franchise         5,910,000        5,829,512        4,273,959       Balloon         8.600%       0.203%
     AL          36301    Franchise         3,740,000        3,689,065        2,704,671       Balloon         8.600%       0.203%
     TX          78218    Franchise         1,820,000        1,791,184        1,234,362       Balloon         8.600%       0.203%
     TX          78216    Franchise         1,100,000        1,047,194                    Fully Amortizing    8.600%       0.203%
                                                            ----------       ----------
                                                            12,356,956        8,212,993
     MD          21202     Parking          5,400,000        5,383,638        4,397,315       Balloon         7.490%       0.143%
-----------------------------------------------------------------------------------------------------------------------------------
                                        1,592,054,689    1,586,087,324    1,240,189,201                       7.245%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


       SUB-        NET                 FIRST      INTEREST
     SERVICING   MORTGAGE     NOTE    PAYMENT     ACCRUAL
     FEE RATE      RATE       DATE      DATE       METHOD
     --------      ----       ----      ----       ------
       0.100%     7.032%    5/22/98     7/1/98   Actual/360
       0.100%     6.768%    3/27/98     6/1/98   Actual/360
       0.100%     6.759%     7/2/98     9/1/98   Actual/360
       0.100%     7.079%    4/20/98     6/1/98   Actual/360
       0.100%     6.759%     7/6/98     9/1/98   Actual/360
       0.100%     6.718%     6/5/98     8/1/98   Actual/360
       0.100%     6.970%     7/1/98     9/1/98   Actual/360
       0.100%     7.076%    4/29/98     7/1/98   Actual/360
       0.100%     6.754%    6/16/98     9/1/98     30/360
       0.175%     8.992%    8/27/97    10/1/97   Actual/360
       0.175%     8.992%    8/27/97    10/1/97   Actual/360
       0.100%     8.197%    10/23/97   12/1/97   Actual/360
       0.175%     8.242%    5/13/98     7/1/98   Actual/360
       0.175%     7.472%    2/18/98     4/1/98   Actual/360
       0.200%     9.037%    12/23/96    2/1/97   Actual/360
       0.100%     7.532%    1/22/98     3/1/98   Actual/360
       0.100%     7.507%    2/26/98     4/1/98   Actual/360
       0.100%     8.072%    12/31/97    2/1/98   Actual/360
       0.100%     7.537%    4/27/98     6/1/98   Actual/360
       0.100%     7.957%    1/28/98     3/1/98   Actual/360
       0.100%     6.957%    6/30/98     8/1/98   Actual/360
       0.100%     6.957%    6/30/98     8/1/98   Actual/360
       0.100%     7.479%    4/13/98     6/1/98   Actual/360
       0.100%     7.654%    12/5/97     2/1/98   Actual/360
       0.100%     7.377%     6/9/98     8/1/98   Actual/360
       0.100%     7.227%     6/3/98     8/1/98   Actual/360
       0.100%     7.327%    3/17/98     5/1/98   Actual/360
       0.160%     8.397%    11/21/97    1/1/98   Actual/360
       0.160%     8.397%    11/21/97    1/1/98   Actual/360
       0.160%     8.397%    11/21/97    1/1/98   Actual/360
       0.160%     8.397%    11/21/97    1/1/98   Actual/360
       0.100%     7.347%     5/5/98     7/1/98   Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
                  7.106%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                     ORIGINAL     ORIGINAL                 REMAINING
                     TERM TO    AMORTIZATION                TERM TO                   CROSS-                 LOCKOUT
       MONTHLY       MATURITY       TERM       SEASONING   MATURITY    MATURITY   COLLATERALIZED  RELATED   EXPIRATION
       PAYMENT       (MONTHS)   (MONTHS)(II)   (MONTHS)    (MONTHS)      DATE         LOANS        LOANS       DATE
       -------       --------   ------------   --------    --------      ----         -----        -----       ----
    $    21,328.54     120          360            3          117        6/1/08         No        Yes(AR)      4/1/08
         17,406.47     120          360            4          116        5/1/08         No        Yes(AR)      3/1/08
         12,680.63     120          360            1          119        8/1/08         No        Yes(AS)      6/1/08
         10,969.49     120          360            4          116        5/1/08         No           No        3/1/08
         10,124.74     120          360            1          119        8/1/08         No        Yes(AS)      6/1/08
          8,855.91     120          360            2          118        7/1/08         No           No        4/1/08
          8,411.36     120          360            1          119        8/1/08         No         Yes(P)      6/1/08
          8,330.92      84          360            3           81        6/1/05         No           No        4/1/05
          8,930.80     180          180            1          179        8/1/13         No           No        6/1/13
         53,419.75     180          300           12          168        9/1/12       Yes(6)      Yes(AT)     8/31/05
         31,942.59     180          300           12          168        9/1/12       Yes(6)      Yes(AT)     8/31/05
         38,134.73     180          300           10          170       11/1/12         No           No      10/31/06
         32,101.33     180          300            3          177        6/1/13         No           No        2/1/13
         26,674.49     120          300            6          114        3/1/08         No           No       2/28/02
         28,115.37     120          300           20          100        1/1/07         No           No        2/1/00
         17,709.71     120          300            7          113        2/1/08         No           No       1/31/02
         17,146.96     120          300            6          114        3/1/08         No           No       2/28/02
         17,294.48     120          300            8          112        1/1/08         No           No      12/31/01
         15,014.78     120          300            4          116        5/1/08         No           No       4/30/02
          8,562.98     120          300            7          113        2/1/08         No           No       1/31/02
         17,472.70     120          300            2          118        7/1/08       Yes(7)      Yes(AU)     2/29/08
         13,550.25     120          300            2          118        7/1/08       Yes(7)      Yes(AU)     2/29/08
         27,636.96     120          300            4          116        5/1/08         No           No        3/1/08
         18,960.43     120          300            8          112        1/1/08         No           No       11/1/07
         13,759.08     120          300            2          118        7/1/08         No           No        5/1/08
          7,296.83     120          360            2          118        7/1/08         No           No        5/1/08
          7,320.19     120          360            5          115        4/1/08         No           No       1/31/08
         51,663.02     120          240            9          111       12/1/07       Yes(8)      Yes(AV)    11/30/01
         32,693.69     120          240            9          111       12/1/07       Yes(8)      Yes(AV)    11/30/01
         16,344.53     120          224            9          111       12/1/07       Yes(8)      Yes(AV)    11/30/01
         13,697.33     120          120            9          111       12/1/07       Yes(8)      Yes(AV)    11/30/01
         39,870.41     120          300            3          117        6/1/08         No           No       5/31/02
----------------------------------------------------------------------------------------------------------------------
     11,807,298.38     124          326            4          120
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


               PREPAYMENT PENALTY DESCRIPTION (MONTHS)
               ---------------------------------------
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(82)/OPEN(2)/DEFEASANCE
     LO(178)/OPEN(2)/DEFEASANCE
     LO(95)/GRTR1%PPMTorYM(78)/OPEN(7)
     LO(95)/GRTR1%PPMTorYM(78)/OPEN(7)
     LO(107)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(176)/OPEN(4)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(37)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/OPEN(5)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(67)/OPEN(6)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(115)/OPEN(5)/DEFEASANCE
     LO(115)/OPEN(5)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(118)/OPEN(2)/DEFEASANCE
     LO(117)/OPEN(3)/DEFEASANCE
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
     LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEFEASANCE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

                                                                                                                    TOTAL      SF/
                                                                                          CUT-OFF                  UNITS/     UNIT/
 SE-      LOAN                                                  APPRAISAL     APPRAISAL   DATE LTV   YEAR BUILT/    ROOM/     ROOM/
QUENCE   NUMBER                  PROPERTY NAME                    VALUE         DATE       RATIO      RENOVATED      BED       BED
------   ------                  -------------                    -----         ----       -----      ---------      ---       ---
 B345    3051869   Chateau MHP                                 $  4,870,000      4/8/98      65%        1970            122   Units
 B346    3049301   Rexford Mobile Home                            4,400,000     2/24/98      60%        1961            122   Units
 B347    3056918   Rio Plaza Mobile Home Pk.                      2,600,000      5/7/98      74%        1973            110   Units
 B348    3052180   Vista Del Rio MHP                              2,150,000    11/19/97      75%        1972            123   Units
 B349    3056926   Stonegate MHP                                  2,050,000     5/26/98      75%        1966             68   Units
 B350    3062148   Hillsdale Mobile Home Park                     6,640,000     5/14/98      20%        1971            211   Units
 B351    3062916   Table Rock Mobile Estate                       1,700,000      6/9/98      73%      1973/1991          75   Units
 B352    3051828   Foothill MHP                                   1,635,000     4/10/98      75%        1978            127   Units
 B353    3047990   Oasis Mobile Estates                           2,300,000     1/21/98      43%        1959             84   Units
N354A      50164   Rose Haven Retreat Nursing Home                2,600,000      6/4/97      85%        1974            108   Beds
N354B      50164   Golden Villa Nursing Homes                     4,700,000      6/4/97      85%        1994            120   Beds
                                                                  ---------
 N354      50164   Golden Villa and Rose Haven Nursing Homes      7,300,000                  85%                        228   Beds
                   (Roll-up)
N355A      50192   Village Manor Nursing Home                     1,420,000      6/4/97      66%        1971             62   Beds
N355B      50192   Heritage Nursing Home                          4,200,000      6/3/97      66%      1971/1988         164   Beds
                                                                  ---------
 N355      50192   Heritage & Village Manor Nursing Home          5,620,000                  66%                        226   Beds
                   (Roll-up)
                                                                  ---------
                   SUB-TOTAL CROSSED LOANS                       12,920,000
 N356      50278   Sun Terrace Retirement and Assisted Living     6,400,000      9/1/97      74%      1985/1996          88   Units
 N357      50802   Pinebrook Care Center                          5,600,000     10/1/97      71%      1967/1982         123   Beds
 N358      50690   Hanna Oaks Assisted Living Facility            4,900,000    10/13/97      72%      1986/1988         120   Beds
 N359      50000   Windsor House West                             5,000,000    11/20/96      64%        1996             94   Beds
N360A      50561   Ritenour House                                 1,200,000    10/17/97      71%      1940/1990          53   Beds
N360B      50561   Dudley Manor                                   2,100,000    10/17/97      71%      1857/1997          27   Beds
                                                                  ---------
 N360      50561   Dudley Manor and Ritenour House (Roll-up)      3,300,000                  71%                         80   Beds
 N361      50670   Carolee's Mountain View Assisted Living        3,280,000    10/17/97      69%      1985/1995          48   Units
 N362      50531   Evangeline of Natchitoches                     3,100,000    11/11/97      70%      1974/1998          98   Beds
 N363      50821   Mayfair House-Petersburg                       3,300,000     1/15/98      60%      1991/1996          50   Beds
 N364      50528   Midland Villa Nursing Home                     1,850,000    10/27/97      59%        1972             80   Beds
 N365      50908   Peoples Storage-56th St.                       3,300,000     4/15/98      74%        1986         58,375    SF
 N366      50907   Peoples Storage-Linebaugh Ave.                 2,800,000     4/15/98      68%        1987         55,825    SF
                                                                  ---------
                   SUB-TOTAL CROSSED LOANS                        6,100,000
 B367    3049525   U-Store Self Storage                           5,850,000     3/17/98      63%        1986            934   Units
 B368    3043155   West Sahara Ministorage                        3,930,000    10/14/97      63%      1993/1995         686   Units
 B369    3062130   Security Self Storage                          4,000,000      5/6/98      46%        1987            631   Units
 B370    3056959   Santa Fe Self Storage                          1,410,000     4/20/98      75%        1989            419   Units
 B371    3049178   Irvington Self Storage                         1,400,000      2/6/98      75%        1996            336   Units
N372A      50324   Applebee's #9311                               3,820,000     11/3/97      63%        1997          4,928    SF
N372B      50324   Applebee's #9053                               2,580,000     11/3/97      63%        1996          4,928    SF
N372C      50324   Applebee's #8781                               2,790,000     11/3/97      63%        1993          4,928    SF
                                                                  ---------
 N372      50324   Applebee's #8781, 9053, 9311 (Roll-up)         9,190,000                  63%                     14,784    SF
 N373      50323   Applebee's #8739                               5,200,000     11/3/97      71%        1993          5,000    SF
 N374      50320   Applebee's #9249                               2,130,000     11/3/97      84%        1997          4,928    SF
 N375      50321   Applebee's #8862                               1,650,000     11/3/97      63%        1994          4,928    SF
                                                                  ---------
                   SUBTOTAL CROSSED LOANS                        18,170,000
 N376      50829   210 W. Baltimore St. Parking Garage            7,700,000     1/27/98      70%        1986        161,772    SF
-----------------------------------------------------------------------------------------------------------------------------------
                   TOTALS/WEIGHTED AVERAGES                                                  71%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


                      LOAN
           NET     BALANCE PER
 SE-    RENTABLE     SF/UNIT
QUENCE  AREA(SF)    ROOM/BED
------  --------    --------
 B345               $ 25,768
 B346                 21,579
 B347                 17,489
 B348                 13,076
 B349                 22,588
 B350                  6,390
 B351                 16,657
 B352                  9,627
 B353                 11,867
N354A      23,508
N354B      32,700
 N354      56,208     27,188
N355A      14,524
N355B      43,781
 N355      58,305     16,401
 N356      33,260     54,037
 N357      79,000     32,440
 N358      40,677     29,409
 N359      47,811     34,279
N360A      17,014
N360B       9,200
 N360      26,214     29,279
 N361      21,157     47,426
 N362      25,000     22,278
 N363      17,679     39,847
 N364      23,674     13,654
 N365      58,375         42
 N366      55,825         34
 B367      89,507      3,946
 B368      76,725      3,614
 B369      73,225      2,940
 B370      32,580      2,520
 B371      29,980      3,115
N372A       4,928
N372B       4,928
N372C       4,928
 N372      14,784        394
 N373       5,000        738
 N374       4,928        363
 N375       4,928        212
 N376     161,772         33
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                        MOST
                OCCUPANCY                                               U/W                  U/W       RECENT       MOST
    OCCUPANCY     AS OF        U/W           U/W            U/W         NOI      U/W      RESERVES      END        RECENT
     PERCENT      DATE       REVENUES     EXPENSES          NOI         DSCR   RESERVES   PER UNIT      DATE      REVENUES
     -------      ----       --------     --------          ---         ----   --------   --------    --------   -----------
        99%      12/1/97    $  695,198   $   313,090   $      382,108   1.49   $  6,100   $   50.00   12/31/97   $   723,165
       100%       3/1/98       555,794       190,422          365,372   1.75      6,100       50.00   12/31/97       573,000
       100%       7/1/98       326,282       110,538          215,744   1.42      5,500       50.00   12/31/97       285,470
       100%      3/31/98       315,837       120,131          195,706   1.49      6,150       50.00   12/31/97       337,584
       100%       5/1/98       278,094       106,536          171,558   1.41      3,500       51.47   12/31/97       244,327
        93%       3/1/98       933,370       416,449          516,921   4.86     10,550       50.00   12/31/97       927,403
        97%      4/29/98       206,407        62,604          143,803   1.42      3,750       50.00   12/31/97       211,430
        77%      2/20/98       344,706       215,906          128,800   1.29      4,900       38.58   12/31/97       344,882
        89%      11/1/97       443,468       217,074          226,394   2.11      4,272       50.86   12/31/97       430,213
        82%     12/31/97     2,244,172     1,904,383          339,789            27,000      250.00    9/30/97     2,497,673
        90%     12/31/97     3,399,793     2,693,688          706,105            30,000      250.00    9/30/97     3,322,912
        87%     12/31/97     5,643,965     4,598,071        1,045,894   1.63     57,000      250.00    9/30/97     5,820,585
        82%     12/31/97     1,403,261     1,282,708          120,553            14,750      237.90    9/30/97     1,381,988
        88%     12/31/97     3,809,355     3,292,753          516,602            41,000      250.00    9/30/97     3,813,783
        86%     12/31/97     5,212,616     4,575,461          637,155   1.66     55,750      246.68    9/30/97     5,195,771
       100%      3/31/97     1,952,703     1,148,116          804,587   1.76     22,000      250.00   12/31/97     1,736,621
        95%      3/31/98     6,380,817     5,816,259          564,558   1.47     46,494      378.00   12/31/97     6,747,636
        89%      3/31/98     1,512,087     1,044,041          468,046   1.46     36,000      300.00    9/30/96     1,391,561
        99%       3/1/98     1,648,644     1,170,075          478,569   1.42     23,500      250.00   12/31/97     1,738,036
        90%     12/31/97
        90%     12/31/97
        90%     12/31/97     1,092,420       675,329          417,091   1.96     21,000      262.50   12/31/97       986,849
        98%       4/1/98     1,111,500       766,405          345,095   1.68     12,750      265.63   12/31/97     1,079,148
        90%      3/31/98     2,348,941     2,055,964          292,977   1.41     24,500      250.00    6/30/97     2,353,750
        93%      3/31/98       955,582       601,217          354,365   1.97     15,180      303.60   12/31/97       956,302
        88%      3/31/98     1,914,858     1,749,116          165,742   1.61     23,440      293.00   12/31/97     2,065,485
        92%      3/31/98       504,081       208,745          295,336   1.41     11,980        0.21   12/31/97       522,590
        91%      3/31/98       463,944       222,337          241,607   1.49     11,860        0.21   12/31/97       461,843
        96%       1/8/98       805,548       208,057          597,491   1.80      6,023        6.45   12/31/97       855,533
        76%      8/19/97       479,422       150,101          329,321   1.45     10,000       14.58   12/31/97       479,422
        99%      4/30/98       528,757       147,597          381,160   2.31     12,669       20.08   12/31/97       518,591
        95%       5/1/98       246,698       109,456          137,242   1.57      3,154        7.53   12/31/97       241,366
        98%      2/27/98       222,556        81,231          141,325   1.61      3,401       10.12   12/31/97       213,022
       100%      3/31/98     2,129,250     1,751,001          378,249             1,577        0.32   12/31/97        93,183
       100%      3/31/98     1,602,198     1,452,771          149,427             1,577        0.32   12/31/97     1,631,826
       100%      3/31/98     1,906,806     1,684,157          222,649             1,577        0.32   12/31/97     1,813,605
       100%      3/31/98     5,638,254     4,887,929          750,325   1.21      4,731        0.32   12/31/97     3,538,614
       100%      3/31/98     2,870,730     2,397,126          473,604   1.21      1,600        0.32   12/31/97     2,698,760
       100%      3/31/98     2,264,520     1,949,250          315,270   1.20      1,577        0.32   12/31/97     1,518,741
       100%      3/31/98     2,184,360     1,789,681          394,679   1.20      1,577        0.32   12/31/97     2,074,549
                             1,122,998       474,473          648,525   1.36     24,266        0.15   12/31/97     1,201,979
----------------------------------------------------------------------------------------------------------------------------
        95%                                                             1.48
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


                                  MOST      2ND
        MOST          MOST       RECENT     MOST
       RECENT        RECENT       NOI      RECENT
      EXPENSES         NOI        DSCR    END DATE
     -----------   -----------   ------   --------
     $   300,376   $   422,789    1.65    12/31/96
         195,491       377,509    1.81    12/31/96
         107,543       177,927    1.17    12/31/96
         115,108       222,476    1.69    12/31/96
          99,231       145,096    1.19    12/31/96
         379,047       548,356    5.16    12/31/98
          69,614       141,816    1.41    12/31/96
         193,035       151,847    1.52    12/31/96
         181,627       248,586    2.32    12/31/96
       2,185,385       312,287             9/30/96
       2,877,822       445,090             9/30/96
       5,063,206       757,379    1.18     9/30/96
       1,324,049        57,939             9/30/96
       3,460,203       353,580             9/30/96
       4,784,252       411,519    1.07     9/30/96
         966,447       770,174    1.68
       5,671,112     1,076,524    2.79    12/31/96
       1,077,180       314,381    0.98     9/30/95
       1,220,469       517,567    1.53    12/31/96
         622,705       364,144    1.71    12/31/96
         759,540       319,608    1.55    12/31/96
       2,130,609       223,141    1.08     6/30/96
         611,555       344,747    1.91    12/31/96
       1,734,759       330,726    3.22    12/31/96
         190,377       332,213    1.58    12/31/96
         190,803       271,040    1.67    12/31/96
         170,777       684,756    2.06    12/31/96
         130,427       348,995    1.53    12/31/96
         119,497       399,094    2.42    12/31/96
          83,760       157,606    1.80    12/31/96
          85,445       127,577    1.45
         143,344       (50,161)
       1,427,558       204,268            12/31/96
       1,598,011       215,594            12/31/96
       3,168,913       369,701    0.60    12/31/96
       2,225,977       472,783    1.21    12/31/96
       1,333,584       185,157    0.71
       1,721,397       353,152    0.97    12/31/96
         410,307       791,672    1.65    12/31/96
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

                                                2ND                                               LARGEST   LARGEST
         2ND           2ND           2ND        MOST                                    LARGEST   TENANT     TENANT
        MOST          MOST          MOST       RECENT                                   TENANT     % OF      LEASE
       RECENT        RECENT        RECENT       NOI                                     LEASED     TOTAL    EXPIRA-
      REVENUES      EXPENSES         NOI        DSCR            LARGEST TENANT            SF        SF        TION
      --------      --------         ---        ----            --------------            --        --        ----
     $   726,406   $   295,325   $   431,081    1.68
         562,953       189,271       373,682    1.79
         258,660       197,432        61,228    0.40
         322,047       108,184       213,863    1.62
         241,375       112,593       128,782    1.06
         898,718       411,064       487,654    4.59
         208,176        87,803       120,373    1.19
         253,571       178,219        75,352    0.75
         435,233       180,835       254,398    2.37
       2,099,713     1,804,561       295,152
       2,881,255     2,328,769       552,486
       4,980,968     4,133,330       847,638    1.32
       1,379,757     1,244,154       135,603
       3,530,758     3,096,260       434,498
       4,910,515     4,340,414       570,101    1.49
       5,742,209     5,459,443       282,766    0.73
       1,280,727       876,353       404,374    1.26
       1,209,742       890,957       318,785    0.94
         497,446       271,282       226,164    1.06
         975,021       646,027       328,994    1.60
       2,221,467     1,919,859       301,608    1.45
         796,364       506,795       289,569    1.61
       1,986,085     1,780,128       205,957    2.00
         487,942       173,280       314,662    1.50
         447,863       186,581       261,282    1.61
         831,247       157,296       673,951    2.03
         453,291       123,783       329,508    1.45
         491,373       121,177       370,196    2.24
         233,464        73,022       160,442    1.83
       1,583,561     1,508,030        75,531
       1,864,679     1,723,704       140,975
       3,448,240     3,231,734       216,506    0.35
       3,063,140     2,531,484       531,656    1.36
       2,055,699     1,781,862       273,837    0.83
       1,134,178       434,729       699,449    1.46
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                                                  SECOND     SECOND
                                        SECOND    LARGEST   LARGEST
                                        LARGEST   TENANT     TENANT
                                        TENANT     % OF      LEASE
              SECOND LARGEST            LEASED     TOTAL    EXPIRA-
                  TENANT                  SF        SF        TION
                  ------                  --        --        ----
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                         PREPAYMENT PROVISION ANALYSIS
                        OUTSTANDING PRINCIPAL BALANCE(1)

                       SEP-1998    SEP-1999    SEP-2000    SEP-2001    SEP-2002    SEP-2003    SEP-2004    SEP-2005    SEP-2006
                       ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Locked Out...........     100.00%     100.00%      98.34%      92.24%      63.04%      62.80%      62.81%      62.47%      59.45%
Yield Maintenance....       0.00%       0.00%       1.66%       7.76%      36.96%      37.03%      32.32%      35.51%      38.51%
3%...................       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       1.27%       0.66%       0.00%
2%...................       0.00%       0.00%       0.00%       0.00%       0.00%       0.17%       0.00%       1.36%       0.67%
1%...................       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       1.14%
No Penalty...........       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       3.61%       0.00%       0.23%
                       ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total................     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                       =========   =========   =========   =========   =========   =========   =========   =========   =========
Aggregate Outstanding
  Principal Balance
  of Mortgage Loans
  ($Millions)........  $1,586.09   $1,560.24   $1,532.50   $1,502.35   $1,469.93   $1,435.06   $1,391.71   $1,271.04   $1,239.75
% of Initial Pool
  Balance............     100.00%      98.37%      96.62%      94.72%      92.68%      90.48%      87.74%      80.14%      78.16%

                       SEP-2007    SEP-2008
                       ---------   --------
Locked Out...........      61.72%    51.97%
Yield Maintenance....      27.84%    45.87%
3%...................       0.00%     0.00%
2%...................       0.00%     0.00%
1%...................       0.70%     0.00%
No Penalty...........       9.73%     2.15%
                       ---------   -------
Total................     100.00%   100.00%
                       =========   =======
Aggregate Outstanding
  Principal Balance
  of Mortgage Loans
  ($Millions)........  $1,160.91   $186.50
% of Initial Pool
  Balance............      73.19%    11.76%

---------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments.

                         PREPAYMENT PROVISION ANALYSIS
                            CUT-OFF DATE BALANCE(1)

                        INITIAL    SEP-1999     SEP-2000     SEP-2001     SEP-2002     SEP-2003     SEP-2004     SEP-2005
                       ---------   ---------   ----------   ----------   ----------   ----------   ----------   ----------
Locked Out...........    100.00%      98.37%       95.02%       87.37%       58.43%       56.82%       55.11%       50.06%
Yield Maintenance....      0.00%       0.00%        1.60%        7.35%       34.25%       33.50%       28.36%       28.46%
3%...................      0.00%       0.00%        0.00%        0.00%        0.00%        0.00%        1.11%        0.53%
2%...................      0.00%       0.00%        0.00%        0.00%        0.00%        0.15%        0.00%        1.09%
1%...................      0.00%       0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
No Penalty...........      0.00%       0.00%        0.00%        0.00%        0.00%        0.00%        3.17%        0.00%
Paid Down............      0.00%       1.63%        3.38%        5.28%        7.32%        9.52%       12.26%       19.86%
                       ---------   ---------   ----------   ----------   ----------   ----------   ----------   ----------
Total................    100.00%     100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
                       =========   =========   ==========   ==========   ==========   ==========   ==========   ==========
Aggregate Outstanding
  Principal Balance
  of Mortgage Loans
  ($Millions)........  $1,586.09   $1,560.24   $ 1,532.50   $ 1,502.35   $ 1,469.93   $ 1,435.06   $ 1,391.71   $ 1,271.04
% of Initial Pool
  Balance............    100.00%      98.37%       96.62%       94.72%       92.68%       90.48%       87.74%       80.14%

                        SEP-2006     SEP-2007    SEP-2008
                       ----------   ----------   --------
Locked Out...........      46.47%       45.18%     6.11%
Yield Maintenance....      30.10%       20.38%     5.39%
3%...................       0.00%        0.00%     0.00%
2%...................       0.52%        0.00%     0.00%
1%...................       0.89%        0.51%     0.00%
No Penalty...........       0.18%        7.12%     0.25%
Paid Down............      21.84%       26.81%    88.24%
                       ----------   ----------   -------
Total................     100.00%      100.00%   100.00%
                       ==========   ==========   =======
Aggregate Outstanding
  Principal Balance
  of Mortgage Loans
  ($Millions)........  $ 1,239.75   $ 1,160.91   $186.50
% of Initial Pool
  Balance............      78.16%       73.19%    11.76%

(1) Prepayment provisions in effect as a percentage of the Initial Pool Balance assuming no prepayments.

                                 PROPERTY TYPE

                                                                   % OF       WEIGHTED                      WEIGHTED
                       NUMBER OF       % OF        AGGREGATE      INITIAL     AVERAGE        MIN/MAX        AVERAGE
                       MORTGAGED     MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   UNDERWRITING   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES   PROPERTIES      BALANCE       BALANCE       DSCR           DSCR        LTV RATIO
    -------------      ----------   ----------   --------------   -------   ------------   ------------   ------------
Multifamily..........     146           38.3%    $  521,436,965     32.9%      1.47x         1.14/2.52x       73.8%
Retail...............      91           23.9%       470,433,246     29.7%      1.43x         1.16/2.12x       67.1%
Office...............      47           12.3%       225,938,371     14.2%      1.53x         1.34/3.03x       72.0%
Industrial...........      42           11.0%       190,099,252     12.0%      1.42x         1.27/2.42x       75.8%
Hotel................      12            3.1%        73,036,065      4.6%      1.75x         1.15/2.77x       62.9%
Mobile Home..........      15            3.9%        37,650,331      2.4%      1.74x         1.29/4.86x       62.0%
Health Care..........      14            3.7%        35,288,674      2.2%      1.63x         1.41/1.97x       71.8%
Mini Storage.........       7            1.8%        14,463,826      0.9%      1.67x         1.41/2.31x       65.1%
Franchise............       6            1.6%        12,356,956      0.8%      1.21x         1.20/1.21x       68.7%
Parking..............       1            0.3%         5,383,638      0.3%      1.36x         1.36/1.36x       69.9%
                          ---          -----     --------------    -----       -----        ----------        ----
Total/ Wtd Avg.......     381          100.0%    $1,586,087,324    100.0%      1.48x         1.14/4.86x       70.8%
                          ===          =====     ==============    =====       =====        ==========        ====

                                      WEIGHTED
                         MIN/MAX      AVERAGE
                       CUT-OFF DATE   MORTGAGE
    PROPERTY TYPE       LTV RATIO       RATE
    -------------      ------------   --------
Multifamily..........    47.9/85.2%    7.099%
Retail...............    35.4/79.9%    7.279%
Office...............    35.9/79.2%    7.244%
Industrial...........    49.7/82.8%    7.207%
Hotel................    38.8/69.8%    7.433%
Mobile Home..........    20.3/74.9%    6.960%
Health Care..........    59.0/84.9%    8.478%
Mini Storage.........    46.4/74.9%    7.453%
Franchise............    63.4/84.1%    8.600%
Parking..............    69.9/69.9%    7.490%
                        ----------     -----
Total/ Wtd Avg.......    20.3/85.2%   7.2 45%
                        ==========     =====

                             CUT-OFF DATE BALANCES

                                                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
            RANGE OF              NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
          CUT-OFF DATE            MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            BALANCES                LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
          ------------            ---------   --------    ------------   -------   ------------   ------------   --------
  $386,353 -   $999,999.........      50        13.3%     $ 38,382,785      2.4%      1.67x           65.6%       7.651%
 $1,000,000 -  $1,999,999.......     119        31.6%      172,592,265     10.9%      1.58x           69.7%       7.411%
 $2,000,000 -  $2,999,999.......      59        15.7%      148,337,730      9.4%      1.56x           70.3%       7.364%
 $3,000,000 -  $3,999,999.......      55        14.6%      193,868,663     12.2%      1.52x           70.0%       7.388%
 $4,000,000 -  $4,999,999.......      19         5.1%       86,426,104      5.4%      1.54x           70.3%       7.371%
 $5,000,000 -  $7,499,999.......      28         7.4%      168,887,343     10.6%      1.52x           72.3%       7.226%
 $7,500,000 -  $9,999,999.......      17         4.5%      143,145,265      9.0%      1.43x           73.4%       7.240%
$10,000,000 - $14,999,999.......      10         2.7%      119,772,634      7.6%      1.42x           74.2%       7.172%
$15,000,000 - $19,999,999.......       7         1.9%      119,131,728      7.5%      1.40x           75.5%       6.963%
$20,000,000 - $29,999,999.......       8         2.1%      207,612,356     13.1%      1.40x           75.6%       7.156%
$30,000,000 - $34,999,999.......       1         0.3%       32,887,200      2.1%      1.32x           78.3%       7.160%
$35,000,000 - $74,317,972.......       3         0.8%      155,043,252      9.8%      1.42x           57.0%       7.032%
                                     ---       -----     -------------    -----       -----           ----        -----
Total/Wtd Avg...................     376       100.0%    1,586,087,324    100.0%      1.48x           70.8%       7.245%
                                     ===       =====     =============    =====       =====           ====        =====

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF       % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
                       MORTGAGED    MORTGAGED     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  PROPERTY LOCATION    PROPERTIES   PROPERTIES      BALANCE       BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ----------   ----------   --------------   -------   ------------   ------------   --------
CA...................     127          33.3%     $  435,659,576     27.5%       1.55x          68.3%       7.136%
  Los Angeles........      32           8.4%        105,088,986      6.6%       1.45x          73.1%       7.147%
  Santa Clara........      14           3.7%         59,232,757      3.7%       1.61x          64.1%       7.138%
  Alameda............      10           2.6%         38,446,980      2.4%       1.62x          64.1%       7.148%
  San Diego..........       9           2.4%         30,083,803      1.9%       1.65x          63.5%       7.201%
  San Francisco......       5           1.3%         24,508,260      1.5%       1.58x          56.5%       7.225%
  Madera.............       2           0.5%         22,496,197      1.4%       1.41x          76.2%       7.003%
  Orange.............      10           2.6%         20,392,382      1.3%       1.55x          68.8%       7.316%
  Riverside..........       3           0.8%         14,157,738      0.9%       1.36x          69.5%       6.954%
  San Mateo..........       5           1.3%         13,771,987      0.9%       1.68x          65.5%       7.138%
  Fresno.............       5           1.3%         13,476,543      0.8%       1.54x          73.6%       6.848%
  Other Counties.....      32           8.4%         94,003,943      5.9%       1.58x          69.3%       7.134%
NC...................      10           2.6%        153,240,124      9.7%       1.42x          56.1%       7.120%
MD...................      10           2.6%        119,168,943      7.5%       1.35x          78.5%       7.268%
FL...................      29           7.6%        114,366,151      7.2%       1.47x          71.5%       7.260%
NJ...................       5           1.3%         84,038,635      5.3%       1.44x          74.9%       7.062%
TX...................      32           8.4%         81,155,037      5.1%       1.43x          73.6%       8.122%
WA...................      16           4.2%         73,674,781      4.6%       1.54x          70.4%       7.277%
AZ...................      17           4.5%         57,755,509      3.6%       1.49x          74.2%       7.057%
VA...................       9           2.4%         57,232,752      3.6%       1.54x          73.4%       7.416%
LA...................       6           1.6%         43,788,163      2.8%       1.36x          78.6%       7.326%
NV...................       7           1.8%         43,424,822      2.7%       1.42x          76.9%       7.101%
MN...................      21           5.5%         31,935,027      2.0%       1.59x          73.1%       7.127%
NY...................      10           2.6%         27,436,257      1.7%       1.58x          72.4%       7.285%
IL...................      14           3.7%         26,875,421      1.7%       1.51x          75.0%       7.377%
GA...................       6           1.6%         24,598,347      1.6%       1.39x          76.1%       7.677%
SC...................      10           2.6%         23,932,615      1.5%       1.44x          68.5%       7.666%
DC...................       1           0.3%         23,684,547      1.5%       1.39x          78.9%       6.860%
CO...................       5           1.3%         22,329,538      1.4%       1.53x          74.6%       7.039%
NM...................       9           2.4%         22,153,374      1.4%       1.50x          70.3%       7.266%
MO...................       4           1.0%         18,269,647      1.2%       1.49x          72.4%       7.052%
IN...................       4           1.0%         15,778,018      1.0%       1.49x          75.4%       7.219%
PA...................       3           0.8%         14,547,051      0.9%       1.32x          75.8%       7.019%
UT...................       4           1.0%         11,934,394      0.8%       1.73x          69.0%       7.277%
TN...................       4           1.0%         11,425,847      0.7%       1.55x          75.3%       7.048%
MA...................       2           0.5%         11,063,674      0.7%       1.40x          76.2%       7.048%
OR...................       4           1.0%          7,741,259      0.5%       1.36x          73.3%       7.400%
OH...................       1           0.3%          6,942,865      0.4%       1.53x          85.2%       7.495%
AL...................       2           0.5%          6,251,463      0.4%       1.37x          70.3%       8.416%
CT...................       2           0.5%          3,249,229      0.2%       1.40x          75.7%       7.173%
KS...................       1           0.3%          2,991,795      0.2%       1.45x          74.0%       6.980%
OK...................       2           0.5%          2,876,067      0.2%       1.96x          60.6%       7.286%
MS...................       1           0.3%          2,317,597      0.1%       1.84x          55.8%       7.280%
MI...................       1           0.3%          1,641,705      0.1%       1.64x          74.6%       7.616%
AR...................       1           0.3%          1,514,738      0.1%       1.61x          79.7%       7.110%
NE...................       1           0.3%          1,092,357      0.1%       1.61x          59.0%       8.100%
                          ---         -----      --------------    -----        ----           ----        -----
Total/Weighted
  Average............     381         100.0%     $1,586,087,324    100.0%       1.48x          70.8%       7.245%
                          ===         =====      ==============    =====        ====           ====        =====

---------------

(1) States or district in which the respective Mortgaged Properties are located.

                    UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
    UNDERWRITING       MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        DSCRS            LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    --------------   -------   ------------   ------------   --------
1.14x - 1.19x........       3         0.8%     $   15,400,771      1.0%      1.16x           71.8%       8.114%
1.20x - 1.29x........      12         3.2%         54,511,666      3.4%      1.26x           72.7%       7.832%
1.30x - 1.34x........      34         9.0%        314,956,127     19.9%      1.32x           76.7%       7.183%
1.35x - 1.39x........      48        12.8%        248,958,650     15.7%      1.37x           76.0%       7.170%
1.40x - 1.49x........      94        25.0%        423,647,923     26.7%      1.44x           67.3%       7.212%
1.50x - 1.59x........      64        17.0%        201,019,345     12.7%      1.54x           72.3%       7.167%
1.60x - 1.69x........      50        13.3%        133,562,697      8.4%      1.64x           69.1%       7.486%
1.70x - 1.79x........      33         8.8%        112,466,123      7.1%      1.74x           65.2%       7.202%
1.80x - 1.89x........      14         3.7%         23,320,798      1.5%      1.83x           61.7%       7.344%
1.90x - 1.99x........       8         2.1%         25,408,151      1.6%      1.95x           60.0%       7.137%
2.00x - 2.99x........      14         3.7%         30,488,691      1.9%      2.23x           51.5%       7.098%
3.00x - 4.86x........       2         0.5%          2,346,383      0.1%      4.08x           26.9%       7.150%
                          ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg........     376       100.0%     $1,586,087,324    100.0%      1.48x           70.8%       7.245%
                          ===       =====      ==============    =====       =====           ====        =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
  RANGE OF CUT-OFF     MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  DATE LTV RATIO(S)      LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ---------   --------    --------------   -------   ------------   ------------   --------
20.3% - 29.9%........       1         0.3%     $    1,348,235      0.1%      4.86x           20.3%       6.861%
30.0% - 49.9%........      15         4.0%        108,189,752      6.8%      1.67x           38.3%       7.119%
50.0% - 59.9%........      33         8.8%         81,620,873      5.1%      1.71x           55.5%       7.268%
60.0% - 64.9%........      35         9.3%        109,109,524      6.9%      1.56x           62.8%       7.344%
65.0% - 69.9%........      65        17.3%        234,750,855     14.8%      1.52x           68.2%       7.333%
70.0% - 74.9%........     128        34.0%        365,684,266     23.1%      1.49x           73.5%       7.396%
75.0% - 79.9%........      89        23.7%        628,095,603     39.6%      1.38x           78.3%       7.108%
80.0% - 85.19%.......      10         2.7%         57,288,216      3.6%      1.45x           82.7%       7.442%
                          ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg........     376       100.0%     $1,586,087,324    100.0%      1.48x           70.8%       7.245%
                          ===       =====      ==============    =====       =====           ====        =====

                       MATURITY DATE LOAN-TO-VALUE RATIO

                                                                                                  WEIGHTED
          RANGE OF             NUMBER                                   % OF       WEIGHTED        AVERAGE      WEIGHTED
          MATURITY               OF         % OF        AGGREGATE      INITIAL     AVERAGE        MATURITY      AVERAGE
          DATE LTV            MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE        MORTGAGE
          RATIO(S)              LOANS      LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
          --------            ---------   --------    --------------   -------   ------------   -------------   --------
  0% - 24.9%................      27         7.2%     $  132,486,002      8.4%      1.48x            0.8%        7.184%
25.0% - 49.9%...............      43        11.4%        149,512,656      9.4%      1.70x           45.2%        7.523%
50.0% - 59.9%...............      99        26.3%        342,268,648     21.6%      1.54x           56.0%        7.300%
60.0% - 64.9%...............      71        18.9%        242,121,685     15.3%      1.49x           62.2%        7.224%
65.0% - 69.9%...............     101        26.9%        489,979,835     30.9%      1.42x           67.5%        7.162%
70.0% - 74.9%...............      33         8.8%        221,584,978     14.0%      1.37x           71.6%        7.203%
75.0% - 75.96%..............       2         0.5%          8,133,520      0.5%      1.54x           75.8%        7.597%
                                 ---       -----      --------------    -----       -----           ----         -----
Total/Wtd Avg...............     376       100.0%     $1,586,087,324    100.0%      1.48x           57.1%        7.245%
                                 ===       =====      ==============    =====       =====           ====         =====

                                 MORTGAGE RATES

                                                                                                    WEIGHTED
                                NUMBER                                    % OF       WEIGHTED       AVERAGE      WEIGHTED
          RANGE OF                OF         % OF        AGGREGATE      INITIAL      AVERAGE        CUT-OFF      AVERAGE
          MORTGAGE             MORTGAGE    MORTGAGE     CUT-OFF DATE      POOL     UNDERWRITING       DATE       MORTGAGE
            RATES                LOANS      LOANS         BALANCE       BALANCE        DSCR        LTV RATIO       RATE
          --------             ---------   --------    --------------   --------   ------------   ------------   --------
6.640% - 6.999%..............      78        20.7%     $  406,674,496     25.6%        1.51x          72.0%       6.866%
7.000% - 7.249%..............     121        32.2%        702,024,638     44.3%        1.46x          70.2%       7.102%
7.250% - 7.499%..............      66        17.6%        202,965,127     12.8%        1.53x          70.4%       7.359%
7.500% - 7.749%..............      44        11.7%        107,540,865      6.8%        1.50x          71.3%       7.616%
7.750% - 7.999%..............      28         7.4%         58,692,800      3.7%        1.46x          68.7%       7.846%
8.000% - 8.499%..............      13         3.5%         37,160,932      2.3%        1.50x          71.3%       8.252%
8.500% - 8.999%..............      11         2.9%         42,767,801      2.7%        1.26x          73.1%       8.740%
9.000% - 9.499%..............      14         3.7%         26,873,632      1.7%        1.56x          70.8%       9.157%
9.500% - 9.830%..............       1         0.3%          1,387,033      0.1%        1.40x          67.7%       9.830%
                                  ---       -----      --------------    -----        -----           ----        -----
Total/Wtd Avg................     376       100.0%     $1,586,087,324    100.0%        1.48x          70.8%       7.245%
                                  ===       =====      ==============    =====        =====           ====        =====

                           ORIGINAL TERM TO MATURITY

                                                                                                    WEIGHTED
                                NUMBER                                    % OF       WEIGHTED       AVERAGE      WEIGHTED
        ORIGINAL TERM             OF         % OF        AGGREGATE      INITIAL      AVERAGE        CUT-OFF      AVERAGE
         TO MATURITY           MORTGAGE    MORTGAGE     CUT-OFF DATE      POOL     UNDERWRITING       DATE       MORTGAGE
          (MONTHS)               LOANS      LOANS         BALANCE       BALANCE        DSCR        LTV RATIO       RATE
        -------------          ---------   --------    --------------   --------   ------------   ------------   --------
 84..........................      17         4.5%     $  169,740,121     10.7%        1.44x          58.7%       7.104%
 96..........................       1         0.3%          3,994,626      0.3%        1.72x          55.5%       6.769%
110..........................       1         0.3%          4,030,359      0.3%        1.42x          69.5%       9.100%
113..........................       1         0.3%         26,009,898      1.6%        1.63x          68.4%       7.430%
116..........................       1         0.3%         39,751,581      2.5%        1.33x          79.3%       7.100%
120..........................     305        81.1%      1,103,604,323     69.6%        1.51x          71.9%       7.212%
121..........................       1         0.3%          2,327,432      0.1%        1.38x          72.7%       7.330%
124..........................       1         0.3%          4,594,455      0.3%        1.42x          79.9%       7.130%
144..........................       3         0.8%         36,531,653      2.3%        1.34x          77.6%       7.566%
168..........................       1         0.3%          5,800,000      0.4%        1.18x          66.1%       7.285%
180..........................      39        10.4%        175,126,800     11.0%        1.41x          73.0%       7.484%
216..........................       1         0.3%          5,449,267      0.3%        1.27x          68.1%       7.146%
240..........................       3         0.8%          7,186,134      0.5%        1.35x          67.9%       7.620%
300..........................       1         0.3%          1,940,675      0.1%        1.31x          74.6%       7.259%
                                  ---       -----      --------------    -----        -----           ----        -----
Total/Wtd Avg................     376       100.0%     $1,586,087,324    100.0%        1.48x          70.8%       7.245%
                                  ===       =====      ==============    =====        =====           ====        =====

                         ORIGINAL AMORTIZATION TERM (1)

                                                                                                    WEIGHTED
          ORIGINAL              NUMBER                                    % OF       WEIGHTED       AVERAGE      WEIGHTED
        AMORTIZATION              OF         % OF        AGGREGATE      INITIAL      AVERAGE        CUT-OFF      AVERAGE
            TERM               MORTGAGE    MORTGAGE     CUT-OFF DATE      POOL     UNDERWRITING       DATE       MORTGAGE
          (MONTHS)               LOANS      LOANS         BALANCE       BALANCE        DSCR        LTV RATIO       RATE
        ------------           ---------   --------    --------------   --------   ------------   ------------   --------
 84..........................       1         0.3%     $   74,317,972      4.7%        1.47x          35.4%       7.060%
120..........................       3         0.8%          4,467,169      0.3%        1.70x          42.4%       7.438%
156..........................       1         0.3%          5,800,000      0.4%        1.18x          66.1%       7.285%
180..........................      16         4.3%         31,976,550      2.0%        1.46x          59.8%       7.337%
216..........................       1         0.3%          5,449,267      0.3%        1.27x          68.1%       7.146%
224..........................       1         0.3%          1,791,184      0.1%        1.20x          84.1%       8.600%
233..........................       1         0.3%         26,009,898      1.6%        1.63x          68.4%       7.430%
240..........................      15         4.0%         41,034,184      2.6%        1.50x          66.3%       7.799%
264..........................       1         0.3%         18,473,776      1.2%        1.33x          66.0%       6.955%
270..........................       2         0.5%          1,746,235      0.1%        1.34x          74.6%       7.660%
276..........................       1         0.3%          7,270,651      0.5%        1.45x          69.2%       7.020%
290..........................       1         0.3%          4,030,359      0.3%        1.42x          69.5%       9.100%
300..........................      88        23.4%        225,743,429     14.2%        1.62x          67.9%       7.629%
360..........................     244        64.9%      1,137,976,650     71.7%        1.46x          74.5%       7.150%
                                  ---       -----      --------------    -----        -----           ----        -----
Total/Wtd Avg................     376       100.0%     $1,586,087,324    100.0%        1.48x          70.8%       7.245%
                                  ===       =====      ==============    =====        =====           ====        =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                           REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING           NUMBER                                    % OF       WEIGHTED       WEIGHTED     WEIGHTED
        TERMS TO             OF         % OF        AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
        MATURITY          MORTGAGED   MORTGAGE     CUT-OFF DATE      POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        (MONTHS)            LOANS      LOANS         BALANCE       BALANCE        DSCR        LTV RATIO       RATE
       ---------          ---------   --------    --------------   --------   ------------   ------------   --------
 69 - 83................      17         4.5%     $  169,740,121     10.7%       1.44x           58.7%       7.104%
 84 - 119...............     310        82.4%      1,179,718,218     74.4%       1.51x           72.1%       7.218%
120 - 179...............      44        11.7%        222,052,908     14.0%       1.39x           73.7%       7.485%
180 - 296...............       5         1.3%         14,576,077      0.9%       1.32x           68.9%       7.395%
                             ---       -----      --------------    -----        -----           ----        -----
Total/Wtd Avg...........     376       100.0%     $1,586,087,324    100.0%       1.48x           70.8%       7.245%
                             ===       =====      ==============    =====        =====           ====        =====

                          YEAR OF MORTGAGE ORIGINATION

                                                                                                   WEIGHTED
                                NUMBER                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
                                  OF         % OF        AGGREGATE      INITIAL     AVERAGE        CUT-OFF      AVERAGE
           YEAR OF             MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
         ORIGINATION             LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         -----------           ---------   --------    --------------   -------   ------------   ------------   --------
1996.........................       1         0.3%     $    3,222,183      0.2%      1.42x           64.4%       9.280%
1997.........................      54        14.4%        167,963,695     10.6%      1.42x           73.7%       8.113%
1998.........................     321        85.4%      1,414,901,446     89.2%      1.49x           70.5%       7.137%
                                  ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg................     376       100.0%     $1,586,087,324    100.0%      1.48x           70.8%       7.245%
                                  ===       =====      ==============    =====       =====           ====        =====

                           YEAR OF MORTGAGE MATURITY

                                                                                                   WEIGHTED
                                NUMBER                                   % OF       WEIGHTED       AVERAGE      WEIGHTED
                                  OF         % OF        AGGREGATE      INITIAL     AVERAGE        CUT-OFF      AVERAGE
           YEAR OF             MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
          MATURITY               LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          --------             ---------   --------    --------------   -------   ------------   ------------   --------
2004.........................       4         1.1%     $    9,039,061      0.6%      1.46x           69.3%       8.357%
2005.........................      13         3.5%        160,701,060     10.1%      1.43x           58.1%       7.033%
2006.........................       1         0.3%          3,994,626      0.3%      1.72x           55.5%       6.769%
2007.........................      24         6.4%        101,891,802      6.4%      1.42x           72.7%       8.117%
2008.........................     286        76.1%      1,078,426,245     68.0%      1.51x           72.1%       7.135%
2009.........................       1         0.3%         28,460,566      1.8%      1.34x           76.9%       7.610%
2010.........................       2         0.5%          8,071,087      0.5%      1.37x           79.9%       7.410%
2012.........................      16         4.3%         35,451,623      2.2%      1.52x           70.7%       8.607%
2013.........................      24         6.4%        145,475,177      9.2%      1.37x           73.3%       7.202%
2016.........................       1         0.3%          5,449,267      0.3%      1.27x           68.1%       7.146%
2018.........................       3         0.8%          7,186,134      0.5%      1.35x           67.9%       7.620%
2023.........................       1         0.3%          1,940,675      0.1%      1.31x           74.6%       7.259%
                                  ---       -----      --------------    -----       -----           ----        -----
Total/Wtd Avg................     376       100.0%     $1,586,087,324    100.0%      1.48x           70.8%       7.245%
                                  ===       =====      ==============    =====       =====           ====        =====

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                    INITIAL DEPOSIT   CURRENT BALANCE
                                                                                      TO CAPITAL        IN CAPITAL
             LOAN                                                                     IMPROVEMENT       IMPROVEMENT
SEQUENCE    NUMBER                   PROPERTY NAME                   PROPERTY TYPE     RESERVES          RESERVES
--------    ------   ----------------------------------------------  -------------  ---------------   ---------------
 N001        50752   Parkview Towers Apts                             Multifamily
 N002        50659   Summerwind Apartments                            Multifamily     $   28,750        $   28,990
 N003        50958   Vanderbilt Apts. I & II                          Multifamily         76,375            76,375
 N004        50750   Sonterra at Williams Centre (Apt)                Multifamily
 N005        50925   Colony Hills Apartments                          Multifamily
 N006        50924   Grandes Cortez Apartments                        Multifamily
 N007        50923   Canyon Walk Apartments                           Multifamily         37,661
 N008        50921   Paseo Del Sol Apartments                         Multifamily
 N009        50646   599-621 Front Street                             Multifamily         31,375            21,386
 N010        50645   299 Jackson Street                               Multifamily         27,875            11,192
 N011        50654   15-35 Elk Street                                 Multifamily         30,188            14,019
 N012        50644   100 Jerusalem Avenue                             Multifamily         57,625            47,022
 N013        50655   357 Jackson Street Apartments                    Multifamily         20,688            14,001
 N014        50656   51 Bell Street Apartments                        Multifamily         16,563             5,225
 B015      3054921   Kimberly Place Apartments                        Multifamily
 N016        50691   Parcwood Apartments                              Multifamily         21,089            21,089
 N017        50094   Colonial Homes Apartments                        Multifamily      1,600,000           255,518
 N018        50790   Relais Esplanade Apartments                      Multifamily
 B019      3047180   Dry Creek Properties                             Multifamily
 N020        50971   Spring Villas Apartments                         Multifamily
 B021      3052107   Gentry Walk Apartments                           Multifamily
 N022        50842   Pioneer Warehouse Lofts                          Multifamily          2,500
 N023        50013   St. Charles Regency Apts.                        Multifamily        514,963           107,496
 N024        50920   Southwest Village Apartments                     Multifamily        328,106           338,697
 N025        50936   Twin Lakes Manor Apartments                      Multifamily        115,850           116,053
 N026        50844   Dos Santos Apts                                  Multifamily         23,125            23,395
 N027        50831   Prospect Creek Apts                              Multifamily         23,750            23,999
 B028      3052032   Villa Pacific Apartments                         Multifamily
 N029        50836   Laurel Gardens Cooperative, Inc                  Multifamily         61,123            61,320
 N030        50122   Beacon Hill Apartments                           Multifamily        906,000
 B031      3054673   Queen Vista Apartments                           Multifamily         50,000           115,833
 N032        50784   Amberwood Apts                                   Multifamily         13,475            13,475
 N033        50492   Franklin Regency Apartments                      Multifamily         10,375            10,375
 N034        50997   Whispering Meadows Apartments                    Multifamily         58,125            58,125
 B035      3051950   Mahara Condo Apartments                          Multifamily
 B036      3057007   Hyde Park Apartments                             Multifamily
 B037      3051125   Village Apartments                               Multifamily        100,000           101,328
 B038      3055316   Happy Village Apartments                         Multifamily
 B039      3048246   Hickory Terrace Apartments                       Multifamily
 B040      3052248   Rockshire Apartments                             Multifamily         23,563            23,666
 N041        50865   Highland Terrace Apts                            Multifamily         34,438            34,602
 B042      3056934   Bayfill Apartments                               Multifamily
 N043        50815   Sierra Chase Apartments                          Multifamily         17,375            17,454
 N044        50806   Park Place Apts                                  Multifamily          3,750
 B045      3049152   De Soto Apartments                               Multifamily
 B046      3047040   Park Meridian Apartments                         Multifamily          4,000             4,009

                              ANNUAL        CURRENT                                    ANNUAL       CURRENT
          INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
          TO REPLACEMENT    REPLACEMENT   REPLACEMENT   INSURANCE     TO TI/LC          TI/LC        TI/LC
SEQUENCE     RESERVES        RESERVES      RESERVES      ESCROW        ESCROW          ESCROW        ESCROW     REPORT DATE
--------  ---------------   -----------   -----------   ---------  ---------------   -----------   ----------   -----------
 N001                                                      No                                                     8/17/98
 N002        $100,000        $ 86,400      $137,877        Yes                                                    8/17/98
 N003          54,000         114,400        63,533        Yes                                                    8/17/98
 N004                                                      Yes                                                    8/19/98
 N005                          64,200         5,350        Yes                                                    8/17/98
 N006          18,000          37,242         3,104        Yes                                                    8/17/98
 N007          80,000          41,500         3,458        Yes                                                    8/17/98
 N008                          52,750         4,396        Yes                                                    8/17/98
 N009                          62,700        36,784        Yes                                                    8/14/98
 N010          90,000          56,496        48,440        Yes                                                    8/14/98
 N011          50,000          40,380        74,387        Yes                                                    8/14/98
 N012          50,000          40,800        74,655        Yes                                                    8/14/98
 N013          40,000          10,848        46,922        Yes                                                    8/14/98
 N014          40,000           9,456        46,105        Yes                                                    8/14/98
 B015                          76,808        12,809        Yes                                                    8/14/98
 N016           5,850          70,200        23,400        Yes                                                    8/17/98
 N017                          48,400        53,669        Yes                                                    8/17/98
 N018          30,000          85,680        64,242        Yes                                                    8/14/98
 B019                          49,500        12,392        Yes                                                    8/14/98
 N020                          42,876                      Yes                                                    8/18/98
 B021                          40,585        10,160        Yes                                                    8/14/98
 N022                                                      Yes                                                    8/17/98
 N023                          44,200        16,793        Yes                                                    8/17/98
 N024                         106,240        38,510        Yes                                                    8/18/98
 N025                          69,744         5,812        Yes                                                    8/17/98
 N026                          26,400         4,406        Yes                                                    8/17/98
 N027                          60,996        15,307        Yes                                                    8/17/98
 B028                                                      Yes                                                    8/14/98
 N029                          41,304         6,888        Yes                                                    8/17/98
 N030                          86,400       110,150        Yes                                                    8/17/98
 B031                          50,000        50,226        Yes                                                    8/14/98
 N032                          30,500         5,083        Yes                                                    8/17/98
 N033                          27,144        11,310        No                                                     8/17/98
 N034          45,000          72,000        45,000        Yes                                                    8/17/98
 B035                                                      Yes                                                    8/14/98
 B036                          27,564         2,297        Yes                                                    8/14/98
 B037                          88,272        29,501        Yes                                                    8/14/98
 B038                          74,783                      Yes                                                    8/14/98
 B039                          23,308         7,786        Yes                                                    8/14/98
 B040                          52,518         8,759        Yes                                                    8/14/98
 N041                          55,600        13,905        Yes                                                    8/17/98
 B042                           5,000           417        Yes                                                    8/14/98
 N043                          32,551        10,882        Yes                                                    8/18/98
 N044          50,000          26,880        55,827        Yes                                                    8/17/98
 B045                          35,371        14,769        Yes                                                    8/14/98
 B046                          20,970         1,748        Yes                                                    8/14/98

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                    INITIAL DEPOSIT   CURRENT BALANCE
                                                                                      TO CAPITAL        IN CAPITAL
             LOAN                                                                     IMPROVEMENT       IMPROVEMENT
SEQUENCE    NUMBER                   PROPERTY NAME                   PROPERTY TYPE     RESERVES          RESERVES
--------    ------   ----------------------------------------------  -------------  ---------------   ---------------
 B047      3052396   The Elms Apartments                              Multifamily
 N048        50279   Maplewood Senior Citizens Apartments             Multifamily     $   46,750
 N049        50763   Stonebrook Square Apartments                     Multifamily          8,212        $    5,870
 N050        50493   Jessica Apts                                     Multifamily         12,750            12,750
 B051      3062247   St. Francis Towers                               Multifamily
 B052      3051695   4532 Murietta Avenue                             Multifamily
 B053      3052370   Pacific Vista Apartments                         Multifamily
 N054        50840   Vermont Hills Apts                               Multifamily          5,263             5,263
 N055        50689   New Heritage Apts                                Multifamily          6,375             6,375
 N056        50710   Frederick Gardens Apts                           Multifamily         49,313            49,313
 N057        50895   Bay Harbor Apts                                  Multifamily        301,756           147,172
 N058        50744   Alder Creek Condominiums (Apt)                   Multifamily          9,188             9,188
 N059        50866   Tara Hills Apts                                  Multifamily        119,975           120,548
 N060        50854   Pantano Villas Apartments                        Multifamily         30,000            30,037
 N061        50959   Wil-Ru Apartments                                Multifamily
 N062        50884   Quail Hollow Apartments                          Multifamily         13,219            13,219
 N063        50772   Spring Valley Apartments                         Multifamily
 N064        50824   Pheasant Run Apartments                          Multifamily         56,563
 N065        50553   Spring Garden Apts                               Multifamily
 B066      3052230   Karolena Park Apartments                         Multifamily         11,000            11,060
 N067        50554   Pershing Oaks Apts                               Multifamily         14,500
 N068        50841   Valley Vista Apartments                          Multifamily
 N069        50588   Fleur De Leis Apts                               Multifamily
 B070      3056801   Dorset House                                     Multifamily
 B071      3062239   Ridgewood Apartments                             Multifamily         40,094            40,168
 B072      3057015   Hunters Glen Apartments                          Multifamily
 N073        50427   365 W. 20th St. Apartments                       Multifamily
 N074        50290   6011 Gaston Avenue Apartments                    Multifamily
 N075        50272   Golf Villa Apartments                            Multifamily        138,438            25,769
 B076      3051844   Sawgrass Estates                                 Multifamily
 B077      3049590   Country Lane Apartments                          Multifamily
 N078        50922   Hilltop Towers Apartments                        Multifamily
 B079      3057023   Victoria Park Apartments                         Multifamily
 N080        50823   Pomona West Apts                                 Multifamily          7,775             7,813
 N081        50765   Westview Apartments -- Dalton                    Multifamily          9,344             6,422
 N082        50830   Coldwater Crossing Apartments                    Multifamily          2,500             2,526
 B083      3049483   Hacienda Silva Apartment                         Multifamily
 B084      3049712   110 Delaware Apartments                          Multifamily          1,563             1,568
 B085      3049863   Riverside Tower Apartments                       Multifamily
 B086      3049855   Terrace Apartments                               Multifamily
 N087        50155   Commodore Apartments                             Multifamily         55,942
 N088        50206   The White House Dormitory                        Multifamily          5,760             6,007
 N089        50901   Aztec Villa Apartments                           Multifamily         58,148            58,148
 B090      3048121   Bethany Towers                                   Multifamily
 B091      3051786   Evergreen Apartments LLC                         Multifamily
 B092      3046414   Railview Apartments                              Multifamily         20,000

                              ANNUAL        CURRENT                                    ANNUAL       CURRENT
          INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
          TO REPLACEMENT    REPLACEMENT   REPLACEMENT   INSURANCE     TO TI/LC          TI/LC        TI/LC
SEQUENCE     RESERVES        RESERVES      RESERVES      ESCROW        ESCROW          ESCROW        ESCROW     REPORT DATE
--------  ---------------   -----------   -----------   ---------  ---------------   -----------   ----------   -----------
 B047                        $ 21,900      $  5,479        Yes                                                    8/14/98
 N048                                                      No                                                     8/17/98
 N049        $ 92,250          35,004        40,227        Yes                                                    8/17/98
 N050                          13,725         5,719        No                                                     8/17/98
 B051                          16,465         1,372        Yes                                                    8/14/98
 B052                           8,050         1,342        Yes                                                    8/14/98
 B053                          14,512         3,631        Yes                                                    8/14/98
 N054           8,000          17,280        12,320        Yes                                                    8/17/98
 N055           1,292          15,500         6,245        Yes                                                    8/17/98
 N056                          55,020        23,017        Yes                                                    8/18/98
 N057                          42,600         3,550        Yes                                                    8/18/98
 N058          20,000          24,000        16,463        Yes                                                    8/17/98
 N059                          57,566        14,397        Yes                                                    8/17/98
 N060                                                      Yes                                                    8/18/98
 N061                          17,400         1,450        Yes                                                    8/17/98
 N062                          58,500         4,875        Yes                                                    8/17/98
 N063          10,000          24,000        18,097        Yes                                                    8/17/98
 N064                          21,936                      Yes                                                    8/17/98
 N065                          26,400        13,490        Yes                                                    8/14/98
 B066                          13,971         3,495        Yes                                                    8/14/98
 N067          25,000          21,756        36,377        Yes                                                    8/14/98
 N068          20,000          29,700        27,539        Yes                                                    8/17/98
 N069          87,000          39,600       111,266        Yes                                                    8/17/98
 B070                          13,662         2,278        Yes                                                    8/14/98
 B071                          28,194         2,350        Yes                                                    8/14/98
 B072                          21,460         1,788        Yes                                                    8/14/98
 N073                          11,100         5,571        Yes                                                    8/17/98
 N074                           6,750         5,141        Yes                                                    8/17/98
 N075                          33,996        16,815        Yes                                                    8/14/98
 B076                          16,321         2,721        Yes                                                    8/14/98
 B077                          17,613         2,936        Yes                                                    8/14/98
 N078                          31,644                      Yes                                                    8/17/98
 B079                          32,284         2,690        Yes                                                    8/14/98
 N080                          15,456         2,579        Yes                                                    8/18/98
 N081          98,000          25,248        95,670        Yes                                                    8/17/98
 N082                          36,000         6,014        Yes                                                    8/17/98
 B083                           3,069           768        Yes                                                    8/14/98
 B084                          14,905         4,977        Yes                                                    8/14/98
 B085                           8,892         2,226        Yes                                                    8/14/98
 B086                           8,960         2,243        Yes                                                    8/14/98
 N087                          10,116         9,363        Yes                                                    8/17/98
 N088                          12,948        10,969        Yes                                                    8/17/98
 N089         100,000          60,800       105,067        Yes                                                    8/17/98
 B090                           4,628         1,546        Yes                                                    8/14/98
 B091                          10,989         2,749        Yes                                                    8/14/98
 B092                          15,000        22,559        Yes                                                    8/14/98

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                    INITIAL DEPOSIT   CURRENT BALANCE
                                                                                      TO CAPITAL        IN CAPITAL
             LOAN                                                                     IMPROVEMENT       IMPROVEMENT
SEQUENCE    NUMBER                   PROPERTY NAME                   PROPERTY TYPE     RESERVES          RESERVES
--------    ------   ----------------------------------------------  -------------  ---------------   ---------------
 B093      3062411   Metro View I & II                                Multifamily
 B094      3062098   Princeton Place Apartments                       Multifamily
 N095        50795   Rosewood Apartments                              Multifamily     $   33,188        $   33,718
 N096        50019   Oak Street Apartments                            Multifamily
 B097      3050929   Hillcrest Apartments                             Multifamily
 B098      3062957   Durfee Terrace Apartments                        Multifamily
 N099        50743   Cedar Creek Apts                                 Multifamily          9,001             9,001
 B100      3046406   Oak Hills Manor Apartments                       Multifamily
 B101      3051687   Broadway Manor Apartments                        Multifamily          8,281
 B102      3062106   Marshall Reed Apartments                         Multifamily
 N103        50415   Westwood Parc                                    Multifamily
 N104        50988   112 1st Avenue                                   Multifamily            625
 N105        50845   Norwood Village Apartments                       Multifamily         14,041            14,041
 B106      3049038   White Crane Building                             Multifamily
 B107      3062114   Bingham Court Apartments                         Multifamily         31,665            31,751
 B108      3054780   Manhattan Court Apartments                       Multifamily          1,563             1,566
 B109      3049020   Sheffield Apartments                             Multifamily         17,500            17,624
 B110      3054830   Patricia Avenue Apartments                       Multifamily
 B111      3056850   Mississippi View Apartments                      Multifamily
 B112      3051091   Romney Apartments Riverside                      Multifamily
 N113        50085   Wedgewood Apartments                             Multifamily        251,928           205,717
 N114        50411   Embassy House                                    Multifamily
 B115      3055464   Caltempo Apartments                              Multifamily
 B116      3052305   Colorado Court Apartments                        Multifamily
 B117      3052313   Victoria Lake Apartments                         Multifamily
 B118      3049665   Viewcrest Apartments                             Multifamily         27,181            11,766
 B119      3056736   Raintree Apartments                              Multifamily
 B120      3049319   Catalina Vista Apartments                        Multifamily         22,438
 N121        50775   Palmetto Garden Apts                             Multifamily
 B122      3049004   The Buckingham                                   Multifamily
 B123      3049012   The Grace                                        Multifamily          7,250             7,304
 N124        50996   Del Capri Apartments                             Multifamily          1,619
 N125        50413   Greenbriar Apts.                                 Multifamily
 B126      3054590   Woodbridge Terrace Apartments                    Multifamily          3,750             3,763
 B127      3051133   Bear Creek North Apartments                      Multifamily         30,000
 B128      3046604   Morningstar Apartments                           Multifamily         12,500            12,569
 N129        50150   Silver Sage Apartments                           Multifamily
 B130      3050903   Issaquah Valley Place                            Multifamily
 N131        50676   Village Green II Apartments                      Multifamily         10,000            10,000
 N132        50742   Oak Ridge Apts                                   Multifamily         13,750            13,750
 N133        50882   Garden Park Apartments                           Multifamily
 B134      3056751   Verona Apartments                                Multifamily
 B135      3062445   Kachina Court                                    Multifamily          9,375             9,233
 B136      3052297   Lakeview Apartments                              Multifamily
 B137      3054798   Sunplace Apartments                              Multifamily
 B138      3049749   Redmond Apartments                               Multifamily          5,313             5,352

                              ANNUAL        CURRENT                                    ANNUAL       CURRENT
          INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
          TO REPLACEMENT    REPLACEMENT   REPLACEMENT   INSURANCE     TO TI/LC          TI/LC        TI/LC
SEQUENCE     RESERVES        RESERVES      RESERVES      ESCROW        ESCROW          ESCROW        ESCROW     REPORT DATE
--------  ---------------   -----------   -----------   ---------  ---------------   -----------   ----------   -----------
 B093                        $ 15,160                      Yes                                                    8/14/98
 B094                          25,781      $  2,148        Yes                                                    8/14/98
 N095                          34,000        11,393        Yes                                                    8/17/98
 N096        $  3,000           8,604        14,008        Yes                                                    8/14/98
 B097                           5,759           961        Yes                                                    8/14/98
 B098                          13,322                      Yes                                                    8/14/98
 N099                          19,430         5,870        Yes                                                    8/19/98
 B100                           9,600         1,601        Yes                                                    8/14/98
 B101                          15,576         3,896        Yes                                                    8/14/98
 B102                          34,508         2,876        Yes                                                    8/14/98
 N103           7,000          18,804        14,230        Yes                                                    8/14/98
 N104                           2,960                      Yes                                                    8/17/98
 N105          47,000          28,000        51,667        Yes                                                    8/18/98
 B106                           4,649         1,163        Yes                                                    8/14/98
 B107                          16,719         1,393        Yes                                                    8/14/98
 B108                           9,494         1,583        Yes                                                    8/14/98
 B109                           3,070           768        Yes                                                    8/14/98
 B110                           4,400           734        Yes                                                    8/14/98
 B111                          12,950         1,079        Yes                                                    8/14/98
 B112                          15,341         5,120        Yes                                                    8/14/98
 N113                          35,400        31,492        Yes                                                    8/18/98
 N114          18,000          10,800        16,837        Yes                                                    8/14/98
 B115                          14,938                      Yes                                                    8/14/98
 B116                           8,941           745        Yes                                                    8/14/98
 B117                          10,000           833        Yes                                                    8/14/98
 B118                          11,252                      Yes                                                    8/14/98
 B119                           8,780         1,464        Yes                                                    8/14/98
 B120                          10,417         2,606        Yes                                                    8/14/98
 N121          50,000          17,600        53,517        Yes                                                    8/17/98
 B122                           1,413           354        Yes                                                    8/14/98
 B123                           4,100         1,026        Yes                                                    8/14/98
 N124                           9,432                      Yes                                                    8/18/98
 N125          20,000          11,256        19,813        Yes                                                    8/14/98
 B126                          14,459         1,205        Yes                                                    8/14/98
 B127                          15,692        31,360        Yes                                                    8/14/98
 B128                          13,800         3,452        Yes                                                    8/14/98
 N129                           4,600         4,301        Yes                                                    8/17/98
 B130                           3,550           592        Yes                                                    8/14/98
 N131                          17,352         5,787        Yes                                                    8/17/98
 N132                          18,564         7,763        Yes                                                    8/18/98
 N133          31,250           9,120        32,049        Yes                                                    8/18/98
 B134                          19,464                      Yes                                                    8/14/98
 B135                          16,800         1,400        Yes                                                    8/14/98
 B136                           6,350           529        Yes                                                    8/14/98
 B137                                                      Yes                                                    8/14/98
 B138                           5,271         1,759        Yes                                                    8/14/98

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                    INITIAL DEPOSIT   CURRENT BALANCE
                                                                                      TO CAPITAL        IN CAPITAL
             LOAN                                                                     IMPROVEMENT       IMPROVEMENT
SEQUENCE    NUMBER                   PROPERTY NAME                   PROPERTY TYPE     RESERVES          RESERVES
--------    ------   ----------------------------------------------  -------------  ---------------   ---------------
 B139      3046398   Piedmont Manor Apartments                        Multifamily
 B140      3046422   Spirit Mountain Apartments                       Multifamily
 B141      3049756   Margaret Ann Apartments                          Multifamily     $    2,500        $    2,508
 N142        50940   Duval Crossing Apartments                        Multifamily         11,250            11,250
 B143      3050945   Skyway Park                                      Multifamily
 B144      3050937   Mainplace                                        Multifamily          8,640             8,665
 B145      3050911   Columbia Park                                    Multifamily
 B146      3049251   5536 N. Campbell Apartments                      Multifamily
 N147        50886   International Home Furnishing Center               Retail
 N148        50774   Corridor Marketplace Shopping Center               Retail
 N149        50428   Granada Hills Town Center                          Retail
 N150        50847   41/49 Highway Junction Project                     Retail            13,750            13,903
 N151        50861   Berkeley Mall                                      Retail
 N152        50978   Boynton Trail Shopping Center                      Retail             6,250             6,250
 N153        50977   Village Square Shopping Center                     Retail            20,219            20,219
 N154        50838   Elmwood North I                                    Retail
 N155        50973   Worth Plaza Arcade                                 Retail
 N156        50568   Okee Square Shopping Center                        Retail
 N157        50514   Townfair Center                                    Retail
 N158        50900   Warm Springs Marketplace                           Retail
 N159        50078   Market Place @ Webb Chapel                         Retail                               9,016
 N160        50651   Sedona Village Shopping Center                     Retail
 B161      3051117   Fred Meyers Superstore                             Retail
 N162        50839   Clarkson-Clayton Center                            Retail            39,330             6,984
 B163      3062320   Arapahoe Village Shopping Center                   Retail            43,875            43,935
 B164      3043320   Victor Valley Town Center                          Retail
 B165      3062379   Vista Plaza Shopping                               Retail
 N166        50897   Parker Shopping Center                             Retail            25,750            25,750
 N167        50896   FoodsCo. Grocery Store                             Retail
 N168        50126   Berne Square                                       Retail
 N169        50104   Diamond Oaks Shopping Center                       Retail             1,000
 N170        50109   Corsicana Shopping Center                          Retail             2,438
 N171        50111   Graham Shopping Center                             Retail             2,188
 N172        50108   Kennendale Shopping Center                         Retail             1,250
 N173        50107   River Oaks Shopping Center                         Retail             1,000
 N174        50105   Stonegate Shopping Center                          Retail             2,750
 N175        50110   Centerpointe Shopping Center                       Retail
 N176        50106   McCart Plaza Shopping Center                       Retail
 N177        50857   Thornblade Shopping Center                         Retail
 B178      3049814   Hopyard Plaza Shopping Center                      Retail
 N179        50418   Mil-Lake Plaza Shopping Center                     Retail             6,250             3,777
 B180      3054954   Cinemark Theatre                                   Retail
 N181        50559   Benchmark Square Shopping Center                   Retail
 N182        50851   The Oaks Shopping Center                           Retail
 N183        50073   Tower Plaza Shopping Center                        Retail
 B184      3052339   Germania Place                                     Retail

                              ANNUAL        CURRENT                                    ANNUAL       CURRENT
          INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
          TO REPLACEMENT    REPLACEMENT   REPLACEMENT   INSURANCE     TO TI/LC          TI/LC        TI/LC
SEQUENCE     RESERVES        RESERVES      RESERVES      ESCROW        ESCROW          ESCROW        ESCROW     REPORT DATE
--------  ---------------   -----------   -----------   ---------  ---------------   -----------   ----------   -----------
 B139        $ 32,669        $ 10,064      $ 34,396        Yes                                                    8/14/98
 B140          23,231          11,186        25,241        Yes                                                    8/14/98
 B141                           5,784         1,930        Yes                                                    8/14/98
 N142                           4,800           400        Yes                                                    8/18/98
 B143                           2,798           467        Yes                                                    8/14/98
 B144                           2,487           415        Yes                                                    8/14/98
 B145                           2,787           465        Yes                                                    8/14/98
 B146                           6,470                      Yes                                                    8/14/98
 N147                                                      No                                                     8/17/98
 N148                          30,000        10,056        Yes                                                    8/17/98
 N149                           9,977                      Yes                                                    8/17/98
 N150                          35,100         5,860        Yes                                                    8/17/98
 N151                          67,309                      Yes                                                    8/17/98
 N152                         125,352                      Yes       $   111,468     $    22,272    $111,468      8/17/98
 N153                          33,000                      Yes                            17,429                  8/17/98
 N154                          13,050         3,280        Yes                                                    8/17/98
 N155                           7,866                      Yes                                                    8/17/98
 N156                                                      No                                                     8/19/98
 N157                           8,193         3,422        Yes                                                    8/17/98
 N158                          13,260         1,105        Yes                                                    8/17/98
 N159                          11,844        13,028        Yes           138,268                      58,086      8/17/98
 N160                                                      No                                                     8/17/98
 B161                                                      No                                                     8/14/98
 N162                                                      No                                                     8/17/98
 B163                          12,274                      Yes                            40,000                  8/14/98
 B164                          10,000         3,337        Yes                            40,000      13,365      8/14/98
 B165                           4,123                      Yes                            58,398                  8/14/98
 N166                                                      Yes                                                    8/17/98
 N167                                                      No                                                     8/18/98
 N168                          26,760         4,677        Yes           283,000                         414      8/17/98
 N169                          10,502        10,737        Yes                                                    8/17/98
 N170                           8,406         2,099        Yes                                                    8/17/98
 N171                           9,441         2,204        Yes                                                    8/17/98
 N172                           7,937         4,940        Yes                                                    8/17/98
 N173                           7,199         7,360        Yes                                                    8/17/98
 N174                          10,568         5,350        Yes                                                    8/17/98
 N175                           7,391         6,425        Yes                                                    8/17/98
 N176                           9,491         9,703        Yes                                                    8/17/98
 N177                           6,624           552        Yes                                                    8/17/98
 B178                          16,790         4,201        Yes            20,000          89,260     153,827      8/14/98
 N179                          21,737         5,443        Yes           190,688                     191,682      8/17/98
 B180                                                      Yes           300,000                     301,679      8/14/98
 N181                          26,724         2,227        Yes                                                    8/17/98
 N182                                                      No                                                     8/19/98
 N183                           1,200         1,419        Yes                                                    8/14/98
 B184                           9,648         1,609        Yes                            14,286       2,382      8/14/98

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                    INITIAL DEPOSIT   CURRENT BALANCE
                                                                                      TO CAPITAL        IN CAPITAL
             LOAN                                                                     IMPROVEMENT       IMPROVEMENT
SEQUENCE    NUMBER                   PROPERTY NAME                   PROPERTY TYPE     RESERVES          RESERVES
--------    ------   ----------------------------------------------  -------------  ---------------   ---------------
 N185        50850   Normandy Station Shopping Center                   Retail
 B186      3052271   First National Plaza                               Retail        $   12,375        $   12,397
 N187        50064   Plaza 303 Shopping Center                          Retail
 B188      3062395   Pic'N Save                                         Retail
 N189        50065   Rush Creek Shopping Center                         Retail             4,688
 N190        50738   White Oak Village Shopping Center                  Retail            13,125            13,275
 N191        50867   349-351 Newbury St.                                Retail             2,500               336
 N192        50870   Potter Square Shopping Center                      Retail
 N193        50667   Sea Pines Center                                   Retail            51,408            51,768
 N194        50627   Merritt Crossing                                   Retail
 B195      3049186   Newhall Plaza Shopping                             Retail            21,600            21,752
 N196        50813   Pecan Square Shopping Center                       Retail
 N197        50124   Belleview Square Shopping Center                   Retail            21,709            15,152
 N198        50801   Country Corner Shopping Center                     Retail            20,438            20,677
 B199      3049129   Tweedy Shopping Center                             Retail
 N200        50891   John R. Wood Plaza                                 Retail
 B201      3062338   Huntington Gardens                                 Retail
 N202        50707   Marketplace at Cayce Shopping Center               Retail            28,296            28,296
 N203        50736   Marketown Shopping Center                          Retail
 N204        50918   Newport Plaza Shopping Center                      Retail            31,656            31,682
 N205        50136   Harvest Plaza I                                    Retail             8,094
 N206        50137   Harvest Plaza II                                   Retail             5,990                12
 N207        50800   La Mirada Shopping Center                          Retail
 N208        50149   Satilla Square                                     Retail            88,235
 N209        50926   Hilton Head Plaza                                  Retail             5,250
 N210        50525   Mayfair Shopping Center                            Retail            22,500            23,042
 N211        50151   South Pointe Plaza                                 Retail
 B212      3043874   Long Drugs                                         Retail
 B213      3054822   Cinnamon Sq Shopping Ctr                           Retail
 N214        50819   Los Altos Shopping Center                          Retail
 N215        50807   Sears Monro Muffler @ Robinson Town Cen            Retail
 N216        50225   Fourth Street Shopping Center                      Retail
 N217        50808   271-279 E. Paces Ferry Rd. Bldg.                   Retail            27,994            28,293
 B218      3056728   Hawthorne Plaza                                    Retail
 N219        50459   Corner Plaza Shopping Center                       Retail
 N220        50747   Coral Ridge Plaza                                  Retail
 N221        50024   Singer Square Center                               Retail            31,250
 B222      3051836   Saratoga Oaks                                      Retail
 N223        50718   Walgreen's Plaza - Yuma AZ                         Retail
 N224        50593   Fidelity Square Shopping Center                    Retail            17,188
 B225      3056876   Roscoe Reseda Plaza                                Retail             3,000             3,006
 N226        50799   McCain Center                                      Retail
 N227        50859   Haywood Centre                                     Retail
 B228      3062213   550 Waverly Street                                 Retail
 B229      3054749   Pine Lane Center                                   Retail
 B230      3062197   Central Pavillion                                  Retail

                              ANNUAL        CURRENT                                    ANNUAL       CURRENT
          INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
          TO REPLACEMENT    REPLACEMENT   REPLACEMENT   INSURANCE     TO TI/LC          TI/LC        TI/LC
SEQUENCE     RESERVES        RESERVES      RESERVES      ESCROW        ESCROW          ESCROW        ESCROW     REPORT DATE
--------  ---------------   -----------   -----------   ---------  ---------------   -----------   ----------   -----------
 N185                                                      No                                                     8/19/98
 B186                        $  5,423      $    904        Yes                       $    30,256    $  5,045      8/14/98
 N187        $ 17,500          11,820        13,583        Yes                                                    8/17/98
 B188                          10,872           906        Yes                            16,440       1,370      8/14/98
 N189                          15,192        10,771        Yes                                                    8/17/98
 N190                          12,108         3,037        Yes                                                    8/17/98
 N191                           4,032         2,508        Yes                                                    8/17/98
 N192                           8,702           725        Yes                                                    8/17/98
 N193                          23,712         3,960        Yes                                                    8/17/98
 N194          61,000          31,404        77,381        Yes                                                    8/17/98
 B195                           2,100           701        Yes                            27,294       9,121      8/14/98
 N196                           9,180         2,304        Yes                                                    8/17/98
 N197                           3,084         2,882        Yes                                                    8/17/98
 N198                          13,831         5,789        Yes                                                    8/18/98
 B199                           9,764         2,443        Yes                            22,104       5,534      8/14/98
 N200                           4,559                      Yes                                                    8/17/98
 B201                           3,842           320        Yes                            14,720       1,227      8/14/98
 N202                          14,844         2,474        Yes                                                    8/17/98
 N203          30,100          24,565        29,061        Yes                                                    8/17/98
 N204                           6,317                      Yes       $   200,000                     200,166      8/18/98
 N205                           2,629         2,237        Yes                                                    8/17/98
 N206                           1,274         1,084        Yes                                                    8/17/98
 N207                          37,703         9,464        Yes                                                    8/17/98
 N208          11,000           8,208         9,441        Yes                                                    8/17/98
 N209                           5,700           475        Yes                                                    8/17/98
 N210                          32,688        16,512        Yes                                                    8/17/98
 N211                           5,568         2,090        Yes                                                    8/17/98
 B212                           2,297           192        No                                                     8/14/98
 B213                           8,558         1,427        Yes            35,000          22,058      38,792      8/14/98
 N214                           8,652         2,900        Yes                                                    8/17/98
 N215                           1,575           263        Yes                                                    8/17/98
 N216                          12,723         9,319        Yes                                                    8/17/98
 N217                           4,095           684        Yes                                                    8/17/98
 B218                           2,640           220        Yes                             8,232       4,194      8/14/98
 N219                           8,198         3,425        Yes                                                    8/17/98
 N220                           1,446           482        Yes                                                    8/17/98
 N221                           4,800         6,166        Yes                                                    8/17/98
 B222                                                      Yes                                                    8/14/98
 N223                           5,004         1,254        Yes                                                    8/18/98
 N224                          18,939         9,505        Yes                                                    8/17/98
 B225                           5,436           453        Yes            30,000          11,058      30,992      8/14/98
 N226                           8,064         2,703        Yes                                        25,423      8/17/98
 N227                           1,945           488        Yes                                                    8/17/98
 B228                           2,099                      Yes                             8,225                  8/14/98
 B229                           6,434         1,073        Yes                            12,720       2,121      8/14/98
 B230                           1,798           150        Yes                            13,900       1,158      8/14/98

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                    INITIAL DEPOSIT   CURRENT BALANCE
                                                                                      TO CAPITAL        IN CAPITAL
             LOAN                                                                     IMPROVEMENT       IMPROVEMENT
SEQUENCE    NUMBER                   PROPERTY NAME                   PROPERTY TYPE     RESERVES          RESERVES
--------    ------   ----------------------------------------------  -------------  ---------------   ---------------
 B231      3054913   Blackhorse Shopping Center                         Retail
 B232      3062205   Plaza De Santa Fe                                  Retail        $    2,375        $    2,377
 B233      3062718   Chief Auto Parts                                   Retail
 B234      3051000   Avis Plaza                                         Retail            12,375             7,708
 B235      3051018   Hollywood Video                                    Retail
 B236      3052420   Checker Auto Parts                                 Retail
 B237      3047198   Manhattan Beach Property                           Retail
 N238        50892   Journal Square Plaza II                            Office
 N239        50445   Park Center Building I                             Office
 N240        50934   National Guard Building                            Office
 B241      3055241   Mission Plaza                                      Office
 N242        50833   Crestar Bank Building                              Office
 B243      3055050   901 Battery St. Building                           Office
 B244      3056884   Peninsula Prof Building                            Office            81,650            81,812
 B245      3056967   Bell Professional Plaza                            Office           250,000           250,877
 B246      3048287   Demuro Corporate Square                            Office            10,428            10,478
 N247        50626   Park 3000 Business Center                          Office           250,000           255,747
 B248      3056785   J. Brad Lampley Building                           Office
 B249      3062494   Sun America Building                               Office
 B250      3049764   Hollister Prof Building                            Office
 N251        50980   Forest Professional Bldg.                          Office             2,500
 N252        50641   Los Alamos Business Center                         Office
 N253        50042   11500 NW Freeway                                   Office            14,250            14,572
 B254      3051976   Lincoln Broadway Building                          Office
 N255        50863   Doctor's Pavillion                                 Office             8,594
 B256      3062262   Sutter Business Park III                           Office
 N257        50449   Commercial Block Building                          Office
 N258        50685   Greenwich Station Office Building                  Office
 N259        50198   1700 Commerce Office Building                      Office
 N260        50517   Rivergate Center I                                 Office            20,781            14,223
 N261        50910   Great Western Bank Building                        Office             7,421             7,454
 B262      3054525   Medical Village Off Building                       Office
 B263      3052263   992 South Deanza                                   Office
 B264      3051893   29 W Anapamu Building                              Office
 B265      3052123   Wang NMR Building                                  Office
 B266      3047693   Civic Center Building                              Office
 N267        50792   Miramar Professional Plaza                         Office            22,544            22,919
 N268        50820   Lovelace Medical Center                            Office
 B269      3056983   Gould/Sutter Medical Bld                           Office
 B270      3056793   1410 N Third St Building                           Office
 B271      3062403   The Atrium Office Plaza                            Office
 B272      3051877   Dana Point Clock Tower                             Office
 N273        50873   Bear Canyon III Office Bldg.                       Office             3,000             3,000
 B274      3056975   Universal Executive Ctr                            Office
 B275      3052156   600 Allerton St. Blvd.                             Office
 B276      3045333   Unicom Plaza                                       Office

                              ANNUAL        CURRENT                                    ANNUAL       CURRENT
          INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
          TO REPLACEMENT    REPLACEMENT   REPLACEMENT   INSURANCE     TO TI/LC          TI/LC        TI/LC
SEQUENCE     RESERVES        RESERVES      RESERVES      ESCROW        ESCROW          ESCROW        ESCROW     REPORT DATE
--------  ---------------   -----------   -----------   ---------  ---------------   -----------   ----------   -----------
 B231                        $  1,281      $    214        Yes                       $     5,787    $    965      8/14/98
 B232                           4,218           352        Yes                             7,984         665      8/14/98
 B233                           1,411                      Yes                             2,260                  8/14/98
 B234                           3,199           800        Yes                             7,917       1,981      8/14/98
 B235                           1,499           250        Yes                                                    8/14/98
 B236                                                      Yes                                                    8/14/98
 B237                             285            95        Yes                             5,874       1,960      8/14/98
 N238                          27,277                      Yes                                                    8/17/98
 N239                          32,844        24,836        Yes                                                    8/14/98
 N240                          35,628                      Yes                                                    8/17/98
 B241                          13,152                      Yes                           158,268      13,189      8/14/98
 N242                          45,709         8,779        Yes       $   500,000                                  8/17/98
 B243                          26,756         4,461        Yes                           143,721      23,972      8/14/98
 B244                           8,064                      Yes           150,000          97,858     158,632      8/14/98
 B245                           3,938           328        Yes                            64,477       5,373      8/14/98
 B246                          27,696         4,618        Yes                            44,976       7,503      8/14/98
 N247                           3,003         1,260        Yes                                                    8/17/98
 B248                                                      Yes                                                    8/14/98
 B249                          17,208        35,642        Yes                            50,400       4,200      8/14/98
 B250                          10,653         2,665        Yes                            14,380       3,598      8/14/98
 N251                          15,000                      Yes                                                    8/17/98
 N252                           6,060         3,040        Yes            21,000                      30,263      8/17/98
 N253        $ 40,000           8,205        50,584        Yes                                                    8/17/98
 B254          20,000           4,298        20,072        Yes            60,000                      60,239      8/14/98
 N255          65,000          14,604                      Yes                                                    8/17/98
 B256                           8,879           740        Yes                            47,288       3,941      8/14/98
 N257                                                      Yes                                                    8/19/98
 N258                           4,416         1,854        Yes                                                    8/17/98
 N259                          16,562        15,307        Yes                                                    8/17/98
 N260          59,250           9,234        60,427        Yes                                        21,837      8/17/98
 N261          17,000          12,227        18,093        Yes                                                    8/18/98
 B262                           4,504           375        Yes                            32,088       2,674      8/14/98
 B263                           3,128           522        Yes                            19,438       3,242      8/14/98
 B264                           4,724           788        Yes                             5,446         908      8/14/98
 B265                           5,015           418        Yes             2,332          14,720       2,332      8/14/98
 B266                                                      Yes                                                    8/14/98
 N267                          12,301         5,160        Yes                                                    8/17/98
 N268                           4,524       100,045        No                                                     8/17/98
 B269                           1,694           141        Yes                                                    8/14/98
 B270                          11,856           988        Yes                            28,200       2,350      8/14/98
 B271                           3,564           297        Yes                            22,968       1,914      8/14/98
 B272                           3,600           600        Yes                            34,512      35,888      8/14/98
 N273           6,700          10,354         7,563        Yes                                                    8/17/98
 B274                           6,134           511        Yes             7,000          20,760       8,743      8/14/98
 B275                           3,065           766        Yes           140,000          20,950     145,925      8/14/98
 B276                           3,276         1,918        Yes            20,000          37,068      41,981      8/14/98

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                    INITIAL DEPOSIT   CURRENT BALANCE
                                                                                      TO CAPITAL        IN CAPITAL
             LOAN                                                                        IMPROVEMENT       IMPROVEMENT
SEQUENCE    NUMBER                   PROPERTY NAME                   PROPERTY TYPE     RESERVES          RESERVES
--------    ------   ----------------------------------------------  -------------  ---------------   ---------------
 B277      3062346   Calif Street Office Building                       Office
 B278      3052404   Jackson Street Building                            Office
 B279      3062312   634-640 Ramona St. Office Building                 Office
 B280      3051174   4301 & 4321 Birch Street                           Office
 B281      3062361   853 Middlefield Road                               Office
 N282        50810   USDA Forestry Service Building                     Office
 B283      3049509   Country Offices                                    Office
 B284      3056892   809 Sacramento Building                            Office
 N285        50696   Research Tri-Center North A                      Industrial      $   88,981        $   91,027
 N286        50728   Research Tri-Center South B                      Industrial           2,448             2,504
 N287        50880   Gateway Commerce Center II                       Industrial
 N288        50879   Gateway Commerce Center I                        Industrial
 B289      3051067   Hawthorne Industrial Bld                         Industrial
 B290      3056710   Amax Building                                    Industrial
 N291        50560   Inner Belt Industrial Center                     Industrial
 B292      3049608   Clark Foods #1                                   Industrial          68,250            68,874
 N293        50480   LySonix                                          Industrial
 B294      3054814   Jarrett Building                                 Industrial
 B295      3062429   Maricopa Freeway Center                          Industrial
 N296        50719   South Cedros Center                              Industrial
 B297      3054889   Edison Way/Old Warm Springs Blvd. Indust         Industrial
 B298      3044591   R&D Building                                     Industrial
 B299      3051992   4487 Technology Drive                            Industrial           6,250
 N300        50890   Aviation Blvd.                                   Industrial          31,250            31,250
 N301        50887   Harmer Center                                    Industrial
 N302        50700   Mid Cities Industrial Center                     Industrial
 B303      3052446   Gary Center                                      Industrial          11,375            11,436
 B304      3054707   Vernon Industrial Plaza                          Industrial
 B305      3049624   Clark Foods #2                                   Industrial          20,010            20,151
 B306      3051711   2930-2964 Corvin                                 Industrial
 B307      3049491   3575 Haven Avenue                                Industrial          93,688            56,645
 B308      3047727   5648 Copley Drive Building                       Industrial
 B309      3049475   Woodruff Ave Industrial                          Industrial
 B310      3062478   2518 2nd St North Building                       Industrial
 B311      3062437   C-5 Civic Center                                 Industrial
 B312      3051760   Raichem Building                                 Industrial
 B313      3049533   Border Products Building                         Industrial
 B314      3056769   Grove Business Center                            Industrial
 B315      3062460   Forbes Rd Industrial/Wrhs                        Industrial
 B316      3049467   Seville Building                                 Industrial
 B317      3062189   1413 Sherman Road                                Industrial
 B318      3049616   Clark Foods #3                                   Industrial
 N319        50512   The Glendinning Company Building                 Industrial
 B320      3051703   Metzler Business Park                            Industrial
 N321        50511   The Guest Company Building                       Industrial
 B322      3056777   Coley River Building                             Industrial          59,375            59,548

                              ANNUAL        CURRENT                                    ANNUAL       CURRENT
          INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
          TO REPLACEMENT    REPLACEMENT   REPLACEMENT   INSURANCE     TO TI/LC          TI/LC        TI/LC
SEQUENCE     RESERVES        RESERVES      RESERVES      ESCROW        ESCROW          ESCROW        ESCROW     REPORT DATE
--------  ---------------   -----------   -----------   ---------  ---------------   -----------   ----------   -----------
 B277                        $  1,675      $    140        Yes                       $    12,835    $  1,070      8/14/98
 B278                           3,525           588        Yes                            13,285       2,216      8/14/98
 B279                             950            79        Yes                             7,967         664      8/14/98
 B280                           3,228           808        Yes                            23,724       5,940      8/14/98
 B281                           1,709           142        Yes                            11,304         942      8/14/98
 N282                           1,770           444        Yes                                                    8/17/98
 B283                           2,285           190        Yes                            21,017       1,751      8/14/98
 B284                           1,343           112        Yes                             4,111         342      8/14/98
 N285                          88,375                      No                                                     8/17/98
 N286                                                      No                                                     8/17/98
 N287                                                      No                                                     8/19/98
 N288                                                      No                                                     8/19/98
 B289                          38,916         6,493        Yes                            47,706       7,959      8/14/98
 B290                          11,534         1,923        Yes                                                    8/14/98
 N291                          31,116        13,073        Yes                                                    8/17/98
 B292                          25,000       116,424        Yes                                                    8/14/98
 N293                          15,891         9,319        Yes                                                    8/18/98
 B294                          23,494         1,958        Yes       $    20,000          59,269      24,975      8/14/98
 B295                           3,768                      Yes                            36,672                  8/14/98
 N296                          19,176         6,410        Yes                                                    8/18/98
 B297                          16,174         2,697        Yes            70,000                      70,317      8/14/98
 B298                           5,354         3,131        Yes           300,000          38,800     329,761      8/14/98
 B299                           3,829           958        Yes                            23,546       5,893      8/14/98
 N300                           9,472                      Yes            90,000          17,760                  8/19/98
 N301                                                      Yes                                                    8/17/98
 N302                           9,592                      Yes                                                    8/19/98
 B303                          13,350         3,341        Yes            15,000          30,635      22,757      8/14/98
 B304                           6,357           530        Yes                            18,458       1,538      8/14/98
 B305                          40,259        13,452        Yes                                                    8/14/98
 B306                           2,731           684        Yes                            13,664       3,421      8/14/98
 B307                          12,238         3,062        Yes                                                    8/14/98
 B308                           2,299           767        Yes                            14,746       4,924      8/14/98
 B309                           5,865         1,467        Yes                            16,998       4,253      8/14/98
 B310                           8,122           677        Yes            25,000          30,189      27,553      8/14/98
 B311                           5,820                      Yes                            16,344                  8/14/98
 B312                           2,016           505        Yes                            12,387       3,101      8/14/98
 B313                             754           126        Yes                             3,993         666      8/14/98
 B314                           1,522           254        Yes                             5,000         834      8/14/98
 B315                           4,416           368        Yes                             9,744         406      8/14/98
 B316                           7,762         1,295        Yes                                                    8/14/98
 B317                             889            74        Yes                            13,822       1,152      8/14/98
 B318                          17,563         5,866        Yes                                                    8/14/98
 N319                                                      No                                                     8/17/98
 B320                             704           176        Yes                             5,000       1,252      8/14/98
 N321                                                      No                                                     8/17/98
 B322                           1,522           254        Yes                                                    8/14/98

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                    INITIAL DEPOSIT   CURRENT BALANCE
                                                                                      TO CAPITAL        IN CAPITAL
             LOAN                                                                     IMPROVEMENT       IMPROVEMENT
SEQUENCE    NUMBER                   PROPERTY NAME                   PROPERTY TYPE     RESERVES          RESERVES
--------    ------   ----------------------------------------------  -------------  ---------------   ---------------
 B323      3050952   Airport Business Center                          Industrial
 N324        50834   Midway Industrial Center                         Industrial
 B325      3051026   Linden Street Industrial Bldg.                   Industrial
 B326      3056942   Sumner Industrial Building                       Industrial
 N327        50868   Edgewater Inn                                       Hotel        $    7,250        $    7,250
 N328        50856   Ocean Key House                                     Hotel            13,775            13,775
 N329        50701   Residence Inn by Marriott  -- Albany Airport        Hotel
 N330        50846   Hampton Inn  -- Juno Beach                          Hotel
 N331        50869   Radisson Inn  -- Park City                          Hotel            21,813            21,813
 N332        50928   Crowne Plaza Hotel  -- Richmond                     Hotel
 N333        50875   Palm Plaza Hotel                                    Hotel
 N334        50872   Holiday Inn Express  -- Williamsville               Hotel
 N335        50505   Best Western Bradbury Suites                        Hotel             8,844             8,937
 N336        50693   Howard Johnson Inn  -- Salisbury, MD                Hotel            87,085            23,355
 N337        50783   Best Western -- Maplewood Inn                       Hotel           180,250            63,333
 N338        50816   EconoLodge  -- Carthage MO                          Hotel             8,566             8,662
 B339      3052412   Bonita Paradise MHP                              Mobile H.P.        100,000           100,670
 B340      3062940   White River Estates                              Mobile H.P.
 N341        50939   The Meadows Mobile Home Park                     Mobile H.P.          6,050             6,064
 B342      3051778   Rancho Tempe                                     Mobile H.P.         15,624            15,710
 N343        50938   Kings River Mobile Home Park                     Mobile H.P.          5,600
 B344      3049350   Rodeo Mobile Estate                              Mobile H.P.
 B345      3051869   Chateau MHP                                      Mobile H.P.
 B346      3049301   Rexford Mobile Home                              Mobile H.P.
 B347      3056918   Rio Plaza Mobile Home Pk                         Mobile H.P.
 B348      3052180   Vista Del Rio MHP                                Mobile H.P.
 B349      3056926   Stonegate MHP                                    Mobile H.P.
 B350      3062148   Hillsdale Mobile Home Park                       Mobile H.P.
 B351      3062916   Table Rock Mobile Estate                         Mobile H.P.
 B352      3051828   Foothill MHP                                     Mobile H.P.
 B353      3047990   Oasis Mobile Estates                             Mobile H.P.
 N354        50164   Golden Villa and Rose Haven Nursing Home         Health Care          2,850                17
 N355        50192   Heritage & Village Manor Nursing Home            Health Care          2,925
 N356        50278   Sun Terrace Retirement and Assisted Living       Health Care
 N357        50802   Pinebrook Care Center                            Health Care
 N358        50690   Hanna Oaks Assisted Living Facility              Health Care
 N359        50000   Windsor House West                               Health Care
 N360        50561   Dudley Manor and Ritenour House                  Health Care          6,906             6,921
 N361        50670   Carolee's Mountain View Assisted Living          Health Care
 N362        50531   Evangeline of Natchitoches                       Health Care          5,313
 N363        50821   Mayfair House -- Petersburg                      Health Care
 N364        50528   Midland Villa Nursing Home                       Health Care         11,688            11,688
 N365        50908   Peoples Storage -- 56th St.                     Mini Storage
 N366        50907   Peoples Storage -- Linebaugh Ave                Mini Storage
 B367      3049525   U-Store Self Storage                            Mini Storage
 B368      3043155   West Sahara Ministorage                         Mini Storage         10,000

                              ANNUAL        CURRENT                                    ANNUAL       CURRENT
          INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
          TO REPLACEMENT    REPLACEMENT   REPLACEMENT   INSURANCE     TO TI/LC          TI/LC        TI/LC
SEQUENCE     RESERVES        RESERVES      RESERVES      ESCROW        ESCROW          ESCROW        ESCROW     REPORT DATE
--------  ---------------   -----------   -----------   ---------  ---------------   -----------   ----------   -----------
 B323                        $  2,221      $    741        Yes                       $     5,750    $  1,919      8/14/98
 N324                           7,716         1,930        Yes                                                    8/17/98
 B325                           4,692         1,568        Yes                            12,845       4,292      8/14/98
 B326                           2,133           178        Yes       $    25,000                      25,492      8/14/98
 N327                         607,077        50,590        Yes                                                    8/17/98
 N328                         266,126                      Yes                                                    8/17/98
 N329                         128,775        43,186        Yes                                                    8/17/98
 N330                          65,499                      Yes                                                    8/17/98
 N331        $103,915         106,047        39,357        Yes                                                    8/17/98
 N332                         141,475        11,790        Yes                                                    8/17/98
 N333                          90,417                      Yes                                                    8/17/98
 N334                          71,287                      Yes                                                    8/17/98
 N335                          62,892        15,787        Yes                                                    8/17/98
 N336                          85,812        21,542        Yes                                                    8/17/98
 N337                          95,509        10,090        Yes                                                    8/17/98
 N338                          46,369         7,750        Yes                                                    8/17/98
 B339                           7,762         1,294        Yes                                                    8/14/98
 B340                           6,398                      Yes                                                    8/14/98
 N341                           4,500                      Yes                                                    8/18/98
 B342                          14,550         2,428        Yes                                                    8/14/98
 N343                           4,475         5,613        Yes                                                    8/18/98
 B344                          16,605         4,156        Yes                                                    8/14/98
 B345                                                      Yes                                                    8/14/98
 B346                                                      Yes                                                    8/14/98
 B347                           3,330                      Yes                                                    8/14/98
 B348                           3,191           798        Yes                                                    8/14/98
 B349                           3,302                      Yes                                                    8/14/98
 B350                                                      Yes                                                    8/14/98
 B351                           3,756                      Yes                                                    8/14/98
 B352                           4,473           746        Yes                                                    8/14/98
 B353                                                      Yes                                                    8/14/98
 N354           1,919          23,028        23,550        Yes                                                    8/17/98
 N355           3,810          45,720        46,756        Yes                                                    8/17/98
 N356           1,980          11,880        11,039        Yes                                                    8/17/98
 N357                          46,500         7,750        Yes                                                    8/17/98
 N358           6,000          36,000        21,084        Yes                                                    8/17/98
 N359                           9,588        15,717        Yes                                                    8/17/98
 N360           5,000          10,992        10,516        Yes                                                    8/14/98
 N361                           6,528         2,726        Yes                                                    8/17/98
 N362           3,185          19,110        14,551        Yes                                                    8/17/98
 N363           1,265          15,180         5,092        Yes                                                    8/17/98
 N364           4,667          23,448        16,629        Yes                                                    8/17/98
 N365                          11,980           998        Yes                                                    8/17/98
 N366                          11,860           988        Yes                                                    8/17/98
 B367                           6,023         1,507        Yes                                                    8/14/98
 B368                           9,960        10,147        Yes                                                    8/14/98

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                                    INITIAL DEPOSIT   CURRENT BALANCE
                                                                                      TO CAPITAL        IN CAPITAL
             LOAN                                                                     IMPROVEMENT       IMPROVEMENT
SEQUENCE    NUMBER                   PROPERTY NAME                   PROPERTY TYPE     RESERVES          RESERVES
--------    ------   ----------------------------------------------  -------------  ---------------   ---------------
 B369      3062130   Security Self Storage                           Mini Storage
 B370      3056959   Santa Fe Self Storage                           Mini Storage
 B371      3049178   Irvington Self Storage                          Mini Storage
 N372        50324   Applebee's #8781, 9053, 9311                      Franchise
 N373        50323   Applebee's #8739                                  Franchise
 N374        50320   Applebee's #9249                                  Franchise
 N375        50321   Applebee's #8862                                  Franchise
 N376        50829   210 W. Baltimore St. Parking Garage                Parking

                              ANNUAL        CURRENT                                    ANNUAL       CURRENT
          INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN     TAX AND   INITIAL DEPOSIT   DEPOSIT TO    BALANCE IN
          TO REPLACEMENT    REPLACEMENT   REPLACEMENT   INSURANCE     TO TI/LC          TI/LC        TI/LC
SEQUENCE     RESERVES        RESERVES      RESERVES      ESCROW        ESCROW          ESCROW        ESCROW     REPORT DATE
--------  ---------------   -----------   -----------   ---------  ---------------   -----------   ----------   -----------
 B369                        $ 12,669      $  1,056        Yes                                                    8/14/98
 B370                           3,154           263        Yes                                                    8/14/98
 B371                           3,401         1,135        Yes                                                    8/14/98
 N372        $  4,731                         4,892        Yes                                                    8/17/98
 N373           1,600                         1,654        Yes                                                    8/17/98
 N374           1,577                         1,631        Yes                                                    8/17/98
 N375           1,577                         1,631        Yes                                                    8/17/98
 N376                           7,440         1,242        Yes                                                    8/17/98

                                    ANNEX B

                              MULTIFAMILY SCHEDULE

                                                                                                  STUDIO           1 BEDROOM
                                                                                            ------------------   --------------
           LOAN                                      CUT-OFF                                  # OF       AVG     # OF     AVG
SEQUENCE  NUMBER           PROPERTY NAME             BALANCE       UTILITIES TENANT PAYS      UNITS      RENT    UNITS    RENT
--------  -------  ------------------------------  -----------   -------------------------  ---------   ------   -----   ------
N001        50752  Parkview Towers Apts            $27,924,914             None                184      $  787    408    $  844
N002        50659  Summerwind Apartments            20,015,720         Electric/Gas
N003        50958  Vanderbilt Apts. I & II          16,427,843           Electric                                 144       547
N004        50750  Sonterra at Williams Centre      16,328,713         Electric/Gas                               180       556
                   (Apt)
N005        50925  Colony Hills Apartments           7,307,316         Electric/Gas
N006        50924  Grandes Cortez Apartments         3,236,898             None                 48         483    102       553
N007        50923  Canyon Walk Apartments            3,038,538             None                 54         440     68       517
N008        50921  Paseo Del Sol Apartments          2,596,709             None                 78         390    137       470
                                                   -----------
          Sub-Total Crossed Loans................   16,179,461
N009        50646  599-621 Front Street              3,601,475         Electric/Gas             64         695     44       771
N010        50645  299 Jackson Street                3,255,992         Electric/Gas                                90       709
N011        50654  15-35 Elk Street                  2,624,677         Electric/Gas              4         643     64       765
N012        50644  100 Jerusalem Avenue              2,408,440           Electric               36         719     51       812
N013        50655  357 Jackson Street Apartments       792,694         Electric/Gas              4         602     25       709
N014        50656  51 Bell Street Apartments           634,155         Electric/Gas                                12       819
                                                   -----------
          Sub-Total Crossed Loans................   13,317,432
B015      3054921  Kimberly Place Apartments        12,375,835           Electric                                 191       540
N016        50691  Parcwood Apartments              12,218,675           Electric               52         546    132       609
N017        50094  Colonial Homes Apartments        11,908,174         Electric/Gas
N018        50790  Relais Esplanade Apartments      11,747,787     Electric/Sewer/Water                           224       499
B019      3047180  Dry Creek Properties              9,921,908         Electric/Gas                                64       806
N020        50971  Spring Villas Apartments          8,548,200         Electric/Gas                                80       888
B021      3052107  Gentry Walk Apartments            8,378,578         Electric/Gas                                22       603
N022        50842  Pioneer Warehouse Lofts           8,340,059         Electric/Gas             85       1,137
N023        50013  St. Charles Regency Apts.         8,308,397           Electric               78         469    143       665
N024        50920  Southwest Village Apartments      8,135,140         Electric/Gas                                98       491
N025        50936  Twin Lakes Manor Apartments       8,089,185           Electric                2         400    308       500
N026        50844  Dos Santos Apts                   8,020,664         Electric/Gas                                88       608
N027        50831  Prospect Creek Apts               7,565,940         Electric/Gas                                89       468
B028      3052032  Villa Pacific Apartments          7,478,842         Electric/Gas                                24       700
N029        50836  Laurel Gardens Cooperative,
                   Inc.                              7,184,643           Electric               44         550    146       647


            2 BEDROOM        3 BEDROOM        4 BEDROOM
          --------------   --------------   --------------
          # OF     AVG     # OF     AVG     # OF     AVG
SEQUENCE  UNITS    RENT    UNITS    RENT    UNITS    RENT
--------  -----   ------   -----   ------   -----   ------
N001        90    $1,001
N002       192     1,188     96    $1,458
N003       260       763     12       999
N004       142       702     22       898
N005       214       603
N006         1*
N007        44       639
N008
N009        24       950
N010        22       849      1     1,040
N011        17       929
N012         9       832
N013         2       824
N014        12       839      3       909
B015       155       688
N016        88       718     40       866
N017       254       790
N018       112       672
B019        80       908     54     1,191
N020        80       883
B021       108       692     37       837
N022
N023
N024       216       595     18       739
N025
N026        88       720
N027       124       563     31       696
B028       160       808
N029        45       723

                                    ANNEX B

                              MULTIFAMILY SCHEDULE

                                                                                                  STUDIO           1 BEDROOM
                                                                                            ------------------   --------------
           LOAN                                      CUT-OFF                                  # OF       AVG     # OF     AVG
SEQUENCE  NUMBER           PROPERTY NAME             BALANCE       UTILITIES TENANT PAYS      UNITS      RENT    UNITS    RENT
--------  -------  ------------------------------  -----------   -------------------------  ---------   ------   -----   ------
N030        50122  Beacon Hill Apartments          $ 6,942,865           Electric                                 216    $  389
B031      3054673  Queen Vista Apartments            6,387,018      Water/Sewer/Garbage         12      $  710     52       800
                                                                       Gas/Electric
N032        50784  Amberwood Apts                    5,982,762       Electric/Cable TV           1         550     33       655
N033        50492  Franklin Regency Apartments       5,775,617         Electric/Gas             76         713     36       825
N034        50997  Whispering Meadows Apartments     5,471,430           Electric                                  40       423
B035      3051950  Mahara Condo Apartments           5,449,267         Electric/Gas             32         600     40       700
B036      3057007  Hyde Park Apartments              5,168,115         Electric/Gas                                40       510
B037      3051125  Village Apartments                5,081,459         Electric/Gas                               102       424
B038      3055316  Happy Village Apartments          5,044,778           Electric                                 126       360
B039      3048246  Hickory Terrace Apartments        4,807,954           Electric                                  92       550
B040      3052248  Rockshire Apartments              4,790,225           Electric                                  41       422
N041        50865  Highland Terrace Apts             4,486,860           Electric               56         275    179       360
B042      3056934  Bayfill Apartments                4,470,949           Electric                                   7     2,421
N043        50815  Sierra Chase Apartments           4,380,631              NAV                                    40       465
N044        50806  Park Place Apts                   4,334,354         Electric/Gas                                32       556
B045      3049152  De Soto Apartments                4,110,179           Electric               34         425     98       550
B046      3047040  Park Meridian Apartments          3,994,626           Electric                2         750     55       925
B047      3052396  The Elms Apartments               3,989,542         Electric/Gas
N048        50279  Maplewood Senior Citizens Apts    3,965,281             None                 28         767     86       825
N049        50763  Stonebrook Square Apartments      3,840,717           Electric                                  32       390
N050        50493  Jessica Apts                      3,808,387         Electric/Gas              3         682     30       810
B051      3062247  St. Francis Towers                3,794,894           Electric               18         768     18       879
B052      3051695  4532 Murietta Avenue              3,792,656         Electric/Gas
B053      3052370  Pacific Vista Apartments          3,751,251         Electric/Gas                                18       723
N054        50840  Vermont Hills Apts                3,589,968           Electric
N055        50689  New Heritage Apts                 3,522,205           Electric
N056        50710  Frederick Gardens Apts            3,425,703     Electric/Sewer/Water          1         330    115       361
N057        50895  Bay Harbor Apts                   3,395,990   Electric/Gas/Sewer/Water       66         228     94       288
N058        50744  Alder Creek Condominiums (Apt)    3,377,792           Electric                                  18       484
N059        50866  Tara Hills Apts                   3,193,360           Electric                                  72       370
N060        50854  Pantano Villas Apartments         3,116,309           Electric                                  64       412
N061        50959  Wil-Ru Apartments                 3,096,076           Electric                4         356     35       404
N062        50884  Quail Hollow Apartments           3,095,849         Electric/Gas                                12       628
N063        50772  Spring Valley Apartments          2,997,061         Electric/Gas                                36       575
N064        50824  Pheasant Run Apartments           2,991,795           Electric                                  24       440
N065        50553  Spring Garden Apts                2,947,653           Electric
B066      3052230  Karolena Park Apartments          2,942,033           Electric
N067        50554  Pershing Oaks Apts                2,912,799     Electric/Sewer/Water

            2 BEDROOM        3 BEDROOM        4 BEDROOM
          --------------   --------------   --------------
          # OF     AVG     # OF     AVG     # OF     AVG
SEQUENCE  UNITS    RENT    UNITS    RENT    UNITS    RENT
--------  -----   ------   -----   ------   -----   ------
N030       216    $  470
B031        23     1,035

N032        87       763      1    $  925
N033         4     1,150
N034       200       523
B035        56       777
B036        74       602     24       708
B037       166       486     20       596
B038       108       521     54       594
B039        76       665
B040       141       471     30       645
N041        43       513
B042        26     2,885
N043       104       550
N044        80       631
B045        19       725
B046        27     1,250
B047                         58
N048
N049        60       516     48       635
N050        28     1,078
B051        33     1,128
B052        33     1,472
B053        40       918
N054        64       788
N055        66       524     34       612
N056        57       458
N057        46       371
N058        78       522
N059       118       420     24       505
N060        72       494
N061        75       475      2       800
N062        78       739
N063        44       703
N064        78       571
N065        95       488
B066        56       809
N067        87       540

                                    ANNEX B

                              MULTIFAMILY SCHEDULE

                                                                                                  STUDIO           1 BEDROOM
                                                                                            ------------------   --------------
           LOAN                                      CUT-OFF                                  # OF       AVG     # OF     AVG
SEQUENCE  NUMBER           PROPERTY NAME             BALANCE       UTILITIES TENANT PAYS      UNITS      RENT    UNITS    RENT
--------  -------  ------------------------------  -----------   -------------------------  ---------   ------   -----   ------
N068        50841  Valley Vista Apartments         $ 2,892,068           Electric
N069        50588  Fleur De Leis Apts                2,833,637           Electric                                  32    $  425
B070      3056801  Dorset House                      2,744,460         Electric/Gas                                16       648
B071      3062239  Ridgewood Apartments              2,716,709         Electric/Gas                                 1       525
B072      3057015  Hunters Glen Apartments           2,596,541         Electric/Gas                                20       545
N073        50427  365 W. 20th St. Apartments        2,585,406         Electric/Gas             46      $1,349     28     1,550
N074        50290  6011 Gaston Avenue Apartments     2,583,178   Electric/Gas/Sewer/Water                          30       889
N075        50272  Golf Villa Apartments             2,582,476         Electric/Gas                                16       474
B076      3051844  Sawgrass Estates                  2,495,063         Electric/Gas                                12       454
B077      3049590  Country Lane Apartments           2,469,928         Electric/Gas                                32       455
N078        50922  Hilltop Towers Apartments         2,398,499           Electric               17         422     53       496
B079      3057023  Victoria Park Apartments          2,356,922         Electric/Gas             40         285     32       325
N080        50823  Pomona West Apts                  2,332,343              NAV
N081        50765  Westview Apartments - Dalton      2,206,794           Electric                                  28       416
N082        50830  Coldwater Crossing Apartments     2,183,069         Electric/Gas                                49       387
B083      3049483  Hacienda Silva Apartment          2,020,168         Electric/Gas
B084      3049712  110 Delaware Apartments           1,943,598           Electric                                  18       510
B085      3049855  Terrace Apartments                1,920,249           Electric
B086      3049863  Riverside Tower Apartments        1,920,249           Electric                                   8       667
N087        50155  Commodore Apartments              1,871,967           Electric               35         364     32       474
N088        50206  The White House Dormitory         1,827,029             None
N089        50901  Aztec Villa Apartments            1,797,618         Electric/Gas                                32       424
B090      3048121  Bethany Towers                    1,719,113         Electric/Gas                                10       778
B091      3051786  Evergreen Apartments LLC          1,695,446         Electric/Gas
B092      3046414  Railview Apartments               1,590,750           Electric                                  56       533
B093      3062411  Metro View I & II                 1,583,087             None                                    16       204
B094      3062098  Princeton Place Apartments        1,557,966         Electric/Gas             24         285     24       325
N095        50795  Rosewood Apartments               1,514,738         Electric/Gas
N096        50019  Oak Street Apartments             1,501,467     Electric/Sewer/Water                            30       500
B097      3050929  Hillcrest Apartments              1,471,974           Electric
B098      3062957  Durfee Terrace Apartments         1,449,087           Electric
N099        50743  Cedar Creek Apts                  1,448,643           Electric
B100      3046406  Oak Hills Manor Apartments        1,446,947           Electric                                  12       520
B101      3051687  Broadway Manor Apartments         1,436,270           Electric                                  18       475
B102      3062106  Marshall Reed Apartments          1,423,304             None                 11         255    102       251
N103        50415  Westwood Parc                     1,422,149         Electric/Gas                                54       352
N104        50988  112 1st Avenue                    1,399,098           Electric                7       1,168      1     1,500
N105        50845  Norwood Village Apartments        1,397,180           Electric                                  56       339
B106      3049038  White Crane Building              1,396,143           Electric

            2 BEDROOM        3 BEDROOM        4 BEDROOM
          --------------   --------------   --------------
          # OF     AVG     # OF     AVG     # OF     AVG
SEQUENCE  UNITS    RENT    UNITS    RENT    UNITS    RENT
--------  -----   ------   -----   ------   -----   ------
N068       108    $  534
N069        80       475     40    $  535     24    $  638
B070        31       828      6       930
B071        72       615      1       700
B072        36       665     16       745
N073
N074        15     1,013
N075       120       509
B076        43       565     14       654
B077        48       555
N078        41       605
B079        69       378      1       500
N080                                          60       745
N081        48       494     25       601
N082        95       430
B083        22     1,160      1     1,700
B084        31       647      6       730
B085        32       909
B086        28       795
N087
N088                         37     1,837
N089        80       500     16       627
B090        16     1,056
B091         1       850     36     1,055
B092         4       598
B093         3       211     29       235      4       348
B094        41       397      1       500
N095        72       350     28       395
N096        10       784      3       952
B097        27       778
B098        36       781
N099        67       586
B100        36       605
B101        41       583
B102         8       515
N103        40       474
N104
N105        56       398
B106        10       988      3     1,117

                                    ANNEX B

                              MULTIFAMILY SCHEDULE

                                                                                                  STUDIO           1 BEDROOM
                                                                                            ------------------   --------------
           LOAN                                      CUT-OFF                                  # OF       AVG     # OF     AVG
SEQUENCE  NUMBER           PROPERTY NAME             BALANCE       UTILITIES TENANT PAYS      UNITS      RENT    UNITS    RENT
--------  -------  ------------------------------  -----------   -------------------------  ---------   ------   -----   ------
B107      3062114  Bingham Court Apartments        $ 1,343,374           Electric               84      $  350     12    $  327
B108      3054780  Manhattan Court Apartments        1,277,679           Electric                                   2       345
B109      3049020  Sheffield Apartments              1,271,487           Electric                                  13       809
B110      3054830  Patricia Avenue Apartments        1,232,546         Electric/Gas                                 5       725
B111      3056850  Mississippi View Apartments       1,223,539           Electric                                   3       392
B112      3051091  Romney Apartments Riverside       1,195,999           Electric               46         340     35       370
N113        50085  Wedgewood Apartments              1,190,655           Electric                                  18       355
N114        50411  Embassy House                     1,158,193     Electric/Sewer/Water                            24       436
B115      3055464  Caltempo Apartments               1,149,250           Electric                7         420     50       480
B116      3052305  Colorado Court Apartments         1,123,603           Electric                6         445     23       515
B117      3052313  Victoria Lake Apartments          1,118,609           Electric                                  29       481
B118      3049665  Viewcrest Apartments              1,118,596           Electric                                  11       496
B119      3056736  Raintree Apartments               1,097,842           Electric                                  14       405
B120      3049319  Catalina Vista Apartments         1,096,894         Electric/Gas                                14       378
N121        50775  Palmetto Garden Apts              1,096,450           Electric                                  24       405
B122      3049004  The Buckingham                    1,084,005           Electric
B123      3049012  The Grace                         1,047,107           Electric               14         518     20       665
N124        50996  Del Capri Apartments              1,024,359         Electric/Gas                                18       482
N125        50413  Greenbriar Apts.                  1,019,373          Sewer/Water                                10       400
B126      3054590  Woodbridge Terrace Apts.            998,859           Electric                4         394     20       426
B127      3051133  Bear Creek North Apartments         998,615         Electric/Gas                                12       465
B128      3046604  Morningstar Apartments              997,492           Electric                                  11       430
N129        50150  Silver Sage Apartments              992,750         Electric/Gas
B130      3050903  Issaquah Valley Place               943,061     Electric/Water/Sewer                             6       721
N131        50676  Village Green II Apartments         892,190           Electric                                  20       302
N132        50742  Oak Ridge Apts                      874,510           Electric                                  16       322
N133        50882  Garden Park Apartments              873,962           Electric                8         390     19       436
B134      3056751  Verona Apartments                   851,958           Electric               44         328     24       453
B135      3062445  Kachina Court                       805,371         Electric/Gas             82         285
B136      3052297  Lakeview Apartments                 754,062           Electric                                  24       495
B137      3054798  Sunplace Apartments                 747,971           Electric                                  24       456
B138      3049749  Redmond Apartments                  747,538           Electric
B139      3046398  Piedmont Manor Apartments           722,538           Electric                                  22       475
B140      3046422  Spirit Mountain Apartments          677,690           Electric                                  17       417
B141      3049756  Margaret Ann Apartments             647,782           Electric                2         360     21       557
N142        50940  Duval Crossing Apartments           629,250           Electric
B143      3050945  Skyway Park                         623,718           Electric                                   1       575
B144      3050937  Mainplace                           523,923           Electric                                   4       625
B145      3050911  Columbia Park                       503,964           Electric                                   1       715
B146      3049251  5536 N. Campbell Apartments         386,353           Electric                2         400     18       550

            2 BEDROOM        3 BEDROOM        4 BEDROOM
          --------------   --------------   --------------
          # OF     AVG     # OF     AVG     # OF     AVG
SEQUENCE  UNITS    RENT    UNITS    RENT    UNITS    RENT
--------  -----   ------   -----   ------   -----   ------
B107
B108        34    $  448     12    $  555
B109         8     1,234
B110        17       878
B111        21       497     24       593
B112
N113        80       413     20       525
N114        24       590
B115         2       600
B116        13       620      1       795
B117        21       653
B118        28       590
B119        26       520
B120        24       480     12       615
N121        40       475
B122         2       793     12     1,307
B123
N124        18       556
N125        40       514
B126        24       515
B127        25       499     17       573
B128        35       520
N129        23       712
B130         8       889
N131        40       350      2       450
N132        48       376
N133        21       520
B134         1       560
B135
B136         6       685
B137         6       540
B138                                          21    $1,265
B139        12       555
B140        17       498
B141                          1     1,025
N142         8       647      8       746
B143        15       615
B144         8       726
B145        11       676
B146

* There is only 1 2-BR Unit which is occupied by the Manager at a reduced rent.

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                             @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           9/30/98

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                               PAGE(S)
------------------                                               -------
Certificate Distribution Detail                                     2
Certificate Factor Detail                                           3
Reconciliation Detail                                               4
Other Required Information                                          5
Ratings Detail                                                      6
Current Mortgage Loan and Property Stratification Tables           7-9
Mortgage Loan Detail                                               10
Principal Prepayment Detail                                        11
Historical Detail                                                  12
Delinquency Loan Detail                                            13
Specially Serviced Loan Detail                                    14-15
Modified Loan Detail                                               16
Liquidated Loan Detail                                             17


          PLACEMENT AGENT                               MASTER SERVICER                         SPECIAL SERVICER
NationsBanc Montgomery Securities, LLC            Midland Loan Services, L.P.             Lennar Partners, Inc.
NationsBanc Corporate Center                      210 West 10th Street                    700 N.W. 107th Avenue
100 North Tryon Street                            Kansas City, MO 64105                   Miami, FL 33172
Charlotte, NC 28255


Contact:           Scott Joel                     Contact:       Brad Hauger              Contact:       Steve Engel
Phone Number:  (704) 388-3023                     Phone Number:  (816) 435-5175           Phone Number:  (305) 229-6407

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


  Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 1 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                          (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                             @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:            9/30/98

                        CERTIFICATE DISTRIBUTION DETAIL

                                                                                                  Collateral Support
                Pass-Through   Original   Beginning     Principal       Interest    Prepayment          Deficit           Total
Class  CUSIP       Rate         Balance    Balance     Distribution   Distribution   Premiums     Allocation/(Reimb)  Distribution
 A-1             0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
 A-2             0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
  B              0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
  C              0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
  D              0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
  E              0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
  F              0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
  G              0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
  H              0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
  J              0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
  K              0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
 R-I             0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00
R-II             0.000000%       0.00        0.00          0.00           0.00          0.00              0.00             0.00

Totals                             0.00      0.00          0.00           0.00          0.00              0.00             0.00


                            Current
            Ending       Subordination
Class       Balance         Level(1)
 A-1         0.00            0.00%
 A-2         0.00            0.00%
  B          0.00            0.00%
  C          0.00            0.00%
  D          0.00            0.00%
  E          0.00            0.00%
  F          0.00            0.00%
  G          0.00            0.00%
  H          0.00            0.00%
  J          0.00            0.00%
  K          0.00            0.00%
 R-I         0.00            0.00%
R-II         0.00            0.00%

Totals       0.00



                                      Original       Beginning                                                    Ending
                    Pass-Through      Notional       Notional       Interest       Prepayment        Total       Notional
Class     CUSIP         Rate           Amount         Amount      Distribution      Penalties     Distribution    Amount
  X                   0.000000%         0.00           0.00           0.00            0.00            0.00         0.00


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                             @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:         10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           9/30/98

                           CERTIFICATE FACTOR DETAIL

                                                                                             Collateral Support
                        Beginning         Principal           Interest         Prepayment         Deficit           Ending
Class     CUSIP          Balance        Distribution        Distribution        Premiums     Allocation/(Reimb)     Balance
 A-1                    0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
 A-2                    0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  B                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  C                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  D                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  E                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  F                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  G                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  H                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  J                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
  K                     0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
 R-I                    0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000
R-II                    0.00000000       0.00000000          0.00000000        0.00000000        0.00000000        0.00000000

                       Beginning                                            Ending
                        Notional          Interest         Prepayment      Notional
Class     CUSIP          Amount         Distribution        Premiums       Amount
 X                     0.00000000        0.00000000        0.00000000     0.00000000

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:         10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           9/30/98

                                 Reconciliation Detail

         Advance Summary                                          Servicing Fee Breakdowns

P & I Advances Outstanding                  0.00              Current Period Accrued Master Servicing Fees                     0.00
Servicing Advances Outstanding              0.00              Less Delinquent Master Servicing Fees                            0.00
                                                              Less Reductions to Master Servicing Fees                         0.00
Reimbursement for Interest on Advances      0.00              Plus Master Servicing Fees for Delinquent Payments Received      0.00
paid from general collections                                 Plus Adjustments for Prior Master Servicing Calculation          0.00
                                                              Total Master Servicing Fees Collected                            0.00


     Certificate Interest Reconciliation

             Accrued       Net Aggregate        Distribute      Distributable       Additional                      Remaining
           Certificate       Prepayment        Certificate   Certificate Interest   Trust Fund     Interest       Distributable
   Class     Interest    Interest Shortfall     Interest          Adjustment         Expenses    Distribution  Certificate Interest

    A-1        0.00             0.00               0.00              0.00              0.00          0.00              0.00
    A-2        0.00             0.00               0.00              0.00              0.00          0.00              0.00
     X         0.00             0.00               0.00              0.00              0.00          0.00              0.00
     B         0.00             0.00               0.00              0.00              0.00          0.00              0.00
     C         0.00             0.00               0.00              0.00              0.00          0.00              0.00
     D         0.00             0.00               0.00              0.00              0.00          0.00              0.00
     E         0.00             0.00               0.00              0.00              0.00          0.00              0.00
     F         0.00             0.00               0.00              0.00              0.00          0.00              0.00
     G         0.00             0.00               0.00              0.00              0.00          0.00              0.00
     H         0.00             0.00               0.00              0.00              0.00          0.00              0.00
     J         0.00             0.00               0.00              0.00              0.00          0.00              0.00
     K         0.00             0.00               0.00              0.00              0.00          0.00              0.00

   Total       0.00             0.00               0.00              0.00              0.00          0.00              0.00


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                             @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:            9/30/98

                           OTHER REQUIRED INFORMATION

Sec 4.02(a)(iii)
Available Distribution Amount                                         0.00


Sec 4.02(a)(xiii)
Principal Distribution Amount                                         0.00
     (a) Principal portion of Monthly Payments              0.00
         and any Assumed Monthly Payments

     (b) Voluntary Principal Prepayments                    0.00

     (c) Collection of Principal on a Balloon               0.00
         Loan after its Stated Maturity Date

     (d) Liquidation Proceeds and Insurance                 0.00
         Proceeds received on a Mortgage Loan

     (e) Plus the excess of the prior Principal             0.00
         Distribution Amount over the principal
         paid to the Sequential Pay Certificates



Sec 4.02(a)(v) and (vi)
Aggregate Number of Outstanding Loans                                    0

Aggregate Stated Principal Balance of the Mortgage Pool
before distribution                                                   0.00

Aggregate Stated Principal Balance of the Mortgage Pool
after distribution                                                    0.00


Sec 4.02(a)(xiii)
Total Servicing and Special Servicing Fee paid                        0.00
     Servicing Fee paid                                     0.00
     Special Servicing Fee paid                             0.00

Trustee Fee paid                                                      0.00


Sec 4.02(a)(xiv)
Additional Trust Fund Expenses                                        0.00
     (i)   Fees paid to Special Servicer                    0.00
     (ii)  Interest on Advances                             0.00
     (iii) Cost of opinions of counsel                      0.00
     (iv)  Unanticipated expenses of the Trust              0.00
     (v)   Cost to remedy adverse environmental             0.00
           conditions of a defaulted Mortgage Loan
     (vi)  Other expenses of the Trust Fund not             0.00
           included in the calculation of "Realized Loss"



Appraisal Reduction Amount

                    Appraisal        Date Appraisal
  Loan              Reduction           Reduction
 Number               Amount            Effected











 Total

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 5 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:            3/30/98

                                 Ratings Detail

                                         Original Ratings                 Current Ratings (1)
               Class     CUSIP     DCR   Fitch   Moody's   S&P        DCR   Fitch  Moody's   S&P
                A-1
                A-2
                 X
                 B
                 C
                 D
                 E
                 F
                 G
                 H
                 J
                 K


            NR  - Designates that the class was not rated by the above agency at the time of original issuance.
             X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
            N/A - Data not available this period.

    1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Duff & Phelps Credit Rating Co.      Fitch IBCA, Inc.              Moody's Investors Service       Standard & Poor's Rating Services
55 East Monroe Street                One State Street Plaza        99 Church Street                26 Broadway
Chicago, Illinois 60603              New York, New York 10004      New York, New York 10007        New York, New York 10004
(312) 368-3100                       (212) 908-0500                (212) 553-0300                  (212) 208-8000

Copyright 1997, Norwest Bank Minnesota, N.A.
                                                                    Page 6 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                          (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:         10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           9/30/98


                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                    SCHEDULED BALANCE                                                      STATE  (3)
 Scheduled    # of    Scheduled   % of   WAM        Weighted          State    # of     Scheduled    % of    WAM          Weighted
  Balance     Loans     Balance   Agg.   (2)  WAC  Avg DSCR(1)                 Props.    Balance     Agg.    (2)   WAC   Avg DSCR(1)
                                  Bal.                                                               Bal.










 Totals                                                               Totals


See footnotes on last page of this section.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                          (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:            9/30/98


                        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                  Debt Service Coverage Ratio                                              Property Type  (3)
 Debt Service     # of    Scheduled   % of    WAM          Weighted        Property  # of   Scheduled   % of  WAM        Weighted
Coverage Ratio    Loans    Balance     Agg.   (2)   WAC   Avg DSCR (1)       Type    Props.  Balance    Agg.  (2)  WAC  Avg DSCR (1)
                                       Bal.                                                             Bal.





Totals                                                                      Totals





                          Note Rate                                                            Seasoning
     Note         # of    Scheduled   % of    WAM          Weighted        Seasoning  # of   Scheduled  % of  WAM        Weighted
     Rate         Loans    Balance     Agg.   (2)   WAC   Avg DSCR (1)                Loans   Balance    Agg. (2)  WAC  Avg DSCR (1)
                                       Bal.                                                              Bal.







Totals                                                                      Totals

See footnotes on last page of this section.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:         10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           9/30/98

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          Anticipated Remaining Term (ARD and Balloon Loans)

Anticipating Remaining        # of      Scheduled      % of      WAM                 Weighted
     Term (2)                 Loans       Balance      Agg.      (2)       WAC       Avg DSCR (1)
                                                       Bal.





Totals






                                  Remaining Amortization Term (ARD and Balloon Loans)

Remaining Amortization        # of      Scheduled      % of      WAM                 Weighted
     Tern                     Loans      Balance        Agg.     (2)       WAC       Avg DSCR (1)
                                                        Bal.






Totals



                                          Remaining Stated Term (Fully Amortizing Loans)

Remaining Stated              # of      Scheduled      % of      WAM       WAC       Weighted
     Team                     Loans      Balance       Agg.      (2)                 Avg DSCR (1)
                                                       Bal.





  Totals







                                                Age of Most Recent NOI
Age of Most                   # of      Scheduled      % of      WAM                 Weighted
Recent NIOI                   Loans      Balance       Agg.      (2)       WAC       Avg DSCR (1)
                                                       Bal.




Totals


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note:  There are no Hyper-Amortization Loans included in the Mortgage Pool.

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 9 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                          (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:         10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           9/30/98

                              MORTGAGE LOAN DETAIL

                                                                            Anticipated              Neg.    Beginning     Ending
 Loan            Property                  Interest    Principal    Gross    Repayment   Maturity    Amort   Scheduled   Scheduled
Number    ODCR    Type(1)   City   State    Payment     Payment     Coupon      Date       Date      (Y/N)    Balance     Balance










Totals

Paid      Appraisal      Appraisal       Res.      Mod.
Thru      Reduction      Reduction      Strat.     Code
Date        Date          Amount         (2)        (3)











Totals

                             (1) Property Type Code

                    MF - Multi-Family             OF - Office
                    RT - Retail                   MU - Mixed Use
                    HC - Health Care              LO - Lodging
                    IN - Industrial               SS - Self Storage
                    WH - Warehouse                OT - Other
                    MH - Mobile Home Park


                          (2) Resolution Strategy Code

                    1 - Modification              7  - REO
                    2 - Foreclosure               8  - Resolved
                    3 - Bankruptcy                9  - Pending Return
                    4 - Extension                      to Master Servicer
                    5 - Note Sale                 10 - Deed in Lieu of
                    6 - DPO                            Foreclosure


                             (3) Modification Code

                          1 - Maturity Date Extension
                          2 - Amortization Change
                          3 - Principal Write-Off
                          4 - Combination


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:            9/30/98


                          PRINCIPAL PREPAYMENT DETAIL

                                          Principal Prepayment Amount                            Prepayment Premiums
                Offering Document     --------------------------------------     -------------------------------------------------
Loan Number      Cross-Reference      Payoff Amount       Curtailment Amount     Prepayment Premium      Yield Maintenance Premium













Totals


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                             @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:            9/30/98


                               HISTORICAL DETAIL

                                  Delinquencies                                               Prepayments        Rate and Maturities
Distri-                                                                                                            Next
bution  30-59 Days  60-89 Days  90 Days or More  Foreclosure     REO     Modifications  Curtailments   Payoff   Weighted  Avg.
 Date   #  Balance  #  Balance     #  Balance     #  Balance  # Balance   #  Balance     #  Amount   #  Amount  Coupon   Remit   WAM

















Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                          (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:         10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           9/30/98

                            DELINQUENCY LOAN DETAIL

                  Offering       # of                    Current   Outstanding   Status of   Resolution
                  Document      Months    Paid Through     P&I         P&I        Mortgage    Strategy     Servicing    Foreclosure
Loan Number   Cross-Reference   Delinq.       Date       Advances  Advances**     Loan(1)      Code(2)   Transfer Date      Date











Totals

 Current      Outstanding
Servicing      Servicing                          REO
 Advances       Advances     Bankruptcy Date      Date












Totals


                          (1) Status of Mortgage Loan

          A - Payment Not Received           2 - Two Months Delinquent
              But Still in Grace Period      3 - Three Or More Months Delinquent
          B - Late Payment But Less          4 - Assumed Scheduled Payment
              Than 1 Month Delinquent            (Performing Matured Balloon)
          0 - Current                        7 - Foreclosure
          1 - One Month Delinquent           9 - REO


                          (2) Resolution Strategy Code

                    1 - Modification              7  - REO
                    2 - Foreclosure               8  - Resolved
                    3 - Bankruptcy                9  - Pending Return
                    4 - Extension                      to Master Servicer
                    5 - Note Sale                 10 - Deed in Lieu of
                    6 - DPO                            Foreclosure


** Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                          (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:         10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           9/30/98

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                          Offering      Servicing  Resolution                                                     Net
Distribution    Loan      Document       Transfer   Strategy   Scheduled  Property          Interest  Actual   Operating  NOI
    Date       Number  Cross-Reference     Date      Code(1)    Balance    Type(2)   State    Rate    Balance    Income   Date  DSCR










                            Remaining
Note       Maturity       Amortization
Date         Date             Team



















                          (1) Resolution Strategy Code

                    1 - Modification              7  - REO
                    2 - Foreclosure               8  - Resolved
                    3 - Bankruptcy                9  - Pending Return
                    4 - Extension                      to Master Servicer
                    5 - Note Sale                 10 - Deed in Lieu of
                    6 - DPO                            Foreclosure

                             (2) Property Type Code

                    MF - Multi-Family             OF - Office
                    RT - Retail                   MU - Mixed Use
                    HC - Health Care              LO - Lodging
                    IN - Industrial               SS - Self Storage
                    WH - Warehouse                OT - Other
                    MH - Mobile Home Park

Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 14 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:         10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:           9/30/98


                             SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering     Resolution     Site
Distribution   Loan       Document      Strategy   Inspection  Phase 1 Date  Appraisal  Appraisal    Other REO
   Date       Number  Cross-Reference   Code (1)      Date                      Date      Value   Property Revenue           Comment









                          (1) Resolution Strategy Code

                    1 - Modification         7 - REO
                    2 - Foreclosure          8 - Resolved
                    3 - Bankruptcy           9 - Pending Return
                    4 - Extension                to Master Servicer
                    5 - Note Sale           10 - Deed In Lieu Of
                    6 - DPO                      Foreclosure

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-2                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:            9/30/98


                                    MODIFIED LOAN DETAIL

               Offering
  Loan         Document      Pre-Modification     Modification Date                               Modification Description
 Number    Cross-Reference       Balance







Total

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                                                                                         For Additional Information, please contact
                                                                                                     Leslie Gaskill
[NORWEST BANKS LOGO]                        NATIONSLINK FUNDING CORPORATION                           (212) 515-5254
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
NORWEST BANK MINNESOTA, N.A.                         SERIES 1998-1                        @ www.securitieslink.net/cmbs
CORPORATE TRUST SERVICES
3 NEW YORK PLAZA, 15TH FLOOR                                                              PAYMENT DATE:          10/20/98
NEW YORK, NY 10004                                                                        RECORD DATE:            9/30/98


                            LIQUIDATED LOAN DETAIL

                 Final Recovery       Offering                                                          Gross Proceeds    Aggregate
                 Determination        Document         Appraisal    Appraisal     Actual      Gross        as a % of    Liquidation
Loan Number          Date          Cross-Reference       Date         Value       Balance    Proceeds    Actual Balance  Expenses*





Current Total

Cumulative Total

             Net              Net Proceeds                           Repurchased
Loan     Liquidation           as a % of              Realized        by Seller
Number    Proceeds           Actual Balance             Loss            (Y/N)





Current Total

Cumulative Total


*Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

PROSPECTUS

                        NATIONSLINK FUNDING CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES

     The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund" to be formed by NationsLink(SM) Funding Corporation (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Termination".

                                                  (cover continued on next page)
                            ------------------------

  PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF
    PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT
     REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR ANY OF ITS AFFILIATES, INCLUDING NATIONSBANK CORPORATION, THE DEPOSITOR'S ULTIMATE PARENT.
 NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED
      IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR
                                INSTRUMENTALITY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 15 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, which may include NationsBanc Montgomery Securities LLC, an affiliate of the Depositor, as described under "Method of Distribution" and in the related Prospectus Supplement.

     There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                The date of this Prospectus is October 26, 1998

(cover continued)

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Room 1204, Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Depositor and the Trust Fund may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and "-- Book-Entry Registration and Definitive Certificates".

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to its principal executive offices at the NationsBank Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT.......................................    3
AVAILABLE INFORMATION.......................................    3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........    4
SUMMARY OF PROSPECTUS.......................................    8
RISK FACTORS................................................   15
  Limited Liquidity of Offered Certificates.................   15
  Limited Assets............................................   15
  Credit Support Limitations................................   16
  Effect of Prepayments on Average Life of Certificates.....   16
  Effect of Prepayments on Yield of Certificates............   18
  Limited Nature of Ratings.................................   18
  Certain Factors Affecting Delinquency, Foreclosure and
     Loss of the Mortgage Loans.............................   18
  Inclusion of Delinquent and Nonperforming Mortgage Loans
     in a Mortgage Asset Pool...............................   21
DESCRIPTION OF THE TRUST FUNDS..............................   22
  General...................................................   22
  Mortgage Loans............................................   22
  MBS.......................................................   26
  Certificate Accounts......................................   27
  Credit Support............................................   27
  Cash Flow Agreements......................................   27
YIELD AND MATURITY CONSIDERATIONS...........................   27
  General...................................................   27
  Pass-Through Rate.........................................   27
  Payment Delays............................................   28
  Certain Shortfalls in Collections of Interest.............   28
  Yield and Prepayment Considerations.......................   28
  Weighted Average Life and Maturity........................   30
  Other Factors Affecting Yield, Weighted Average Life and
     Maturity...............................................   30
THE DEPOSITOR...............................................   32
DESCRIPTION OF THE CERTIFICATES.............................   32
  General...................................................   32
  Distributions.............................................   33
  Distributions of Interest on the Certificates.............   34
  Distributions of Principal of the Certificates............   35
  Distributions on the Certificates in Respect of Prepayment
     Premiums or in Respect
     of Equity Participations...............................   35
  Allocation of Losses and Shortfalls.......................   36
  Advances in Respect of Delinquencies......................   36
  Reports to Certificateholders.............................   37
  Voting Rights.............................................   38
  Termination...............................................   38
  Book-Entry Registration and Definitive Certificates.......   39
THE POOLING AND SERVICING AGREEMENTS........................   40
  General...................................................   40
  Assignment of Mortgage Loans; Repurchases.................   41
  Representations and Warranties; Repurchases...............   42

                                                              PAGE
                                                              ----
  Collection and Other Servicing Procedures.................   43
  Sub-Servicers.............................................   45
  Certificate Account.......................................   45
  Modifications, Waivers and Amendments of Mortgage Loans...   48
  Realization Upon Defaulted Mortgage Loans.................   48
  Hazard Insurance Policies.................................   50
  Due-on-Sale and Due-on-Encumbrance Provisions.............   50
  Servicing Compensation and Payment of Expenses............   51
  Evidence as to Compliance.................................   51
  Certain Matters Regarding the Master Servicer, the Special
     Servicer, the REMIC Administrator
     and the Depositor......................................   52
  Events of Default.........................................   53
  Rights Upon Event of Default..............................   54
  Amendment.................................................   54
  List of Certificateholders................................   55
  The Trustee...............................................   55
  Duties of the Trustee.....................................   55
  Certain Matters Regarding the Trustee.....................   56
  Resignation and Removal of the Trustee....................   56
DESCRIPTION OF CREDIT SUPPORT...............................   56
  General...................................................   56
  Subordinate Certificates..................................   57
  Insurance or Guarantees with Respect to Mortgage Loans....   57
  Letter of Credit..........................................   57
  Certificate Insurance and Surety Bonds....................   58
  Reserve Funds.............................................   58
  Credit Support with respect to MBS........................   58
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................   58
  General...................................................   59
  Types of Mortgage Instruments.............................   59
  Leases and Rents..........................................   59
  Personalty................................................   60
  Foreclosure...............................................   60
  Bankruptcy Laws...........................................   63
  Environmental Considerations..............................   64
  Due-on-Sale and Due-on-Encumbrance Provisions.............   66
  Junior Liens; Rights of Holders of Senior Liens...........   66
  Subordinate Financing.....................................   67
  Default Interest and Limitations on Prepayments...........   68
  Applicability of Usury Laws...............................   68
  Certain Laws and Regulations..............................   68
  Americans with Disabilities Act...........................   69
  Soldiers' and Sailors' Civil Relief Act of 1940...........   69
  Forfeitures in Drug and RICO Proceedings..................   69
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................   70
  General...................................................   70
  REMICs....................................................   71
  Grantor Trust Funds.......................................   86

                                                              PAGE
                                                              ----
STATE AND OTHER TAX CONSEQUENCES............................   94
CERTAIN ERISA CONSIDERATIONS................................   94
  General...................................................   94
  Plan Asset Regulations....................................   95
  Insurance Company General Accounts........................   96
  Consultation With Counsel.................................   97
  Tax Exempt Investors......................................   97
LEGAL INVESTMENT............................................   97
USE OF PROCEEDS.............................................   99
METHOD OF DISTRIBUTION......................................   99
LEGAL MATTERS...............................................  100
FINANCIAL INFORMATION.......................................  100
RATING......................................................  101
INDEX OF PRINCIPAL DEFINITIONS..............................  102

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED.........  Mortgage pass-through certificates.

DEPOSITOR..................  NationsLink(SM) Funding Corporation, a Delaware
                             corporation and a subsidiary of NationsBank, N.A. See "The Depositor".

TRUSTEE....................  The trustee (the "Trustee") for each series of
                             Certificates will be named in the related
                             Prospectus Supplement. See "The Pooling and
                             Servicing Agreements -- The Trustee".

MASTER SERVICER............  If a Trust Fund includes Mortgage Loans, then the master servicer (the "Master Servicer") for the corresponding series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be an affiliate of the Depositor. See "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor".

SPECIAL SERVICER...........  If a Trust Fund includes Mortgage Loans, then the special servicer (the "Special Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. The Special Servicer for any series of Certificates may be the Master Servicer or an affiliate of the Depositor. See "The Pooling and Servicing Agreements -- Collection and Other Servicing Procedures".

MBS ADMINISTRATOR..........  If a Trust Fund includes MBS, then the entity responsible for administering such MBS (the "MBS Administrator") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "Manager". The Manager for any series of Certificates may be an affiliate of the Depositor.

REMIC ADMINISTRATOR........  The person (the "REMIC Administrator") responsible for the various tax-related administration duties for a series of Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. Any REMIC Administrator may be an affiliate of the Depositor and/or may also be acting as Master Servicer, Special Servicer, Trustee or MBS Administrator. See "Certain Federal Income Tax
                             Consequences -- REMICs -- Reporting and Other Administrative Matters."

THE MORTGAGE ASSETS........  The Mortgage Assets will be the primary assets of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of mortgage loans ("Mortgage Loans") secured by first or junior liens on, or security interests in, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (i) restaurants; (ii) entertainment or sports arenas; or (iii) marinas. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                             As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and
                             (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than 40 years. No Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds -- Mortgage Loans".

                             If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds -- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements".

                             If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities (collectively, "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds -- MBS".

THE CERTIFICATES...........  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                             As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
                             (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                             If so specified in the related Prospectus
                             Supplement, a series of Certificates may include one or more "Controlled Amortization Classes", which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other classes of the same series, any of which other classes may also be a class of Offered Certificates. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates".

                             Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC

                             Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                             If so specified in the related Prospectus
                             Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                             The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors -- Limited Assets".

DISTRIBUTIONS OF INTEREST
  ON THE CERTIFICATES......  Interest on each class of Offered Certificates
                             (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates", "Yield and Maturity
                             Considerations -- Certain Shortfalls in Collections of Interest" and "Description of the Certificates -- Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL
  OF THE CERTIFICATES......  Each class of Certificates of each series (other than certain classes of Stripped Interest
                             Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series then entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of
                             Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates -- Distributions of Principal of the Certificates".

CREDIT SUPPORT AND CASH
  FLOW AGREEMENTS..........  If so provided in the related Prospectus
                             Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or
                             (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                             Factors -- Credit Support Limitations",
                             "Description of the Trust Funds -- Credit Support" and "-- Cash Flow Agreements" and "Description of Credit Support".

ADVANCES...................  If and to the extent provided in the related
                             Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Advances in Respect of Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates -- Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling and Servicing Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION.......  If so specified in the related Prospectus
                             Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates -- Termination".

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.............  The Certificates of each series will constitute or evidence ownership of either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust (or a partnership) under applicable provisions of the Code.

                             Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

CERTAIN ERISA
  CONSIDERATIONS...........  Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT...........  The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING.....................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY OF OFFERED CERTIFICATES

     General. The Offered Certificates of any series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Termination".

     Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling and Servicing Agreement as described herein under the heading "Description of the Certificates -- Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class (as defined herein) or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more classes of Offered Certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more other classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more classes of Offered Certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms and provisions of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("Call Risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations". See also "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" herein regarding the enforceability of Prepayment Premiums.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a class of Offered Certificates.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     General. The payment performance of the Offered Certificates of any series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

     The Offered Certificates will be directly or indirectly backed by mortgage loans secured by Multifamily Properties and/or Commercial Properties. Mortgage loans made on the security of Multifamily or Commercial Property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See

"Description of the Trust Funds -- Mortgage Loans -- Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of Net Operating Income, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any Mortgaged Property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the Net Operating Income and the value of the Mortgaged Property and the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel, or the restaurant, as the case may be, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Anti-Deficiency Legislation".

     Limitations on Enforceability of Cross-Collateralization. A Mortgage Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. Accordingly, a creditor seeking to enforce remedies against a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" may be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized Mortgage Loans may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing
Agreements -- Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents".

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration
Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "The Pooling and Servicing Agreements -- Hazard Insurance Policies".

INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus

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

Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such series. See "Description of the Trust Funds -- Mortgage Loans -- General".

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (i) restaurants; (ii) entertainment or sports arenas; (iii) marinas; or (iv) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of

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

a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend

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

substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

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

     Payment Provisions of the Mortgage Loans.  All of the Mortgage Loans will
(i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may

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

be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (i) have been previously registered under the Securities Act of 1933, as amended, (ii) be exempt from such registration requirements or
(iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,
(viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if

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

any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the

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

anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax

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

depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or

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

adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or

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

shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     NationsLink(SM) Funding Corporation, a Delaware corporation (the "Depositor"), was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of NationsBank, N.A. The Depositor maintains its principal office at NationsBank Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Unless otherwise noted in the related Prospectus Supplement, neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL Bank, Societe Anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

          (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

          (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

          (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

          (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

          (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

          (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related "Prepayment Period", which is the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date;

          (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

          (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

          (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

          (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling and Servicing Agreement and as otherwise specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "The Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder; however, unless other specified in the related Prospectus Supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing

Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the

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

Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such

Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy,

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

appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer)), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus

Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

          (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

          (vi) any amounts paid under any Cash Flow Agreement;

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "-- Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

          (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

          (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

          (x) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

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

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

          (iii) to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

          (vi) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and
     "-- Certain Matters Regarding the Trustee";

          (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

          (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

          (ix) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

          (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

          (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or

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

     transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

          (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

          (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

          (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will

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

be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property before the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected

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in connection with the permitted transfer of a Mortgaged Property. See "Certain
Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance
Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it;
(ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The

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

Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling and Servicing Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any

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

expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling and Servicing Agreement will include, without limitation, (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement, (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

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

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the

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
 Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or

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

the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificate-

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

holders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the Depositor) specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The

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

obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

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GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and

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

therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure

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

actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and

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selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to

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and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce

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the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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     Superlien Laws.  Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or

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operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. In addition to the risks faced by the holder of a first lien, holders of Mortgage Loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related Mortgaged Property to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related

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

Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is

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

subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of Certificates will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of Certificates. This discussion is directed primarily to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code (although portions thereof may also apply to Certificateholders who do not hold Certificates as "capital assets") and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described herein, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

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

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the

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

Depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the

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characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a

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

calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of
(a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
"-- Taxation of Owners of REMIC Regular Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See

"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as

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

described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See
"-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the

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

REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real

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estate investment trust taxable income (within the meaning of Section 857(b)(2)
of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

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

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20% for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

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

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the Trust Fund than any other method of operation.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax or Contributions Tax will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds,

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

provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC Administrator, a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest,

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

be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such

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

regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). For these purposes, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the Depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying

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such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month

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

calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However,

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

Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total

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original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

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

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not

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

subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt interests subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the comparable yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code generally provides for maximum tax rates of noncorporate taxpayers of 39.6% on ordinary income and 20% on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in

ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates, but, on their face, do not include FAMC Certificates. Accordingly, even if such MBS (other than, perhaps, FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than, perhaps, FAMC Certificates) would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.

     The Department has granted to certain underwriters administrative exemptions, referred to herein as the "Exemptions", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the Mortgage Assets. However, it should be noted that in issuing the Exemptions, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Assets, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1997, the DOL proposed such regulations.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of Offered Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery"), an affiliate of the Depositor;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by NationsBanc Montgomery in connection with offers and sales related to market-making transactions in Offered Certificates previously offered hereunder in transactions with respect to which NationsBanc Montgomery acts as principal. NationsBanc Montgomery may also act as agent in such transactions. Sales may be made a negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Robert W. Long, Jr., Assistant General Counsel of NationsBank Corporation. Certain legal matters relating to the Certificates will be passed upon for the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                         INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement.........              98
401(c) Regulations............              96
Accrual Certificates..........              11
Accrued Certificate
  Interest....................              34
Act...........................              65
ADA...........................              69
ARM Loans.....................              25
Available Distribution
  Amount......................              33
Book-Entry Certificates.......              33
Call Risk.....................              17
Cash Flow Agreement...........              12
CERCLA........................              65
Certificate Account...........              27
Certificate Balance...........              10
Certificate Owner.............              39
Certificateholder.............              40
Closing Date..................              73
Code..........................              13
Commercial Properties.........           9, 22
Commission....................               3
Committee Report..............              72
Companion Class...............              35
Contingent Payment
  Regulations.................              93
Contributions Tax.............              83
Controlled Amortization
  Class.......................          10, 35
Cooperatives..................              22
CPR...........................              30
Credit Support................              12
Crime Control Act.............              69
Cut-off Date..................          11, 35
Debt Service Coverage Ratio...              23
Definitive Certificates.......              33
Depositor.....................       cover, 32
Determination Date............          28, 33
Direct Participants...........              39
Distribution Date.............              11
Distribution Date Statement...              37
DOL...........................              95
DTC...........................               3
Due Dates.....................              25
Due Period....................              28
Equity Participation..........              25
ERISA.........................          13, 95
Events of Default.............              53
Excess Funds..................              32
Exchange Act..................               4
Exemptions....................
Extension Risk................              17
FAMC..........................              26
FFIEC.........................              98
FHLMC.........................              26
FNMA..........................              26
GNMA..........................              26
Garn Act......................              66
Grantor Trust Certificates....              13
Grantor Trust Fractional
  Interest Certificate........              86
Grantor Trust Fund............              70
Grantor Trust Strip
  Certificate.................              86
Indirect Participants.........              39
Insurance and Condemnation
  Proceeds....................              46
IRS...........................              49
Issue Premium.................              78
Letter of Credit Bank.........              57
Liquidation Proceeds..........              46
Loan-to-Value Ratio...........              24
Lock-out Date.................              25
Lock-out Period...............              25
Manager.......................               8
Mark-to-Market Regulations....              81
Master Servicer...............               8
MBS...........................           9, 22
MBS Administrator.............               8
MBS Agreement.................              26
MBS Issuer....................              26
MBS Servicer..................              26
MBS Trustee...................              26
Mortgage......................              22
Mortgage Asset Seller.........              22
Mortgage Asset Pool...........           cover
Mortgage Assets...............       cover, 22
Mortgage Loans................    cover, 8, 22
Mortgage Notes................              22
Mortgage Rate.................               9
Mortgaged Properties..........              22
Multifamily Properties........           8, 22
NationsBanc Montgomery........              99
NCUA..........................              98
Net Leases....................              24
Net Operating Income..........              23
New Regulations...............              86
Non-SMMEA Certificates........              97
Nonrecoverable Advance........              36
Notional Amount...............              11
OCC...........................              98
OID Regulations...............              70
Offered Certificates..........           cover

Originator....................              22
OTS...........................              97
Participants..................              39
Parties in Interest...........              95
Pass-Through Rate.............              11
Percentage Interest...........              34
Permitted Investments.........              45
Plan Asset Regulations........              95
Plans.........................              95
Pooling and Servicing
  Agreement...................              10
Prepayment Assumption.........              72
Prepayment Interest
  Shortfall...................              28
Prepayment Period.............              37
Prepayment Premium............              25
Prohibited Transactions Tax...              83
Prospectus Supplement.........           cover
PTCE..........................              96
PTCE 95-60....................              96
Purchase Price................              42
Rating Agency.................              14
RCRA..........................              65
Record Date...................              33
Related Proceeds..............              36
Relief Act....................              69
REMIC.........................           2, 70
REMIC Administrator...........               8
REMIC Certificates............              70
REMIC Provisions..............              70
REMIC Regular Certificates....              13
REMIC Regulations.............              71
REMIC Residual Certificates...              13
REO Property..................              43
Residual Owner................              96
RICO..........................              69
Senior Certificates...........              10
Senior Liens..................              22
SMMEA.........................              14
SPA...........................              30
Special Servicer..............               8
Stripped Interest
  Certificates................              10
Stripped Principal
  Certificates................              10
Subordinate Certificates......              10
Sub-Servicer..................              45
Sub-Servicing Agreement.......              45
Tax Exempt Investor...........              97
Tiered REMICs.................              72
Title V.......................              68
Trust Assets..................               3
Trustee.......................               8
UBTI..........................              97
UCC...........................              59
U.S. Person...................              86
Value.........................              24
Voting Rights.................              38
Warranting Party..............              42

                                   [DISKETTE]

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "NL9802.xls" The file "NL9802.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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  YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL
FEBRUARY   , 1999.
                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
           PROSPECTUS SUPPLEMENT
Table of Contents....................    S-1
Summary of Prospectus Supplement.....    S-8
Risk Factors.........................   S-18
Description of the Mortgage Pool.....   S-31
Servicing of the Mortgage Loans......   S-51
Description of the Certificates......   S-62
Yield and Maturity Considerations....   S-79
Use of Proceeds......................   S-89
Certain Federal Income Tax
  Consequences.......................   S-89
Certain ERISA Considerations.........   S-91
Legal Investment.....................   S-94
Method of Distribution...............   S-94
Legal Matters........................   S-95
Ratings..............................   S-95
Index of Principal Definitions.......   S-97
Annex A..............................    A-1
Annex B..............................    B-1
Annex C..............................    C-1
                 PROSPECTUS
Prospectus Supplement................      3
Available Information................      3
Incorporation of Certain Information
  by Reference.......................      4
Summary of Prospectus................      8
Risk Factors.........................     15
Description of the Trust Funds.......     22
Yield and Maturity Considerations....     27
The Depositor........................     32
Description of the Certificates......     32
The Pooling and Servicing
  Agreements.........................     40
Description of Credit Support........     56
Certain Legal Aspects of Mortgage
  Loans..............................     58
Certain Federal Income Tax
  Consequences.......................     70
State and Other Tax Consequences.....     94
Certain ERISA Considerations.........     94
Legal Investment.....................     97
Use of Proceeds......................     99
Method of Distribution...............     99
Legal Matters........................    100
Financial Information................    100
Rating...............................    101
Index of Principal Definitions.......    102

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                                 $1,399,564,622
                                 (APPROXIMATE)

                                  NATIONSLINK
                                    FUNDING
                                  CORPORATION
                                   DEPOSITOR
                             CLASS A-1, CLASS A-2,
                                CLASS X, CLASS B
                          CLASS C, CLASS D AND CLASS E

                        NATIONSLINK FUNDING CORPORATION
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1998-2

                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                ------------------------------------------------
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                                          , 1998
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